AMENDED AND RESTATED

PARTICIPATION AGREEMENT

BY AND AMONG

AIM VARIABLE INSURANCE FUNDS,

A I M DISTRIBUTORS, INC., AND

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

ON BEHALF OF ITSELF AND

ITS SEPARATE ACCOUNTS

i

ii

AMENDED AND RESTATED
PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into as of the 31st day of January, 2007 (“Agreement”), by and among AIM Variable Insurance Funds, a Delaware trust (“AVIF”); A I M Distributors, Inc., a Delaware corporation (“AIM”); and The Prudential Insurance Company of America (“Prudential”), a New Jersey life insurance company, on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”) (collectively, the “Parties”).

WITNESSETH THAT:

WHEREAS, AVIF is registered with the Securities and Exchange Commission (“SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, AVIF currently consists of nine separate series (“Series”), shares (“Shares”) of each of which are registered under the Securities Act of 1933, as amended (the “1933 Act”) and are currently sold to one or more separate accounts of life insurance companies to fund benefits under variable annuity contracts; and

WHEREAS, AVIF will make Shares of each Series listed on Schedule B hereto as the Parties hereto may amend from time to time (each a “Fund”; reference herein to “AVIF” includes reference to each Fund, to the extent the context requires) available for purchase by the Accounts; and

WHEREAS, AIM is a broker-dealer registered with the SEC under the Securities Exchange Act of 1934 (the “1934 Act”) and a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”); and

WHEREAS, AIM currently serves as the distributor for the Shares; and

WHEREAS, Prudential will be the issuer of certain variable life insurance policies (“Policies”) as set forth on Schedule A hereto, as the Parties hereto may amend from time to time, which, if required by applicable law, will be registered under the 1933 Act; and

WHEREAS, Prudential will fund the Policies through the Accounts, each of which may be divided into two or more subaccounts (“Subaccounts”; reference herein to an “Account” includes reference to each Subaccount thereof to the extent the context requires); and

WHEREAS, the terms used in this Agreement listed below have the following definitions:

“Schedule A-1 Accounts”—Accounts registered under the 1940 Act as unit investment trusts and listed on Schedule A-1.

1

“Schedule A-2 Accounts”—Accounts excluded from the definition of an investment company as provided for by Section 3(c)(11) of the 1940 Act and listed on Schedule A-2.

“Schedule A-3 Accounts”—Accounts excluded from the definition of an investment company as provided for by Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and listed on Schedule A-3.

“Schedule A-1 Policies”—Policies through which interests in Schedule A-1 Accounts are offered and issued, which interests are registered as securities under the 1933 Act.

“Schedule A-2 Policies”—Policies through which interests in Schedule A-2 Accounts are offered and issued to trustees of qualified pension and profit-sharing plans and certain government plans identified in Section 3(a)(2) of the 1933 Act (which interests are not registered as securities in reliance upon Section 3(a)(2) of the 1933 Act).

“Schedule A-3 Policies”—Policies through which interests in Schedule A-3 Accounts are offered and issued to “accredited investors”, as that term is defined in Regulation D under the 1933 Act, or other investors permitted by Regulation D (which interests are not registered as securities in reliance upon Regulation D).

WHEREAS, Prudential will serve as the depositor of the Accounts, each of which is registered as a unit investment trust investment company under the 1940 Act (or exempt therefrom), and the security interests deemed to be issued by the Accounts under the Policies will be registered as securities under the 1933 Act (or exempt therefrom); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, Prudential intends to purchase Shares in one or more of the Funds on behalf of the Accounts to fund the Policies; and

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Parties hereto agree as follows:

Section 1. Available Funds

1.1     Availability.

AVIF will make Shares of each Fund available to Prudential for purchase and redemption at net asset value and with no sales charges, subject to the terms and conditions of this Agreement. The Board of Directors of AVIF may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Directors acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, such action is deemed in the best interests of the shareholders of such Fund.

2

1.2     Addition, Deletion or Modification of Funds.

The Parties hereto may agree, from time to time, to add other Funds to provide additional funding media for the Policies, or to delete, combine, or modify existing Funds, by amending Schedule A hereto. Upon such amendment to Schedule A, any applicable reference to a Fund, AVIF, or its Shares herein shall include a reference to any such additional Fund. Schedule A, as amended from time to time, is incorporated herein by reference and is a part hereof.

1.3     No Sales to the General Public.

AVIF represents and warrants that Shares of each Fund have been and will be sold only to those entities listed under Section 817(h)(4) of the Code and the regulations thereunder, as such Code Section and the regulations may be amended from time to time.

Section 2. Processing Transactions

2.1     Timely Pricing and Orders.

(a)     AVIF or its designated agent will use its best efforts to provide Prudential with the net asset value per Share for each Fund by 5:30 p.m. Central Time on each Business Day. As used herein, “Business Day” shall mean any day on which (i) the New York Stock Exchange is open for regular trading, and (ii) AVIF calculates the Fund’s net asset value.

(b)     Prudential will use the data provided by AVIF each Business Day pursuant to paragraph (a) immediately above to calculate Account unit values and to process transactions that receive that same Business Day’s Account unit values. Prudential will perform such Account processing the same Business Day, and will place corresponding orders to purchase or redeem Shares with AVIF by 9:00 a.m. Central Time the following Business Day; provided, however, that AVIF shall provide additional time to Prudential in the event that AVIF is unable to meet the 5:30 p.m. time stated in paragraph (a) immediately above. Such additional time shall be equal to the additional time that AVIF takes to make the net asset values available to Prudential.

(c)     Each order to purchase or redeem Shares will separately describe the amount of Shares of each Fund to be purchased, redeemed or exchanged and will not be netted; provided, however, with respect to payment of the purchase price by Prudential and of redemption proceeds by AVIF, Prudential and AVIF shall net purchase and redemption orders with respect to each Fund and shall transmit one (1) net payment per Fund in accordance with Section 2.2, below. Each order to purchase or redeem Shares shall also specify whether the order results from purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or requests for other transactions under Policies (collectively, “Policy transactions”).

(d)     If AVIF provides materially incorrect Share net asset value information, Prudential shall be entitled to an adjustment to the number of Shares purchased or redeemed to reflect the correct net asset value per Share. Any material error in the calculation or reporting of net

3

asset value per Share, dividend or capital gain information shall be reported promptly upon discovery to Prudential.

2.2     Timely Payments.

Prudential will wire payment for net purchases to a custodial account designated by AVIF by 2:00 p.m. Central Time on the same day as the order for Shares is placed, to the extent practicable. AVIF will wire payment for net redemptions to an account designated by Prudential by 2:00 p.m. Central Time on the same day as the Order is placed, to the extent practicable, but in any event by 11:00 a.m. Central Time on the next following Business Day after a redemption order is received. However, notwithstanding the above, in the event that Prudential makes a net redemption in an amount equal to or greater than 5% of a Fund and without 10 Business Day’s prior notice, AVIF reserves the right to wire payment for such net redemption within five (5) calendar days after the date the order is placed in order to enable Prudential to pay redemption proceeds within the time specified in Section 22(e) of the 1940 Act or such shorter period of time as may be required by law.

2.3     Applicable Price.

(a)     Share purchase and redemption orders that are the net result of Policy transactions and that Prudential receives prior to the close of regular trading on the New York Stock Exchange on a Business Day will be executed at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the orders. For purposes of this Section 2.3(a), Prudential shall be the designated agent of AVIF for receipt of orders relating to Policy transactions on each Business Day and receipt by such designated agent shall constitute receipt by AVIF; provided, that AVIF receives notice of such orders by 9:00 a.m. Central Time on the next following Business Day or such later time as computed in accordance with Section 2.1(b) hereof.

(b)     All other Share purchases and redemptions by Prudential will be effected at the net asset values of the appropriate Funds next computed after receipt by AVIF or its designated agent of the order therefor, and such orders will be irrevocable.

2.4     Dividends and Distributions.

AVIF will furnish notice promptly to Prudential of any income dividends or capital gain distributions payable on the Shares of any Fund. Prudential hereby elects to reinvest all dividends and capital gains distributions in additional Shares of the corresponding Fund at the ex-dividend date net asset values until Prudential otherwise notifies AVIF in writing, it being agreed by the Parties that the ex-dividend date and the payment date with respect to any dividend or distribution will be the same Business Day. Prudential reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

4

2.5     Book Entry.

Issuance and transfer of AVIF Shares will be by book entry only. Stock certificates will not be issued to Prudential. Shares ordered from AVIF will be recorded in an appropriate title for Prudential, on behalf of its Account.

2.6     NAV Errors.

In the event of an error in the computation of a Fund’s net asset value per share (“NAV”) or any dividend or capital gain distribution (each, a “pricing error”), AIM or the Fund shall notify Prudential as soon as reasonably possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Fund’s NAV at the time of the error, then AIM shall reimburse the Fund for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Policy owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Fund’s NAV at the time of the error, then AIM shall reimburse the Fund for any loss (without taking into consideration any positive effect of such error) and shall reimburse Prudential for the costs of adjustments made to correct Policy owner accounts. If an adjustment is necessary to correct a material error which has caused Policy owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Policy owners will be adjusted and the amount of any underpayments shall be credited by AIM to Prudential for crediting of such amounts to the applicable sub-accounts of such Policy owners. Upon notification by AIM of any overpayment due to a material error, Prudential shall promptly remit to AIM any overpayment that has not been paid to Policy owners. In no event shall Prudential be liable to Policy owners for any such adjustments or underpayment amounts. A pricing error within categories (b) or (c) above shall be deemed to be “materially incorrect” or constitute a “material error” for purposes of this Agreement. The standards set forth in this Section 2.6 are based on the parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.

Section 3. Costs and Expenses

3.1     General.

Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

5

3.2     Registration.

(a)     AVIF will bear the cost of its registering as a management investment company under the 1940 Act and registering its Shares under the 1933 Act, and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices with respect to AVIF and its Shares and payment of all applicable registration or filing fees with respect to any of the foregoing.

(b)     Prudential will bear the cost of registering each Schedule A-1 Account as a unit investment trust under the 1940 Act and registering units of interest under the Policies under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices with respect to each Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.

3.3     Other (Non-Sales-Related).

(a)     AVIF will bear, or arrange for others to bear, the costs of preparing, filing with the SEC and setting for printing AVIF’s prospectus, statement of additional information and any amendments or supplements thereto (collectively, the “AVIF Prospectus”), periodic reports to shareholders, AVIF proxy material and other shareholder communications.

(b)     Prudential will bear the costs of preparing, filing with the SEC and setting for printing each Account’s prospectus, statement of additional information, private offering memorandum or other disclosure document and any amendments or supplements thereto (collectively, the “Account Prospectus”), any periodic reports to Policy owners, annuitants or participants under the Policies (collectively, “Participants”), voting instruction solicitation material, and other Participant communications.

(c)     Prudential will print in quantity and deliver to existing Participants the documents described in Section 3.3(b) above and the documents provided by AVIF in camera ready or computer diskette form pursuant to Section 4.6(b) hereof. The costs of printing in quantity and delivering to existing Participants such documents will be borne by Prudential.

3.4     Other (Sales-Related).

Prudential will bear the expenses of distributing the Policies. These expenses would include by way of illustration, but are not limited to, the costs of printing and distributing to offerees the AVIF Prospectus and periodic reports of AVIF. These costs would also include the costs of preparing, printing, and distributing sales literature or other promotional material relating to the Funds, as well as filing such materials with, and obtaining approval from, the SEC, the NASD, any state insurance regulatory authority, and any other appropriate regulatory authority, to the extent required.

6

3.5     Parties To Cooperate.

Each Party agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver, in a timely manner, combined or coordinated prospectuses or other materials of AVIF and the Accounts.

Section 4. Legal Compliance

4.1     Tax Laws.

(a)     AVIF represents and warrants that each Fund is currently qualified as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and represents that it will qualify and maintain qualification of each Fund as a RIC. AVIF will notify Prudential immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

(b)     AVIF represents that it will comply and maintain each Fund’s compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code. AVIF will notify Prudential immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. Within twenty-five (25) days of the end of each calendar quarter, AVIF agrees to deliver to the Company a certificate executed by an officer of AVIF regarding each Fund’s compliance during such calendar quarter with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment or life insurance contracts and any amendments or modifications to such Section or Regulation.

(c)     Prudential agrees that if the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of Prudential or, to Prudential’s knowledge, of any Participant, that any Fund has failed to comply with the diversification requirements of Section 817(h) of the Code or Prudential otherwise becomes aware of any facts that could give rise to any claim against AVIF or its affiliates as a result of such a failure or alleged failure:

(i)     Prudential shall promptly notify AVIF of such assertion or potential claim;

(ii)   Prudential shall consult with AVIF as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(iii)   Prudential shall use its best efforts to minimize any liability of AVIF or its affiliates resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations Section 1.817-5(a)(2), to the Commissioner of the IRS that such failure was inadvertent;

(iv)    Prudential shall permit AVIF, its affiliates and their legal and accounting advisors to participate in any conferences, settlement discussions or other

7

administrative or judicial proceeding or contests (including judicial appeals thereof) with the IRS, any Participant or any other claimant regarding any claims that could give rise to liability to AVIF or its affiliates as a result of such a failure or alleged failure;

(v)     any written materials to be submitted by Prudential to the IRS, any Participant or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations Section 1.817-5(a)(2)), (a) shall be provided by Prudential to AVIF (together with any supporting information or analysis) at least ten (10) business days’ prior to the day on which such proposed materials are to be submitted, and (b) shall not be submitted by Prudential to any such person without the express written consent of AVIF which shall not be unreasonably withheld;

(vi)     Prudential shall provide AVIF or its affiliates and their accounting and legal advisors with such cooperation as AVIF shall reasonably request (including, without limitation, by permitting AVIF and its accounting and legal advisors to review the relevant books and records of Prudential) in order to facilitate review by AVIF or its advisors of any written submissions provided to it pursuant to the preceding clause or its assessment of the validity or amount of any claim against its arising from such a failure or alleged failure;

(vii)    Prudential shall not with respect to any claim of the IRS or any Participant that would give rise to a claim against AVIF or its affiliates (a) compromise or settle any claim, (b) accept any adjustment on audit, or (c) forego any allowable administrative or judicial appeals, without the express written consent of AVIF or its affiliates, which shall not be unreasonably withheld, provided that Prudential shall not be required, after exhausting all administrative penalties, to appeal any adverse judicial decision unless AVIF or its affiliates shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and provided further that the costs of any such appeal shall be borne equally by the Parties hereto; and

(viii)   AVIF and its affiliates shall have no liability as a result of such failure or alleged failure if Prudential fails to comply with any of the foregoing clauses (i) through (vii), and such failure could be shown to have materially contributed to the liability.

Should AVIF or any of its affiliates refuse to give its written consent to any compromise or settlement of any claim or liability hereunder, Prudential may, in its discretion, authorize AVIF or its affiliates to act in the name of Prudential in, and to control the conduct of, such conferences, discussions, proceedings, contests or appeals and all administrative or judicial appeals thereof, and in that event AVIF or its affiliates shall bear the fees and expenses associated with the conduct of the proceedings that it is so authorized to control; provided that in no event shall Prudential have any liability resulting from AVIF’s refusal to accept the proposed settlement or

8

compromise with respect to any failure caused by AVIF. As used in this Agreement, the term “affiliates” shall have the same meaning as “affiliated person” as defined in Section 2(a)(3) of the 1940 Act.

(d)     Prudential represents and warrants that the Policies currently are and will be treated as annuity, endowment, or life insurance contracts under applicable provisions of the Code and that it will maintain such treatment; Prudential will notify AVIF immediately upon having a reasonable basis for believing that any of the Policies have ceased to be so treated or that they might not be so treated in the future.

(e)     Prudential represents and warrants that each Account is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract,” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. Prudential will continue to meet such definitional requirements, and it will notify AVIF immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

4.2     Insurance and Certain Other Laws.

(a)     AVIF and AIM will use their best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by Prudential.

(b)     Prudential represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains each Account as a segregated asset account under the New Jersey Insurance Code and the regulations thereunder, and (iii) the Policies comply in all material respects with all other applicable federal and state laws and regulations.

(c)     AVIF represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

(d)     AIM represents and warrants that it is a Delaware corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power, authority and right to execute, deliver and perform its duties and comply with the its obligations under this Agreement.

(e)     Prudential represents and warrants that it is in compliance with all applicable anti-money laundering laws, regulations and requirements, including, but not limited to, its obligations under the U.S. Bank Secrecy Act of 1970, as amended (by the USA Patriot Act of 2001 and other laws), and the rules, regulations and official guidance issued thereunder.

9

4.3     Securities Laws.

(a)     Prudential represents and warrants that each Schedule A-1 Account is duly registered–as a unit investment trust under the 1940 Act and each such Account’s 1940 Act registration statement has been filed with the SEC in accordance with the 1940 Act; the Schedule A-2 Accounts and Schedule A-3 Accounts each qualify for the exclusions form the definition of an investment company on which they rely for not registering as investment companies under the 1940 Act; it has registered, or will register, all Schedule A-1 Policies offered and sold pursuant to this Agreement under the 1933 Act and has effective registration statements for that purpose; sales of the Schedule A-2 Policies and Schedule A-3 Policies properly qualify for exemptions on which Prudential relies in not registering such Policies, or interests in the Account through which each is issued, under the 1933 Act; orders it places for the purchase and redemption of Fund shares pursuant to this Agreement are the net result of transactions in units issued by an Account, instructions for which are received by Prudential prior to the Fund’s close of business as defined from time to time in the applicable Fund prospectus. Prudential further represents and warrants that to the Policies will be registered under the 1933 Act to the extent required by the 1933 Act, (ii) the Policies will be duly authorized for issuance and sold in compliance with all applicable federal and state laws, including, without limitation, the 1933 Act, the 1934 Act, the 1940 Act and New Jersey law.

(b)     AVIF and AIM represent and warrant that (i) Shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) AVIF is and will remain .. registered under the 1940 Act to the extent required by the 1940 Act, (iii) AVIF will amend the registration statement for its Shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its Shares, (iv) AVIF does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder, (v) AVIF’s 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) AVIF Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(c)     AVIF will register and qualify its Shares for sale in accordance with the laws of any state or other jurisdiction if and to the extent reasonably deemed advisable by AVIF.

4.4     Notice of Certain Proceedings and Other Circumstances.

(a)     AVIF and/or AIM will immediately notify Prudential of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to AVIF’s registration statement under the 1933 Act or AVIF Prospectus, (ii) any request by the SEC for any amendment to such registration statement or AVIF Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of AVIF’s Shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Shares of any Fund in any state or jurisdiction, including, without limitation, any circumstances in which (a) such Shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law, or (b) such law precludes the use of such Shares as an

10

underlying investment medium of the Policies issued or to be issued by Prudential. AVIF will make every reasonable effort to prevent the issuance, with respect to any Fund, of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(b)     Prudential will immediately notify AVIF of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to each Account’s registration statement under the 1933 Act relating to the Policies or each Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of each Account’s interests pursuant to the Policies, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Prudential will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

4.5     Prudential To Provide Documents; Information About AVIF.

(a)     Prudential will provide to AVIF or its designated agent at least one (1) complete copy of all SEC registration statements, Account Prospectuses, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to each Account or the Policies, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)     Prudential will provide to AVIF or its designated agent at least one (1) complete copy of each piece of sales literature or other promotional material in which AVIF or any of its affiliates is named, at least five (5) business days’ prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if AVIF or its designated agent objects to such use within five (5) business days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. AVIF hereby designates its investment adviser as the entity to receive such sales literature or other promotional material, until such time as AVIF appoints another designated agent by giving notice to Prudential in the manner required by Section 9 hereof.

(c)     Neither Prudential nor any of its respective affiliates will give any information or make any representations or statements on behalf of or concerning AVIF or its affiliates in connection with the sale of the Policies other than (i) the information or representations contained in the registration statement, including the AVIF Prospectus contained therein, relating to Shares, as such registration statement and AVIF Prospectus may be amended from time to time; or (ii) in reports or proxy materials for AVIF; or (iii) in sales literature or other promotional material approved by AVIF, except with the express written permission of AVIF.

(d)     Prudential shall adopt and implement procedures reasonably designed to ensure that information concerning AVIF and its affiliates that is intended for use only by brokers or

11

agents selling the Policies (i.e., information that is not intended for distribution to Participants or offerees) (“broker only materials”) is so used, and neither AVIF nor any of its affiliates shall be liable for any losses, damages or expense relating to the improper use of such broker only materials.

4.6     AVIF or AIM To Provide Documents; Information About Prudential.

(a)     AVIF will provide to Prudential at least one (l) complete copy of all SEC registration statements, AVIF Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to AVIF or the Shares of a Fund, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

(b)     AVIF will provide to Prudential camera ready or computer diskette copies of all AVIF Prospectuses, proxy materials, periodic reports to shareholders and other materials required by law to be sent to Participants who have allocated any Policy value to a Fund. AVIF will provide such copies to Prudential in a timely manner so as to enable Prudential as the case may be, to print and distribute such materials within the time required by law to be furnished to Participants.

(c)     AIM will provide to Prudential or its designated agent at least one (l) complete copy of each piece of sales literature or other promotional material in which Prudential, or any of its respective affiliates is named, or that refers to the Policies, at least five (5) business days’ prior to its use or such shorter period as the Parties hereto may, from time to time, agree upon. No such material shall be used if Prudential or its designated agent objects to such use within five (5) business days after receipt of such material or such shorter period as the Parties hereto may, from time to time, agree upon. Prudential shall receive all such sales literature or other promotional material, until such time as it appoints a designated agent by giving notice to AVIF in the manner required by Section 9 hereof.

(d)     Neither AVIF nor any of its affiliates will give any information or make any representations or statements on behalf of or concerning Prudential, each Account, or the Policies other than (i) the information or representations contained in the registration statement, including each Account Prospectus contained therein, relating to the Policies, as such registration statement and Account Prospectus may be amended from time to time; or (ii) in reports or voting instruction materials for each Account; or (iii) in sales literature or other promotional material approved by Prudential or its affiliates, except with the express written permission of Prudential.

(e)     AIM shall adopt and implement procedures reasonably designed to ensure that information concerning Prudential, and its respective affiliates that is intended for use only by brokers or agents selling the Policies (i.e., information that is not intended for distribution to Participants or offerees) (“broker only materials”) is so used, and neither Prudential, nor any of its respective affiliates shall be liable for any losses, damages or expense relating to the improper use of such broker only materials.

(f)     AVIF and AIM will provide Prudential with as much advance notice as is reasonably practicable of any material change affecting the Funds (including, but not limited to, any

12

material change in the registration statement or prospectus affecting the Funds) and any proxy solicitation affecting the Funds.

4.7     Definition of Sales Literature or Other Promotional Material.

For purposes of this Section the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, video tape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circular, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published articles), educational or training materials or other communications distributed or made generally available to some or all agents or employees, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature of advertising under NASD Rules, the 1940 Act or the 1933 Act.

4.8     Other Disclosure

Notwithstanding anything to the contrary contained herein, AVIF and AIM agree that Prudential shall be fully entitled to make disclosure of information relating to the structure and tax aspects of the transactions contemplated by this Agreement, without limitation of any kind on such disclosure, and all materials of any kind (including opinions or other tax analysis) that are provided herein related to such structure and tax aspects as described in Treasury Regulation Section 301.6111-2(c)(3).

4.9     Fidelity Bond Coverage

AVIF and AIM represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of AVIF are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of AVIF in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

Section 5. Mixed and Shared Funding

5.1     General.

AVIF has received an order from the SEC exempting it from certain provisions of the 1940 Act and rules thereunder so that AVIF may be available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance contracts, separate accounts of insurance companies unaffiliated with Prudential, and trustees of qualified pension and retirement plans (collectively, “Mixed and Shared Funding”). The Parties recognize

13

that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5. Sections 5.2 through 5.8 below shall apply, if and only if AVIF continues to implement Mixed and Shared Funding, pursuant to such an exemptive order or otherwise. AVIF hereby notifies Prudential that it may be appropriate to include in the prospectus pursuant to which a Policy is offered disclosure regarding the potential risks of Mixed and Shared Funding.

5.2     Disinterested Directors.

AVIF agrees that its Board of Directors shall at all times consist of directors a majority of whom (the “Disinterested Directors”) are not interested persons of AVIF within the meaning of Section 2(a)(l9) of the 1940 Act and the Rules thereunder and as modified by any applicable orders of the SEC, except that if this condition is not met by reason of the death, disqualification, or bona fide resignation of any director, then the operation of this condition shall be suspended (a) for a period of forty-five (45) days if the vacancy or vacancies may be filled by the Board, (b) for a period of sixty (60) days if a vote of shareholders is required to fill the vacancy or vacancies, or (c) for such longer period as the SEC may prescribe by order upon application.

5.3     Monitoring for Material Irreconcilable Conflicts.

AVIF agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the Participants in all separate accounts of life insurance companies utilizing AVIF (“Participating Insurance Companies”), including each Account, and participants in all qualified retirement and pension plans investing in AVIF (“Participating Plans”). Prudential agrees to inform the Board of Directors of AVIF of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a “material irreconcilable conflict” is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

(a)     an action by any state insurance or other regulatory authority;

(b)     a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

(c)     an administrative or judicial decision in any relevant proceeding;

(d)     the manner in which the investments of any Fund are being managed;

(e)     a difference in voting instructions given by variable annuity contract and variable life insurance contract Participants or by Participants of different Participating Insurance Companies;

14

(f)     a decision by a Participating Insurance Company to disregard the voting instructions of Participants; or

(g)     a decision by a Participating Plan to disregard the voting instructions of Plan participants.

Consistent with the SEC’s requirements in connection with exemptive orders of the type referred to in Section 5.1 hereof, Prudential will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by Prudential to disregard voting instructions of Participants.

5.4     Conflict Remedies.

(a)     It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, Prudential will, if it is a Participating Insurance Company for which a material irreconcilable conflict is relevant, at its own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

(i)    withdrawing the assets allocable to some or all of the Accounts from AVIF or any Fund and reinvesting such assets in a different investment medium, including another Fund of AVIF, or submitting the question whether such segregation should be implemented to a vote of all affected Participants and, as appropriate, segregating the assets of any particular group (e.g., annuity Participants, life insurance Participants or all Participants) that votes in favor of such segregation, or offering to the affected Participants the option of making such a change; and

(ii)    establishing a new registered investment company of the type defined as a “management company” in Section 4(3) of the 1940 Act or a new separate account that is operated as a management company.

(b)     If the material irreconcilable conflict arises because of Prudential’s decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, Prudential may be required, at AVIF’s election, to withdraw each Account’s investment in AVIF or any Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six (6) months after AVIF gives notice to Prudential that this provision is being implemented, and until such withdrawal AVIF shall continue to accept and implement orders by Prudential for the purchase and redemption of Shares of AVIF.

(c)     If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to Prudential conflicts with the majority of other state regulators, then Prudential will withdraw each Account’s investment in AVIF within six (6) months after AVIF’s Board of Directors informs Prudential that it has determined that such decision has created a material

15

irreconcilable conflict, and until such withdrawal AVIF shall continue to accept and implement orders by Prudential for the purchase and redemption of Shares of AVIF.

(d)     Prudential agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

(e)     For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will AVIF or any of its affiliates be required to establish a new funding medium for any Policies. Prudential will not be required by the terms hereof to establish a new funding medium for any Policies if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

5.5     Notice to Prudential.

AVIF will promptly make known in writing to Prudential the Board of Directors’ determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

5.6     Information Requested by Board of Directors.

Prudential and AVIF (or its investment adviser) will at least annually submit to the Board of Directors of AVIF such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof or any exemptive application filed with the SEC to permit Mixed and Shared Funding, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

5.7     Compliance with SEC Rules.

If, at any time during which AVIF is serving as an investment medium for variable life insurance Policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to Mixed and Shared Funding, AVIF agrees that it will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

16

5.8     Other Requirements.

AVIF will require that each Participating Insurance Company and Participating Plan enter into an agreement with AVIF that contains in substance the same provisions as are set forth in Sections 4.1(b), 4.1(d), 4.3(a), 4.4(b), 4.5(a), 5, and 10 of this Agreement.

Section 6. Termination

6.1     Events of Termination.

Subject to Section 6.4 below, this Agreement will terminate as to a Fund:

(a)     at the option of any party, with or without cause, upon sixty (60) days’ advance written notice delivered to the other parties; or

(b)     at the option of AVIF or AIM upon institution of formal proceedings against Prudential or its affiliates by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding Prudential’s obligations under this Agreement or related to the sale of the Policies, the operation of each Account, or the purchase of Shares, if, in each case, AVIF or AIM reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Fund with respect to which the Agreement is to be terminated; or

(c)     at the option of Prudential upon institution of formal proceedings against AVIF, its principal underwriter, or its investment adviser by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding AVIF’s obligations under this Agreement or related to the operation or management of AVIF or the purchase of AVIF Shares, if, in each case, Prudential reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on Prudential, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated; or

(d)     at the option of any Party in the event that (i) the Fund’s Shares are not registered and, in all material respects, issued and sold in accordance with any applicable federal or state law, or (ii) such law precludes the use of such Shares as an underlying investment medium of the Policies issued or to be issued by Prudential; or

(e)     upon termination of the corresponding Subaccount’s investment in the Fund pursuant to Section 5 hereof; or

(f)     at the option of Prudential if the Fund ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions, or if Prudential reasonably believes that the Fund may fail to so qualify; or

17

(g)     at the option of Prudential if the Fund fails to comply with Section 817(h) of the Code or with successor or similar provisions, or if Prudential reasonably believes that the Fund may fail to so comply; or

(h)     at the option of AVIF or AIM if the Policies issued by Prudential cease to qualify as annuity contracts or life insurance contracts under the Code (other than by reason of the Fund’s noncompliance with Section 817(h) or Subchapter M of the Code) or if interests in an Account under the Policies are not registered, where required, and, in all material respects, are not issued or sold in accordance with any applicable federal or state law; or

(i)     upon another Party’s material breach of any provision of this Agreement; or

(j)     at the option of either party upon six (6) months’ advance written notice.

6.2     Notice Requirement for Termination.

No termination of this Agreement will be effective unless and until the Party terminating this Agreement gives prior written notice to the other Party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore:

(a)     in the event that any termination is based upon the provisions of Sections 6.1(a) or 6.1 (e) hereof, such prior written notice shall be given at least six (6) months in advance of the effective date of termination unless a shorter time is required by law or is agreed to by the Parties hereto;

(b)     in the event that any termination is based upon the provisions of Sections 6.1 (b) or 6.1 (c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination unless a shorter time is required by law or is agreed to by the Parties hereto; and

(c)     in the event that any termination is based upon the provisions of Sections 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, such prior written notice shall be given as soon as possible after the terminating Party learns of the event causing termination to be required.

6.3     Funds To Remain Available.

Except (a) as necessary to implement Participant-initiated transactions, (b) as required by state insurance laws or regulations, (c) as required pursuant to Section 5 of this Agreement, or (d) with respect to any Fund as to which this Agreement has terminated pursuant to Section 6.1 hereof, Prudential shall not (i) redeem AVIF Shares attributable to the Policies (as opposed to AVIF Shares attributable to Prudential’s assets held in each Account), or (ii) prevent Participants from allocating payments to or transferring amounts from a Fund that was otherwise available under the Policies, until six (6) months after Prudential shall have notified AVIF of its intention to do so.

18

6.4     Survival of Warranties and Indemnifications.

All warranties and indemnifications will survive the termination of this Agreement.

6.5     Continuance of Agreement for Certain Purposes.

If any Party terminates this Agreement with respect to any Fund pursuant to Sections 6.1(b), 6.1(c), 6.1(d), 6.1(f), 6.1(g), 6.1(h) or 6.1(i) hereof, this Agreement shall nevertheless continue in effect as to any Shares of that Fund that are outstanding as of the date of such termination (the “Initial Termination Date”). This continuation shall extend to the date as of which an Account owns no Shares of the affected Fund.

Section 7. Parties To Cooperate Respecting Termination

The Parties hereto agree to cooperate and give reasonable assistance to one another in taking all necessary and appropriate steps for the purpose of ensuring that an Account owns no Shares of a Fund after the Final Termination Date with respect thereto, or, in the case of a termination pursuant to Section 6.1(a), the termination date specified in the notice of termination. Such steps may include combining the affected Account with another Account, substituting other mutual fund shares for those of the affected Fund, or otherwise terminating participation by the Policies in such Fund.

Section 8. Assignment

This Agreement may not be assigned by any Party, except with the written consent of each other Party.

Section 9. Notices

Notices and communications required or permitted by Section 2 hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

AIM Variable Insurance Funds
11 Greenway Plaza
Houston, Texas 77046
Facsimile: (713) 993-9185

Attn: Peter A. Davidson, Esq.

19

A I M Distributors, Inc.
11 Greenway Plaza
Houston, Texas 77046
Facsimile: (713) 993-9185

Attn: Peter A. Davidson, Esq.

The Prudential Insurance Company of America
290 West Pleasant Avenue
Livingston, NJ 07039

Attn:	Yvonne Provost
Facsimile: (973) 548-5844

Michael Scharpf
Facsimile: (973) 548-6575

Section 10. Voting Procedures

To the extent required by Section 12(d)(1)(E)(iii)(aa) of the 1940 Act or Rule 6e-2 or Rule 6e-3(T) thereunder, or other applicable law, whenever AVIF shall have a meeting of shareholders of any series or class of shares, Prudential shall:

•	solicit voting instructions from Policy owners;

•	vote AVIF shares held in each Account at such shareholder meetings in accordance with instructions received from Policy owners;

•	vote AVIF shares held in each Account for which it has not received timely instructions in the same proportion as it votes the applicable series or class of AVIF shares for which it has received timely instructions; and

•	vote AVIF shares held in its general account in the same proportion as it votes the applicable series or class of AVIF shares held by the Accounts for which it has received timely instructions.

Except with respect to matters as to which Prudential has the right in connection with Schedule A-I Policies under Rule 6e-2 or Rule 6e-3(T) under the 1940 Act, to vote AVIF shares without regard to voting instructions from Policy owners, neither Prudential nor any of its affiliates will recommend action in connection with, or oppose or interfere with, the actions of the AVIF Board to hold shareholder meetings for the purpose of obtaining approval or disapproval from shareholders (and, indirectly, from Policy owners) of matters put before the shareholders. Prudential shall be responsible for assuring that it calculates voting instructions and votes AVIF shares at shareholder meetings in a manner consistent with other Participating Insurance Companies. AVIF shall notify Prudential of any changes to the Mixed and Shared Funding order or conditions. Notwithstanding the foregoing, Prudential reserves the right to vote AVIF shares held in any

20

segregated asset account in its own right, to the extent permitted by law and/or AVIF’s Mixed and Shared Funding order.

Section 11. Foreign Tax Credits

AVIF agrees to consult in advance with Prudential concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to its shareholders.

Section 12. Indemnification

12.1     Of AVIF and AIM by Prudential.

(a)     Except to the extent provided in Sections 12.1(b) and 12.1(c), below, Prudential each agrees to indemnify and hold harmless AVIF, its affiliates (including AIM), and each of their respective directors and officers, and each person, if any, who controls AVIF or its affiliates (including AIM) within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 12.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Prudential) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale or acquisition of AVIF’s Shares and:

(i)     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account’s 1933 Act registration statement, any Account Prospectus, the Policies, or sales literature or advertising for the Policies (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Prudential by or on behalf of AVIF for use in any Account’s 1933 Act registration statement, any Account Prospectus, the Policies, or sales literature or advertising or otherwise for use in connection with the sale of Policies or Shares (or any amendment or supplement to any of the foregoing); or

(ii)     arise out of or as a result of any other statements or representations (other than statements or representations contained in AVIF’s 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Prudential and on which such persons have reasonably relied) or the

21

negligent, illegal or fraudulent conduct of Prudential, or its respective affiliates or persons under their control (including, without limitation, their employees and “Associated Persons,” as that term is defined in paragraph (m) of Article I of the NASD’s By-Laws), in connection with the sale or distribution of the Policies or Shares; or

(iii)     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF’s 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to AVIF or AIM by or on behalf of Prudential, or its respective affiliates for use in AVIF’s 1933 Act registration statement, AVIF Prospectus, sales literature or advertising of AVIF, or any amendment or supplement to any of the foregoing; or

(iv)     arise as a result of any failure by Prudential to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement, or any material breach of any representation and/or warranty made by Prudential in this Agreement or arise out of or result from any other material breach of this Agreement by Prudential; or

(v)     arise as a result of failure by the Policies issued by Prudential to qualify as life insurance, endowment, or annuity contracts under the Code, otherwise than by reason of any Fund’s failure to comply with Subchapter M or Section 817(h) of the Code.

(b)     Prudential shall not be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party’s reckless disregard of obligations or duties (i) under this Agreement, or (ii) to AVIF or AIM.

(c)     Prudential shall not be liable under this Section 12.1 with respect to any action against an Indemnified Party unless AVIF or AIM shall have notified Prudential in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Prudential of any such action shall not relieve Prudential from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, Prudential shall be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Prudential to such Indemnified Party of its election to assume the defense thereof, the Indemnified

22

Party will cooperate fully with Prudential and shall bear the fees and expenses of any additional counsel retained by it, and Prudential will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

12.2     Of Prudential by AVIF and AIM.

(a)     Except to the extent provided in Sections 4.1(c)(vii), 12.2(d), 12.2(e) and 12.2(f), below, AVIF and AIM each agree to indemnify and hold harmless Prudential, its respective affiliates, and each of their respective directors and officers, and each person, if any, who controls Prudential, or its respective affiliates within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of AVIF and AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law, or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale or acquisition of AVIF’s Shares and:

(i)     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in AVIF’s 1933 Act registration statement, AVIF Prospectus or sales literature or advertising of AVIF (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to AVIF or its affiliates by or on behalf of Prudential or its affiliates for use in AVIF’s 1933 Act registration statement, AVIF Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); or

(ii)     arise out of or as a result of any other statements or representations (other than statements or representations contained in any Account’s 1933 Act registration statement, any Account Prospectus, sales literature or advertising for the Policies, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of AVIF or its affiliates and on which such persons have reasonably relied) or the negligent, illegal or fraudulent conduct of AVIF, its affiliates or persons under their control (including, without limitation, their employees and “Associated Persons”), in connection with the sale or distribution of AVIF Shares; or

(iii)     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Account’s 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Policies, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or

23

necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to Prudential or its respective affiliates by or on behalf of AVIF or AIM for use in any Account’s 1933 Act registration statement, any Account Prospectus, sales literature or advertising covering the Policies, or any amendment or supplement to any of the foregoing; or

(iv)     arise as a result of any failure by AVIF or AIM to perform the obligations, provide the services and furnish the materials required of it under the terms of this Agreement, or any material breach of any representation and/or warranty made by AVIF or AIM in this Agreement or arise out of or result from any other material breach of this Agreement by AVIF or AIM.

(v)     arise out of or result from the incorrect or untimely calculation or reporting by AVIF of a Fund’s daily NAV per share (subject to Section 2.6 of this Agreement) or dividend or capital gain distribution rate.

(b)     Except to the extent provided in Sections 4.1(c)(vii), 12.2(d), 12.2(e) and 12.2(f) hereof, AVIF and AIM each agree to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, except as set forth in Section 12.2(c) below, the written consent of AVIF and AIM) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Fund to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder, or (ii) Section 817(h) of the Code and regulations thereunder, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Participants asserting liability against Prudential pursuant to the Policies, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by Prudential of Shares of another investment company or portfolio for those of any adversely affected Fund as a funding medium for each Account that Prudential reasonably deems necessary or appropriate as a result of the noncompliance.

(c)     The written consent of AVIF and AIM referred to in Section 12.2(b) above shall not be required with respect to amounts paid in connection with any ruling and closing agreement or other settlement with the IRS.

(d)     Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party’s reckless disregard of its obligations and duties (i) under this Agreement, or (ii) to Prudential, each Account, or Participants.

(e)     Neither AVIF nor AIM shall be liable under this Section 12.2 with respect to any action against an Indemnified Party unless the Indemnified Party shall have notified AVIF or

24

AIM in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify AVIF or AIM of any such action shall not relieve AVIF or AIM from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. Except as otherwise provided herein, in case any such action is brought against an Indemnified Party, AVIF or AIM will be entitled to participate, at its own expense, in the defense of such action and also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the IRS), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from AVIF or AIM to such Indemnified Party of its election to assume the defense thereof, the Indemnified Party will cooperate fully with AVIF and shall bear the fees and expenses of any additional counsel retained by it, and AVIF will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

(f)     In no event shall either AVIF or AIM be liable under the indemnification provisions contained in this Agreement to any individual or entity, including, without limitation, Prudential, or any other Participating Insurance Company or any Participant, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by Prudential hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants, (ii) the failure by Prudential or any Participating Insurance Company to maintain its segregated asset account (which invests in any Fund) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom), or (iii) the failure by Prudential or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Fund serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

12.3     Effect of Notice.

Any notice given by the indemnifying Party to an Indemnified Party referred to in Sections 12.1(c) or 12.2(e) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

12.4     Successors.

This Agreement shall be binding on successors of any Party who shall be entitled, among other things, to the benefits of the indemnification contained in this Section 12.

25

12.5     Assignments.

This Agreement shall not be assigned by any party hereto without the prior written consent of all the parties, which consent shall not be unreasonably withheld.

Section 13. Applicable Law

This Agreement will be construed and the provisions hereof interpreted under and in accordance with Delaware law, without regard for that state’s principles of conflict of laws.

Section 14. Execution in Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

Section 15. Severability

If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

Section 16. Rights Cumulative

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

Section 17. Headings

The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

Section 18. Confidentiality

Except as required by law, subpoena, court order or regulatory order or request, each party hereto shall treat as confidential the names and addresses of the owners of the Policies and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain.

26

Section 19. Agreement to Cooperate

Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

AIM VARIABLE INSURANCE FUNDS

Attest:	By: /s/ Philip A. Taylor

Name: Philip A. Taylor

Title: President

A I M DISTRIBUTORS, INC.

Attest:	By: /s/ Gene L. Needles

Name: Gene L. Needles

Title: President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, on behalf of itself and its separate accounts

Attest: ____________________________	By: /s/ Terence J. Dwyer

Name: _____________________________	Name: Terence J. Dwyer

Title: ______________________________	Title: VP, Prubenefit Funding

27

Schedule A-1

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Prudential Variable Contract Account GI-2 (VCA-GI-2)	June 24, 1988	811-07545	Variable Life Insurance

Group Variable Life Insurance Policies Registered Under the Securities Act of 1933

The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	1933 Act Registration Number	Type of Product Supported by Account
PruBenefit Select	Series I Shares of:
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Global Health Care Fund
AIM V.I. Government Securities Fund
AIM V.I High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Small Cap Growth Fund
AIM V.I. Technology Fund
	AIM V.I. Utilities Fund	333-137572	Variable Life Insurance
Group Variable Universal Life Insurance Contract	Series I Shares of:
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Global Health Care Fund
AIM V.I. Government Securities Fund
AIM V.I. High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Technology Fund
	AIM V.I. Utilities Fund	333-01031	Variable Life Insurance

28

Schedule A-2

Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by Section 3(c)(11) of the 1940 Act

The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account

Group Variable Life Insurance Policies Not Registered Under the Securities Act of 1933 in Reliance Upon Section 3(a)(2) of the Act

The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account

29

Schedule A-3

Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by Section 3(c)(1) or 3(c)(7) of the 1940 Act

The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account
Prudential Variable Contract Account GI-6(VCA-GI-6)	February 9, 1999	Variable Life Insurance

Group Variable Life Insurance Policies Not Registered Under the Securities Act of 1933 in Reliance Upon Section 4(2) of the Act and Regulation D Thereunder

The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account
PruBenefit Laureate	Series I Shares of:
AIM V.I. Core Equity Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Global Health Care Fund
AIM V.I. Government Securities Fund
AIM V.I High Yield Fund
AIM V.I. International Growth Fund
AIM V.I. Small Cap Growth Fund
AIM V.I. Technology Fund
	AIM V.I. Utilities Fund	Group	Variable Life Insurance

30

Schedule B

Funds Available Under the Policies

Series I Shares of:
AIM V.I. Basic Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Equity Fund
AIM V.I. Demographic Trends Fund
AIM V.I. Diversified Dividend Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Equity Fund
AIM V.I. Global Health Care Fund
AIM V.I. Government Securities Fund
AIM V.I. Global Real Estate Fund
AIM V.I. High Yield Fund
AIM V.I. International Core Equity Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Small Cap Equity Fund
AIM V.I. Small Cap Growth Fund
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

31

PARTICIPATION AGREEMENT

AMONG

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,

ALLIANCEBERNSTEIN L.P.

AND

ALLIANCEBERNSTEIN INVESTMENTS, INC.

DATED AS OF

FEBRUARY 1, 2007

PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into as of the 1st day of February, 2007 (“Agreement”), by and among The Prudential Insurance Company of America, a New Jersey life insurance company (“Insurer”) (on behalf of itself and its “Separate Account,” defined below); AllianceBernstein L.P., a Delaware limited partnership (“Adviser”), the investment adviser of the Fund referred to below; and AllianceBernstein Investments, Inc., a Delaware corporation (“Distributor”), the Fund’s principal underwriter (collectively, the “Parties”),

WITNESSETH THAT:

WHEREAS Insurer, the Distributor, and AllianceBernstein Variable Products Series Fund, Inc. (the “Fund”) desire that Class A shares (“shares”) of the Fund’s Portfolios listed on Schedule B (the “Portfolios”; reference herein to the “Fund” includes reference to each Portfolio to the extent the context requires) be made available by Distributor to serve as underlying investment media for those combination fixed and variable annuity contracts and variable life insurance contracts of Insurer identified on Schedule A (the “Contracts”); and

WHEREAS the Contracts provide for the allocation of net amounts received by Insurer to separate series (the “Divisions”; reference herein to the “Separate Account” includes reference to each Division to the extent the context requires) of the Separate Account for investment in the shares of corresponding Portfolios of the Fund that are made available through the Separate Account to act as underlying investment media,

WHEREAS, the terms used in this Agreement listed below have the following definitions:

Schedule A-1 Separate Accounts”—Separate Accounts registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as unit investment trusts and listed on Schedule A-1.

“Schedule A-2 Separate Accounts”—Separate Accounts excluded from the definition of an investment company as provided for by Section 3(c)(11) of the 1940 Act and listed on Schedule A-2.

“Schedule A-3 Separate Accounts”—Separate Accounts excluded from the definition of an investment company as provided for by Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and listed on Schedule A-3.

“Schedule A-1 Contracts”—Contracts through which interests in Schedule A-1 Separate Accounts are offered and issued, which interests are registered as securities under the Securities Act of 1933, as amended (the “1933 Act”).

“Schedule A-2 Contracts”—Contracts through which interests in Schedule A-2 Separate Accounts are offered and issued to trustees of qualified pension and profit-sharing plans and certain government plans identified in Section 3(a)(2) of the 1933 Act (which interests are not registered as securities in reliance upon Section 3(a)(2) of the 1933 Act).

“Schedule A-3 Contracts”—Contracts through which interests in Schedule A-3 Separate Accounts are offered and issued to “accredited investors”, as that term is defined in Regulation D under the 1933 Act, or other investors permitted by Regulation D (which interests are not registered as securities in reliance upon Regulation D).

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the Fund and Distributor will make shares of the Portfolios available to Insurer for this purpose at net asset value and with no sales charges, all subject to the following provisions:

Section 1. Additional Portfolios

The Fund has and may, from time to time, add additional Portfolios, which will become subject to this Agreement, if, upon the written consent of each of the Parties hereto, they are made available as investment media for the Contracts.

Section 2. Processing Transactions

2.1   Timely Pricing and Orders.

The Adviser or its designated agent will provide closing net asset value, dividend and capital gain information for each Portfolio to Insurer at the close of trading on each day (a “Business Day”) on which (a) the New York Stock Exchange is open for regular trading, (b) the Fund calculates the Portfolio’s net asset value and (c) Insurer is open for business. The Fund or its designated agent will use its best efforts to provide this information by 6:00 p.m., Eastern time. Insurer will use these data to calculate unit values, which in turn will be used to process transactions that receive that same Business Day’s Separate Account Division’s unit values. Such Separate Account processing will be done the same evening, and corresponding orders with respect to Fund shares will be placed the morning of the following Business Day. Insurer will use its best efforts to place such orders with the Fund by 10:00 a.m., Eastern time.

2.2   Timely Payments.

Insurer will transmit orders for purchases and redemptions of Fund shares to Distributor, and will wire payment for net purchases to a custodial account designated by the Fund on the day the order for Fund shares is placed, to the extent practicable. Payment for net redemptions will be wired by the Fund to an account designated by Insurer on the same day as the order is placed, to the extent practicable, and in any event be made within six calendar days after the date the order is placed in order to enable Insurer to pay redemption proceeds within the time specified in Section 22(e) of the Investment Company Act of 1940, as amended (the “1940 Act”).

2.3   Redemption in Kind.

The Fund agrees to redeem for cash, on Insurer’s request, any full or fractional shares of the Fund held by Insurer, executing such requests on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption.

2.4   Applicable Price.

The Parties agree that Portfolio share purchase and redemption orders resulting from Contract owner purchase payments, surrenders, partial withdrawals, routine withdrawals of charges, or other transactions under Contracts will be executed at the net asset values as determined as of the close of regular trading on the New York Stock Exchange on the Business Day that Insurer receives such orders and processes such transactions, which, Insurer agrees shall occur not earlier than the Business Day prior to Distributor’s receipt of the corresponding orders for purchases and redemptions of Portfolio shares. For the purposes of this section, Insurer shall be deemed to be the agent of the Fund for receipt of such orders from holders or applicants of contracts, and receipt by Insurer shall constitute receipt by the Fund. All other purchases and redemptions of Portfolio shares by Insurer, will be effected at the net asset values next computed after receipt by Distributor of the order therefor, and such orders will be irrevocable. Insurer hereby elects to reinvest all dividends and capital gains distributions in additional shares of the corresponding Portfolio at the record-date net asset values until Insurer otherwise notifies the Fund in writing, it being agreed by the Parties that the record date and the payment date with respect to any dividend or distribution will be the same Business Day.

2.5    Anti-Money Laundering.

Insurer represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable anti-money laundering laws, regulations and requirements, including, but not limited to, its obligation under the U.S. Bank Secrecy Act of 1970, as amended (by USA Patriot Act of 2001 and other laws), and the rules, regulations and official guidelines issued thereunder.

Section 3. Costs and Expenses

3.1   General.

Except as otherwise specifically provided herein, each Party will bear all expenses incident to its performance under this Agreement.

3.2   Registration.

The Fund will bear the cost of its registering as a management investment company under the 1940 Act and registering its shares under the Securities Act of 1933, as amended (the “1933 Act”),

and keeping such registrations current and effective; including, without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Fund and its shares and payment of all applicable registration or filing fees with respect to any of the foregoing. Insurer will bear the cost of registering the Separate Account as a unit investment trust under the 1940 Act and registering units of interest under the Contracts under the 1933 Act and keeping such registrations current and effective; including, without limitation, the preparation and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices respecting the Separate Account and its units of interest and payment of all applicable registration or filing fees with respect to any of the foregoing.

3.3   Other (Non-Sales-Related) Expenses.

The Fund will bear the costs of preparing, filing with the SEC and setting for printing the Fund’s prospectus, statement of additional information and any amendments or supplements thereto (collectively, the “Fund Prospectus”), periodic reports to shareholders, Fund proxy material and other shareholder communications and any related requests for voting instructions from Participants (as defined below). Insurer will bear the costs of preparing, filing with the SEC and setting for printing, the Separate Account’s prospectus, statement of additional information and any amendments or supplements thereto (collectively, the “Separate Account Prospectus”), any periodic reports to owners, annuitants or participants under the Contracts (collectively, “Participants”), and other Participant communications. The Fund and Insurer each will bear the costs of printing in quantity and delivering to existing Participants the documents as to which it bears the cost of preparation as set forth above in this Section 3.3, it being understood that reasonable cost allocations will be made in cases where any such Fund and Insurer documents are printed or mailed on a combined or coordinated basis; provided, however, that the costs of printing and delivery of the documents set forth above in this Section 3.3 to existing Participants shall be borne by the Fund. If requested by Insurer in lieu thereof, the Fund will provide annual Prospectus text to Insurer on diskette for printing and binding with the Separate Account Prospectus.

3.4   Other Sales-Related Expenses.

Expenses of distributing the Portfolio’s shares and the Contracts will be paid as determined by separate agreement.

3.5   Parties to Cooperate.

The Adviser, Insurer and Distributor each agrees to cooperate with the others, as applicable, in arranging to print, mail and/or deliver combined or coordinated prospectuses or other materials of the Fund and Separate Account.

Section 4. Legal Compliance

4.1   Tax Laws.

(a)   The Adviser will maintain qualification of each Portfolio as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and the Adviser or Distributor will notify Insurer immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future.

(b)   Insurer represents that it believes, in good faith, that the Contracts will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment. Insurer will notify the Fund and Distributor immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

(c)   The Fund will maintain each Portfolio’s compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and the Fund, Adviser or Distributor will notify Insurer immediately upon having a reasonable basis for believing that a Portfolio has ceased to so comply or that a Portfolio might not so comply in the future. Fund, Distributor or Adviser shall provide to Insurer a quarterly written diversification report which shall show the results of the quarterly Section 817(h) diversification test and include a certification as to whether each Portfolio complies with the Section 817(h) diversification requirement within 15 days of the end of each calendar quarter.

(d)   Insurer represents that each Separate Account is a “segregated asset account” and that interests in the Separate Account are offered exclusively through the purchase of or transfer into a “variable contract,” within the meaning of such terms under Section 817(h) of the Code and the regulations thereunder. Insurer will continue to meet such definitional requirements, and it will notify the Fund and Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

(e)   The Adviser will manage the Fund as a RIC in compliance with Subchapter M of the Code and will manage the Fund be in compliance with Section 817(h) of the Code and regulations thereunder. The Fund has adopted and will maintain procedures for ensuring that the Fund is managed in compliance with Subchapter M and Section 817(h) and regulations thereunder.

(f)   Should the Distributor or Adviser become aware of a failure of Fund, or any of its Portfolios, to be in compliance with Subchapter M of the Code or Section 817(h) of the Code and regulations thereunder, they represent and agree that they will immediately notify Insurer of such in writing.

(g)   Fund, Distributor and Adviser agree that shares of the Portfolios will be sold only to participating insurance companies and their separate accounts and to qualified pension and retirement plans. No shares of any Portfolio of the Fund will be sold to the general public.

(h)   Without in any way limiting the effect of Section 12.2 hereof and without in any way limiting or restricting any other remedies available to Insurer, Adviser and Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of Fund or any Portfolio to comply with Sections 4.1(c), 4.1(e) and 4.1(g) hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26( c) of the 1940 Act).

4.2   Insurance and Certain Other Laws.

(a)   The Adviser will use its best efforts to cause the Fund to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by Insurer. If it cannot comply, it will so notify Insurer in writing.

(b)   Insurer represents and warrants that (i) it is an insurance company duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full corporate power, authority and legal right to execute, deliver and perform its duties and comply with its obligations under this Agreement, (ii) it has legally and validly established and maintains the Separate Account as a segregated asset account under New Jersey law, and (iii) the Contracts comply in all material respects with all other applicable federal and state laws and regulations.

(c)   Distributor represents and warrants that it is a business corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full corporate power, authority and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

(d)   Distributor represents and warrants that the Fund is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

(e)   Adviser represents and warrants that it is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its duties and comply with its obligations under this Agreement.

4.3   Securities Laws.

(a)   Insurer represents and warrants that (i) each Schedule A-1 Separate Account is duly registered-as a unit investment trust under the 1940 Act and each such Separate Account’s 1940 Act Registration Statement has been filed with the SEC in accordance with the 1940 Act; (ii) the Schedule A-2 Separate Accounts and Schedule A-3 Separate Accounts each qualify for the exclusions form the definition of an investment company on which they rely for not registering as investment companies under the 1940 Act; (iii) it has registered, or will register, all Schedule A-1 Contracts offered and sold pursuant to this Agreement under the 1933 Act and has effective registration statements for that purpose; (iv) sales of the Schedule A-2 Contracts and Schedule A-3 Contracts properly qualify for exemptions on which the Company relies in not registering such Contracts, or interests in the Account through which each is issued, under the 1933 Act; (v) orders it places for the purchase and redemption of Fund shares pursuant to Article 1 of this Agreement are the net result of transactions in units issued by an Account, instructions for which are received by the Company prior to the Fund’s close of business as defined from time to time in the applicable Fund prospectus.

(b)   The Adviser and Distributor represent and warrant that (i) Fund shares sold pursuant to this Agreement will be registered under the 1933 Act to the extent required by the 1933 Act and duly authorized for issuance and sold in compliance with Maryland law, (ii) the Fund is and will remain registered under the 1940 Act to the extent required by the 1940 Act, (iii) the Fund will amend the registration statement for its shares under the 1933 Act and itself under the 1940 Act from time to time as required in order to effect the continuous offering of its shares, (iv) the Fund does and will comply in all material respects with the requirements of the 1940 Act and the rules thereunder,

(v) the Fund’s 1933 Act registration statement, together with any amendments thereto, will at all times comply in all material respects with the requirements of the 1933 Act and rules thereunder, and (vi) the Fund Prospectus will at all times comply in all material respects with the requirements of the 1933 Act and the rules thereunder.

(c)   The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Maryland. The Fund will register and qualify its shares for sale in accordance with the laws of any state or other jurisdiction only if and to the extent reasonably deemed advisable by the Fund, Insurer or any other life insurance company utilizing the Fund.

(d)   Distributor represents and warrants that it is and shall remain duly registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers Inc. (the “NASD”).

(e)   Adviser represents and warrants that it is and shall remain duly registered as an investment adviser under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

(f)   Fund, Adviser and Distributor represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-l under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage as required by Rule 17g-l under the 1940 Act.

(g)   Fund, Adviser and Distributor represent and warrant that Fund, Adviser or Distributor will provide Insurer with as much advance notice as is reasonably practicable of any material change affecting the Portfolios (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolios) and any proxy solicitation affecting the Portfolios and consult with Insurer in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts.

4.4   Notice of Certain Proceedings and Other Circumstances.

(a)   Distributor or the Fund shall immediately notify Insurer of (i) the issuance by any court or regulatory body of any stop order, cease and desist order, or other similar order with respect to the Fund’s registration statement under the 1933 Act or the Fund Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Fund Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Fund’s shares, or (iv) any other action or circumstances that may prevent the lawful offer or sale of Fund shares in any state or jurisdiction, including, without limitation, any circumstances in which (x) the Fund’s shares are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law or (y) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Insurer. Distributor and the Fund will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

(b)   Insurer shall immediately notify the Fund of (i) the issuance by any court or regulatory body of any stop order, cease and desist order or similar order with respect to the Separate Account’s registration statement under the 1933 Act relating to the Contracts or the Separate Account Prospectus, (ii) any request by the SEC for any amendment to such registration statement or Separate Account Prospectus, (iii) the initiation of any proceedings for that purpose or for any other purpose relating to the registration or offering of the Separate Account interests pursuant to the Contracts, or (iv) any other action or circumstances that may prevent the lawful offer or sale of said interests in any state or jurisdiction, including, without limitation, any circumstances in which said interests are not registered and, in all material respects, issued and sold in accordance with applicable state and federal law. Insurer will make every reasonable effort to prevent the issuance of any such stop order, cease and desist order or similar order and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

4.5   Insurer to Provide Documents.

Upon request, Insurer will provide the Fund and the Distributor one complete copy of SEC registration statements, Separate Account Prospectuses, private offering memoranda, reports, any preliminary and final voting instruction solicitation material, applications for exemptions, requests for no-action letters, and amendments to any of the above, that relate to the Separate Account or the Contracts, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

4.6   Fund to Provide Documents.

Upon request, the Fund will provide to Insurer one complete copy of SEC registration statements, Fund Prospectuses, reports, any preliminary and final proxy material, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

4.7   Shareholder Information.

Notwithstanding anything in this Agreement to the contrary, prior to the implementation of the Shareholder Information Agreement described in Section 20(a) hereto, or the date by which funds must be able to request and promptly receive shareholder identity and transaction information pursuant to shareholder information agreements pursuant to Rule 22c-2, whichever is earlier, the parties agree that they will work together in good faith to establish procedures providing the Fund through the Distributor with such information as Distributor may convey that the Fund considers necessary or desirable to review the possible existence and extent of market timing by any Contract owner.

Section 5. Mixed and Shared Funding

5.1   General.

The Fund has obtained an order exempting it from certain provisions of the 1940 Act and rules thereunder so that the Fund is available for investment by certain other entities, including, without limitation, separate accounts funding variable life insurance policies and separate accounts of insurance companies unaffiliated with Insurer (“Mixed and Shared Funding Order”). The Parties recognize that the SEC has imposed terms and conditions for such orders that are substantially identical to many of the provisions of this Section 5.

5.2   Disinterested Directors.

The Fund agrees that its Board of Directors shall at all times consist of directors a majority of whom (the “Disinterested Directors”) are not interested persons of Adviser or Distributor within the meaning of Section 2(a)(19) of the 1940 Act.

5.3   Monitoring for Material Irreconcilable Conflicts.

The Fund agrees that its Board of Directors will monitor for the existence of any material irreconcilable conflict between the interests of the participants in all separate accounts of life insurance companies utilizing the Fund, including the Separate Account. Insurer agrees to inform the Board of Directors of the Fund of the existence of or any potential for any such material irreconcilable conflict of which it is aware. The concept of a “material irreconcilable conflict” is not defined by the 1940 Act or the rules thereunder, but the Parties recognize that such a conflict may arise for a variety of reasons, including, without limitation:

(a)   an action by any state insurance or other regulatory authority;

(b)   a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax or securities regulatory authorities;

(c)   an administrative or judicial decision in any relevant proceeding;

(d)   the manner in which the investments of any Portfolio are being managed;

(e)   a difference in voting instructions given by variable annuity contract and variable life insurance contract participants or by participants of different life insurance companies utilizing the Fund; or

(f)   a decision by a life insurance company utilizing the Fund to disregard the voting instructions of participants.

Insurer will assist the Board of Directors in carrying out its responsibilities by providing the Board of Directors with all information reasonably necessary for the Board of Directors to consider any issue raised, including information as to a decision by Insurer to disregard voting instructions of Participants.

5.4   Conflict Remedies.

(a)   It is agreed that if it is determined by a majority of the members of the Board of Directors or a majority of the Disinterested Directors that a material irreconcilable conflict exists, Insurer and the other life insurance companies utilizing the Fund will, at their own expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Directors), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps may include, but are not limited to:

(i)   withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected participants and, as appropriate, segregating the assets of any particular group (e.g., annuity contract owners or participants, life insurance contract owners or all contract owners and participants of one or more life insurance companies utilizing the Fund) that votes in favor of such segregation, or offering to the affected contract owners or participants the option of making such a change; and

(ii)  establishing a new registered investment company of the type defined as a “Management Company” in Section 4(3) of the 1940 Act or a new separate account that is operated as a Management Company.

(b)   If the material irreconcilable conflict arises because of Insurer’s decision to disregard Participant voting instructions and that decision represents a minority position or would preclude a majority vote, Insurer may be required, at the Fund’s election, to withdraw the Separate Account’s investment in the Fund. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal must take place within six months after the Fund gives notice to Insurer that this provision is being implemented, and until such withdrawal Distributor and the Fund shall continue to accept and implement orders by Insurer for the purchase and redemption of shares of the Fund.

(c)   If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to Insurer conflicts with the majority of other state regulators, then Insurer will withdraw the Separate Account’s investment in the Fund within six months after the Fund’s Board of Directors informs Insurer that it has determined that such decision has created a material irreconcilable conflict, and until such withdrawal Distributor and Fund shall continue to accept and implement orders by Insurer for the purchase and redemption of shares of the Fund.

(d)   Insurer agrees that any remedial action taken by it in resolving any material irreconcilable conflict will be carried out at its expense and with a view only to the interests of Participants.

(e)   For purposes hereof, a majority of the Disinterested Directors will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event, however, will the Fund or Distributor be required to establish a new funding medium for any Contracts. Insurer will not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of a majority of Participants materially adversely affected by the material irreconcilable conflict.

5.5    Notice to Insurer.

The Fund will promptly make known in writing to Insurer the Board of Directors’ determination of the existence of a material irreconcilable conflict, a description of the facts that give rise to such conflict and the implications of such conflict.

5.6   Information Requested by Board of Directors.

Insurer and the Fund will at least annually submit to the Board of Directors of the Fund such reports, materials or data as the Board of Directors may reasonably request so that the Board of Directors may fully carry out the obligations imposed upon it by the provisions hereof, and said reports, materials and data will be submitted at any reasonable time deemed appropriate by the Board of Directors. All reports received by the Board of Directors of potential or existing conflicts, and all Board of Directors actions with regard to determining the existence of a conflict, notifying life insurance companies utilizing the Fund of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the Board of Directors or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

5.7   Compliance with SEC Rules.

If, at any time during which the Fund is serving an investment medium for variable life insurance policies, 1940 Act Rules 6e-3(T) or, if applicable, 6e-2 are amended or Rule 6e-3 is adopted to provide exemptive relief with respect to mixed and shared funding, the Parties agree that they will comply with the terms and conditions thereof and that the terms of this Section 5 shall be deemed modified if and only to the extent required in order also to comply with the terms and conditions of such exemptive relief that is afforded by any of said rules that are applicable.

Section 6. Termination

6.1   Events of Termination.

Subject to Section 6.4 below, this Agreement will terminate as to a Portfolio:

(a)   at the option of Insurer or Distributor upon at least sixty days advance written notice to the other Parties, or

(b)   at the option of the Fund upon (i) at least sixty days advance written notice to the other parties, and (ii) approval by (x) a majority of the Disinterested Directors upon a finding that a continuation of this Contract is contrary to the best interests of the Fund, or (y) a majority vote of the shares of the affected Portfolio in the corresponding Division of the Separate Account (pursuant to the procedures set forth in Section 10 of this Agreement for voting Trust shares in accordance with Participant instructions).

(c)   at the option of the Fund upon institution of formal proceedings against Insurer by the NASD, the SEC, any state insurance regulator or any other regulatory body regarding Insurer’s obligations under this Agreement or related to the sale of the Contracts, the operation of the Separate Account, or the purchase of the Fund shares, if, in each case, the Fund reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Portfolio to be terminated; or

(d)   at the option of Insurer upon institution of formal proceedings against the Fund, Adviser, or Distributor by the NASD, the SEC, or any state insurance regulator or any other regulatory body regarding the Fund’s, Adviser’s or Distributor’s obligations under this Agreement or related to the operation or management of the Fund or the purchase of Fund shares, if, in each case, Insurer reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on Insurer or the Division corresponding to the Portfolio to be terminated; or

(e)   at the option of any Party in the event that (i) the Portfolio’s shares are not registered and, in all material respects, issued and sold in accordance with any applicable state and federal law or (ii) such law precludes the use of such shares as an underlying investment medium of the Contracts issued or to be issued by Insurer; or

(f)      upon termination of the corresponding Division’s investment in the Portfolio pursuant to Section 5 hereof; or

(g)      at the option of Insurer if the Portfolio ceases to qualify as a RIC under Subchapter M of the Code or under successor or similar provisions; or

(h)      at the option of Insurer if the Portfolio fails to comply with Section 817(h) of the Code or with successor or similar provisions; or

(i)      at the option of Insurer if Insurer reasonably believes that any change in a Fund’s investment adviser or investment practices will materially increase the risks incurred by Insurer.

6.2      Funds to Remain Available.

Except (i) as necessary to implement Participant-initiated transactions, (ii) as required by state insurance laws or regulations, (iii) as required pursuant to Section 5 of this Agreement, or (iv) with respect to any Portfolio as to which this Agreement has terminated, Insurer shall not (x) redeem Fund shares attributable to the Contracts, or (y) prevent Participants from allocating payments to or transferring amounts from a Portfolio that was otherwise available under the Contracts, until, in either case, 90 calendar days after Insurer shall have notified the Fund or Distributor of its intention to do so.

6.3      Survival of Warranties and Indemnifications.

All warranties and indemnifications will survive the termination of this Agreement.

6.4      Continuance of Agreement for Certain Purposes.

Notwithstanding any termination of this Agreement, the Distributor shall continue to make available shares of the Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the “Existing Contracts”), except as otherwise provided under Section 5 of this Agreement. Specifically, and without limitation, the Distributor shall facilitate the sale and purchase of shares of the Portfolios as necessary in order to process premium payments, surrenders and other withdrawals, and transfers or reallocations of values under Existing Contracts.

      Section 7.  Parties to Cooperate Respecting Termination

The other Parties hereto agree to cooperate with and give reasonable assistance to Insurer in taking all necessary and appropriate steps for the purpose of ensuring that the Separate Account owns no shares of a Portfolio after the Final Termination Date with respect thereto.

Section 8.  Assignment

This Agreement may not be assigned by any Party, except with the written consent of each other Party.

Section 9.  Notices

Notices and communications required or permitted by this Agreement hereof will be given by means mutually acceptable to the Parties concerned. Each other notice or communication required or permitted by this Agreement will be given to the following persons at the following addresses and facsimile numbers, or such other persons, addresses or facsimile numbers as the Party receiving such notices or communications may subsequently direct in writing:

The Prudential Insurance Company of America
290 W. Mt. Pleasant Ave.
Livingston, NJ 07039
Attn: Yvonne S. Provost
FAX: (973) 548-5844
Michael Sharpf
FAX: (973) 548-6575

AllianceBernstein Investments, Inc.
1345 Avenue of the Americas
New York NY 10105
Attn.: Andrew L. Gangolf
FAX: (212) 969-2290

AllianceBernstein L.P.
1345 Avenue of the Americas
New York NY 10105
Attn: Emilie D. Wrapp
FAX: (212) 969-2290

Section 10.  Voting Procedures

Subject to the cost allocation procedures set forth in Section 3 hereof, Insurer will distribute all proxy material furnished by the Fund to Participants and will vote Fund shares in accordance with instructions received from Participants.

To the extent required by Section 12(d)(1)(E)(iii)(aa) of the 1940 Act or Rule 6e-2 or Rule 6e-3(T) thereunder, or other applicable law, whenever the Fund shall have a meeting of shareholders of any series or class of shares, Insurer shall: (i)

•      solicit voting instructions from Contract owners;

•      vote Fund shares held in each Separate Account at such shareholder meetings in accordance with instructions received from Contract owners;

•      vote Fund shares held in each Separate Account for which it has not received timely instructions in the same proportion as it votes the applicable series or class of Fund shares for which it has received timely instructions; and

•      vote Fund shares held in its general account in the same proportion as it votes the applicable series or class of Fund shares held by the Separate Accounts for which it has received timely instructions.

Except with respect to matters as to which Insurer has the right in connection with Schedule A-1 Contracts under Rule 6e-2 or Rule 6e-3(T) under the 1940 Act, to vote Fund shares without regard to voting instructions from Contract owners, neither Insurer nor any of its affiliates will recommend action in connection with, or oppose or interfere with, the actions of the Fund’s Board of Directors to hold shareholder meetings for the purpose of obtaining approval or disapproval from shareholders (and, indirectly, from Contract owners) of matters put before the shareholders. Insurer shall be responsible for assuring that it calculates voting instructions and votes Fund shares at shareholder meetings in a manner consistent with other participating insurance companies. Fund shall notify Insurer of any changes to the Mixed and Shared Funding Order or conditions. Notwithstanding the foregoing, Insurer reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

Section 11.  Foreign Tax Credits

The Adviser agrees to consult in advance with Insurer concerning any decision to elect or not to elect pursuant to Section 853 of the Code to pass through the benefit of any foreign tax credits to the Fund’s shareholders.

Section 12.  Indemnification

12.1     Of Fund, Distributor and Adviser by Insurer.

(a)       Except to the extent provided in Sections 12.1(b) and 12.1(c), below, Insurer agrees to indemnify and hold harmless the Fund, Distributor and Adviser, each of their directors and officers, and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 12. 1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Insurer) or actions in respect thereof (including, to the extent reasonable, legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund’s shares and:

(i)       arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account’s 1933 Act registration statement, the Separate Account Prospectus, the Contracts or, to the extent prepared by Insurer sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Insurer by or on behalf of the Fund, Distributor or Adviser for use in the Separate Account’s 1933 Act registration statement, the Separate Account Prospectus, the Contracts, or sales literature or advertising (or any amendment or supplement to any of the foregoing); or

(ii)      arise out of or as a result of any other statements or representations (other than statements or representations contained in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Insurer) or the negligent, illegal or fraudulent conduct of Insurer or persons under its control (including, without limitation, their employees and “Associated Persons,” as that term is defined in paragraph (m) of Article I of the NASD’s By-Laws), in connection with the sale or distribution of the Contracts or Fund shares; or

(iii)     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund, Adviser or Distributor by or on behalf of Insurer for use in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund, or any amendment or supplement to any of the foregoing; or

(iv)     arise as a result of any failure by Insurer to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement; or,

(v)      arise out of or result from any material breach of any representation and/or warranty made by the Fund, Adviser or Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, Adviser or Distributor.

(b)      Insurer shall not be liable under this Section 12.1 with respect to any losses, claims, damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of that Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to Distributor or to the Fund.

(c)      Insurer shall not be liable under this Section 12.1 with respect to any action against an Indemnified Party unless the Fund, Distributor or Adviser shall have notified Insurer in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified

Party shall have received notice of such service on any designated agent), but failure to notify Insurer of any such action shall not relieve Insurer from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.1. In case any such action is brought against an Indemnified Party, Insurer shall be entitled to participate, at its own expense, in the defense of such action. Insurer also shall be entitled to assume the defense thereof, with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Insurer to such Indemnified Party of Insurer’s election to assume the defense thereof, the Indemnified Party will cooperate fully with Insurer and shall bear the fees and expenses of any additional counsel retained by it, and Insurer will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

12.2      Indemnification of Insurer by Adviser.

(a)        Except to the extent provided in Sections 12.2(d) and 12.2(e), below, Adviser agrees to indemnify and hold harmless Insurer, its directors and officers, and each person, if any, who controls Insurer within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 12.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions are related to the sale, acquisition, or holding of the Fund’s shares and:

(i)       arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Fund’s 1933 Act registration statement, Fund Prospectus, sales literature or advertising of the Fund or, to the extent not prepared by Insurer, sales literature or advertising for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Distributor, Adviser or the Fund by or on behalf of Insurer for use in the Fund’s 1933 Act registration statement, Fund Prospectus, or in sales literature or advertising (or any amendment or supplement to any of the foregoing); or

(ii)      arise out of or as a result of any other statements or representations (other than statements or representations contained in the Separate Account’s 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising for the Contracts, or any amendment or supplement to any of the foregoing, not supplied for use therein by or on behalf of Distributor, Adviser, or the Fund) or the negligent, illegal or fraudulent conduct of the Fund, Distributor, Adviser or persons under their control (including, without limitation, their employees and Associated Persons), in connection with the sale or distribution of the Contracts or Fund shares; or

(iii)     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Separate Account’s 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to Insurer by or on behalf of the Fund, Distributor or Adviser for use in the Separate Account’s 1933 Act registration statement, Separate Account Prospectus, sales literature or advertising covering the Contracts, or any amendment or supplement to any of the foregoing; or

(iv)     arise as a result of any failure by the Fund, Adviser or Distributor to perform the obligations, provide the services and furnish the materials required of them under the terms of this Agreement;

(b)       Except to the extent provided in Sections 12.2(d) and 12.2(e) hereof, Adviser agrees to indemnify and hold harmless the Indemnified Parties from and against any and all losses, claims, damages, liabilities (including amounts paid in settlement thereof with, except as set forth in Section 12.2(c) below, the written consent of Adviser) or actions in respect thereof (including, to the extent reasonable, legal and other expenses) to which the Indemnified Parties may become subject directly or indirectly under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions directly or indirectly result from or arise out of the failure of any Portfolio to operate as a regulated investment company in compliance with (i) Subchapter M of the Code and regulations thereunder and (ii) Section 817(h) of the Code and regulations thereunder (except to the extent that such failure is caused by Insurer), including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners or Participants asserting liability against Insurer pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the Internal Revenue Service, and the cost of any substitution by Insurer of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Separate Account that Insurer deems necessary or appropriate as a result of the noncompliance.

(c)       The written consent of Adviser referred to in Section 12.2(b) above shall not be required with respect to amounts paid in connection with any ruling and closing agreement or other settlement with the Internal Revenue Service.

(d)       Adviser shall not be liable under this Section 12.2 with respect to any losses, claims; damages, liabilities or actions to which an Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance by that Indemnified Party of its duties or by reason of such Indemnified Party’s reckless disregard of its obligations and duties under this Agreement or to Insurer or the Separate Account.

(e)       Adviser shall not be liable under this Section 12.2 with respect to any action against an Indemnified Party unless Insurer shall have notified Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the action shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Adviser of any such action shall not relieve Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this Section 12.2. In case any such action is brought against an Indemnified Party, Adviser will be entitled to participate, at its own expense, in the defense of such action. Adviser also shall be entitled to assume the defense thereof (which shall include, without limitation, the conduct of any ruling request and closing agreement or other settlement proceeding with the Internal Revenue Service), with counsel approved by the Indemnified Party named in the action, which approval shall not be unreasonably withheld. After notice from Adviser to such Indemnified Party of Adviser’s election to assume the defense thereof, the Indemnified Party will cooperate fully with Adviser and shall bear the fees and expenses of any additional counsel retained by it, and Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

12.3       Effect of Notice.

Any notice given by the indemnifying Party to an Indemnified Party referred to in Section 12.1(c) or 12.2(e) above of participation in or control of any action by the indemnifying Party will in no event be deemed to be an admission by the indemnifying Party of liability, culpability or responsibility, and the indemnifying Party will remain free to contest liability with respect to the claim among the Parties or otherwise.

Section 13.  Applicable Law

This Agreement will be construed and the provisions hereof interpreted under and in accordance with New York law, without regard for that state’s principles of conflict of laws.

Section 14.  Execution in Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.

Section 15.  Severability

If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

Section 16.  Rights Cumulative

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, that the Parties are entitled to under federal and state laws.

Section 17.  Restrictions on Sales of Fund Shares

Insurer agrees that the Fund will be permitted (subject to the other terms of this Agreement) to make its shares available to separate accounts of other life insurance companies.

Section 18.  Disclosure of Information

Notwithstanding anything to the contrary contained herein, Fund agrees that Insurer shall be fully entitled to make disclosure of information relating to the structure and tax aspects of the transactions contemplated by this Agreement, without limitation of any kind on such disclosure, and all materials of any kind (including opinions or other tax analysis) that are provided herein related to such structure and tax aspects as described in Treasury Regulation Section 301.6111-2(c)(3).

Section 19.  Headings

The Table of Contents and headings used in this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

Section 20.  Miscellaneous

The parties have entered into or shall enter into a Shareholder Information Agreement as required by Rule 22c-2 under the 1940 Act in connection with the Contracts. To the extent that the terms of the Shareholder Information Agreement conflict with the terms of this Agreement, the terms of the Shareholder Information Agreement shall control to the extent required by Rule 22c-2.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers signing below.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Yvonne S. Provost

Name: Yvonne S. Provost

Title: Vice President

SCHEDULE A

Schedule A-1

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

   The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Prudential Variable Contract Account GI-2 (VCA-GI-2)	June 24, 1988	811-07545	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

   The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	1933 Act Registration Number	Type of Product Supported by Account
PruBenefit Select		333-137572	Variable Life Insurance
Group Variable Universal Life Insurance Contract		33-01031	Variable Life Insurance

Schedule A-2

Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by Section 3(c)(1l) of the 1940 Act

   The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under the Securities Act of 1933 in Reliance Upon Section 3(a)(2) of the Act

   The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account

Schedule A-3

Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by Section 3(c)(1) or 3(c)(7) of the 1940 Act

   The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account
Prudential Variable Contract Account GI-6 (VCA-GI-6)	February 9, 1999	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under the Securities Act of 1933 in Reliance Upon Section 4(2) of the Act and Regulation D Thereunder

   The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account
PruBenefit Laureate		Group	Variable Life Insurance

SCHEDULE B

International Research Growth Portfolio
International Value Portfolio
Real Estate Portfolio
Small Cap Growth Portfolio

PARTICIPATION AGREEMENT

THIS AGREEMENT, dated as of the 1st day of January, 2007 by and among THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (the “Company”), a New Jersey life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each separate account hereinafter referred to as the “Account”), DWS VARIABLE SERIES I, DWS VARIABLE SERIES II and DWS INVESTMENTS VIT FUNDS (individually, a “Fund”), each a Massachusetts business trust created under a Declaration of Trust, as amended, DWS SCUDDER DISTRIBUTORS, INC. (the “Underwriter”), a Delaware corporation, and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. and DEUTSCHE ASSET MANAGEMENT, INC., each a Delaware corporation (collectively, the “Adviser”). The parties agree that a single document is being used for ease of administration and that this Agreement shall be treated as if it were a separate agreement with respect to each Fund, and each series thereof, that is a party hereto, severally and not jointly, as if such entity had entered into a separate agreement naming only itself as a party. Without limiting the foregoing, no Fund, or series thereof, shall have any liability under this Agreement for the obligations of any other Fund, or series thereof.

WHEREAS, the Fund engages in business as an open-end management investment company and is or will be available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the “Variable Insurance Products”) to be offered by insurance companies which have entered into participation agreements with the Fund and Underwriter (“Participating Insurance Companies”);

WHEREAS, the beneficial interest in the Fund is divided into several series of shares of beneficial interest without par value, and, with respect to certain series, classes thereof (“Shares”), and additional series of Shares, and classes thereof, may be established, each such series of Shares designated a “Portfolio” and representing the interest in a particular managed portfolio of securities and other assets;

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the “SEC”) granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit Shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the “Mixed and Shared Funding Exemptive Order”);

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and Shares of the Portfolios are registered under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, the Adviser, which serves as investment adviser to the Fund, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws;

WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the “Contracts”), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement;

WHEREAS, the Account is duly established and maintained as a segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts;

WHEREAS, the Underwriter, which serves as distributor to the Fund, is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios, and classes thereof, listed in Schedule B hereto, as it may be amended from time to time by mutual written agreement (the “Designated Portfolios”) on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such Shares to the Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser and the Underwriter agree as follows:

ARTICLE I. Sale of Fund Shares

1.1.      The Fund has granted to the Underwriter exclusive authority to distribute the Fund’s Shares, and has agreed to instruct, and has so instructed, the Underwriter to make available to the Company for purchase, on behalf of the Account, Fund Shares of those Designated Portfolios selected by the Underwriter. Pursuant to such authority and instructions, and subject to Article X hereof, the Underwriter agrees to make available to the Company for purchase on behalf of the Account, Shares of those Designated Portfolios listed on Schedule B to this Agreement, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) Fund series (other than those listed on Schedule B) in existence now or that may be established in the future will be made available to the Company only as the Underwriter may so provide, and (ii) the Board of Trustees of the Fund (the “Board”) may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of Fund Shares of any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is in the best interests of the shareholders of such Designated Portfolio.

1.2.      The Fund shall redeem, at the Company’s request, any full or fractional Designated Portfolio Shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Fund Shares attributable to Contract owners except in the circumstances permitted in Section 10.3 of this Agreement, and (ii) the Fund may suspend the right of redemption or postpone the date of payment or satisfaction upon redemption of Fund Shares of any Designated Portfolio to the extent permitted by the 1940 Act, any rules, regulations or orders thereunder.

1.3.      Purchase and Redemption Procedures

(a)      The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund Shares that may be held in the general account of the Company) for Shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt of any such request (or relevant transactional information therefore) on any day the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC (a “Business Day”) by the Company as such limited agent of the Fund prior to the time that the Fund calculates its net asset value as described from time to time in the Fund Prospectus (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt by the Fund on that same Business Day, provided that the Fund receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day.

(b)      The Company shall pay for Shares of each Designated Portfolio on the same day that it notifies the Fund of a purchase request for such Shares. Payment for Designated Portfolio Shares shall be made in federal funds transmitted to the Fund by wire to be received by the Fund by 12:00 p.m. Eastern Time on the same Business Day the Fund is notified of the purchase request for Designated Portfolio Shares pursuant to Section 1.3(a) (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of Shares of other Designated Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account). If federal funds are not received on time, such funds will be invested, and Designated Portfolio Shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

(c)      The Fund will redeem Designated Portfolio Shares requested on behalf of the Account, and make payment therefore, in accordance with the provisions of the then current registration statement of the Fund. Payment for Designated Portfolio Shares redeemed by the Account or the Company normally shall be made in federal funds transmitted by wire to the Company or any other designated person on the same Business Day that the Fund is properly notified of the redemption order for such Shares pursuant to Section 1.3(a) (unless redemption proceeds are to be applied to the purchase of Shares of other Designated Portfolios in accordance with Section 1.3(b) of this Agreement). The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company, the Company alone shall be responsible for such action.

(d)      Any purchase or redemption request for Designated Portfolio Shares held or to be held in the Company’s general account shall be effected at the net asset value per share next determined after the Fund’s receipt of such request, provided that, in the case of a purchase request, payment for Fund Shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund Prospectus.

1.4.      The Fund shall use its best efforts to make the net asset value per share for each Designated Portfolio available to the Company by 6:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio is calculated, and shall calculate such net asset value in accordance with the Fund’s Prospectus. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported to the Company promptly upon discovery by the Fund. A material error in the calculation of net asset value per share shall be corrected in accordance with the procedures for correcting net asset value errors adopted by the Fund’s Board of Trustees and in effect at the time of the error. The Fund represents and warrants that its procedures for correcting net asset value errors, including determinations of materiality, currently comply, and will continue to comply, with the 1940 Act and generally industry-wide accepted SEC staff interpretations concerning pricing errors in effect at the time of an error.

1.5.      The Fund shall furnish notice (by wire or telephone followed by written confirmation) to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Designated Portfolio Shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio Shares in the form of additional Shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of Designated Portfolio Shares so issued as payment of such dividends and distributions.

1.6.      Issuance and transfer of Fund Shares shall be by book entry only. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund Shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.7.      The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s Shares may be sold to other insurance companies (subject to Section 1.8 hereof) and to certain qualified retirement plans, and the cash value of the Contracts may be invested in other investment companies.

1.8.      The Underwriter and the Fund shall sell Fund Shares only to Participating Insurance Companies and their separate accounts and to persons or plans (“Qualified Persons”) that qualify to purchase Shares of the Fund under Section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Fund as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h). The Underwriter and the Fund shall not sell Fund Shares to any insurance company or separate account unless an agreement complying with Article VI of this Agreement is in effect to govern such sales. The Company hereby represents and warrants that it and the Account are Qualified

Persons. The Fund reserves the right to cease offering Shares of any Designated Portfolio in the discretion of the Fund.

ARTICLE II. Representations, Warranties and Covenants

2.1.      The Company represents and warrants that the Contracts (a) are or, prior to issuance, will be registered under the 1933 Act or, alternatively (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under applicable insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent deemed advisable by the Company.

2.2.      The Fund represents and warrants that Fund Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance in all material respects with all applicable federal securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares of the Designated Portfolios. The Fund shall register and qualify such Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter after taking into consideration any state insurance law requirements that the Company advises the Fund may be applicable.

2.3.      The Fund makes no representations as to whether any aspect of its operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance and other applicable laws of the various states, except that the Fund represents that the investment policies, fees and expenses of the Designated Portfolios, are and shall at all times remain in compliance with the insurance laws of the state of organization of the Company set forth on the first page (the “State”) to the extent required to perform this Agreement. The Company will advise the Fund in writing as to any requirements of State insurance law that affect the Designated Portfolios, and the Fund will be deemed to be in compliance with this Section 2.3 so long as the Fund complies with such advice of the Company.

2.4.      The Fund represents that it is a Massachusetts business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts and that the Designated Portfolios do and will comply in all material respects with all applicable provisions of the 1940 Act.

2.5.      The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the shares of the Designated Portfolios in accordance with any applicable state and federal securities laws.

2.6.      The Adviser represents and warrants that it is and shall remain duly registered as an investment adviser under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

2.7.      The Fund, the Adviser and the Underwriter represent and warrant that all of their trustees, directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or such related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.8.      The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals or entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $20 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Fund and to pay to the Fund any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Fund pursuant to the terms of this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

2.9.      The Company represents and warrants that all shares of the Designated Portfolios purchased by the Company will be purchased on behalf of one or more unmanaged separate accounts that offer interests therein that are registered under the 1933 Act and upon which a registration fee has been or will be paid or that are unregistered because the interests are exempt from registration under the 1933 Act, and the Company acknowledges that the Fund intends to rely upon this representation and warranty for purposes of calculating SEC registration fees payable with respect to such Shares of the Designated Portfolios pursuant to Form 24F-2 or any similar form or SEC registration fee calculation procedure that allows the Fund to exclude Shares so sold for purposes of calculating its SEC registration fee. The Company will certify the amount of any Shares of the Designated Portfolios purchased by the Company on behalf of any separate account offering interests not subject to registration under the 1933 Act. The Company agrees to cooperate with the Fund on no less than an annual basis to certify as to its continuing compliance with this representation and warranty.

2.10.      The Company represents and warrants as follows:

1.   The Company has in place an anti-money laundering program (“AML program”) that does now and will continue to comply with applicable laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. 107-56 (2001)) and the regulations issued thereunder by the U.S. Treasury Department and the rules of the National Association of Securities Dealers, Inc., as applicable.

2.   The Company has in place - and has conducted due diligence pursuant to - policies, procedures and internal controls reasonably designed to verify the identity of the Contract owners that invest in the Account and have no reason to believe that any of the invested funds were derived from illegal activities.

3.   The Company has, after undertaking reasonable inquiry, no information or knowledge that (a) any Contract owner that invests in the Account, or (b) any person or entity controlling, controlled by or under common control with such Contract owner is an individual or entity or in a country or territory that is on an Office of Foreign Assets Control (“OFAC”) list or similar list of sanctioned or prohibited persons maintained by a U.S. governmental or regulatory body.

The Company further agrees promptly to notify the Fund and the Underwriter should it become aware of any change in the above representations and warranties.

The Company agrees to require any broker-dealer/insurance agency that distributes the Contracts to have an AML Program in substantial compliance with the foregoing.

In addition, the Underwriter and the Fund hereby provide notice to the Company that the Underwriter and/or the Fund reserve the right to make inquiries of and request additional information from the Company regarding its AML program.

2.11.      The Company will develop, implement and maintain policies and procedures reasonably designed to prevent the use of the Accounts by persons engaged in short-term trading or excessive trading, which policies and procedures shall be reasonably acceptable to the Fund, the Adviser and the Underwriter. If the Company proposes to modify such policies and procedures following their implementation, the Company will provide the Fund with 45 days prior notice before implementing any such modifications.

In addition to the foregoing, the Company, the Fund and the Adviser agree to work together to develop, implement and maintain mutually acceptable procedures as necessary or appropriate to further any specific policies and procedures of the Fund, the Adviser or the Underwriter for one or more Designated Portfolios in regard to short-term trading or excessive trading.

The Company represents and warrants that it has reserved sufficient flexibility in the Contracts to impose such limitations and restrictions on transfers and purchases of the underlying investments for the Contracts, including specifically the Designated Portfolios, as may be necessary to implement the policies and procedures referred in this Section 2.11.

If, notwithstanding the foregoing, the Fund, the Adviser or the Underwriter notifies the Company that a pattern or patterns of transactions involving short-term trading or excessive trading in one or more Accounts is having or may have, in their sole discretion, an adverse effect on a Designated Portfolio, the Company will promptly take such actions and implement such procedures as are appropriate to prevent such trading. The parties hereto acknowledge that, if necessary, such actions and procedures may include the identification of Account participants engaged in such trading and the imposition of complete or partial restrictions on their requests to purchase shares of the Designated Portfolio.

The Company acknowledges that all orders accepted by the Company for the Accounts are subject to the obligations of the Company in this Section 2.11, including the obligation to prevent the use of the Accounts for short-term trading or excessive trading, and that the Fund, the Adviser or the Underwriter may take such actions as it deems to be in the best interests of shareholders of the Designated Portfolios to enforce such obligations and to otherwise prevent such trading in shares of the Designated Portfolios, including, among other things, the right to revoke, reject or cancel purchase orders for shares of the Designated Portfolios made by the Company. Any such revocation, rejection or cancellation may be made in whole or in part, it being understood that the Fund, the Adviser and the Underwriter are not required to isolate objectionable trades.

The Fund, the Adviser and the Underwriter shall not be responsible for any losses or costs incurred by the Company, the Account or Account participants as a result of the revocation, rejection or cancellation orders made by the Company in furtherance of the enforcement of their policy to prevent short-term trading and excessive trading in shares of the Designated Portfolios.

2.12.      The Company shall comply with any applicable privacy and notice provisions of 15 U.S.C. §§ 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248) as they may be amended.

2.13.      Neither the Fund, any Designated Portfolio, the Underwriter, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company or any other Participating Insurance Company to the Fund or the Underwriter. The Company agrees that the Fund, the Underwriter and the Adviser shall bear no responsibility for any act of any unaffiliated fund or the investment adviser or underwriter thereof.

ARTICLE III. Prospectuses and Proxy Statements; Voting

3.1.      The Underwriter shall provide the Company with as many copies of the Fund’s current prospectus (describing only the Designated Portfolios listed on Schedule B) as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus on computer diskette or other electronic means at the Fund’s expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for a Designated Portfolio is amended) to have the prospectus for the Contracts and the prospectus for the Designated Portfolios printed together in one document. Expenses with respect to the foregoing shall be borne as provided under Article V.

3.2.      The Fund’s prospectus shall state that the current Statement of Additional Information (“SAI”) for the Fund is available from the Company (or in the Fund’s discretion, from the Fund), and the Fund shall provide a copy of such SAI to any owner of a Contract who requests such SAI and to the Company in such quantities as the Company may reasonably request. Expenses with respect to the foregoing shall be borne as provided under Article V.

3.3.      The Fund shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders of the Designated Portfolios in such quantity as the Company shall reasonably require for distributing to Contract owners. Expenses with respect to the foregoing shall be borne as provided under Article V.

3.4.      The Company shall:

(i)      solicit voting instructions from Contract owners;

(ii)      vote the shares of each Designated Portfolio in accordance with instructions received from Contract owners; and

(iii)      vote shares of each Designated Portfolio for which no instructions have been received in the same proportion as fund shares of such Designated Portfolio for which instructions have been received, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners or to the extent otherwise required by law. The Company reserves the right to vote shares of each Designated Portfolio held in any segregated asset account in its own right, to the extent permitted by law.

3.5.      The Fund reserves the right, upon prior written notice to the Company (given at the earliest practicable time), to take all actions, including but not limited to, the dissolution, termination, merger and sale of all assets of the Fund or any Designated Portfolio upon the sole authorization of the Board, to the extent permitted by the laws of the Commonwealth of Massachusetts and the 1940 Act.

3.6.      Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Mixed and Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt and provide in writing.

3.7.      It is understood and agreed that, except with respect to information regarding the Fund, the Underwriter, the Adviser or Designated Portfolios provided in writing by the Fund, the Underwriter or the Adviser, none of the Fund, the Underwriter or the Adviser is responsible for the content of the prospectus or statement of additional information for the Contracts.

ARTICLE IV. Sales Material and Information

4.1.      The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops or uses and in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named. No such material shall be used until approved by the Fund or its designee, and the Fund will use its best efforts for it or its designee to review such sales literature or promotional material within ten Business Days after receipt of such material. The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named, and no such material shall be used if the Fund or its designee so objects.

4.2.      The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund Shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

4.3.      The Fund and the Underwriter, or their designee, shall furnish, or shall cause to be, furnished, to the Company, each piece of sales literature or other promotional material that it develops or uses and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within ten Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

4.4.      The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5.      The Fund will provide to the Company at least one complete copy of any prospectuses and SAIs, and all amendments to any of the above, that relate to the Designated Portfolio(s) reasonably promptly after the filing of such document(s) with the SEC or NASD or other regulatory authorities. Upon request, the Fund will provide to the Company copies of SEC exemptive orders and no-action letters and sales literature and other promotional material that relate to the Designated Portfolios and to the performance of this Agreement by the parties.

4.6.      The Company will provide to the Fund at least one complete copy of any prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act) and SAIs, and all amendments to any of the above, that relate to the Contracts or the Account reasonably promptly after the filing of such document(s) with the SEC or NASD or other regulatory authorities. Upon request, the Company will provide to the Fund copies of SEC exemptive orders and no-action letters, solicitations of voting instructions and sales literature and other promotional material that relate to the Contracts or the Account and the performance of this Agreement by the parties. The Company shall provide to the Fund and the Underwriter any complaints received from the Contract owners pertaining to the Fund or the Designated Portfolios.

4.7.      The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in the Fund’s registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner. The Fund will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

4.8.      For purposes of this Article IV, the phrase “sales literature and other promotional materials” includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, internet website (or other electronic media), telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Fund.

ARTICLE V. Fees and Expenses

5.1.      Except as specifically provided in Section 5.4 of this Agreement related to Class B or Class B2 shares, the Fund, the Adviser and the Underwriter shall pay no fee or other compensation to the Company under this Agreement, although the parties hereto will bear certain expenses in accordance with Schedule C and other provisions of this Agreement.

5.2.      All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund, except and as further provided in Schedule C. The cost of setting the Fund’s prospectus in type, setting in type and printing the Fund’s proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices relating to the Fund required by any federal or state law, and all taxes on the issuance or transfer of the Fund’s Shares shall be borne by the parties hereto as set forth in Schedule C.

5.3.      The expenses of distributing the Fund’s prospectus to new and existing owners of Contracts issued by the Company and of distributing the Fund’s proxy materials and reports to Contract owners shall be borne by the parties hereto as set forth in Schedule C.

5.4.      The provisions of this Section 5.4 apply to Class B Shares and Class B2 Shares, if applicable. The Company agrees to provide distribution services (“Distribution Services”) for the Class B Shares and Class B2 Shares, if applicable, of the Designated Portfolios including the following types of services:

(1)      Printing and mailing of Fund prospectuses, statements of additional information, any supplements thereto and shareholder reports for prospective Contract owners.

(2)      Developing, preparing, printing and mailing of Fund advertisements, sales literature and other promotional materials describing and/or relating to the Fund and including materials intended for use within the Company, or for broker-dealer only use or retail use.

(3)      Holding seminars and sales meetings designed to promote the distribution of Fund Shares.

(4)      Obtaining information and providing explanations to Contract owners regarding Fund investment objectives and policies and other information about the Fund and its Portfolios, including the performance of the Portfolios.

(5)      Training sales personnel regarding the Fund.

(6)      Compensating sales personnel and financial services firms in connection with the allocation of cash values and premiums of the Contracts to the Fund.

(7)      Personal service with respect to Fund Shares attributable to Contract accounts.

In consideration of the Company performing the Distribution Services, the Underwriter will make quarterly payments to the Company pursuant to the Fund’s Master Distribution Plan for Class B Shares and Class B2 Shares, if applicable, as amended from time to time, at the annual rate of 0.25% of the average daily net asset value of the Class B Shares and the Class B2 Shares, if applicable, of each Designated Portfolio held by the Company pursuant to this Agreement.

The Company shall perform all record keeping services (the “Record Keeping Services”) with respect to the Contracts, including, without limitation, the following:

(a)      Maintaining separate records for each Contract owner , which shall reflect the Designated Portfolio shares purchased and redeemed and Designated Portfolio share balances of such Contract owners. The Company will maintain omnibus accounts with each Designated Portfolio on behalf of Contract owners, and such accounts shall be in the name of the Company (or its nominee) as the record owner of shares owned by such Contract owners.

(b)      Disbursing or crediting to Contract owners all proceeds of redemptions of shares of the Designated Portfolios and processing all dividends and other distributions reinvested in shares of the Designated Portfolios.

(c)      Preparing and transmitting to Contract owners , as required by law, periodic statements showing the total number of shares owned, purchases and redemptions of Designated Portfolio shares and dividends and other distributions paid, and such other information as may be required, from time to time, by Contract owners.

(d)      Maintaining and preserving all records required by law to be maintained and preserved in connection with providing the foregoing services for Contract owners.

(e)      Generating written confirmations to Contract owners, to the extent required by law.

(f)      Administering the distribution to existing Contract owners of Fund prospectuses, proxy materials, periodic reports to shareholders and other materials that the

Designated Portfolios provide to their shareholders (the printing and distribution expense to be borne as set forth on Schedule C).

(g)      Aggregating and transmitting purchase and redemption orders to the Designated Portfolios on behalf of the Contract owners.

ARTICLE VI. Diversification and Qualification

6.1.      The Fund will invest the assets of each Designated Portfolio in such a manner as to ensure that the Contracts will be treated as annuity or life insurance contracts, whichever is appropriate, under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, the Fund will, with respect to each Designated Portfolio, comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the affected Designated Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation §1.817-5. Upon request, the Fund agrees to use its bests efforts provide the Company with written proof of compliance with Section 817(h) within 20 calendar days of the end of each quarter, but in no event later than 15 business days after the end of each quarter, substantially in the form attached as Schedule D.

6.2.      The Fund represents that each Designated Portfolio is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that a Designated Portfolio has ceased to so qualify or that it might not so qualify in the future.

6.3.      The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance or annuity insurance contracts, under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any prospectus offering a contract that is a “modified endowment contract” as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such contract as a modified endowment contract.

ARTICLE VII. Potential Conflicts

7.1.      The Board will monitor the Fund for the existence of any material irreconcilable conflict among the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable insurance laws or regulations; (c) a tax ruling or provision of the Internal Revenue Code or the regulations thereunder; (d) any other development relating to the tax treatment of insurers, Contract or policy owners or beneficiaries of variable annuity contracts or variable life insurance policies; (e) the manner in which the investments of any Designated Portfolio are being managed; (f) a difference in voting instructions given by variable annuity contract holders, on the one hand, and variable life insurance policy owners, on the other hand, or by the contract holders or policy owners of different Participating Insurance Companies; or (g) a decision by a Participating Insurance Company to disregard the voting instructions of its Contract owners. The Board shall promptly inform the Company by written notice if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2.      The Company and the Adviser will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded. At least annually, and more frequently if deemed appropriate by the Board, the Company shall submit to the Adviser, and the Adviser shall at least annually submit to the Board, such reports, materials and data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the conditions contained in the Mixed and Shared Funding Exemptive Order; and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board. The responsibility to report such information and conflicts to the Board will be carried out with a view only to the interests of the Contract owners.

7.3.      If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Designated Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

7.4.      If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in any Designated Portfolio and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. The Company will bear the cost of any remedial action, including such withdrawal and termination. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the

Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of such Designated Portfolio.

7.5.      If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of such Designated Portfolios.

7.6.      For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw an Account’s investment in any Designated Portfolio and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.7.      If and to the extent the Mixed and Shared Funding Exemption Order or any amendment thereto contains terms and conditions different from Sections 3.4, 3.6, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with the Mixed and Shared Funding Exemptive Order, and Sections 3.4, 3.6, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in the Mixed and Shared Funding Exemptive Order or any amendment thereto. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 or any similar rule is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3 or any similar rule, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.6, 7.1., 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

8.1.      Indemnification By the Company

(a)      The Company agrees to indemnify and hold harmless the Fund, the Adviser and the Underwriter and each of its trustees, directors and officers, and each person, if any, who controls the Fund, the Adviser or Underwriter within the meaning of Section 15 of the 1933 Act or who is under common control with the Underwriter (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Shares of the Designated Portfolios or the Contracts; and:

(i)      arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include an offering memorandum, if any), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Fund for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund Shares; or

(ii)      arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include an offering memorandum, if any), or SAI covering insurance products sold by the Company or any insurance company which is an affiliate thereof, or any amendments or supplements thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Fund for use in the registration statement, prospectus or SAI covering insurance products sold by the Company or any insurance company which is an affiliate thereof, or any amendments or supplements thereto; or

(iii)      arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company’s authorization or control, or any affiliate thereof, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iv)      arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(v)      arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in any registration statement, prospectus, statement of additional information or sales literature for any fund not affiliated with the Fund (“Unaffiliated Fund”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or otherwise pertain to or arise in connection with the availability of any Unaffiliated Fund as an underlying funding vehicle in respect of the Contracts, or arise out of or are based upon any act or omission on the part of the investment adviser or underwriter of an Unaffiliated Fund; or

(vi)      arise out of or result from any material breach of any representation, warranty or agreement made by the Company in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI of this Agreement);

as limited by and in accordance with the provisions of Sections 8.1(b), 8.1(c) and 8.1(d) hereof.

(b)      The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties, or by reason of such Indemnified Party’s reckless disregard of its obligations or duties either under this Agreement or to the Company, the Fund, the Adviser, the Underwriter or the Account, whichever is applicable.

(c)      The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been materially prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties’ written consent, include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, but, in case the Company does not elect to assume the defense of any such suit, the Company will reimburse the Indemnified Parties in such suit, for the reasonable fees and expenses of any counsel retained by them.

(d)      The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

8.2.      Indemnification by the Underwriter

(a)      The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Shares of the Designated Portfolios or the Contracts; and:

(i)      arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund Shares; or

(ii)      arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)      arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Underwriter; or

(iv)      arise out of or result from any material breach of any representation, warranty or agreement made by the Underwriter, the Adviser or the Fund in this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement);

as limited by and in accordance with the provisions of Sections 8.2(b), 8.2(c) and 8.2(d) hereof.

(b)      The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties, or by reason of such Indemnified Party’s reckless disregard of obligations and duties either under this Agreement or to the Company, the Fund, the Adviser, the Underwriter or the Account, whichever is applicable.

(c)      The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Underwriter has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties’ written consent, include any factual stipulation to the Indemnified Parties or their conduct. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, but, in case the Underwriter does not elect to assume the defense of any such suit, the Underwriter will reimburse the Indemnified Parties in such suit, for the reasonable fees and expenses of any counsel retained by them.

(d)      The Indemnified Parties agree promptly to notify the Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3.      Indemnification By the Fund

(a)      The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and arise out of or result from any material breach of any representation, warranty or agreement made by the Fund in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement);

as limited by and in accordance with the provisions of Sections 8.3(b), 8.3(c) and 8.3(d) hereof.

(b)      The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties, or by reason of such Indemnified Party’s reckless disregard of obligations and duties either under this Agreement or to the Company, the Fund, the Adviser, the Underwriter or the Account, whichever is applicable.

(c)      The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent the Fund has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Parties’ written consent include any factual stipulation referring to the Indemnified Parties or their conduct. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, but, in case the Fund does not elect to assume the defense of any such suit, the Fund will reimburse the Indemnified Parties in such suit, for the reasonable fees and expenses of any counsel retained by them.

(d)      The Indemnified Parties agree promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or trustees in connection with the Agreement, the issuance or sale of the Contracts, the operation of any Account, or the sale or acquisition of Shares of the Fund.

ARTICLE IX. Applicable Law

9.1.      This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

9.2.      This Agreement shall be subject to the applicable provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, any Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then Article VII shall no longer apply.

ARTICLE X. Termination

10.1.      This Agreement shall continue in full force and effect until the first to occur of:

(a)      termination by any party, for any reason with respect to some or all Designated Portfolios, by three (3) months advance written notice delivered to the other parties; or

(b)      termination by the Company by written notice to the Fund, the Adviser and the Underwriter based upon the Company’s reasonable and good faith determination that Shares of any Designated Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)      termination by the Company by written notice to the Fund, the Adviser and the Underwriter in the event any of the Designated Portfolio’s Shares are not registered, issued or sold in accordance with applicable state and/or federal securities laws or such law precludes the use of such Shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)      termination by the Fund, the Adviser or Underwriter in the event that formal administrative proceedings are instituted against the Company or any affiliate by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund’s Shares; provided, however, that the Fund, the Adviser or Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)      termination by the Company in the event that formal administrative proceedings are instituted against the Fund, the Adviser or Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Underwriter to perform its obligations under this Agreement; or

(f)      termination by the Company by written notice to the Fund, the Adviser and the Underwriter with respect to any Designated Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof, or if the Company reasonably believes that such Designated Portfolio may fail to so qualify or comply; or

(g)      termination by the Fund, the Adviser or Underwriter by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Article VI hereof; or

(h)      termination by any of the Fund, the Adviser or the Underwriter by written notice to the Company, if any of the Fund, the Adviser or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, insurance company rating or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i)      termination by the Company by written notice to the Fund, the Adviser and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, the Adviser or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, and that material adverse change or publicity will have a material effect on the Fund’s or the Underwriter’s ability to perform its obligation under this Agreement; or

(j)      termination by the Company upon any substitution of the Shares of another investment company or series thereof for Shares of a Designated Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund and Underwriter of the date of substitution; or

(k)      termination by any party in the event that the Fund’s Board of Trustees determines that a material irreconcilable conflict exists as provided in Article VII; or

(l)      at the option of the Company, as one party, or the Fund, the Adviser and the Underwriter, as one party, upon the other party’s material breach of any provision of this Agreement upon 30 days’ written notice and the opportunity to cure within such notice period; or

(m)      at the option of the Fund or the Adviser in the event the Contracts are not treated as life insurance or annuity contracts under applicable provisions of the Code.

10.2.      Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Company, continue, for a one year period from the date of termination and from year to year thereafter if deemed appropriate by the Fund and the Adviser, to make available additional Shares of a Designated Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless the Underwriter elects to compel a substitution of other securities for the Shares of the Designated Portfolios. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Designated Portfolios, redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Underwriter). The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement. The parties further agree that this Section 10.2 shall not apply to any terminations under Section 10.1(d),(g) or (m) of this Agreement.

10.3.      The Company shall not redeem Fund Shares attributable to the Contracts (as opposed to Fund Shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”), (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the Shares of the Designated Portfolios is consistent with the terms of the Contracts, or (iv) as permitted under the terms of the Contract. Upon request, the Company will promptly furnish to the Fund and the Underwriter reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contacts, the Company shall not prevent Contract owners from allocating payments to a Designated Portfolio that is otherwise available under the Contracts without first giving the Fund or the Underwriter 45 days notice of its intention to do so.

10.4.      Notwithstanding any termination of this Agreement, each party’s obligation under Article VIII to indemnify the other parties shall survive.

ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

DWS Variable Series I
DWS Variable Series II
DWS Investments VIT Funds
Two International Place
Boston, MA 02110-4103
Attn.: Secretary

If to the Company:

The Prudential Insurance Company of America
290 West Mount Pleasant Avenue
Livingston, NJ 07039
Attn.: Yvonne Provost, Vice President, PruBenefit Funding

Additional copy to:
The Prudential Insurance Company of America
290 West Mount Pleasant Avenue
Livingston, New Jersey 07039-2729
Attn: Michael J. Scharpf, Vice President and Corporate Counsel

If to Underwriter:

DWS Scudder Distributors, Inc.
222 Riverside Plaza
Chicago, IL 60606
Attn.: Secretary

If to the Adviser:

Deutsche Investment Management Americas Inc.
Deutsche Asset Management, Inc.
345 Park Ave., 16th Floor
New York, NY 10154
Attn.: Legal Department (Retail Division)

ARTICLE XII. Miscellaneous

12.1.      Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain. Notwithstanding anything to the contrary contained herein, the Company shall be fully entitled to make disclosure of all information relating to the structure and tax aspects of this Agreement or the transactions contemplated hereby (which information shall not be deemed confidential) to the extent necessary to avoid treatment as a “confidential corporate tax shelter” under Treasury Regulation Section 301.6111-2(c)(3).

12.2.      The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.3.      This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.4.      This Agreement incorporates the entire understanding and agreement among the parties hereto, and supersedes any and all prior understandings and agreements between the parties hereto with respect to the subject matter hereof.

12.5.      If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6.      Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the State Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of the Company are being conducted in a manner consistent with the State variable annuity laws and regulations and any other applicable law or regulations.

12.7.      The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8.      This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

12.9.      The Company shall furnish, or shall cause to be furnished, to the Fund or its designee upon request copies of the following reports:

(a)      the Company’s annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles) filed with any state or federal regulatory body or otherwise made available to the public, as soon as practicable and in any event within 90 days after the end of each fiscal year; and

(b)      any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulatory, as soon as practicable after the filing thereof.

12.10.      All persons are expressly put on notice of the Fund’s Agreement and Declaration of Trust and all amendments thereto, all of which are on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund with respect to a Designated Portfolio hereunder are not binding upon any of the trustees, officers or shareholders of the Fund individually, but are binding upon only the assets and property of such Designated Portfolio. All parties dealing with the Fund with respect to a Designated Portfolio shall look solely to the assets of such Designated Portfolio for the enforcement of any claims against the Fund hereunder.

12.11.      The Company is expressly put on notice that prospectus disclosure regarding the potential risks of mixed and shared funding may be appropriate.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date first above written.

COMPANY:	THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By: /s/ Yvonne S. Provost
Name: Yvonne S. Provost
Title: Vice President

FUND:	DWS VARIABLE SERIES I

By: /s/ John Millette
Name: John Millette
Title: Secretary

DWS VARIABLE SERIES II

By: /s/ John Millette
Name: John Millette
Title: Secretary

DWS INVESTMENTS VIT FUNDS

By: /s/ John Millette
Name: John Millette
Title: Secretary

UNDERWRITER:	DWS SCUDDER DISTRIBUTORS, INC.

By: /s/ Philipp Hensler
Name: Philipp Hensler
Title: CEO & Chairman

ADVISER:	DEUTSCHE INVESTMENT MANAGEMENT
AMERICAS INC.

By: /s/ Michael Colon
Name: Michael Colon
Title: Coo

DEUTSCHE ASSET MANAGEMENT, INC.

By: /s/ Michael Colon
Name: Michael Colon
Title: Coo

SCHEDULE A

Name of Separate Account and Date Established by Board of Directors
VCA-GI-2 (6/14/88)

Contracts Funded by Separate Account
PruBenefit Select COLI variable life contracts

SCHEDULE B
DESIGNATED PORTFOLIOS
AND CLASSES THEREOF

	Designated Portfolio	Class
1.	DWS Variable Series I-DWS Bond VIP	A
2.	DWS Variable Series I-DWS Capital Growth VIP	A
3.	DWS Variable Series II-DWS Blue Chip VIP	A
4.	DWS Variable Series II-DWS Dreman High Return Equity VIP	A
5.	DWS Variable Series II-DWS Global Thematic VIP	A
6.	DWS Variable Series II-DWS Government & Agency Securities VIP	A
7.	DWS Variable Series II-DWS Strategic Income VIP	A
8.	DWS Variable Series II-DWS Technology VIP	A
9.	DWS Investments VIT-DWS Small Cap Index VIP	A

SCHEDULE C
EXPENSES

ITEM	FUNCTION	PARTY RESPONSIBLE FOR EXPENSE
FUND PROSPECTUS
Update	Typesetting	Fund
New Sales:	Printing Distribution	Company Company
Existing Owners:	Printing Distribution	Fund Fund
STATEMENTS OF ADDITIONAL INFORMATION	Same as Prospectus
PROXY MATERIALS OF THE FUND	Typesetting Printing Distribution	Fund Fund Fund
ANNUAL REPORTS AND OTHER COMMUNICATIONS WITH SHAREHOLDERS OF THE FUND
All	Typesetting	Fund
Marketing [1]	Printing Distribution	Company Company
Existing Owners:	Printing Distribution	Fund Fund
OPERATIONS OF FUND	All operations and related expenses, including the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, the preparation of all statements and notices required by any federal or state law and all taxes on the issuance of the Fund’s shares, and all costs of management of the business affairs of the Fund.	Fund

[1]Solely as it relates to the contracts listed on Schedule A, as it is attached to the same Agreement as this Schedule C.

SCHEDULE D

CERTIFICATE OF COMPLIANCE

The undersigned, a duly authorized officer of DWS VARIABLE SERIES I, DWS VARIABLE SERIES II and DWS INVESTMENTS VIT FUNDS (individually, a “Fund”), hereby affirms that regular testing is performed for the Fund in relation to the requirements of Section 817(h) and Subchapter M of the Internal Revenue Code (the “Code”) and the regulations thereunder and that, as of the quarter ended ______, 20__, the Fund was in compliance with such Section 817(h) and Subchapter M of the Code and the regulations thereunder. This certificate is being provided to The Prudential Insurance Company of America, which is a party to a participation agreement with the Fund.

Dated:________________________________________________	_____________________________________________________________

Name:
Title:

May 16, 2007

The Prudential Insurance Company of America
Yvonne S. Provost
290 W. Mt. Pleasant Ave.
Livingston, NJ 07039

Re:	Participation Agreement among Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Fidelity Distributors Corporation (the “Underwriter”) and Insurance Company (the “Company”), dated March 13, 2007, as amended (the “Participation Agreement”)

Dear Ms. Bergenn:

The Company, the Underwriter and the above referenced Variable Insurance Products Funds (the “Current Funds”) are parties to the above-referenced Participation Agreement. As explained in the notice sent to you on May 3, 2007, Fidelity is in the process of reorganizing some of the portfolios of the Current Funds (the “Affected Portfolios”) for administrative purposes. In connection with this reorganization, the Affected Portfolios will be moved into corresponding “shell” portfolios of a new Variable Insurance Products Fund V (“Fund V”). A list of all of the Affected Portfolios covered by the reorganization and the corresponding Fund V portfolios is set forth on the attached Exhibit.

In connection with this change, we are asking for your consent to (1) the amendment of the Participation Agreement to add Fund V as a “Fund” party under the terms of the Participation Agreement (the “Amendment”) and (2) the assignment of all of the Current Funds’ rights, benefits and obligations under the Participation Agreement with respect to the Affected Portfolios to Fund V, with respect to the corresponding portfolios of Fund V, and the release of the Current Funds from the obligations so assigned (the “Assignment”). The Participation Agreement will remain in full force and effect in accordance with its terms, as so amended and assigned herein.

Your signature below will indicate the Company’s consent to the Amendment and Assignment of the Participation Agreement as set forth above, to become effective immediately upon consummation of the reorganization.

Thank you for your prompt attention to this matter. If for some reason we cannot obtain your signature prior to the reorganization, and the Company submits orders or instructions under the

Participation Agreement thereafter, we will deem the Company to have consented to these matters. Please do not hesitate to contact your Fidelity Relationship Manager or Key Account Manager if you have any questions

Very truly yours,

FIDELITY DISTRIBUTORS CORPORATION
By: /s/ William Loehning
Name: William Loehning
Title: Executive Vice President

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III,
VARIABLE INSURANCE PRODUCTS FUND IV, and
VARIABLE INSURANCE PRODUCTS FUND V

By: /s/ Kimberley Monasterio
Name: Kimberley Monasterio
Title: Treasurer

The Undersigned Consents to the Amendment and Assignment of the Participation Agreement as of this 25 day of June 2007:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Yvonne S. Provost
Name: Yvonne S. Provost
Title: Vice President

Please keep one copy and return the other to:

Sharon Salter
Director, Contracts Management
Fidelity Investments
100 Salem Street, O2N
Smithfield RI 02917

EXHIBIT A

AFFECTED PORTFOLIOS	FUND V PORTFOLIOS

Variable Insurance Products Fund	Variable Insurance Products Fund V

Money Market Portfolio	Money Market Portfolio
Variable Insurance Products Fund II

Asset Manager Portfolio	Asset Manager Portfolio
Asset Manager: Growth Portfolio	Asset Manager: Growth Portfolio
Investment Grade Bond Portfolio	Investment Grade Bond Portfolio
Variable Insurance Products Fund IV

Freedom Income Portfolio	Freedom Income Portfolio
Freedom 2005 Portfolio	Freedom 2005 Portfolio
Freedom 2010 Portfolio	Freedom 2010 Portfolio
Freedom 2015 Portfolio	Freedom 2015 Portfolio
Freedom 2020 Portfolio	Freedom 2020 Portfolio
Freedom 2025 Portfolio	Freedom 2025 Portfolio
Freedom 2030 Portfolio	Freedom 2030 Portfolio
FundsManager 20% Portfolio	FundsManager 20% Portfolio
FundsManager 50% Portfolio	FundsManager 50% Portfolio
FundsManager 70% Portfolio	FundsManager 70% Portfolio
FundsManager 85% Portfolio	FundsManager 85% Portfolio
Strategic Income Portfolio	Strategic Income Portfolio

     AMENDMENT
     TO
     PARTICIPATION AGREEMENT

This AMENDMENT (this “Amendment”) is made and entered into as of the 13th day of March, 2007 by and among THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (the “Company”), a New Jersey corporation; FIDELITY DISTRIBUTORS CORPORATION (the “Underwriter”), a Massachusetts corporation; and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III and VARIABLE INSURANCE PRODUCTS FUND IV, each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (each, a “Fund”)

WHEREAS, the Company, on its own behalf and on behalf of each Account, the Underwriter and the Fund are parties to a Participation Agreement dated as of March 13, 2007 (the “Agreement”);

WHEREAS, the parties wish to amend certain provisions of the Agreement as set forth herein; and

WHEREAS, capitalized terms used, but not defined, in this Amendment have the meanings assigned to such terms in the Agreement.

NOW THEREFORE, in consideration of the mutual promises, representations, and warranties made herein, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.     The first Recital to the Agreement is hereby amended in its entirety by replacing it with the following new first Recital:

“WHEREAS, each Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for (1) separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the “Variable Insurance Products”) to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter “Participating Insurance Companies”), and (2) qualified pension and retirement plans within the meaning of Treasury Regulation section 1.817-5(f)(3)(iii) (“Qualified Plans”); and”

2.     The third Recital to the Agreement is hereby amended in its entirety by replacing it with the following new third Recital:

        “WHEREAS, each Fund has obtained an order from the Securities and Exchange Commission, dated October 15, 1985 (File No. 812-6102) or

September 17, 1986 (File No. 812-6422), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the “1940 Act”) and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliate with one another and qualified pension and retirement plans (hereinafter the “Shared Funding Exemptive Order”); and”

3.     The sixth Recital to the agreement is hereby amended in its entirely by replacing it with the following new sixth Recital:

“WHEREAS, the Variable Insurance Products identified on Schedule A hereto (“Contracts”) have been or will be registered by the Company under the 1933 Act, unless such Contracts are exempt from registration thereunder; and”

4.     The Agreement is hereby amended to provide for a new Article B to immediately follow Article A, which contains the following provisions:

     “ARTICLE B. Additional Definitions

“Accounts” the separate accounts of the Company shown on Schedule A.

“Schedule A-1 Accounts”—Accounts registered under the 1940 Act as unit investment trusts and listed on Schedule A-l.

“Schedule A-2 Accounts”—Accounts excluded from the definition of an investment company as provided for by Section 3(c)(11) of the 1940 Act and listed on Schedule A-2.

“Schedule A -3 Accounts”—Accounts excluded from the definition of an investment company as provided for by Section 3(c) (1) or Section 3(c)(7) of the 1940 Act and listed on Schedule A-3.

“Schedule A-l Contracts”—Contracts through which interests in Schedule A-l Accounts are offered and issued, which interests are registered as securities under the 1933 Act.

“Schedule A-2 Contracts”—Contracts through which interests in Schedule A-2 Accounts are offered and issued to trustees of qualified pension and profit-sharing plans and certain government plans identified in Section 3(a)(2) of the 1933 Act (which interests are not registered as securities in reliance upon Section 3(a)(2) of the 1933 Act).

2

“Schedule A-3 Contracts” —Contracts through which interests in Schedule A-3 Accounts are offered and issued to “accredited investors”, as that term is defined in Regulation D under the 1933 Act, or other investors permitted by Regulation D (which interests are not registered as securities in reliance upon Regulation D).”

5.     Section 1.11 of the Agreement is hereby amended in its entirety by replacing it with the following new Section 1.11:

“1.11. The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Portfolios in response to short-term stock market fluctuations.

A.          Accordingly, the Company represents and warrants that:

(a)          all purchase and redemption orders it provides under this Article I shall result solely from Contract Owner transactions fully received and recorded by the Company before the time as of which each applicable VIP Portfolio net asset value was calculated (currently 4:00 p.m. Boston time);

(b)          any annuity contract forms or variable life insurance policy forms not in use at the time of execution of this Agreement, but added to in the future via amendment of Schedule A hereto, will contain language reserving to the Company the right to refuse to accept instructions from persons that engage in market timing or other excessive or disruptive trading activity.

B.          The parties have entered into a separate agreement addressing the prevention of frequent or disruptive purchases or redemptions of Fund shares.

6.     Section 1.12 of the Agreement is hereby amended in its entirety by replacing it with the following new Section 1.12:

“1.12. A.      Company agrees to comply with its obligations under applicable anti-money laundering (“AML”) laws, rules and regulations, including but not limited to its obligations under the United States Bank Secrecy Act of 1970, as amended (by the USA PATRIOT Act of 2001 and other laws), and the rules, regulations and official guidance issued hereunder (collectively, the “BSA”). In addition, the Company represents that it has adopted and implemented policies and procedures reasonably designed to achieve compliance with the applicable requirements administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.

3

B.     The Company hereby represents covenants and warrants to the Fund and the Underwriter that:

(a)          None of the Company’s employees who are authorized in connection with their employment to transact business with the Fund or Underwriter in accounts in the Company’s name, in any nominee name maintained for the Company, or for which the Company serves as financial institution of record are designated or targeted under any of the Sanctions or Special Measures and that no transactions placed in any such accounts by any of the Company’s authorized employees will contravene any of the Sanctions or Special Measures;

(b)          As the Sanctions or Special Measures are updated, the Company shall periodically review them to confirm that none of the Company’s employees that are authorized to transact business with the Fund or Underwriter are designated or targeted under any of the Sanctions or Special Measures; and

(c)          The Company, including any of the Company’s affiliates, does not maintain offices in any country or territory to which any of the Sanctions or Special Measures prohibit the export of services or other dealings.”

7.     Section 8. 1(c) of the Agreement is hereby added by adding the following language at the end of the section:

“The Company shall not be liable under this indemnification provision with respect to any claim, action, suit or proceeding settled by an Indemnified Party without the Company’s written consent.”

8.     Section 12.9 of the Agreement is hereby amended in its entirety by replacing it with the following new Section 12.9:

“12.9. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports, to the extent such reports are publicly available:

(a)          the Company’s annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles (“GAAP”), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

(b)          the Company’s quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period:

4

(c)          any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

(d)          any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

(e)          any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.”

9.     The Agreement is hereby amended to provide for a new Section 12.10, which contains the following provisions:

“12.10. Notwithstanding anything to the contrary contained herein, the parties agree that each party shall be fully entitled to make disclosure of information relating to the structure and tax aspects of the transactions contemplated by this Agreement, without limitation of any kind on such disclosure, and all materials of any kind (including opinions or other tax analysis) that are provided herein related to such structure and tax aspects as described in Treasury Regulation Section 301.611l-2(c)(3).”

10.     This Amendment shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

11.     This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.     If any provision of this Amendment shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Amendment shall not be affected thereby.

[SIGNATURE PAGES FOLLOW]

5

        IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Yvonne S. Provost

Name:	Yvonne S. Provost

Its:	Vice President

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III, and
VARIABLE INSURANCE PRODUCTS FUND IV

By:	/s/ Kimberley Monasterio
Name:	Kimberley Monasterio

Their:	FUND TREASURER

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ Bill Loehning
Name:	Bill Loehning
Title:	Executive Vice President
Date:	3/16/07

6

PARTICIPATION AGREEMENT

Among

VARIABLE INSURANCE PRODUCTS FUNDS,

FIDELITY DISTRIBUTORS CORPORATION

and

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

THIS AGREEMENT, made and entered into as of the 13th day of March, 2007 by and among THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, (hereinafter the “Company”), a New Jersey corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the “Account”); and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the “Underwriter”), a Massachusetts corporation; and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II, VARIABLE INSURANCE PRODUCTS FUND III and VARIABLE INSURANCE PRODUCTS FUND IV, each an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (each referred to hereinafter as the “Fund”).

RECITALS

WHEREAS, each Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the “Variable Insurance Products”) and qualified pension and retirement plans within the meaning of Treasury Regulation section 1.817-5(f)(3)(iii) (“Qualified Plans”) to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter “Participating Insurance Companies”); and

WHEREAS, the beneficial interest in each Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series hereinafter referred to as a “Portfolio”); and

1

WHEREAS, each Fund has obtained an order from the Securities and Exchange Commission, dated October 15, 1985 (File No. 812-6102) or September 17, 1986 (File No. 812-6422), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), l3(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the “1940 Act”) and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the “Shared Funding Exemptive Order”); and

WHEREAS, each Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, Fidelity Management & Research Company (the “Adviser”) is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities law; and

WHEREAS, the variable life insurance and/or variable annuity products identified on Schedule A hereto (“Contracts”) have been or will be registered by the Company under the 1933 Act, unless such Contracts are exempt from registration thereunder; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless such Account is exempt from registration thereunder; and

WHEREAS, the Underwriter is registered as a broker dealer with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended, (hereinafter the “1934 Act”), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter “NASD”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Contracts and the Underwriter is authorized to sell such shares to each Account at net asset value;

2

AGREEMENT

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Underwriter and each Fund agree as follows:

ARTICLE A. Form of Agreement

Although the parties have executed this Agreement in the form of a Master Participation Agreement for administrative convenience, this Agreement shall create a separate participation agreement for each Fund, as though the Company and the Underwriter had executed a separate, identical form of participation agreement with each Fund. No rights, responsibilities or liabilities of any Fund shall be attributed to any other Fund.

ARTICLE I. Sale of Fund Shares

1.1.    The Underwriter agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 9:00 a.m. Boston time on the next following Business Day. Beginning within three months of the effective date of this Agreement, the Company agrees that all order for the purchase and redemption of Fund shares on behalf of the Accounts will be placed by the Company with the Funds or their transfer agent by electronic transmission. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

1.2.    The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Fund shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the “Board”) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.3.    The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and Qualified Plans. No shares of any Portfolio will be sold to the general public.

3

1.4.    The Fund and the Underwriter will not sell Fund shares to any insurance company, separate account or Qualified Plan unless an agreement containing provisions substantially the same as Articles I, III, V, VII and Section 2.5 of Article II of this Agreement is in effect to govern such sales.

1.5.    The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day. This section shall not apply to VIP Fund shares or share classes that are subject to redemption fees. The Company shall not purchase or redeem VIP Fund shares that are subject to redemption fees, including shares of Portfolios or share classes that later become subject to redemption fees, in the absence of an additional written agreement signed by all parties.

1.6.    The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus.

1.7.    The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.8.    Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.9.    The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund’s shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.10.  The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net

4

asset value per share is calculated (normally by 6:30 p.m. Boston time) and shall use its best efforts to make such net asset value per share available by 7 p.m. Boston time.

1.11.  The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Portfolios in response to short-term stock market fluctuations.

A.    Accordingly, the Company represents and warrants that:
(a) all purchase and redemption orders it provides under this Article I shall result solely from Contract Owner transactions fully received and recorded by the Company before the time as of which each applicable VIP Portfolio net asset value was calculated (currently 4:00 p.m. e.s.t);
(b) it will comply with its policies and procedures designed to prevent excessive trading as approved by the Fund, or will comply with the Fund’s policies and procedures regarding excessive trading as set forth in the Fund’s prospectus, but in no event shall this provision require the Company to breach any terms of its existing Contracts;
(c) any annuity contract forms or variable life insurance policy forms not in use at the time of execution of this Agreement, but added to in the future via amendment of Schedule A hereto, will contain language reserving to the Company the right to refuse to accept instructions from persons that engage in market timing or other excessive or disruptive trading activity.

B.    The Company agrees to provide the Fund, upon written request, the taxpayer identification number (“TIN”), if known, of any or all Contract Owner(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Contract Owner (s) or account (if known), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Company during the period covered by the request.

(a) The Fund will request information pursuant to Section 1.11B. which sets forth a specific period for which transaction information is sought. The Fund may request transaction information it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.

(b) The Company agrees to transmit the requested information that is on its books and records to the Fund or its designee promptly, but in any event not later than five business days, after receipt of a request. If the requested information is not on the Company’s books and records, the Company agrees to: (i) provide or arrange to provide to the Fund the requested information from Contract Owners who hold an account with an indirect intermediary; or (ii) if directed by the Fund, block further purchases of Fund Shares from such indirect intermediary. In such instance, the Company agrees to inform the Fund whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties.

5

To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an “indirect intermediary” has the same meaning as in SEC Rule 22c-2 under the 1940 Act.

(c) The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Company.

C.    The Company agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Contract Owner that has been identified by the Fund as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Company’s account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund, except that this provision shall not require the Company to breach any terms of its existing contracts with Contract owners.

(a) Instructions from the Fund will include the TIN, if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions will include an equivalent identifying number of the Contract Owner(s) or account(s) or other agreed upon information to which the instruction relates.

(b) The Company agrees to execute instructions as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Company.

(c) The Company must provide written confirmation to the Fund that instructions have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than five business days after the instructions have been executed.

D.    For purposes of this paragraph:

(a) The term “Fund” includes the Fund’s principal underwriter and transfer agent. The term not does include any “excepted funds” as defined in SEC Rule 22c-2(b) under the 1940 Act.

(b) The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the 1940 Act that are held by the Company.

(c) The term “Contract Owner” means the holder of interests in a variable annuity or variable life insurance contract issued by the Company.

(d) The term “written” includes electronic writings and facsimile transmissions.

6

1.12
A.    Company agrees to comply with its obligations under applicable anti-money laundering (“AML”) laws, rules and regulations, including but not limited to its obligations under the United States Bank Secrecy Act of 1970, as amended (by the USA PATRIOT Act of 2001 and other laws), and the rules, regulations and official guidance issued thereunder (collectively, the “BSA”).

B.    The Company agrees to undertake inquiry and due diligence regarding the customers to whom the Company offers and/or sells Portfolio shares or on whose behalf the Company purchases Portfolio shares and that the inquiry and due diligence is reasonably designed to determine that the Company is not prohibited from dealing with any such customer by (i) any sanction administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury (collectively, the “Sanctions”); or (ii) any of the Special Measures.

C.     The Company hereby represents, covenants and warrants to the Fund and the Underwriter that:

(a)     None of the Company’s employees who are authorized in connection with their employment to transact business with the Fund or Underwriter in accounts in the Company’s name, in any nominee name maintained for the Company, or for which the Company serves as financial institution of record are designated or targeted under any of the Sanctions or Special Measures and that no transactions placed in any such accounts by any of the Company’s authorized employees will contravene any of the Sanctions or Special Measures;

(b)     As the Sanctions or Special Measures are updated, the Company shall periodically review them to confirm that none of the Company’s employees that are authorized to transact business with the Fund or Underwriter are designated or targeted under any of the Sanctions or Special Measures; and

(c)     The Company, including any of the Company’s affiliates, does not maintain offices in any country or territory to which any of the Sanctions or Special Measures prohibit the export of services or other dealings.

D.    The Company agrees to notify the Fund and the Underwriter or the Portfolios’ transfer agent promptly when and if it learns that the establishment or maintenance of any account holding, or transaction in or relationship with a holder of, Portfolio shares pursuant to this Agreement violates or appears to violate any of the Sanctions or Special Measures.

7

ARTICLE II. Representations and Warranties

2.1.    The Company represents and warrants that the Contracts are or will be registered under the 1933 Act or are exempt from registration thereunder; that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the New Jersey Insurance Code and that each Account is either registered or exempt from registration as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

2.2.    The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the Commonwealth of Massachusetts and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

2.3.    The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the “Code”) and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.4.    The Company represents that the Contracts are currently treated as endowment, life insurance or annuity insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.5.    (a) With respect to Initial Class shares, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-l under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a “no fee” or “defensive” Rule 12b-l Plan under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-l, the Fund undertakes to have a board of trustees, a

8

majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-l to finance distribution expenses.

(b) With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule 12b-l Plans under which it makes payments to finance distribution expenses. The Fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved each of its Rule 12b-l Plans to finance distribution expenses of the Fund and that any changes to the Fund’s Rule 12b-l Plans will be approved by a similarly constituted board of trustees.

2.6.    The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund’s investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the Commonwealth of Massachusetts and the Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the Commonwealth of Massachusetts to the extent required to perform this Agreement.

2.7.    The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with the laws of the Commonwealth of Massachusetts and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.8.    The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

2.9.    The Underwriter represents and warrants that the Adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Adviser shall perform its obligations for the Fund in compliance in all material respects with the laws of the Commonwealth of Massachusetts and any applicable state and federal securities laws.

2.10.   The Fund and Underwriter represent and warrant that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

9

2.11.    The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, and that said bond is issued by a reputable bonding company, includes coverage for larceny and embezzlement, and is in an amount not less than $5 million. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

ARTICLE III. Prospectuses and Proxy Statements; Voting

3.1.    The Underwriter shall provide the Company with as many printed copies of the Fund’s current prospectus and Statement of Additional Information as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide camera-ready film containing the Fund’s prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the prospectus, private offering memorandum or other disclosure document (“Disclosure Document”) for the Contracts and the Fund’s prospectus printed together in one document, and to have the Statement of Additional Information for the Fund and the Statement of Additional Information for the Contracts printed together in one document. Alternatively, the Company may print the Fund’s prospectus and/or its Statement of Additional Information in combination with other fund companies’ prospectuses and statements of additional information. Except as provided in the following three sentences, all expenses of printing and distributing Fund prospectuses and Statements of Additional Information shall be the expense of the Company. For prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the Fund’s prospectus, the Fund will reimburse the Company in an amount equal to the product of A and B where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Fund’s per unit cost of typesetting and printing the Fund’s prospectus. The same procedures shall be followed with respect to the Fund’s Statement of Additional Information.

The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund’s expenses do not include the cost of printing any prospectuses or Statements of Additional Information other than those actually distributed to existing owners of the Contracts.

3.2.    The Fund’s prospectus shall state that the Statement of Additional Information for the Fund is available from the Underwriter or the Company (or in the Fund’s discretion, the Prospectus shall state that such Statement is available from the Fund).

10

3.3.    The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and Statements of Additional Information, which are covered in Section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.4.    If and to the extent required by law the Company shall:
  (i) solicit voting instructions from Contract owners;
 (ii) vote the Fund shares in accordance with instructions received from Contract owners; and
(iii) vote Fund shares for which no instructions have been received in a particular separate account in the same proportion as Fund shares of such portfolio for which instructions have been received in that separate account, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B attached hereto and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies.

3.5.    The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission’s interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

4.1.    The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

11

4.2.    The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

4.3.    The Fund, Underwriter, or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within fifteen Business Days after receipt of such material.

4.4.    The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement or Disclosure Document for the Contracts, as such registration statement or Disclosure Document may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5.    The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

4.6.    The Company will provide to the Fund at least one complete copy of all registration statements, Disclosure Documents, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to or affect the Fund, the Contracts or each Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities or, if a Contract and its associated Account are exempt from registration, at the time such documents are first published.

4.7.    For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television,

12

telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, Disclosure Documents, Statements of Additional Information, shareholder reports, and proxy materials.

ARTICLE V. Fees and Expenses

5.1.    The Fund and Underwriter shall pay no fee or other compensation to the Company under this agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. No such payments shall be made directly by the Fund.

5.2.    All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund’s shares.

5.3.    The Company shall bear the expenses of distributing the Fund’s prospectus and reports to owners of Contracts issued by the Company. The Fund shall bear the costs of soliciting Fund proxies from Contract owners, including the costs of mailing proxy materials and tabulating proxy voting instructions, not to exceed the costs charged by any service provider engaged by the Fund for this purpose. The Fund and the Underwriter shall not be responsible for the costs of any proxy solicitations other than proxies sponsored by the Fund.

ARTICLE VI. Diversification

6.1.    The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the

13

Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

ARTICLE VII.  Potential Conflicts

7.1.     The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2.     The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

7.3.     If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a

14

change; and (2), establishing a new registered management investment company or managed separate account.

7.4.     If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.5.     If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.6.     For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.7.     If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from

15

those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.  Indemnification

8.1.    Indemnification By The Company

8.1(a).     The Company agrees to indemnify and hold harmless the Fund and each trustee of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in, the Fund’s shares or the Contracts and:

(i)  arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Disclosure Documents for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in any Disclosure Document relating to the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)   arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

16

(iii)  arise out of any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

(iv)  arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)   arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

8.1(b).     The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

8.1(c).     The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

17

8.1(d).     The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

8.2.     Indemnification by the Underwriter

8.2(a).     The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in, the Fund’s shares or the Contracts and:

(i)     arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)    arise out of or as a result of statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)   arise out of any untrue statement or alleged untrue statement of a material fact contained in a Disclosure Document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to

18

        make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund; or

(iv)  arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

(v)   arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

8.2(b).     The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

8.2( c).     The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

19

8.2(d).     The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

8.3.     Indemnification By the Fund

8.3(a).     The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

(i)    arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

(ii)   arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 8.3 (b) and 8.3 (c) hereof.

8.3(b).     The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or each Account, whichever is applicable.

8.3(c).     The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this

20

indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d).     The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either the Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX.  Applicable Law

9.1.     This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

9.2.     This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X.  Termination

10.1.     This Agreement shall continue in full force and effect until the first to occur of:

(a)   termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties; or

(b)  termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)  termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with

21

        applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)  termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

(e)  termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

(f)   termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g)  termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

10.2.     Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.3.     The provisions of Articles II (Representations and Warranties), VIII (Indemnification), IX (Applicable Law) and XII (Miscellaneous) shall survive termination of this Agreement. In addition, all other applicable provisions of this Agreement shall survive termination as long as shares of the Fund are held on behalf of

22

Contract owners in accordance with section 10.2, except that the Fund and Underwriter shall have no further obligation to make Fund shares available in Contracts issued after termination.

10.4.     The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”) or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 90 days notice of its intention to do so.

ARTICLE XI.   Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:
82 Devonshire Street
Boston, Massachusetts 02109
Attention: Treasurer

If to the Company:
The Prudential Insurance Company of America
290 West Mount Pleasant Avenue
Livingston, New Jersey 07039
Attention: Yvonne Provost
                    Michael Scharpf

If to the Underwriter:
82 Devonshire Street
Boston, Massachusetts 02109
Attention: Treasurer

23

ARTICLE XII.  Miscellaneous

12.1.     All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

12.2.     Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

12.3.     The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4.     This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5.     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6.     Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California Insurance Regulations and any other applicable law or regulations.

12.7.      The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8.     This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of

24

the Underwriter under this Agreement. The Company shall promptly notify the Fund and the Underwriter of any change in control of the Company.

12.9.     The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

(a)   the Company’s annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles (“GAAP”), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

(b)   the Company’s quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period:

(c)   any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

(d)   any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

(e)   any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

25

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Yvonne S. Provost
Name:	Yvonne S. Provost
Its:	Vice President

VARIABLE INSURANCE PRODUCTS FUND,
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III, and
VARIABLE INSURANCE PRODUCTS FUND IV

By:	/s/ Kimberly Monasterio
Name:	Kimberly Monasterio
Their:	FUND TREASURER

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ Bill Loehning
Name:	Bill Loehning
Title:	Executive Vice President
Date:	______________________________

26

Schedule A-1

Separate Accounts of the Company Registered Under the 1940 Act as Unit
Investment Trusts

    The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Prudential Variable Contract Account GI-2 (VCA-GI-2)	June 24, 1988	811-07545	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Registered
Under the Securities Act of 1933

    The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	1933 Act Registration Number	Type of Product Supported by Account
PruBenefit Select	Service Class of:
   VIP Contrafund Portfolio
   VIP Equity-Income Portfolio
   VIP Index 500 Portfolio
   VIP Investment Grade Bond Portfolio
   VIP Mid Cap Portfolio
   VIP Money Market Portfolio
   VIP Overseas Portfolio
   VIP Value Leaders Portfolio
   VIP Value Strategies Portfolio
   VIP Freedom 2015 Portfolio
   VIP Freedom 2020 Portfolio
   VIP Freedom 2025 Portfolio
	VIP Freedom 2030 Portfolio	333-137572	Variable Life Insurance
Group Variable Universal Life Insurance Contract		333-01031	Variable Life Insurance

27

Schedule A-2

Separate Accounts of the Company Excluded From the Definition of an Investment
Company as Provided for by Section 3(c)(11) of the 1940 Act

    The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered
Under the Securities Act of 1933 in Reliance Upon Section 3(a)(2) of the Act

    The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account

28

Schedule A-3

Separate Accounts of the Company Excluded From the Definition of an Investment
Company as Provided for by Section 3(c)(1) or 3(c)(7) of the 1940 Act

    The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account
Prudential Variable Contract Account GI-6 (VCA-GI-6)	February 9, 1999	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered
Under the Securities Act of 1933 in Reliance Upon Section 4(2) of the Act and
Regulation D Thereunder

    The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account
PruBenefit Laureate	Service Class of:
   VIP Contrafund Portfolio
   VIP Equity-Income Portfolio
   VIP Index 500 Portfolio
   VIP Investment Grade Bond Portfolio
   VIP Mid Cap Portfolio
   VIP Money Market Portfolio
   VIP Overseas Portfolio
   VIP Value Leaders Portfolio
   VIP Value Strategies Portfolio
   VIP Freedom 2015 Portfolio
   VIP Freedom 2020 Portfolio
   VIP Freedom 2025 Portfolio
	VIP Freedom 2030 Portfolio	Group	Variable Life Insurance

29

SCHEDULE B
PROXY VOTING PROCEDURE

The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Fund by the Underwriter, the Fund and the Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term “Company” shall also include the department or third party assigned by the Insurance Company to perform the steps delineated below.

1.	The number of proxy proposals is given to the Company by the Underwriter as early as possible before the date set by the Fund for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time the Underwriter will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2.	Promptly after the Record Date, the Company will perform a “tape run”, or other activity, which will generate the names, addresses and number of units which are attributed to each contractowner/policyholder (the “Customer”) as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers’ accounts as of the Record Date.

Note: The number of proxy statements is determined by the activities described in Step #2. The Company will use its best efforts to call in the number of Customers to Fidelity, as soon as possible, but no later than two weeks after the Record Date.

3.	The Fund’s Annual Report no longer needs to be sent to each Customer by the Company either before or together with the Customers’ receipt of a proxy statement. Underwriter will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.

4.	The text and format for the Voting Instruction Cards (“Cards” or “Card”) is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Legal Department of the Underwriter or its affiliate (“Fidelity Legal”) must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:
	a.	name (legal name as found on account registration)
	b.	address
	c.	Fund or account number
	d.	coding to state number of units
	e.	individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund)

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

30

5.	During this time, Fidelity Legal will develop, produce, and the Fund will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Insurance Company). Contents of envelope sent to Customers by Company will include:

		a.	Voting Instruction Card(s)
		b.	One proxy notice and statement (one document)
		c.	return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
		d.	“urge buckslip” - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)
		e.	cover letter - optional, supplied by Company and reviewed and approved in advance by Fidelity Legal.

6.	The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to Fidelity Legal.

7.	Package mailed by the Company.
	*	The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.

8.	Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company’s internal procedure and has not been required by Fidelity in the past.

9.	Signatures on Card checked against legal name on account registration which was printed on the Card.

Note: For Example, If the account registration is under “Bertram C. Jones, Trustee,” then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

31

10.	If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have “kicked out” (e.g. mutilated, illegible) of the procedure are “hand verified,” i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11.	There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12.	The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) Fidelity Legal must review and approve tabulation format.

13.	Final tabulation in shares is verbally given by the Company to Fidelity Legal on the morning of the meeting not later than 10:00 a.m. Boston time. Fidelity Legal may request an earlier deadline if required to calculate the vote in time for the meeting.

14.	A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. Fidelity Legal will provide a standard form for each Certification.

15.	The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, Fidelity Legal will be permitted reasonable access to such Cards.

16.	All approvals and “signing-off” may be done orally, but must always be followed up in writing.

32

SUB-LICENSE AGREEMENT

Agreement effective as of this 13th day of March, 2007, by and between Fidelity Distributors Corporation (hereinafter called “Fidelity”), a corporation organized and existing under the laws of the Commonwealth of Massachusetts, with a principal place of business at 82 Devonshire Street, Boston, Massachusetts, and The Prudential Insurance Company of America (hereinafter called “Company”), a company organized and existing under the laws of the State of New Jersey, with a principal place of business at 751 Broad Street, Newark, New Jersey.
WHEREAS, FMR Corp., a Massachusetts corporation, the parent company of Fidelity, is the owner of the trademark and the tradename “FIDELITY INVESTMENTS” and is the owner of a trademark in a pyramid design (hereinafter, collectively the “Fidelity Trademarks”), a copy of each of which is attached hereto as Exhibit “A”; and
WHEREAS, FMR Corp. has granted a license to Fidelity (the “Master License Agreement”) to sub-license the Fidelity Trademarks to third parties for their use in connection with Promotional Materials as hereinafter defined; and
WHEREAS, Company is desirous of using the Fidelity Trademarks in connection with distribution of “sales literature and other promotional material” with information, including the Fidelity Trademarks, printed in said material (such material hereinafter called the Promotional Material). For the purpose of this Agreement, “sales literature and other promotional material” shall have the same meaning as in the certain Participation Agreement dated as of the 13th day of March, 2007, among Fidelity, Company and the Variable Insurance Products Funds (hereinafter “Participation Agreement”); and
WHEREAS, Fidelity is desirous of having the Fidelity Trademarks used in connection with the Promotional Material.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy whereof is hereby acknowledged, and of the mutual promises hereinafter set forth, the parties hereby agree as follows:
1. Fidelity hereby grants to Company a non-exclusive, non-transferable license to use the Fidelity Trademarks in connection with the promotional distribution of the Promotional Material and Company accepts said license, subject to the terms and conditions set forth herein.
2. Company acknowledges that FMR Corp. is the owner of all right, title and interest in the Fidelity Trademarks and agrees that it will do nothing inconsistent with the ownership of the Fidelity Trademarks by FMR Corp., and that it will not, now or hereinafter, contest any registration or application for registration of the Fidelity Trademarks by FMR Corp., nor will it, now or hereafter,

33

aid anyone in contesting any registration or application for registration of the Fidelity Trademarks by FMR Corp.

3. Company agrees to use the Fidelity Trademarks only in the form and manner approved by Fidelity and not to use any other trademark, service mark or registered trademark in combination with any of the Fidelity Trademarks without approval by Fidelity.
4. Company agrees that it will place all necessary and proper notices and legends in order to protect the interests of FMR Corp. and Fidelity therein pertaining to the Fidelity Trademarks on the Promotional Material including, but not limited to, symbols indicating trademarks, service marks and registered trademarks. Company will place such symbols and legends on the Promotional Material as requested by Fidelity or FMR Corp. upon receipt of notice of same from Fidelity or FMR Corp.
5. Company agrees that the nature and quality of all of the Promotional Material distributed by Company bearing the Fidelity Trademarks shall conform to standards set by, and be under the control of, Fidelity.
6. Company agrees to cooperate with Fidelity in facilitating Fidelity’s control of the use of the Fidelity Trademarks and of the quality of the Promotional Material to permit reasonable inspection of samples of same by Fidelity and to supply Fidelity with reasonable quantities of samples of the Promotional Material upon request.
7. Company shall comply with all applicable laws and regulations and obtain any and all licenses or other necessary permits pertaining to the distribution of said Promotional Material.
8. Company agrees to notify Fidelity of any unauthorized use of the Fidelity Trademarks by others promptly as it comes to the attention of Company. Fidelity or FMR Corp. shall have the sole right and discretion to commence actions or other proceedings for infringement, unfair competition or the like involving the Fidelity Trademarks and Company shall cooperate in any such proceedings if so requested by Fidelity or FMR Corp.
9. This agreement shall continue in force until terminated by Fidelity. This agreement shall automatically terminate upon termination of the Master License Agreement. In addition, Fidelity shall have the right to terminate this agreement at any time upon notice to Company, with or without cause. Upon any such termination, Company agrees to cease immediately all use of the Fidelity Trademarks and shall destroy, at Company’s expense, any and all materials in its possession bearing the Fidelity Trademarks, and agrees that all rights in the Fidelity Trademarks and in the goodwill connected therewith shall remain the property of FMR Corp. Unless so terminated by Fidelity, or extended by written agreement of the parties, this agreement shall expire on the termination of that certain Participation Agreement.
10. Company shall indemnify Fidelity and FMR Corp. and hold each of them harmless from and against any loss, damage, liability, cost or expense of any nature whatsoever, including without

34

limitation, reasonable attorneys’ fees and all court costs, arising out of use of the Fidelity Trademarks by Company.
11. In consideration for the promotion and advertising of Fidelity as a result of the distribution by Company of the Promotional Material, Company shall not pay any monies as a royalty to Fidelity for this license.
12. This agreement is not intended in any manner to modify the terms and conditions of the Participation Agreement. In the event of any conflict between the terms and conditions herein and thereof, the terms and conditions of the Participation Agreement shall control.
13. This agreement shall be interpreted according to the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereunto set their hands and seals, and hereby execute this agreement, as of the date first above written.

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ Bill Loehning
Name:	Bill Loehning
Title:	Executive Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Yvonne S. Provost
Name:	Yvonne S. Provost
Title:	Vice President

35

EXHIBIT A

Int. Cl.: 36

Prior U.S. Cls.: 101 and 102
Reg. No. 1,481,040
United States Patent and Trademark Office Registered Mar. 15, 1988

SERVICE MARK
PRINCIPAL REGISTER

FMR CORP. (MASSACHUSETTS CORPORATION)	FIRST USE 2-22-1984; IN COMMERCE 2-22-1984.
82 DEVONSHIRE STREET
BOSTON, MA 02109, ASSIGNEE OF	NO CLAIM IS MADE TO THE
FIDELITY DISTRIBUTORS	EXCLUSIVE RIGHT TO USE
CORPORATION (MASSACHUSETTS	“INVESTMENTS”, APART FROM THE
CORPORATION) BOSTON, MA 02109	MARK AS SHOWN.

FOR: MUTUAL FUND AND STOCK	SER. NO. 641,707, FILED 1-28-1987
BROKERAGE SERVICES, IN CLASS 36
(U.S. CLS. 101 AND 102)	RUSS HERMAN, EXAMINING ATTORNEY

36

Amended and Restated Participation Agreement
as of February 1, 2007
Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.
The Pruco Life Insurance Company
The Pruco Life Insurance Company of New Jersey
The Prudential Insurance Company of America
Pruco Securities LLC
Prudential Investment Management Services LLC

CONTENTS

Section	Subject Matter

1.	Parties and Purpose
2.	Representations and Warranties
3.	Purchase and Redemption of Trust Portfolio Shares
4.	Fees, Expenses, Prospectuses, Proxy Materials and Reports
5.	Voting
6.	Sales Material, Information and Trademarks
7.	Indemnification
8.	Notices
9.	Termination
10.	Miscellaneous

Schedules to this Agreement

A.	The Company and its Distributor
B.	Accounts of the Company
C.	Available Portfolios and Classes of Shares of the Trust
D.	Contracts of the Company
E.	[this schedule is not used]
F.	Rule 12b-1 Plans of the Trust
G.	Addresses for Notices
H.	Shared Funding Order

1.	Parties and Purpose

THIS AMENDED AND RESTATED PARTICIPATION AGREEMENT (the “Agreement”) supercedes and replaces the Participation Agreement, dated as of [May 1, 2000], together with all subsequent amendments (“Prior Agreement”), by and between certain portfolios and classes of Franklin Templeton Variable Insurance Products Trust specified in Schedule C of the Prior Agreement, Franklin/Templeton Distributors, Inc. and the insurance companies identified in Schedule A of the Prior Agreement on their own behalf and behalf of each segregated asset account listed in Schedule B of the Prior Agreement. The Agreement is entered by and between certain portfolios and classes thereof, specified below and in Schedule C, of Franklin Templeton Variable Insurance Products Trust, an open-end management investment company organized as a business trust under Massachusetts law (the “Trust”), Franklin/Templeton Distributors, Inc., a California corporation which is the principal underwriter for the Trust (the “Underwriter,” and together with the Trust, “we” or “us”), the insurance company identified on Schedule A (together “you”) and your distributor, on your own behalf and on behalf of each segregated asset account maintained by you that is listed on Schedule B, as that schedule may be amended from time to time (“Account” or “Accounts”).

     The purpose of this Agreement is to entitle you, on behalf of the Accounts, to purchase the shares, and classes of shares, of portfolios of the Trust (“Portfolios”) that are identified on Schedule C, consistent with the terms of the prospectuses of the Portfolios, solely for the purpose of funding benefits of your variable life insurance policies or variable annuity contracts (“Contracts”) that are identified on Schedule D. This Agreement does not authorize any other purchases or redemptions of shares of the Trust.

2.	Representations and Warranties

2.1	Representations and Warranties by You

You represent and warrant that:

2.1.1    You are an insurance company duly organized and in good standing under the laws of your state of incorporation.

2.1.2    All of your directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Trust are and shall be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust, in an amount not less than $5 million. Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. You agree to make all reasonable efforts to see that this bond or another bond containing such provisions is always in effect, and you agree to notify us in the event that such coverage no longer applies.

2.1.3    Each Account is a duly organized, validly existing segregated asset account under applicable insurance law and interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Internal Revenue Code of 1986, as amended (“Code”) and the regulations thereunder. You will use your best efforts to continue to meet such definitional requirements, and will notify us immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

2.1.4    Each Account either: (i) has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust under the Investment Company Act of 1940 (“1940 Act”); or (ii) has not been so registered in proper reliance upon

2

an exemption from registration under Section 3(c) of the 1940 Act; if the Account is exempt from registration as an investment company under Section 3(c) of the 1940 Act, you will use your best efforts to maintain such exemption and will notify us immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.

2.1.5    The Contracts or interests in the Accounts: (i) are or, prior to any issuance or sale will be, registered as securities under the Securities Act of 1933, as amended (the “1933 Act”); or (ii) are not registered because they are properly exempt from registration under Section 3(a)(2) of the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under Section 4(2) or Regulation D of the 1933 Act, in which case you will make every effort to maintain such exemption and will notify us immediately upon having a reasonable basis for believing that such exemption no longer applies or might not apply in the future.

2.1.6    The Contracts: (i) will be sold by broker-dealers, or their registered representatives, who are registered with the Securities and Exchange Commission (“SEC”) under the Securities and Exchange Act of 1934, as amended (the “1934 Act”) and who are members in good standing of the National Association of Securities Dealers, Inc. (the “NASD”); (ii) will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii) will be sold in compliance in all material respects with state insurance suitability requirements and NASD suitability guidelines. Without limiting the foregoing, you agree that in recommending to a Contract owner the purchase, sale or exchange of any subaccount units under the Contracts, you shall have reasonable grounds for believing that the recommendation is suitable for such Contract owner and, to the extent such recommendations are made by broker-dealers not affiliated with you, you shall require in written agreements with such broker-dealers that they have reasonable grounds for believing that such recommendation is suitable for such Contact owner.

2.1.7    The Contracts currently are and will be treated as annuity contracts or life insurance contracts under applicable provisions of the Code and you will use your best efforts to maintain such treatment; you will notify us immediately upon having a reasonable basis for believing that any of the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.1.8    The fees and charges deducted under each Contract, in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by you.

2.1.9    You will use shares of the Trust only for the purpose of funding benefits of the Contracts through the Accounts.

2.1.10    Contracts will not be sold outside of the United States.

2.1.11    With respect to any Accounts which are exempt from registration under the 1940 Act in reliance on 3(c)(1) or Section 3(c)(7) thereof:

3

2.1.11.1	the principal underwriter for each such Account and any subaccounts thereof is a registered broker-dealer with the SEC under the 1934 Act;

2.1.11.2	the shares of the Portfolios of the Trust are and will continue to be the only investment securities held by the corresponding subaccounts; and

2.1.11.3	with regard to each Portfolio, you, on behalf of the corresponding subaccount, will:

(a)	vote such shares held by it in the same proportion as the vote of all other holders of such shares; and

(b)	refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act, if such approval is required by law or regulations.

2.2	Representations and Warranties by the Trust

The Trust represents and warrants that:

2.2.1    It is duly organized and in good standing under the laws of the State of Massachusetts.

2.2.2    All of its directors, officers, employees and others dealing with the money and/or securities of a Portfolio are and shall be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage required by Rule 17g-1 or other regulations under the 1940 Act. Such bond shall include coverage for larceny and embezzlement and be issued by a reputable bonding company.

2.2.3    It is registered as an open-end management investment company under the 1940 Act.

2.2.4    Each class of shares of the Portfolios of the Trust is registered under the 1933 Act.

2.2.5    It will amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

2.2.6    It will comply, in all material respects, with the 1933 and 1940 Acts and the rules and regulations thereunder.

4

2.2.7    It is currently qualified as a “regulated investment company” under Subchapter M of the Code, it will make every effort to maintain such qualification, and will notify you immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.2.8    The Trust will use its best efforts to comply with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5. Upon having a reasonable basis for believing any Portfolio has ceased to comply and will not be able to comply within the grace period afforded by Regulation 1.817-5, the Trust will notify you immediately and will take all reasonable steps to adequately diversify the Portfolio to achieve compliance.

2.2.9    It currently intends for one or more classes of shares (each, a “Class”) to make payments to finance its distribution expenses, including service fees, pursuant to a plan (“Plan”) adopted under rule 12b-1 under the 1940 Act (“Rule 12b-1”), although it may determine to discontinue such practice in the future. To the extent that any Class of the Trust finances its distribution expenses pursuant to a Plan adopted under rule 12b-1, the Trust undertakes to comply with any then current SEC interpretations concerning rule 12b-1 or any successor provisions.

2.3	Representations and Warranties by the Underwriter

The Underwriter represents and warrants that:

2.3.1    It is registered as a broker dealer with the SEC under the 1934 Act, and is a member in good standing of the NASD.

2.3.2    Each investment adviser (each, an “Adviser”) of a Portfolio, as indicated in the current prospectus of the Portfolio, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended or exempt from such registration.

2.4	Warranty and Agreement by Both You and Us

We received an order from the SEC dated November 16, 1993 (file no. 812-8546), which was amended by a notice and an order we received on September 17, 1999 and October 13, 1999, respectively (file no. 812-11698) (collectively, the “Shared Funding Order,” attached to this Agreement as Schedule H). The Shared Funding Order grants exemptions from certain provisions of the 1940 Act and the regulations thereunder to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and qualified pension and retirement plans outside the separate account context.

2.4.1    You and we both warrant and agree that both you and we will comply with the “Applicants’ Conditions” prescribed in the Shared Funding Order as though such conditions were set forth verbatim in this Agreement, including, without limitation, the provisions regarding potential conflicts of interest between the separate accounts which invest in the Trust and regarding contract owner voting privileges. In order for the Trust’s Board of

5

Trustees to perform its duty to monitor for conflicts of interest, you agree to inform us of the occurrence of any of the events specified in condition 2 of the Shared Funding Order to the extent that such event may or does result in a material conflict of interest as defined in that order.

2.4.2    As covered financial institutions we, only with respect to Portfolio shareholders, and you each undertake and agree to comply, and to take full responsibility in complying with any and all applicable laws, regulations, protocols and other requirements relating to money laundering including, without limitation, the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (Title III of the USA PATRIOT Act).

3.	Purchase and Redemption of Trust Portfolio Shares

3.1	Availability of Trust Portfolio Shares

3.1.1    We will make shares of the Portfolios available to the Accounts for the benefit of the Contracts. The shares will be available for purchase at the net asset value per share next computed after we (or our agent, or you as our designee) receive a purchase order, as established in accordance with the provisions of the then current prospectus of the Trust. All orders are subject to acceptance by us and by the Portfolio or its transfer agent, and become effective only upon confirmation by us. Notwithstanding the foregoing, the Trust’s Board of Trustees (“Trustees”) may refuse to sell shares of any Portfolio to any person, or may suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Trustees, they deem such action to be in the best interests of the shareholders of such Portfolio.

3.1.2    Without limiting the other provisions of this Section 3.1, among other delegations by the Trustees, the Trustees have determined that there is a significant risk that the Trust and its shareholders may be adversely affected by investors with short term trading activity and/or whose purchase and redemption activity follows a market timing pattern as defined in the prospectus for the Trust, and have authorized the Trust, the Underwriter and the Trust’s transfer agent to adopt procedures and take other action (including, without limitation, rejecting specific purchase orders in whole or in part) as they deem necessary to reduce, discourage, restrict or eliminate such trading and/or market timing activity. You agree that your purchases

6

and redemptions of Portfolio shares are subject to, and that you will assist us in implementing, the Market Timing Trading Policy and Additional Policies (as described in the Trust’s prospectus) and the Trust’s restrictions on excessive and/or short term trading activity and/or purchase and redemption activity that follows a market timing pattern.

3.1.3    We agree that shares of the Trust will be sold only to life insurance companies which have entered into fund participation agreements with the Trust (“Participating Insurance Companies”) and their separate accounts or to qualified pension and retirement plans in accordance with the terms of the Shared Funding Order. No shares of any Portfolio will be sold to the general public.

3.2	Manual or Automated Portfolio Share Transactions

3.2.1    Section 3.3 of this Agreement shall govern and Section 3.4 shall not be operative, unless we receive from you at the address provided in the next sentence, written notice that you wish to communicate, process and settle purchase and redemptions for shares (collectively, “share transactions”) via the Fund/SERV and Networking systems of the National Securities Clearing Corporation (“NSCC”). The address for you to send such written notice shall be: Retirement Services, Franklin Templeton Investments, 910 Park Place, 1st Floor, San Mateo, California 94403-1906. After giving ten (10) days’ advance written notice at the address provided in the previous sentence of your desire to use NSCC processing, Section 3.4 of this Agreement shall govern and Section 3.3 shall not be operative.

3.2.2    At any time when, pursuant to the preceding paragraph, Section 3.4 of this Agreement governs, any party to this Agreement may send written notice to the other parties that it chooses to end the use of the NSCC Fund/SERV and Networking systems and return to manual handling of share transactions. Such written notice shall be sent: (i) if from you to us, to the address provided in the preceding paragraph; (ii) if from us to you, to your address in Schedule G of this Agreement. After giving ten (10) days’ advance written notice at the address as provided in the previous sentence, Section 3.3 of this Agreement shall govern and Section 3.4 shall not be operative.

7

3.3	Manual Purchase and Redemption

3.3.1    You are hereby appointed as our designee for the sole purpose of receiving from Contract owners purchase and exchange orders and requests for redemption resulting from investment in and payments under the Contracts that pertain to subaccounts that invest in Portfolios (“Instructions”). “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus. “Close of Trading” shall mean the close of trading on the New York Stock Exchange, generally 4:00 p.m. Eastern Time. You represent and warrant that all Instructions transmitted to us for processing on or as of a given Business Day (“Day 1”) shall have been received in proper form and time stamped by you prior to the Close of Trading on Day 1. Such Instructions shall receive the share price next calculated following the Close of Trading on Day 1, provided that we receive such Instructions from you before 9 a.m. Eastern Time on the next Business Day (“Day 2”). You represent and warrant that Instructions received in proper form and time stamped by you after the Close of Trading on Day 1 shall be treated by you and transmitted to us as if received on Day 2. Such Instructions shall receive the share price next calculated following the Close of Trading on Day 2. You represent and warrant that you have, maintain and periodically test, procedures and systems in place reasonably designed to prevent Instructions received after the Close of Trading on Day 1 from being executed with Instructions received before the Close of Trading on Day 1. All Instructions we receive from you after 9 a.m. Eastern Time on Day 2 shall be processed by us on the following Business Day and shall receive the share price next calculated following the Close of Trading on Day 2.

3.3.2    We shall calculate the net asset value per share of each Portfolio on each Business Day, and shall communicate these net asset values to you or your designated agent on a daily basis as soon as reasonably practical after the calculation is completed (normally by 6:30 p.m. Eastern Time).

3.3.3    You shall submit payment for the purchase of shares of a Portfolio on behalf of an Account in federal funds transmitted by wire to the Trust or to its designated custodian, which must receive such wires no later than the close of the Reserve Bank, which is 6:00 p.m. Eastern Time, on the same Business Day on which such purchase orders are transmitted to us for processing on that Business Day in conformance with section 3.3.1.

3.3.4    We will redeem any full or fractional shares of any Portfolio, when requested by you on behalf of an Account, at the net asset value next computed after receipt by us (or our agent or you as our designee) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. We shall make

8

payment for such shares in the manner we establish from time to time, but in no event shall payment be delayed for a greater period than is permitted by the 1940 Act.

3.3.5    Issuance and transfer of the Portfolio shares will be by book entry only. Stock certificates will not be issued to you or the Accounts. Portfolio shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

3.3.6    We shall furnish, on or before the ex-dividend date, notice to you of any income dividends or capital gain distributions payable on the shares of any Portfolio. You hereby elect to receive all such income dividends and capital gain distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and you reserve the right to change this election in the future. We will notify you of the number of shares so issued as payment of such dividends and distributions.

3.3.7    Each party to this Agreement agrees that, in the event of a material error resulting from incorrect information or confirmations, the parties will seek to comply in all material respects with the provisions of applicable federal securities laws.

3.4	Automated Purchase and Redemption

3.4.1    “Fund/SERV” shall mean NSCC’s Mutual Fund Settlement, Entry and Registration Verification System, a system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration; “Networking” shall mean NSCC’s system that allows mutual funds and life insurance companies to exchange account level information electronically; and “Settling Bank” shall mean the entity appointed by the Trust or you, as applicable, to perform such settlement services on behalf of the Trust and you, as applicable, which entity agrees to abide by NSCC’s then current rules and procedures insofar as they relate to same day funds settlement. In all cases, processing and settlement of share transactions shall be done in a manner consistent with applicable law.

3.4.2    You are hereby appointed as our designee for the sole purpose of receiving from Contract owners purchase and exchange orders and requests for redemption resulting from investment in and payments under the Contracts that pertain to subaccounts that invest in Portfolios (“Instructions”). “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC and its current prospectus. “Close of Trading” shall mean the close of trading on the New York Stock Exchange, generally 4:00 p.m. Eastern Time. Upon receipt of Instructions, and upon your determination that

9

there are good funds with respect to Instructions involving the purchase of shares, you will calculate the net purchase or redemption order for each Portfolio.

3.4.3    On each Business Day, you shall aggregate all purchase and redemption orders for shares of a Portfolio that you received prior to the Close of Trading. You represent and warrant that all orders for net purchases or net redemptions derived from Instructions received by you and transmitted to Fund/SERV for processing on or as of a given Business Day (“Day 1”) shall have been received in proper form and time stamped by you prior to the Close of Trading on Day 1. Such orders shall receive the share price next calculated following the Close of Trading on Day 1, provided that we receive Instructions from Fund/SERV by 6:30 a.m. Eastern Time on the next Business Day (“Day 2”). You represent and warrant that orders received in good order and time stamped by you after the Close of Trading on Day 1 shall be treated by you and transmitted to Fund/SERV as if received on Day 2. Such orders shall receive the share price next calculated following the Close of Trading on Day 2. All Instructions we receive from Fund/SERV after 6:30 a.m. Eastern Time on Day 2 shall be processed by us on the following Business Day and shall receive the share price next calculated following the close of trading on Day 2. You represent and warrant that you have, maintain and periodically test, procedures and systems in place reasonably designed to prevent orders received after the Close of Trading on Day 1 from being executed with orders received before the Close of Trading on Day 1, and periodically monitor the systems to determine their effectiveness. Subject to your compliance with the foregoing, you will be considered the designee of the Underwriter and the Portfolios, and the Business Day on which Instructions are received by you in proper form prior to the Close of Trading will be the date as of which shares of the Portfolios are deemed purchased, exchanged or redeemed pursuant to such Instructions. Dividends and capital gain distributions will be automatically reinvested at net asset value in accordance with the Portfolio’s then current prospectus.

3.4.4    We shall calculate the net asset value per share of each Portfolio on each Business Day, and shall furnish to you through NSCC’s Networking or Mutual Fund Profile System: (i) the most current net asset value information for each Portfolio; and (ii) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to you by

10

6:30 p.m. Eastern Time on each Business Day or at such other time as that information becomes available.

3.4.5    You will wire payment for net purchase orders by the Trust’s NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by you in accordance with NSCC rules and procedures on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

3.4.6    We will redeem any full or fractional shares of any Portfolio, when requested by you on behalf of an Account, at the net asset value next computed after receipt by us (or our agent or you as our designee) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. NSCC will wire payment for net redemption orders by the Trust, in immediately available funds, to an NSCC settling bank account designated by you in accordance with NSCC rules and procedures on the Business Day such redemption orders are communicated to NSCC, except as provided in the Trust’s prospectus and statement of additional information.

3.4.7    Issuance and transfer of the Portfolio shares will be by book entry only. Stock certificates will not be issued to you or the Accounts. Portfolio shares purchased from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.

3.4.8    We shall furnish through NSCC’s Networking or Mutual Fund Profile System on or before the ex-dividend date, notice to you of any income dividends or capital gain distributions payable on the shares of any Portfolio. You hereby elect to receive all such income dividends and capital gain distributions as are payable on shares of a Portfolio in additional shares of that Portfolio, and you reserve the right to change this election in the future. We will notify you of the number of shares so issued as payment of such dividends and distributions.

3.4.9    All orders are subject to acceptance by Underwriter and become effective only upon confirmation by Underwriter. Underwriter reserves the right: (i) not to accept any specific order or part of any order for the purchase or exchange of shares through

11

Fund/SERV; and (ii) to require any redemption order or any part of any redemption order to be settled outside of Fund/SERV, in which case the order or portion thereof shall not be “confirmed” by Underwriter, but rather shall be accepted for redemption in accordance with Section 3.4.11 below.

3.4.10    All trades placed through Fund/SERV and confirmed by Underwriter via Fund/SERV shall settle in accordance with Underwriter’s profile within Fund/SERV applicable to you. Underwriter agrees to provide you with account positions and activity data relating to share transactions via Networking.

3.4.11    If on any specific day you or Underwriter are unable to meet the NSCC deadline for the transmission of purchase or redemption orders for that day, a party may at its option transmit such orders and make such payments for purchases and redemptions directly to you or us, as applicable, as is otherwise provided in the Agreement; provided, however, that we must receive written notification from you by 9:00 a.m. Eastern Time on any day that you wish to transmit such orders and/or make such payments directly to us.

3.4.12    In the event that you or we are unable to or prohibited from electronically communicating, processing or settling share transactions via Fund/SERV, you or we shall notify the other, including providing the notification provided above in Section 3.4.11. After all parties have been notified, you and we shall submit orders using manual transmissions as are otherwise provided in the Agreement.

3.4.13    These procedures are subject to any additional terms in each Portfolio’s prospectus and the requirements of applicable law. The Trust reserves the right, at its discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Portfolio.

3.4.14    Each party to the Agreement agrees that, in the event of a material error resulting from incorrect information or confirmations, the parties will seek to comply in all material respects with the provisions of applicable federal securities laws.

3.4.15    You and Underwriter represent and warrant that each: (a) has entered into an agreement with NSCC; (b) has met and

12

will continue to meet all of the requirements to participate in Fund/SERV and Networking; (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of share transactions; and (d) will notify the other parties to this Agreement if there is a change in or a pending failure with respect to its agreement with NSCC.

4.	Fees, Expenses, Prospectuses, Proxy Materials and Reports

4.1   We shall pay no fee or other compensation to you under this Agreement except as provided on Schedule F, if attached.

4.2   We shall prepare and be responsible for filing with the SEC, and any state regulators requiring such filing, all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of the Trust. We shall bear the costs of preparation and filing of the documents listed in the preceding sentence, registration and qualification of the Trust’s shares of the Portfolios.

4.3   We shall use reasonable efforts to provide you, on a timely basis, with such information about the Trust, the Portfolios and each Adviser, in such form as you may reasonably require, as you shall reasonably request in connection with the preparation of disclosure documents and annual and semi-annual reports pertaining to the Contracts.

4.4   At your option, we shall provide you, at our expense, with either: (i) for each Contract owner who is invested through the Account in a subaccount corresponding to a Portfolio (“designated subaccount”), one copy of each of the following documents on each occasion that such document is required by law or regulation to be delivered to such Contract owner who is invested in a designated subaccount: the Trust’s current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, pertaining specifically to the Portfolios (“Designated Portfolio Documents”); or (ii) a camera ready copy of such Designated Portfolio Documents in a form suitable for printing and from which information relating to series of the Trust other than the Portfolios has been deleted to the extent practicable. In connection with clause (ii) of this paragraph, we will pay for proportional printing costs for such Designated Portfolio Documents in order to provide one copy for each Contract owner who is invested in a designated subaccount on each occasion that such document is

13

required by law or regulation to be delivered to such Contract owner, and provided the appropriate documentation is provided and approved by us. We shall provide you with a copy of the Trust’s current statement of additional information, including any amendments or supplements, in a form suitable for you to duplicate. The expenses of furnishing, including mailing, to Contract owners the documents referred to in this paragraph shall be borne by you. For each of the documents provided to you in accordance with clause (i) of this paragraph 4.4, we shall provide you, upon your request and at your expense, additional copies. In no event shall we be responsible for the costs of printing or delivery of Designated Portfolio Documents to potential or new Contract owners or the delivery of Designated Portfolio Documents to existing contract owners.

4.5   We shall provide you, at our expense, with copies of any Trust-sponsored proxy materials in such quantity as you shall reasonably require for distribution to Contract owners who are invested in a designated subaccount. You shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners.

4.6   You assume sole responsibility for ensuring that the Trust’s prospectuses, shareholder reports and communications, and proxy materials are delivered to Contract owners in accordance with applicable federal and state securities laws.

5.	Voting

5.1   All Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in the Shared Funding Order.

5.2   If and to the extent required by law, you shall: (i) solicit voting instructions from Contract owners; (ii) vote the Trust shares in accordance with the instructions received from Contract owners; and (iii) vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such Portfolio for which instructions have been received; so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. You reserve the right to vote Trust shares held in any Account in your own right, to the extent permitted by law.

5.3   So long as, and to the extent that, the SEC interprets the 1940 Act to require pass-through voting privileges for Contract owners, you shall provide pass-through voting privileges to Contract owners whose Contract values are invested, through the Accounts, in shares of one or more Portfolios of the Trust. We shall require all Participating Insurance Companies to calculate voting privileges in the same manner and you shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by us. With respect to each Account, you will vote shares of each Portfolio of the Trust held by an

14

Account and for which no timely voting instructions from Contract owners are received in the same proportion as those shares held by that Account for which voting instructions are received. You and your agents will in no way recommend or oppose or interfere with the solicitation of proxies for Portfolio shares held to fund the Contracts without our prior written consent, which consent may be withheld in our sole discretion.

6.	Sales Material, Information and Trademarks

6.1   For purposes of this Section 6, “Sales literature or other Promotional material” includes, but is not limited to, portions of the following that use any logo or other trademark related to the Trust, or Underwriter or its affiliates, or refer to the Trust: advertisements (such as material published or designed for use in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, electronic communication or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts or any other advertisement, sales literature or published article or electronic communication), educational or training materials or other communications distributed or made generally available to some or all agents or employees in any media, and disclosure documents, shareholder reports and proxy materials.

6.2   You shall furnish, or cause to be furnished to us or our designee, at least one complete copy of each registration statement, prospectus, statement of additional information, private placement memorandum, retirement plan disclosure information or other disclosure documents or similar information, as applicable (collectively “Disclosure Documents”), as well as any report, solicitation for voting instructions, Sales literature or other Promotional materials, and all amendments to any of the above that relate to the Contracts or the Accounts prior to its first use. You shall furnish, or shall cause to be furnished, to us or our designee each piece of Sales literature or other Promotional material in which the Trust or an Adviser is named, at least fifteen (15) Business Days prior to its proposed use. No such material shall be used unless we or our designee approve such material and its proposed use.

6.3   You and your agents shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust, the Underwriter or an Adviser, other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust shares (as such registration statement and prospectus may be amended or supplemented from time to time), annual and semi-annual reports of the Trust, Trust-sponsored proxy statements, or in Sales literature or other Promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee. You shall send us a complete copy of each Disclosure Document and item of Sales literature or other Promotional materials in its final form within twenty (20) days of its first use.

6.4   We shall not give any information or make any representations or statements on behalf of you or concerning you, the Accounts or the Contracts other than information or representations, including naming you as a Trust shareholder, contained in and accurately derived from Disclosure Documents for the Contracts (as such Disclosure Documents may be

15

amended or supplemented from time to time), or in materials approved by you for distribution, including Sales literature or other Promotional materials, except as required by legal process or regulatory authorities or with your written permission.

6.5   Except as provided in Section 6.2, you shall not use any designation comprised in whole or part of the names or marks “Franklin” or “Templeton” or any logo or other trademark relating to the Trust or the Underwriter without prior written consent, and upon termination of this Agreement for any reason, you shall cease all use of any such name or mark as soon as reasonably practicable.

6.6   You shall furnish to us ten (10) Business Days prior to its first submission to the SEC or its staff, any request or filing for no-action assurance or exemptive relief naming, pertaining to, or affecting, the Trust, the Underwriter or any of the Portfolios.

6.7   You agree that any posting of Portfolio prospectuses on your website will result in the Portfolio prospectuses: (i) appearing identical to the hard copy printed version or .pdf format file provided to you by us (except that you may reformat .pdf format prospectus files in order to delete blank pages and to insert .pdf format prospectus supplement files provided by us to you); (ii) being clearly associated with the particular Contracts in which they are available and posted in close proximity to the applicable Contract prospectuses; (iii) having no less prominence than prospectuses of any other underlying funds available under the Contracts; and (iv) being used in an authorized manner. Notwithstanding the above, you understand and agree that you are responsible for ensuring that participation in the Portfolios, and any website posting, or other use, of the Portfolio prospectuses is in compliance with this Agreement and applicable state and federal securities and insurance laws and regulations, including as they relate to paper or electronic use of fund prospectuses. The format of such presentation, the script and layout for any website that mentions the Trust, the Underwriter, an Adviser or the Portfolios shall be routed to us as sales literature or other promotional materials, pursuant to Section 6 of this Agreement.

In addition, you agree to be solely responsible for maintaining and updating the Portfolio prospectuses’ PDF files (including prospectus supplements) and removing and/or replacing promptly any outdated prospectuses, as necessary, ensuring that any accompanying instructions by us, for using or stopping use are followed. You agree to designate and make available to us a person to act as a single point of communication contact for these purposes. We are not responsible for any additional costs or additional liabilities that may be incurred as a

16

result of your election to place the Portfolio prospectuses on your website. We reserve the right to revoke this authorization, at any time and for any reason, although we may instead make our authorization subject to new procedures.

6.8    Each of your and your distributor’s registered representatives, agents, independent contractors and employees, as applicable, will have access to our websites at franklintempleton.com, and such other URLs through which we may permit you to conduct business concerning the Portfolios from time to time (referred to collectively as the “Site”) as provided herein: (i) upon registration by such individual on a Site, (ii) if you cause a Site Access Request Form (an “Access Form”) to be signed by your authorized supervisory personnel and submitted to us, as a Schedule to, and legally a part of, this Agreement, or (iii) if you provide such individual with the necessary access codes or other information necessary to access the Site through any generic or firm-wide authorization we may grant you from time to time. Upon receipt by us of a completed registration submitted by an individual through the Site or a signed Access Form referencing such individual, we shall be entitled to rely upon the representations contained therein as if you had made them directly hereunder and we will issue a user identification, express number and/or password (collectively, “Access Code”). Any person to whom we issue an Access Code or to whom you provide the necessary Access Codes or other information necessary to access the Site through any generic or firm-wide authorization we may grant you from time to time shall be an “Authorized User.”

We shall be entitled to assume that such person validly represents you and that all instructions received from such person are authorized, in which case such person will have access to the Site, including all services and information to which you are authorized to access on the Site. All inquiries and actions initiated by you (including your Authorized Users) are your responsibility, are at your risk and are subject to our review and approval (which could cause a delay in processing). You agree that we do not have a duty to question information or instructions you (including Authorized Users) give to us under this Agreement, and that we are entitled to treat as authorized, and act upon, any such instructions and information you submit to us. You agree to take all reasonable measures to prevent any individual other than an Authorized User from obtaining access to the Site. You agree to inform us if you wish to restrict or revoke the access of any individual Access Code. If you become aware of any loss or theft or unauthorized use of any Access Code, you agree to contact us immediately. You also agree to monitor your (including Authorized Users’) use of the Site to ensure the terms of this Agreement are followed. You also agree that you will comply with all policies and agreements concerning Site usage, including without limitation the Terms of Use Agreement(s) posted on the Site (“Site Terms”), as may be revised and reposted on the Site from time to time, and those Site Terms (as in effect from time to time) are a part of this Agreement. Your duties under this section are considered “services” required under the terms of this Agreement. You acknowledge that the Site is transmitted over the Internet on a reasonable efforts basis and we do not warrant or guarantee their accuracy, timeliness, completeness, reliability or non-infringement. Moreover, you acknowledge that the Site is provided for informational purposes only, and is not intended to comply with any requirements established by any regulatory or governmental agency.

17

7.	Indemnification

7.1	Indemnification By You

7.1.1    You agree to indemnify and hold harmless the Underwriter, the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually the “Indemnified Party” for purposes of this Section 7) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with your written consent, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”), to which the Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses are related to the sale or acquisition of shares of the Trust or the Contracts and

7.1.1.1    arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a Disclosure Document for the Contracts or in the Contracts themselves or in sales literature generated or approved by you on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, “Company Documents” for the purposes of this Section 7), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to you by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or Trust shares; or

7.1.1.2    arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from Trust Documents as defined below in Section 7.2) or wrongful conduct of you or persons under your control, with respect to the sale or acquisition of the Contracts or Trust shares; or

7.1.1.3    arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in Trust Documents as defined below in Section 7.2 or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of you; or

7.1.1.4    arise out of or result from any failure by you to provide the services or furnish the materials required under the terms of this Agreement;

18

7.1.1.5    arise out of or result from any material breach of any representation and/or warranty made by you in this Agreement or arise out of or result from any other material breach of this Agreement by you; or

7.1.1.6    arise out of or result from a Contract failing to be considered a life insurance policy or an annuity Contract, whichever is appropriate, under applicable provisions of the Code thereby depriving the Trust of its compliance with Section 817(h) of the Code.

7.1.2    You shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Trust or Underwriter, whichever is applicable. You shall also not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified you in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify you of any such claim shall not relieve you from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, you shall be entitled to participate, at your own expense, in the defense of such action. Unless the Indemnified Party releases you from any further obligations under this Section 7.1, you also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from you to such party of your election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and you will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.1.3    The Indemnified Parties will promptly notify you of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

7.2	Indemnification By The Underwriter

7.2.1    The Underwriter agrees to indemnify and hold harmless you, and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually an “Indemnified Party” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter, which consent shall not be unreasonably withheld) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, “Losses”) to which the Indemnified Parties may become subject under any statute, at common

19

law or otherwise, insofar as such Losses are related to the sale or acquisition of the shares of the Trust or the Contracts and:

7.2.1.1    arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing) (collectively, the “Trust Documents”) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission of such alleged statement or omission was made in reliance upon and in conformity with information furnished to us by or on behalf of you for use in the Registration Statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

7.2.1.2    arise out of or as a result of statements or representations (other than statements or representations contained in the Disclosure Documents or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Trust, Adviser or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Trust shares; or

7.2.1.3    arise out of any untrue statement or alleged untrue statement of a material fact contained in a Disclosure Document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to you by or on behalf of the Trust; or

7.2.1.4    arise as a result of any failure by us to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification representation specified above in Section 2.2.7 and the diversification requirements specified above in Section 2.2.8); or

7.2.1.5    arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 7.2.2 and 7.2.3 hereof.

7.2.2    The Underwriter shall not be liable under this indemnification provision with respect to any Losses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to you or the Accounts, whichever is applicable.

20

7.2.3    The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases the Underwriter from any further obligations under this Section 7.2, the Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.2.4    You agree promptly to notify the Underwriter of the commencement of any litigation or proceedings against you or the Indemnified Parties in connection with the issuance or sale of the Contracts or the operation of each Account.

7.3	Indemnification By The Trust

7.3.1    The Trust agrees to indemnify and hold harmless you, and each of your directors and officers and each person, if any, who controls you within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Trust, and arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of Sections 7.3.2 and 7.3.3 hereof. It is understood and expressly stipulated that neither the holders of shares of the Trust nor any Trustee, officer, agent or employee of the Trust shall be personally liable hereunder, nor shall any resort be had to other private property for the satisfaction of any claim or obligation hereunder, but the Trust only shall be liable.

7.3.2    The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against any Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason

21

of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to you, the Trust, the Underwriter or each Account, whichever is applicable.

7.3.3    The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. Unless the Indemnified Party releases the Trust from any further obligations under this Section 7.3, the Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.3.4    You agree promptly to notify the Trust of the commencement of any litigation or proceedings against you or the Indemnified Parties in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of the Account, or the sale or acquisition of shares of the Trust.

8.	Notices

Any notice, except for those provided in Sections 3.2.1 and 3.2.2 of the Agreement, shall be sufficiently given when sent by registered or certified mail, or by nationally recognized overnight courier services, to the other party at the address of such party set forth in Schedule G below or at such other address as such party may from time to time specify in writing to the other party.

9.	Termination

9.1    This Agreement may be terminated by mutual agreement at any time. If this Agreement is so terminated, we shall, at your option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio for any or all Contracts or Accounts existing on the effective date of termination of this Agreement, pursuant to the terms and conditions of this Agreement.

9.2   This Agreement may be terminated by any party in its entirety or with respect to one, some or all Portfolios for any reason by sixty (60) days’ advance written notice delivered to the other parties. If this Agreement is so terminated, we may, at our option, continue to make available additional shares of any Portfolio and redeem shares of any Portfolio for any or all Contracts or Accounts existing on the effective date of termination of

22

this Agreement, pursuant to the terms and conditions of this Agreement; alternatively, we may, at our option, redeem the Portfolio shares held by the Accounts, provided that such redemption shall not occur prior to six (6) months following written notice of termination, during which time we will cooperate with you in effecting a transfer of Portfolio assets to another underlying fund pursuant to any legal and appropriate means.

9.3    This Agreement may be terminated immediately by us upon written notice to you if you materially breach any of the representations and warranties made in this Agreement or you are materially in default in the performance of any of your duties or obligations under the Agreement, receive a written notice thereof and fail to remedy such default or breach to our reasonable satisfaction within 30 days after such notice. If this Agreement so terminates, the parties shall cooperate to effect an orderly windup of the business which may include, at our option, a redemption of the Portfolio shares held by the Accounts, provided that such redemption shall not occur prior to a period of up to six (6) months following written notice of termination, during which time we will cooperate reasonably with you in effecting a transfer of Portfolio assets to another underlying fund pursuant to any legal and appropriate means.

9.4    This Agreement may be terminated immediately by us upon written notice to you if, with respect to the representations and warranties made in sections 2.1.3, 2.1.5, 2.1.7 and 2.1.12 of this Agreement: (i) you materially breach any of such representations and warranties; or (ii) you inform us that any of such representations and warranties may no longer be true or might not be true in the future; or (iii) any of such representations and warranties were not true on the effective date of this Agreement, are at any time no longer true, or have not been true during any time since the effective date of this Agreement. If this Agreement is so terminated, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement.

9.5   This Agreement may be terminated by the Board of Trustees of the Trust, in the exercise of its fiduciary duties, either upon its determination that such termination is a necessary and appropriate remedy for a material breach of this Agreement which includes a violation of laws, or upon its determination to completely liquidate a Portfolio. Pursuant to such termination, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement;

9.6   This Agreement shall terminate immediately in the event of its assignment by any party without the prior written approval of the other parties, or as otherwise required by law. If this Agreement is so terminated, the Trust may redeem, at its option in kind or for cash, the Portfolio shares held by the Accounts on the effective date of termination of this Agreement.

9.7   This Agreement shall be terminated as required by the Shared Funding Order, and its provisions shall govern.

9.8   The provisions of Sections 2 (Representations and Warranties) and 7 (Indemnification) shall survive the termination of this Agreement. All other applicable provisions of this Agreement shall survive the termination of this Agreement, as long as

23

shares of the Trust are held on behalf of Contract owners, except that we shall have no further obligation to sell Trust shares with respect to Contracts issued after termination.

9.9   You shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to your assets held in the Account) except: (i) as necessary to implement Contract owner initiated or approved transactions; (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”); or (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act. Upon request, you shall promptly furnish to us the opinion of your counsel (which counsel shall be reasonably satisfactory to us) to the effect that any redemption pursuant to clause (ii) of this Section 9.9 is a Legally Required Redemption. Furthermore, you shall not prevent Contract owners from allocating payments to any Portfolio that has been available under a Contract without first giving us ninety (90) days advance written notice of your intention to do so.

10.	Miscellaneous

10.1    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions of this Agreement or otherwise affect their construction or effect.

10.2    This Agreement may be executed simultaneously in two or more counterparts, all of which taken together shall constitute one and the same instrument.

10.3    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.4    This Agreement shall be construed and its provisions interpreted under and in accordance with the laws of the State of California. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder, to any orders of the SEC on behalf of the Trust granting it exemptive relief, and to the conditions of such orders. We shall promptly forward copies of any such orders to you.

10.5    The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

10.6    The parties to this Agreement agree that the assets and liabilities of each Portfolio of the Trust are separate and distinct from the assets and liabilities of each other Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio.

10.7    Each party to this Agreement shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and

24

state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.8    Each party shall treat as confidential all information of the other party which the parties agree in writing is confidential (“Confidential Information”). Except as permitted by this Agreement or as required by appropriate governmental authority (including, without limitation, the SEC, the NASD, or state securities and insurance regulators) the receiving party shall not disclose or use Confidential Information of the other party before it enters the public domain, without the express written consent of the party providing the Confidential Information.

10.9    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.

10.10    The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.

10.11    Neither this Agreement nor any rights or obligations created by it may be assigned by any party without the prior written approval of the other parties.

10.12    No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties. Notwithstanding the foregoing, the Site Terms may be separately amended as provided therein and, as so amended and in effect from time to time, shall be a part of this Agreement.

10.13    Each party to the Agreement agrees to limit the disclosure of nonpublic personal information of Contract owners and customers consistent with its policies on privacy with respect to such information and Regulation S-P of the SEC. Each party hereby agrees that it will comply with all applicable requirements under the regulations implementing Title V of the Gramm-Leach-Bliley Act and any other applicable federal and state consumer privacy acts, rules and regulations. Each party further represents that it has in place, and agrees that it will maintain, information security policies and procedures for protecting nonpublic personal customer information adequate to conform to applicable legal requirements.

IN WITNESS WHEREOF, each of the parties has caused their duly authorized officers to execute this Agreement effective as of February 1, 2007.

The Trust:	Franklin Templeton Variable Insurance Products Trust
Only on behalf of each

25

Portfolio listed on
Schedule C hereof.	By: /s/ Karen L. Skidmore
Name: Karen L. Skidmore
Title: Vice President

The Underwriter:	Franklin/Templeton Distributors, Inc.

By: /s/ Thomas Regner
Name: Thomas Regner
Title: Senior Vice President

The Company:	The Pruco Life Insurance Company

By: /s/ Thomas E. Beresford
Name: Thomas E. Beresford
Title: Vice President

The Pruco Life Insurance Company of New Jersey

By: /s/ Thomas E. Beresford
Name: Thomas E. Beresford
Title: Vice President

The Prudential Insurance Company of America

By: /s/ Thomas E. Beresford
Name: Thomas E. Beresford
Title: Vice President

Distributor :	Pruco Securities LLC

By: /s/ John G. Gordon
Name: John G. Gordon
Title: President

26

Distributor for The Prudential	Prudential Investment Management Services LLC
Insurance Company of America
GVUL and PruBenefit Laureate
By: /s/ Andrew Sforzini
Name: Andrew Sforzini
Title: VP, PruBenefit Funding

27

Schedule A

The Company and its Distributor

THE COMPANY

The Pruco Life Insurance Company
213 Washington Street
Newark, New Jersey 07102-2992

A life insurance company organized as a corporation under Arizona law.

The Pruco Life Insurance Company of New Jersey
213 Washington Street
Newark, New Jersey 07102-2992

A life insurance company organized as a corporation under New Jersey law.

The Prudential Insurance Company of America
751 Broad Street
Newark, New Jersey 07102-2992

A life insurance company organized as a corporation under New Jersey law

THE DISTRIBUTOR

Pruco Securities LLC
751 Broad Street
Newark, NJ 07102-3777

A corporation organized under the laws of the State of New Jersey.

DISTRIBUTER FOR THE PRUDENTIAL INSURANCE COMPANY OF AMERICA GVUL and PruBenefit Laureate CONTRACTS

Prudential Investment Management Services LLC
3 Gateway Center
100 Mulberry Street, 14th Floor
Newark, New Jersey 07102

A corporation organized under the laws of the State of Delaware.

A

Schedule B

Accounts of the Company

Name of Company Name of Account	SEC Registration Yes/No

The Pruco Life Insurance Company
Pruco Life Flexible Premium Variable Annuity Account	Yes

The Pruco Life Insurance Company of New Jersey
Pruco Life of New Jersey Flexible Premium Variable Annuity Account	Yes
Pruco Life of New Jersey Variable Appreciable Account	Yes
Pruco Life Variable Contract Account M	No
Pruco Life Variable Contract Account M-2	No
Pruco Life Variable Universal Account	Yes

The Prudential Insurance Company of America
Prudential Discovery Premier Group Variable Contract Account	Yes
Prudential Variable Contract Account GI-2	Yes
Prudential Variable Contract Account GI-6	No

B

Schedule C

Available Portfolios and Classes of Shares of the Trust

1.	Franklin Large Cap Value Securities Fund – Class 2
2.	Franklin Small Cap Value Securities Fund – Class 2
3.	Franklin Small-Mid Cap Growth Fund – Classes 1 and 2
4.	Franklin Strategic Income Securities Fund – Class 2
5.	Mutual Discovery Securities Fund – Class 2
6.	Templeton Developing Markets Securities Fund – Class 2
7.	Templeton Foreign Securities Fund – Classes 1 and 2
8.	Templeton Global Asset Allocation Fund – Class 2
9.	Templeton Global Income Securities Fund – Class 2
10.	Templeton Growth Securities Fund – Class 2

C

Schedule D

Contracts of the Company

The Pruco Life Insurance Company
1.	Discovery Choice
2.	Discovery Select
3.	Survivorship Variable Universal Life
4.	PruSelect III Variable Life Insurance

The Pruco Life Insurance Company of New Jersey
5.	Discovery Choice
6.	Discovery Select Annuity Contract
7.	Survivorship Variable Universal Life
8.	PruSelect III Variable Life Insurance

The Prudential Insurance Company of America
9.	GVUL
10.	Discovery Premier Group Retirement Annuity
11.	PruBenefit Select
12.	PruBenefit Laureate

D

Schedule E

This schedule is not used

E

Schedule F

Rule 12b-1 Plans

Compensation

            Each Class 2 Portfolio named on Schedule C of this Agreement is eligible to receive a maximum annual payment rate of 0.25% stated as a percentage per year of that Portfolio’s Class 2 average daily net assets, pursuant to the terms and conditions referenced below under its Class 2 Rule 12b-1 Distribution Plan.

Agreement Provisions

            If the Company, on behalf of any Account, purchases Trust Portfolio shares (“Eligible Shares”) which are subject to a Rule 12b-1 plan adopted under the 1940 Act (the “Plan”), the Company may participate in the Plan.

            To the extent the Company or its affiliates, agents or designees (collectively “you”) provide any activity or service which is primarily intended to assist in the promotion, distribution or account servicing of Eligible Shares (“Rule 12b-1 Services”) or variable contracts offering Eligible Shares, the Underwriter, the Trust or their affiliates (collectively, “we”) may pay you a Rule 12b-1 fee. “Rule 12b-1 Services” may include, but are not limited to, printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of dealers and their representatives, and similar distribution-related expenses, furnishing personal services to owners of Contracts which may invest in Eligible Shares (“Contract Owners”), education of Contract Owners, answering routine inquiries regarding a Portfolio, coordinating responses to Contract Owner inquiries regarding the Portfolios, maintaining such accounts or providing such other enhanced services as a Trust Portfolio or Contract may require, or providing other services eligible for service fees as defined under NASD rules.

            Your acceptance of such compensation is your acknowledgment that eligible services have been rendered. All Rule 12b-1 fees, shall be based on the value of Eligible Shares owned by the Company on behalf of its Accounts, and shall be calculated on the basis and at the rates set forth in the compensation provision stated above. The aggregate annual fees paid pursuant to each Plan shall not exceed the amounts stated as the “annual maximums” in the Portfolio’s prospectus, unless an increase is approved by shareholders as provided in the Plan. These maximums shall be a specified percent of the value of a Portfolio’s net assets attributable to Eligible Shares owned by the Company on behalf of its Accounts (determined in the same manner as the Portfolio uses to compute its net assets as set forth in its effective Prospectus). The Rule 12b-1 fee will be paid to you within thirty (30) days after the end of the three-month periods ending in January, April, July and October.

            You shall furnish us with such information as shall reasonably be requested by the Trust’s Boards of Trustees (“Trustees”) with respect to the Rule 12b-1 fees paid to you pursuant to the Plans. We shall furnish to the Trustees, for their review on a quarterly basis, a

F-1

written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

            The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Trustees, including the Trustees who are not interested persons of the Trust and who have no financial interest in the Plans or any related agreement (“Disinterested Trustees”). Each Plan may be terminated at any time by the vote of a majority of the Disinterested Trustees, or by a vote of a majority of the outstanding shares as provided in the Plan, on sixty (60) days’ written notice, without payment of any penalty. The Plans may also be terminated by any act that terminates the Underwriting Agreement between the Underwriter and the Trust, and/or the management or administration agreement between Franklin Advisers, Inc. and its affiliates and the Trust. Continuation of the Plans is also conditioned on Disinterested Trustees being ultimately responsible for selecting and nominating any new Disinterested Trustees. Under Rule 12b-1, the Trustees have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, the Trust is permitted to implement or continue Plans or the provisions of any agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Trustees are able to conclude that the Plans will benefit each affected Trust Portfolio and class. Absent such yearly determination, the Plans must be terminated as set forth above. In the event of the termination of the Plans for any reason, the provisions of this Schedule F relating to the Plans will also terminate. You agree that your selling agreements with persons or entities through whom you intend to distribute Contracts will provide that compensation paid to such persons or entities may be reduced if a Portfolio’s Plan is no longer effective or is no longer applicable to such Portfolio or class of shares available under the Contracts.

            Any obligation assumed by the Trust pursuant to this Agreement shall be limited in all cases to the assets of the Trust and no person shall seek satisfaction thereof from shareholders of the Trust. You agree to waive payment of any amounts payable to you by Underwriter under a Plan until such time as the Underwriter has received such fee from the Trust.

            The provisions of the Plans shall control over the provisions of the Participation Agreement, including this Schedule F, in the event of any inconsistency. You agree to provide complete disclosure as required by all applicable statutes, rules and regulations of all rule 12b-1 fees received from us in the prospectus of the Contracts.

F-2

Schedule G

Addresses for Notices

To the Company:	Pruco Life Insurance Company, or
Pruco Life Insurance Company of New Jersey, or
The Prudential Insurance Company of America
213 Washington Street
Newark, New Jersey 07102-2992
Attention: Thomas C. Castano
Vice President & Corporate Counsel

To the Distributor:	Pruco Securities LLC
751 Broad Street
Newark, NJ 07102-3777
Attention: Thomas C. Castano
Title: Assistant Secretary

Prudential Investment Management Services LLC
3 Gateway Center
100 Mulberry Street, 14th Floor
Newark, New Jersey 07102
Attention: Peter Boland
Title: Director of Operations

To the Trust:	Franklin Templeton Variable Insurance Products Trust
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: Karen L. Skidmore, Vice President

To the Underwriter:	Franklin/Templeton Distributors, Inc.
140 Fountain Parkway, 8th Floor
St. Petersburg, FL 33716
Attention: Peter Jones, President

If to the Trust or Underwriter with a copy to:	Franklin Templeton Investments
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: General Counsel

G

Schedule H

Shared Funding Order

Templeton Variable Products Series Fund, et al.

File No. 812-11698

SECURITIES AND EXCHANGE COMMISSION

Release No. IC-24018

1999 SEC LEXIS 1887

September 17, 1999

ACTION: Notice of application for an amended order of exemption pursuant to Section 6(c) of the Investment Company Act of 1940 (the “1940 Act”) from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder.

TEXT: Summary of Application: Templeton Variable Products Series Fund (the “Templeton Trust”), Franklin Templeton Variable Insurance Products Trust (formerly Franklin Valuemark Funds) (the “VIP Trust,” and together with the Templeton Trust, the “Funds”), Templeton Funds Annuity Company (“TFAC”) or any successor to TFAC, and any future open-end investment company for which TFAC or any affiliate is the administrator, sub-administrator, investment manager, adviser, principal underwriter, or sponsor (“Future Funds”) seek an amended order of the Commission to (1) add as parties to that order the VIP Trust and any Future Funds and (2) permit shares of the Funds and Future Funds to be issued to and held by qualified pension and retirement plans outside the separate account context.

    Applicants: Templeton Variable Products Series Fund, Franklin Templeton Variable Insurance Products Trust, Templeton Funds Annuity Company or any successor to TFAC, and any future open-end investment company for which TFAC or any affiliate is the administrator, sub-administrator, investment manager, adviser, principal underwriter, or sponsor (collectively, the “Applicants”).

    Filing Date: The application was filed on July 14, 1999, and amended and restated on September 17, 1999.

    Hearing or Notification of Hearing: An order granting the application will be issued unless the Commission orders a hearing. Interested persons may request a hearing by writing to the Secretary of the Commission and serving Applicants with a copy of the request, personally or by mail. Hearing requests should be received by the Commission by 5:30 p.m., on October 12, 1999, and should be accompanied by proof of service on the Applicants in the form of an affidavit or, for lawyers, a certificate of service. Hearing requests should state the nature of the writer’s interest, the reason for the request, and the issues contested. Persons who wish to be notified of a hearing may request notification by writing to the Secretary of the Commission.

    Addresses: Secretary, Securities and Exchange Commission, 450 Fifth Street, NW, Washington, D.C. 20549-0609.

    Applicants: Templeton Variable Products Series Fund and Franklin Templeton Variable Insurance Products Trust, 777 Mariners Island Boulevard, San Mateo, California 94404, Attn: Karen L. Skidmore, Esq.

    For Further Information Contact: Kevin P. McEnery, Senior Counsel, or Susan M. Olson, Branch Chief, Office of Insurance Products, Division of Investment Management, at (202) 942-0670.

    Supplementary Information: The following is a summary of the application. The complete application is available for a fee from the SEC’s Public Reference Branch, 450 Fifth Street, N.W., Washington, D.C. 20549-0102 (tel. (202) 942-8090).

    Applicants’ Representations:

    1. Each of the Funds is registered under the 1940 Act as an open-end management investment company and was organized as a Massachusetts business trust. The Templeton Trust currently consists of eight separate series, and the VIP Trust consists of twenty-five separate series. Each Fund’s Declaration of Trust permits the Trustees to create additional series of shares at any time. The Funds currently serve as the underlying investment medium for variable annuity contracts and variable life insurance policies issued by various insurance companies. The Funds have entered into investment management agreements with certain investment managers (“Investment Managers”) directly or indirectly owned by Franklin Resources, Inc. (“Resources”), a publicly owned company engaged in the financial services industry through its subsidiaries.

    2. TFAC is an indirect, wholly owned subsidiary of Resources. TFAC is the sole insurance company in the Franklin Templeton organization, and specializes in the writing of variable annuity contracts. The Templeton Trust has entered into a Fund Administration Agreement with Franklin Templeton Services, Inc. (“FT Services”), which replaced TFAC in 1998 as administrator, and FT Services subcontracts certain services to TFAC. FT Services also serves as administrator to all series of the VIP Trust. TFAC and FT Services provide certain administrative facilities and services for the VIP and Templeton Trusts.

    3. On November 16, 1993, the Commission issued an order granting exemptive relief to permit shares of the Templeton Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (Investment Company Act Release No. 19879, File No. 812-8546) (the “Original Order”). Applicants incorporate by reference into the application the Application for the Original Order and each amendment thereto, the Notice of Application for the Original Order, and the Original Order, to the extent necessary, to supplement the representations made in the application in support of the requested relief. Applicants represent that all of the facts asserted in the Application for the Original Order and any amendments thereto remain true and accurate in all material respects to the extent that such facts are relevant to any relief on which Applicants continue to rely. The Original Order allows the Templeton Trust to offer its shares to insurance companies as the investment vehicle for their separate accounts supporting variable annuity contracts and variable life insurance contracts (collectively, the “Variable Contracts”). Applicants state that the Original Order does not (i) include the VIP Trust or Future Funds as parties, nor (ii) expressly address the sale of shares of the Funds or any Future Funds to qualified pension and retirement plans outside the separate account context including, without limitation, those trusts, plans, accounts, contracts or annuities described in Sections 401(a), 403(a), 403(b), 408(b), 408(k), 414(d), 457(b), 501(c)(18) of the Internal Revenue Code of 1986, as amended (the “Code”), and any other trust, plan, contract, account or annuity that is determined to be within the scope of Treasury Regulation 1.817.5(f)(3)(iii) (“Qualified Plans”).

    4. Separate accounts owning shares of the Funds and their insurance company depositors are referred to in the application as “Participating Separate Accounts” and “Participating Insurance Companies,” respectively. The use of a common management investment company as the underlying investment medium for both variable annuity and variable life insurance separate accounts of a single insurance company (or of two or more affiliated insurance companies) is referred to as “mixed funding.” The use of a common management investment company as the underlying investment medium for variable annuity and/or variable life insurance separate accounts of unaffiliated insurance companies is referred to as “shared funding.”

    Applicants’ Legal Analysis:

    1. Applicants request that the Commission issue an amended order pursuant to Section 6(c) of the 1940 Act, adding the VIP Trust and Future Funds to the Original Order and exempting scheduled premium variable life insurance separate accounts and flexible premium variable life insurance separate accounts of Participating Insurance Companies (and, to the extent necessary, any principal underwriter and depositor of such an account) and the Applicants from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15)

(and any comparable rule) thereunder, respectively, to the extent necessary to permit shares of the Funds and any Future Funds to be sold to and held by Qualified Plans. Applicants submit that the exemptions requested are appropriate in the public interest, consistent with the protection of investors, and consistent with the purposes fairly intended by the policy and provisions of the 1940 Act.

    2. The Original Order does not include the VIP Trust or Future Funds as parties nor expressly address the sale of shares of the Funds or any Future Funds to Qualified Plans. Applicants propose that the VIP Trust and Future Funds be added as parties to the Original Order and the Funds and any Future Funds be permitted to offer and sell their shares to Qualified Plans.

    3. Section 6(c) of the 1940 Act provides, in part, that the Commission, by order upon application, may conditionally or unconditionally exempt any person, security or transaction, or any class or classes of persons, securities or transactions from any provisions of the 1940 Act or the rules or regulations thereunder, if and to the extent that such exemption is necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the 1940 Act.

    4. In connection with the funding of scheduled premium variable life insurance contracts issued through a separate account registered under the 1940 Act as a unit investment trust (“UIT”), Rule 6e-2(b)(15) provides partial exemptions from various provisions of the 1940 Act, including the following: (1) Section 9(a), which makes it unlawful for certain individuals to act in the capacity of employee, officer, or director for a UIT, by limiting the application of the eligibility restrictions in Section 9(a) to affiliated persons directly participating in the management of a registered management investment company; and (2) Sections 13(a), 15(a) and 15(b) of the 1940 Act to the extent that those sections might be deemed to require "pass-through" voting with respect to an underlying fund’s shares, by allowing an insurance company to disregard the voting instructions of contractowners in certain circumstances.

    5. These exemptions are available, however, only where the management investment company underlying the separate account (the “underlying fund”) offers its shares "exclusively to variable life insurance separate accounts of the life insurer, or of any affiliated life insurance company." Therefore, Rule 6e-2 does not permit either mixed funding or shared funding because the relief granted by Rule 6e-2(b)(15) is not available with respect to a scheduled premium variable life insurance separate account that owns shares of an underlying fund that also offers its shares to a variable annuity or a flexible premium variable life insurance separate account of the same company or of any affiliated life insurance company. Rule 6e-2(b)(15) also does not permit the sale of shares of the underlying fund to Qualified Plans.

    6. In connection with flexible premium variable life insurance contracts issued through a separate account registered under the 1940 Act as a UIT, Rule 6e-3(T)(b)(15) also provides partial exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act. These exemptions, however, are available only where the separate account’s underlying fund offers its shares “exclusively to separate accounts of the life insurer, or of any affiliated life insurance company, offering either scheduled contracts or flexible contracts, or both; or which also offer their shares to variable annuity separate accounts of the life insurer or of an affiliated life insurance company.” Therefore, Rule 6e-3(T) permits mixed funding but does not permit shared funding and also does not permit the sale of shares of the underlying fund to Qualified Plans. As noted above, the Original Order granted the Templeton Trust exemptive relief to permit mixed and shared funding, but did not expressly address the sale of its shares to Qualified Plans.

    7. Applicants note that if the Funds were to sell their shares only to Qualified Plans, exemptive relief under Rule 6e-2 and Rule 6e-3(T) would not be necessary. Applicants state that the relief provided for under Rule 6e-2(b)(15) and Rule 6e-3(T)(b)(15) does not relate to qualified pension and retirement plans or to a registered investment company’s ability to sell its shares to such plans.

    8. Applicants state that changes in the federal tax law have created the opportunity for each of the Funds to increase its asset base through the sale of its shares to Qualified Plans. Applicants state that Section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes certain diversification standards on the assets underlying Variable Contracts. Treasury Regulations generally require that, to meet the diversification requirements, all of the beneficial interests in the underlying investment company must be held by the segregated asset accounts of one or more life insurance companies. Notwithstanding this, Applicants note that the Treasury Regulations also contain an exception to this requirement that permits trustees of a Qualified Plan to hold shares of an investment company, the shares of which are also held by insurance company segregated asset accounts, without adversely affecting the status of the investment company as an adequately diversified underlying investment of Variable Contracts issued through such segregated asset accounts (Treas. Reg. 1.817-5(f)(3)(iii)).

    9. Applicants state that the promulgation of Rules 6e-2(b)(15) and 6e-3(T)(b)(15) under the 1940 Act preceded the issuance of these Treasury Regulations. Thus, Applicants assert that the sale of shares of the same investment company to both separate accounts and Qualified Plans was not contemplated at the time of the adoption of Rules 6e-2(b)(15) and 6e-3(T)(b)(15).

    10. Section 9(a) provides that it is unlawful for any company to serve as investment adviser or principal underwriter of any registered open-end investment company if an affiliated person of that company is subject to a disqualification enumerated in Section 9(a)(1) or (2). Rules 6e-2(b)(15) and 6e-3(T)(b)(15) provide exemptions from Section 9(a) under certain circumstances, subject to the limitations on mixed and shared funding. These exemptions limit the application of the eligibility restrictions to affiliated individuals or companies that directly participate in the management of the underlying portfolio investment company.

    11. Applicants state that the relief granted in Rule 6e-2(b)(15) and 6e-3(T)(b)(15) from the requirements of Section 9 limits, in effect, the amount of monitoring of an insurer’s personnel that would otherwise be necessary to ensure compliance with Section 9 to that which is appropriate in light of the policy and purposes of Section 9. Applicants submit that those Rules recognize that it is not necessary for the protection of investors or the purposes fairly intended by the policy and provisions of the 1940 Act to apply the provisions of Section 9(a) to the many individuals involved in an insurance company complex, most of whom typically will have no involvement in matters pertaining to investment companies funding the separate accounts.

    12. Applicants to the Original Order previously requested and received relief from Section 9(a) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) to the extent necessary to permit mixed and shared funding. Applicants maintain that the relief previously granted from Section 9(a) will in no way be affected by the proposed sale of shares of the Funds to Qualified Plans. Those individuals who participate in the management or administration of the Funds will remain the same regardless of which Qualified Plans use such Funds. Applicants maintain that more broadly applying the requirements of Section 9(a) because of investment by Qualified Plans would not serve any regulatory purpose. Moreover, Qualified Plans, unlike separate accounts, are not themselves investment companies and therefore are not subject to Section 9 of the 1940 Act.

    13. Applicants state that Rules 6e-2(b)(15)(iii) and 6e-3(T)(b)(15)(iii) provide exemptions from the pass-through voting requirement with respect to several significant matters, assuming the limitations on mixed and shared funding are observed. Rules 6e-2(b)(15)(iii)(A) and 6e-3(T)(b)(15)(iii)(A) provide that the insurance company may disregard the voting instructions of its contractowners with respect to the investments of an underlying fund or any contract between a fund and its investment adviser, when required to do so by an insurance regulatory authority (subject to the provisions of paragraphs (b)(5)(i) and (b)(7)(ii)(A) of the Rules). Rules 6e-2(b)(15)(iii)(B) and 6e-3(T)(b)(15)(iii)(A)(2) provide that the insurance company may disregard contractowners’ voting instructions if the contractowners initiate any change in such company’s investment policies, principal underwriter, or any investment adviser (provided that disregarding such voting instructions is reasonable and subject to the other provisions of paragraphs (b)(5)(ii) and (b)(7)(ii)(B) and (C) of the Rules).

    14. Applicants assert that Qualified Plans, which are not registered as investment companies under the 1940 Act, have no requirement to pass-through the voting rights to plan participants. Applicants state that applicable law expressly reserves voting rights to certain specified persons. Under Section 403(a) of the Employment Retirement Income Security Act (“ERISA”), shares of a fund sold to a Qualified Plan must be held by the trustees of the Qualified Plan. Section 403(a) also provides that the trustee(s) must have exclusive authority and discretion to manage and control the Qualified Plan with two exceptions: (1) when the Qualified Plan expressly provides that the trustee(s) are subject to the direction of a named fiduciary who is not a trustee, in which case the trustees are subject to proper directions made in accordance with the terms of the Qualified Plan and not contrary to ERISA; and (2)

when the authority to manage, acquire or dispose of assets of the Qualified Plan is delegated to one or more investment managers pursuant to Section 402(c)(3) of ERISA. Unless one of the two above exceptions stated in Section 403(a) applies, Qualified Plan trustees have the exclusive authority and responsibility for voting proxies. Where a named fiduciary to a Qualified Plan appoints an investment manager, the investment manager has the responsibility to vote the shares held unless the right to vote such shares is reserved to the trustees or the named fiduciary. Where a Qualified Plan does not provide participants with the right to give voting instructions, Applicants do not see any potential for material irreconcilable conflicts of interest between or among variable contract holders and Qualified Plan investors with respect to voting of the respective Fund’s shares. Accordingly, Applicants state that, unlike the case with insurance company separate accounts, the issue of the resolution of material irreconcilable conflicts with respect to voting is not present with respect to such Qualified Plans since the Qualified Plans are not entitled to pass-through voting privileges.

    15. Even if a Qualified Plan were to hold a controlling interest in one of the Funds, Applicants believe that such control would not disadvantage other investors in such Fund to any greater extent than is the case when any institutional shareholder holds a majority of the voting securities of any open-end management investment company. In this regard, Applicants submit that investment in a Fund by a Qualified Plan will not create any of the voting complications occasioned by mixed funding or shared funding. Unlike mixed or shared funding, Qualified Plan investor voting rights cannot be frustrated by veto rights of insurers or state regulators.

    16. Applicants state that some of the Qualified Plans, however, may provide for the trustee(s), an investment adviser (or advisers), or another named fiduciary to exercise voting rights in accordance with instructions from participants. Where a Qualified Plan provides participants with the right to give voting instructions, Applicants see no reason to believe that participants in Qualified Plans generally or those in a particular Qualified Plan, either as a single group or in combination with participants in other Qualified Plans, would vote in a manner that would disadvantage Variable Contract holders. In sum, Applicants maintain that the purchase of shares of the Funds by Qualified Plans that provide voting rights does not present any complications not otherwise occasioned by mixed or shared funding.

    17. Applicants do not believe that the sale of the shares of the Funds to Qualified Plans will increase the potential for material irreconcilable conflicts of interest between or among different types of investors. In particular, Applicants see very little potential for such conflicts beyond that which would otherwise exist between variable annuity and variable life insurance contractowners.

    18. As noted above, Section 817(h) of the Code imposes certain diversification standards on the underlying assets of variable contracts held in an underlying mutual fund. The Code provides that a variable contract shall not be treated as an annuity contract or life insurance, as applicable, for any period (and any subsequent period) for which the investments are not, in accordance with regulations prescribed by the Treasury Department, adequately diversified.

    19. Treasury Department Regulations issued under Section 817(h) provide that, in order to meet the statutory diversification requirements, all of the beneficial interests in the investment company must be held by the segregated asset accounts of one or more insurance companies. However, the Regulations contain certain exceptions to this requirement, one of which allows shares in an underlying mutual fund to be held by the trustees of a qualified pension or retirement plan without adversely affecting the ability of shares in the underlying fund also to be held by separate accounts of insurance companies in connection with their variable contracts (Treas. Reg. 1.817-5(f)(3)(iii)). Thus, Applicants believe that the Treasury Regulations specifically permit “qualified pension or retirement plans” and separate accounts to invest in the same underlying fund. For this reason, Applicants have concluded that neither the Code nor the Treasury Regulations or revenue rulings thereunder presents any inherent conflict of interest.

    20. Applicants note that while there are differences in the manner in which distributions from Variable Contracts and Qualified Plans are taxed, these differences will have no impact on the Funds. When distributions are to be made, and a Separate Account or Qualified Plan is unable to net purchase payments to make the distributions, the Separate Account and Qualified Plan will redeem shares of the Funds at their respective net asset value in conformity with Rule 22c-1 under the 1940 Act (without the imposition of any sales charge) to provide proceeds to meet distribution needs. A Qualified Plan will make distributions in accordance with the terms of the Qualified Plan.

    21. Applicants maintain that it is possible to provide an equitable means of giving voting rights to Participating Separate Account contractowners and to Qualified Plans. In connection with any meeting of shareholders, the Funds will inform each shareholder, including each Participating Insurance Company and Qualified Plan, of information necessary for the meeting, including their respective share of ownership in the relevant Fund. Each Participating Insurance Company will then solicit voting instructions in accordance with Rules 6e-2 and 6e-3(T), as applicable, and its participation agreement with the relevant Fund. Shares held by Qualified Plans will be voted in accordance with applicable law. The voting rights provided to Qualified Plans with respect to shares of the Funds would be no different from the voting rights that are provided to Qualified Plans with respect to shares of funds sold to the general public.

    22. Applicants have concluded that even if there should arise issues with respect to a state insurance commissioner’s veto powers over investment objectives where the interests of contractowners and the interests of Qualified Plans are in conflict, the issues can be almost immediately resolved since the trustees of (or participants in) the Qualified Plans can, on their own, redeem the shares out of the Funds. Applicants note that state insurance commissioners have been given the veto power in recognition of the fact that insurance companies usually cannot simply redeem their separate accounts out of one fund and invest in another. Generally, time-consuming, complex transactions must be undertaken to accomplish such redemptions and transfers. Conversely, the trustees of Qualified Plans or the participants in participant-directed Qualified Plans can make the decision quickly and redeem their interest in the Funds and reinvest in another funding vehicle without the same regulatory impediments faced by separate accounts or, as is the case with most Qualified Plans, even hold cash pending suitable investment.

    23. Applicants also state that they do not see any greater potential for material irreconcilable conflicts arising between the interests of participants under Qualified Plans and contractowners of Participating Separate Accounts from possible future changes in the federal tax laws than that which already exist between variable annuity contractowners and variable life insurance contractowners.

    24. Applicants state that the sale of shares of the Funds to Qualified Plans in addition to separate accounts of Participating Insurance Companies will result in an increased amount of assets available for investment by the Funds. This may benefit variable contractowners by promoting economies of scale, by permitting increased safety of investments through greater diversification, and by making the addition of new portfolios more feasible.

    25. Applicants assert that, regardless of the type of shareholders in each Fund, each Fund’s Investment Manager is or would be contractually and otherwise obligated to manage the Fund solely and exclusively in accordance with that Fund’s investment objectives, policies and restrictions as well as any guidelines established by the Board of Trustees of such Fund (the “Board”). The Investment Manager works with a pool of money and (except in a few instances where this may be required in order to comply with state insurance laws) does not take into account the identity of the shareholders. Thus, each Fund will be managed in the same manner as any other mutual fund. Applicants therefore see no significant legal impediment to permitting the sale of shares of the Funds to Qualified Plans.

    26. Applicants state that the Commission has permitted the amendment of a substantially similar original order for the purpose of adding a party to the original order and has permitted open-end management investment companies to offer their shares directly to Qualified Plan in addition to separate accounts of affiliated or unaffiliated insurance companies which issue either or both variable annuity contracts or variable life insurance contracts. Applicants state that the amended order sought in the application is identical to precedent with respect to the conditions Applicants propose should be imposed on Qualified Plans in connection with investment in the Funds.

    Applicants’ Conditions:

    If the requested amended order is granted, Applicants consent to the following conditions:

    1. A majority of the Board of each Fund shall consist of persons who are not “interested persons” thereof, as defined by Section 2(a)(19) of the 1940 Act, and the rules thereunder and as modified by any applicable orders of the Commission, except that if this condition is not met by reason of the death, disqualification or bona fide resignation of any Board Member or Members, then the operation of this condition shall be suspended: (a) for a period of 45 days if the vacancy or vacancies may be filled by the remaining Board Members; (b) for a period of 60 days if a vote of shareholders is required to fill the vacancy or vacancies; or (c) for such longer period as the Commission may prescribe by order upon application.

    2. The Board will monitor their respective Fund for the existence of any material irreconcilable conflict among the interests of the Variable Contract owners of all Separate Accounts investing in the Funds and of the Qualified Plan participants investing in the Funds. The Board will determine what action, if any, shall be taken in response to such conflicts. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the Funds are being managed; (e) a difference in voting instructions given by variable annuity contract owners, variable life insurance contract owners, and trustees of Qualified Plans; (f) a decision by an insurer to disregard the voting instructions of Variable Contract owners; or (g) if applicable, a decision by a Qualified Plan to disregard the voting instructions of Qualified Plan participants.

    3. Participating Insurance Companies, the Investment Managers, and any Qualified Plan that executes a fund participation agreement upon becoming an owner of 10 percent or more of the assets of an Fund (a “Participating Qualified Plan”), will report any potential or existing conflicts of which it becomes aware to the Board of any relevant Fund. Participating Insurance Companies, the Investment Managers and the Participating Qualified Plans will be responsible for assisting the Board in carrying out its responsibilities under these conditions by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This responsibility includes, but is not limited to, an obligation by each Participating Insurance Company to inform the Board whenever voting instructions of Contract owners are disregarded and, if pass-through voting is applicable, an obligation by each Participating Qualified Plan to inform the Board whenever it has determined to disregard Qualified Plan participant voting instructions. The responsibility to report such information and conflicts, and to assist the Board, will be contractual obligations of all Participating Insurance Companies investing in the Funds under their agreements governing participation in the Funds, and such agreements shall provide that these responsibilities will be carried out with a view only to the interests of the Variable Contract owners. The responsibility to report such information and conflicts, and to assist the Board, will be contractual obligations of all Participating Qualified Plans under their agreements governing participation in the Funds, and such agreements will provide that their responsibilities will be carried out with a view only to the interests of Qualified Plan participants.

    4. If it is determined by a majority of the Board of a Fund, or by a majority of the disinterested Board Members, that a material irreconcilable conflict exists, the relevant Participating Insurance Companies and Participating Qualified Plans will, at their own expense and to the extent reasonably practicable as determined by a majority of the disinterested Board Members, take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, which steps could include: (a) in the case of Participating Insurance Companies, withdrawing the assets allocable to some or all of the Separate Account s from the Fund or any portfolio thereof and reinvesting such assets in a different investment medium, including another portfolio of an Fund or another Fund, or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity contract owners or variable life insurance contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; (b) in the case of Participating Qualified Plans, withdrawing the assets allocable to some or all of the Qualified Plans from the Fund and reinvesting such assets in a different investment medium; and (c) establishing a new registered management investment company or managed Separate Account. If a material irreconcilable conflict arises because of a decision by a Participating Insurance Company to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, then the insurer may be required, at the Fund’s election, to withdraw the insurer’s Separate Account investment in such Fund, and no charge or penalty will be imposed as a result of such withdrawal. If a material irreconcilable conflict arises because of a Participating

Qualified Plan’s decision to disregard Qualified Plan participant voting instructions, if applicable, and that decision represents minority position or would preclude a majority vote, the Participating Qualified Plan may be required, at the Fund’s election, to withdraw its investment in such Fund, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take remedial action in the event of a determination by a Board of a material irreconcilable conflict and to bear the cost of such remedial action will be a contractual obligation of all Participating Insurance Companies and Participating Qualified Plans under their agreements governing participation in the Funds, and these responsibilities will be carried out with a view only to the interest of Variable Contract owners and Qualified Plan participants.

    5. For purposes of Condition 4, a majority of the disinterested Board Members of the applicable Board will determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the relevant Fund or the Investment Managers be required to establish a new funding medium for any Contract. No Participating Insurance Company shall be required by Condition 4 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by vote of a majority of the Variable Contract owners materially and adversely affected by the material irreconcilable conflict. Further, no Participating Qualified Plan shall be required by Condition 4 to establish a new funding medium for any Participating Qualified Plan if (a) a majority of Qualified Plan participants materially and adversely affected by the irreconcilable material conflict vote to decline such offer, or (b) pursuant to governing Qualified Plan documents and applicable law, the Participating Qualified Plan makes such decision without a Qualified Plan participant vote.

    6. The determination of the Board of the existence of a material irreconcilable conflict and its implications will be made known in writing promptly to all Participating Insurance Companies and Participating Qualified Plans.

    7. Participating Insurance Companies will provide pass-through voting privileges to Variable Contract owners who invest in registered Separate Accounts so long as and to the extent that the Commission continues to interpret the 1940 Act as requiring pass-through voting privileges for Variable Contract owners. As to Variable Contracts issued by unregistered Separate Accounts, pass-through voting privileges will be extended to participants to the extent granted by issuing insurance companies. Each Participating Insurance Company will also vote shares of the Funds held in its Separate Accounts for which no voting instructions from Contract owners are timely received, as well as shares of the Funds which the Participating Insurance Company itself owns, in the same proportion as those shares of the Funds for which voting instructions from contract owners are timely received. Participating Insurance Companies will be responsible for assuring that each of their registered Separate Accounts participating in the Funds calculates voting privileges in a manner consistent with other Participating Insurance Companies. The obligation to calculate voting privileges in a manner consistent with all other registered Separate Accounts investing in the Funds will be a contractual obligation of all Participating Insurance Companies under their agreements governing their participation in the Funds. Each Participating Qualified Plan will vote as required by applicable law and governing Qualified Plan documents.

    8. All reports of potential or existing conflicts received by the Board of a Fund and all action by such Board with regard to determining the existence of a conflict, notifying Participating Insurance Companies and Participating Qualified Plans of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the meetings of such Board or other appropriate records, and such minutes or other records shall be made available to the Commission upon request.

    9. Each Fund will notify all Participating Insurance Companies that separate disclosure in their respective Separate Account prospectuses may be appropriate to advise accounts regarding the potential risks of mixed and shared funding. Each Fund shall disclose in its prospectus that (a) the Fund is intended to be a funding vehicle for variable annuity and variable life insurance contracts offered by various insurance companies and for qualified pension and retirement plans; (b) due to differences of tax treatment and other considerations, the interests of various Contract owners participating in the Fund and/or the interests of Qualified Plans investing in the Fund may at some time be in conflict; and (c) the Board of such Fund will monitor events in order to identify the existence of any material irreconcilable conflicts and to determine what action, if any, should be taken in response to any such conflict.

    10. Each Fund will comply with all provisions of the 1940 Act requiring voting by shareholders (which, for these purposes, will be the persons having a voting interest in the shares of the Funds), and, in particular, the Funds will either provide for annual shareholder meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act, although the Funds are not the type of trust described in Section 16(c) of the 1940 Act, as well as with Section 16(a) of the 1940 Act and, if and when applicable, Section 16(b) of the 1940 Act. Further, each Fund will act in accordance with the Commission’s interpretation of the requirements of Section 16(a) with respect to periodic elections of Board Members and with whatever rules the Commission may promulgate with respect thereto.

    11. If and to the extent Rules 6e-2 or 6e-3(T) under the 1940 Act is amended, or proposed Rule 6e-3 under the 1940 Act is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder, with respect to mixed or shared funding on terms and conditions materially different from any exemptions granted in the order requested in the application, then the Funds and/or Participating Insurance Companies and Participating Qualified Plans, as appropriate, shall take such steps as may be necessary to comply with such Rules 6e-2 and 6e-3(T), as amended, or proposed Rule 6e-3, as adopted, to the extent that such Rules are applicable.

    12. The Participating Insurance Companies and Participating Qualified Plans and/or the Investment Managers, at least annually, will submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out obligations imposed upon it by the conditions contained in the application. Such reports, materials and data will be submitted more frequently if deemed appropriate by the Board. The obligations of the Participating Insurance Companies and Participating Qualified Plans to provide these reports, materials and data to the Board, when the Board so reasonably requests, shall be a contractual obligation of all Participating Insurance Companies and Participating Qualified Plans under their agreements governing participation in the Funds.

    13. If a Qualified Plan should ever become a holder of ten percent or more of the assets of a Fund, such Qualified Plan will execute a participation agreement with the Fund that includes the conditions set forth herein to the extent applicable. A Qualified Plan will execute an application containing an acknowledgment of this condition upon such Qualified Plan’s initial purchase of the shares of any Fund.

    Conclusion:

    Applicants assert that, for the reasons summarized above, the requested exemptions are appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the 1940 Act.

    For the Commission, by the Division of Investment Management, pursuant to delegated authority.

Templeton Variable Products Series Fund, et al.

File No. 812-11698

SECURITIES AND EXCHANGE COMMISSION

Release No. IC-24079

1999 SEC LEXIS 2177

October 13, 1999

ACTION: Order Granting Exemptions

TEXT: Templeton Variable Products Series Fund (“Templeton Trust”), Franklin Templeton Variable Insurance Products Trust (“VIP Trust”), Templeton Funds Annuity Company (“TFAC”) or any successor to TFAC, and any future open-end investment company for which TFAC or any affiliate is the administrator, sub-administrator, investment manager, adviser, principal underwriter, or sponsor (“Future Funds”) filed an application on July 14, 1999, and an amendment on September 17, 1999 seeking an amended order of the Commission pursuant to Section 6(c) of the Investment Company Act of 1940 (“1940 Act”) exempting them from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15). The prior order (Rel. No. IC-19879) granted exemptive relief to permit shares of the Templeton Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies. The proposed relief would amend the prior order to add as parties to that order the VIP Trust and any Future Funds and to permit shares of the Templeton Trust, the VIP Trust, and Future Funds to be issued to and held by qualified pension and retirement plans outside the separate account context.

    A notice of the filing of the application was issued on September 17, 1999 (Rel. No. IC-24018). The notice gave interested persons an opportunity to request a hearing and stated that an order granting the application would be issued unless a hearing should be ordered. No request for a hearing has been filed, and the Commission has not ordered a hearing.

    The matter has been considered, and it is found that granting the requested exemptions is appropriate in the public interest and consistent with the protection of investors and the purposes intended by the policy and provisions of the 1940 Act.

    Accordingly,

    IT IS ORDERED, pursuant to Section 6(c) of the 1940 Act, that the requested exemptions from Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, be, and hereby are, granted, effective forthwith.

    For the Commission, by the Division of Investment Management, pursuant to delegated authority.

FUND PARTICIPATION AGREEMENT

This Agreement is entered into as of the 14th day of May, 1997, between Prudential insurance Company of America (“Insurance Company”), a life insurance company organized under the laws of the State of New Jersey and JPM Series Trust II (“Fund”), a business trust organized under the laws of Delaware, with respect to the Fund’s portfolio or portfolios set forth on Schedule 1 hereto, as such Schedule may be revised from time to time (the “Series”; if there are more than one Series to which this Agreement applies, the provisions herein shall apply severally to each such Series).

ARTICLE I 1.
DEFINITIONS

1.1	“Act” shall mean the Investment Company Act of 1940, as amended.

1.2	“Board” shall mean the Board of Trustees of the Fund having the responsibility for management and control of the Fund.

1.3	“Business Day” shall mean any day for which the Fund calculates net asset value per share as described in the Fund’s Prospectus.

1.4	“Commission” shall mean the Securities and Exchange Commission.

1.5	“Contract” shall mean a variable annuity contract that uses the Fund as an underlying investment medium. Individuals who participate under a group Contract are “Participants”.

1.6	“Contractholder” shall mean any entity that is a party to a Contract with a Participating Company.

1.7	“Disinterested Board Members” shall mean those members of the Board that are not deemed to be “interested persons” of the Fund, as defined by the Act.

1.8
“Participating Companies” shall mean any insurance company (including Insurance Company), which offers variable annuity and/or variable life insurance contracts to the public and which has entered into an agreement with the Fund for the purpose of making Fund shares available to serve as the underlying investment medium for the aforesaid Contracts.

1.9	“Plans” shall mean qualified pension and retirement benefit plans.

1.10	“Prospectus” shall mean the Fund’s current prospectus and statement of additional information, as most recently filed with the Commission, with respect to the Series.

1.11	“Separate Account” shall mean Prudential Variable Contract Account GI-2, a separate account established by Insurance Company in accordance with the laws of the State of New Jersey.

1.12	“Software Program” shall mean the software program used by the Fund for providing Fund and account balance information including net asset value per share.

1.13	“Insurance Company’s General Account(s)” shall mean the general account(s) of Insurance Company and its affiliates which invest in the Fund.

ARTICLE II 2.
REPRESENTATIONS

2.1
Insurance Company represents and warrants that (a) it is an insurance company duly organized and in good standing under applicable law; (b) it has legally and validly established the Separate Account pursuant to the New Jersey Insurance Code for the purpose of offering to the public certain group variable insurance contracts; (c) it has registered the Separate Account as a unit investment trust under the Act to serve as the segregated investment account for the Contracts; and (d) each Separate Account is eligible to invest in shares of the Fund without such investment disqualifying the Fund as an investment medium for insurance company separate accounts supporting insurance or variable life insurance contracts.

2.2
Insurance Company represents and warrants that (a) the Contracts will be described in a registration statement filed under the Securities Act of 1933, as amended (“1933 Act”); (b) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (c) the sale of the Contracts shall comply in all material respects with state insurance law requirements. Insurance Company agrees to inform the Fund promptly of any investment restrictions imposed by state insurance law and applicable to the Fund.

2.3
Insurance Company represents and warrants that the income, gains and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the applicable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses from assets allocated to any other accounts of Insurance Company. Insurance Company represents and warrants that the assets of the Separate Account are and will be kept separate from Insurance Company’s General Account and any other separate accounts Insurance Company may have, and will not be charged with liabilities from any business that Insurance Company may conduct or the liabilities of any companies affiliated with Insurance Company.

2.4
Fund represents that the Fund is registered with the Commission under the Act as an open-end management investment company and possesses, and shall maintain, all legal and regulatory licenses, approvals, consents and/or exemptions required for the Fund to operate and offer its shares as an underlying investment medium for Participating Companies. The Fund has established five portfolios and may in the future establish other portfolios.

2.5
Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.6
Insurance Company represents and agrees that the Contracts are currently, and at the time of issuance will be, treated as life insurance policies or annuity contracts, whichever is appropriate, under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and its investment adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. Insurance Company agrees that any prospectus offering a Contract that is a “modified endowment contract,” as that term is defined in Section 7702A of the Code, will identify such Contract as a modified endowment contract (or policy).

2.7
Fund agrees that the Fund’s assets shall be managed and invested in a manner that complies with the requirements of Section 817(h) of the Code. Fund represents that it will make every effort to maintain such compliance and that it will notify Insurance Company as soon as reasonably practicable upon having a reasonable basis for believing that it has ceased to so comply or that it might not so comply in the future.

2.8
Insurance Company agrees that the Fund shall be permitted (subject to the other terms of this Agreement) to make Series’ shares available to other Participating Companies and contractholders and to Plans.

2.9
Fund represents and warrants that any of its trustees, officers, employees, investment advisers, and other individuals/entities who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than that required by Rule 17g-1 under the Act. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10
Insurance Company represents and warrants that all of its employees and agents who deal with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the coverage required to be maintained by the Fund. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11	Insurance Company agrees that the Fund’s investment adviser shall be deemed a third party beneficiary under this Agreement and may enforce any and all rights conferred by virtue of this Agreement.

ARTICLE III 3.
FUND SHARES

3.1	The Contracts funded through the Separate Account may provide for the investment of certain amounts in the Series’ shares.

3.2
Fund agrees to make the shares of its Series available for purchase at the then applicable net asset value per share by Insurance Company and the Separate Account on each Business Day pursuant to rules of the Commission. Notwithstanding the foregoing, the Fund may refuse to sell the shares of any Series to any person, or suspend or terminate the offering of the shares of any Series if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary and in the best interests of the shareholders of such Series.

3.3
Fund agrees that shares of the Fund will be sold only to Participating Companies and their separate accounts and to the general accounts of those Participating Companies and their affiliates and to Plans. No shares of any Series will be sold to the general public.

3.4
Fund shall use its best efforts to provide closing net asset value, dividend and capital gain information for each Series available on a per-share and Series basis to Insurance Company by 6:00 p.m. Eastern Time on each Business Day. Any material errors in the calculation of net asset value, dividend and capital gain information shall be reported immediately upon discovery to Insurance Company. Non-material errors will be corrected in the next Business Day’s net asset value per share for the Series in question.

3.5
At the end of each Business Day, Insurance Company will use the information described in Sections 3.2 and 3.4 to calculate the Separate Account unit values for the day. Using this unit value, Insurance Company will process the day’s Separate Account transactions received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. Eastern time) to determine the net dollar amount of Series shares which will be purchased of redeemed at that day’s closing net asset value pet share for such Series. The net purchase or redemption orders will be transmitted to the Fund by Insurance Company by 11:00 a.m. Eastern Time on the Business Day next following Insurance Company’s receipt of that information. Subject to Sections 3.6 and 3.8, all purchase and redemption orders for Insurance Company’s General Accounts shall be effected at the net asset value per share of the relevant Series next calculated after receipt of the order by the Fund or its Transfer Agent.

3.6
Fund appoints Insurance Company as its agent for the limited purpose of accepting orders for the purchase and redemption of shares of each Series for the Separate Account. Fund will execute orders for any Series at the applicable net asset value per share determined as of the close of trading on the day of receipt of such orders by Insurance Company acting as agent (“effective trade date”), provided that the Fund receives notice of such orders by 11:00 a.m. Eastern Time on the next following Business Day and, if such orders request the purchase of Series shares, the conditions specified in Section 3.8, as applicable, are satisfied. A redemption or purchase request for any Series that does not satisfy the conditions specified above and in Section 3.8, as applicable, will be effected at the net asset value computed for such Series on the Business Day immediately preceding the next following Business Day upon which such conditions have been satisfied.

3.7	Insurance Company will make its best efforts to notify Fund in advance of any unusually large purchase or redemption orders.

3.8
If Insurance Company’s order requests the purchase of Series shares. Insurance Company will pay for such purchases by wiring Federal Funds to Fund or its designated custodial account on the day the order is transmitted. Insurance Company shall make all reasonable efforts to transmit to the Fund payment in Federal Funds by 12.00 noon Eastern Time on the Business Day the Fund receives the notice of the order pursuant to Section 3.5. Fund will execute such orders at the applicable net asset value per share determined as of the close of trading on the effective trade date if

Fund receives payment in Federal Funds by 12:00 midnight Eastern Time on the Business Day the Fund receives the notice of the order pursuant to Section 3.5. If payment in Federal Funds for any purchase is not received or is received by the Fund after 12:00 noon Eastern Time on such Business Day, Insurance Company shall promptly upon the Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowings or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. If Insurance Company’s order requests the redemption of Series shares valued at or greater than $1 million dollars, the Fund will wire such amount to Insurance Company within seven days of the order.

3.9	Fund has the obligation to ensure that Series shares are registered with applicable federal agencies at all times.

3.10
Fund will confirm each purchase or redemption order made by Insurance Company. Transfer of Series shares will be by book entry only. No share certificates will be issued to Insurance Company. Insurance Company will record shares ordered from Fund in an appropriate title for the corresponding account.

3.11	Fund shall credit Insurance Company with the appropriate number of shares.

3.12
On each ex-dividend date of the Fund or, if not a Business Day, on the first Business Day thereafter, Fund shall communicate to Insurance Company the amount of dividend and capital gain, if any, per share of each Series. All dividends and capital gains of any Series shall be automatically reinvested in additional shares of the relevant Series at the applicable net asset value per share of such Series on the payable date. Fund shall, on the day after the payable date or, if not a Business Day, on the first Business Day thereafter, notify Insurance Company of the number of shares so issued.

ARTICLE IV 4.
STATEMENTS AND REPORTS

4.1	Fund shall provide monthly statements of account as of the end of each month for all of Insurance Company’s accounts by the fifteenth (15th) Business Day of the following month.

4.2
Fund shall distribute to Insurance Company copies of the Fund’s Prospectuses, proxy materials, notices, periodic reports and other printed materials (which the Fund customarily provides to its shareholders) in quantities as Insurance Company may reasonably request for distribution to each Contractholder and Participant.

4.3
Fund will provide to Insurance Company at least one complete copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Commission or other regulatory authorities.

4.4
Insurance Company will provide to the Fund at least one copy of all registration statements, Prospectuses, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Separate Account, contemporaneously with the filing of such document with the Commission.

ARTICLE V 5.
EXPENSES

5.1
The charge to the Fund for all expenses and costs of the Series, including but not limited to management fees, administrative expenses and legal and regulatory costs, will be made in the determination of the relevant Series’ daily net asset value per share so as to accumulate to an annual charge at the rate set forth in the Fund’s Prospectus. Excluded from the expense limitation described herein shall be brokerage commissions and transaction fees and extraordinary expenses.

5.2
Except as provided in this Article V and, in particular in the next sentence, insurance Company shall not be required to pay directly any expenses of the Fund or expenses relating to the distribution of its shares. Insurance Company shall pay the following expenses or costs:

a.
Such amount of the production expenses of any Fund materials, including the cost of printing the Fund’s Prospectus, or marketing materials for prospective Insurance Company Contractholders and Participants as the Fund’s investment adviser and Insurance Company shall agree from time to time.

b.	Distribution expenses of any Fund materials or marketing materials for prospective Insurance Company Contractholders and Participants.

c.	Distribution expenses of Fund materials or marketing materials for Insurance Company Contractholders and Participants.

Except as provided herein, all other Fund expenses shall not be borne by Insurance Company.

ARTICLE VI 6.
EXEMPTIVE RELIEF

6.1
Insurance Company has reviewed a copy of the order dated December, 1996 of the Securities and Exchange Commission under Section 6(c) of the Act and, in particular, has reviewed the conditions to the relief set forth in the related Notice. As set forth therein, Insurance Company agrees to report any potential or existing conflicts promptly to the Board, and in particular whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting the Board in carrying out its responsibilities under such application. Insurance Company agrees to carry out such responsibilities with a view to the interests of existing Contractholders.

6.2
If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in the Fund, the Board shall give prompt notice to all Participating Companies. If the Board determines that Insurance Company is responsible for causing or creating said conflict, Insurance Company shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

	a.	Withdrawing the assets allocable to the Separate Account from the Series and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote or all affected Contractholders; and/or

	b.	Establishing a new registered management investment company.

6.3
If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and said decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in the Fund, Insurance Company may be required, at the Board’s election, to withdraw the Separate Account’s investment in the Fund.

6.4
For the purpose of this Article, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to bear the expense of establishing a new funding medium for any Contract. Insurance Company shall not be required by this Article to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially adversely affected by the irreconcilable material conflict.

6.5
No action by Insurance Company taken or omitted, and no action by the Separate Account or the Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VI shall relieve Insurance Company of its obligations under, or otherwise affect the operation of, Article V.

ARTICLE VII 7.
VOTING OF FUND SHARES

7.1
Fund shall provide Insurance Company with copies at no cost to Insurance Company, of the Fund’s proxy material, reports to shareholders and other communications to shareholders in such quantity as Insurance Company shall reasonably require for distributing to Contractholders or Participants.

Insurance Company shall:

	(a)	solicit voting instructions from Contractholders or Participants on a timely basis and in accordance with applicable law;

	(b)	vote the Series shares in accordance with instructions received from Contractholders or Participants; and

	(c)	vote Series shares for which no instructions have been received in the same proportion as Series shares for which instructions have been received.

Insurance Company agrees at all times to votes its General Account shares in the same proportion as Series shares for which instructions have been received from Contractholders or Participants. Insurance Company further agrees to be responsible for assuring that voting Series shares for the Separate Account is conducted in a manner consistent with other Participating Companies.

7.2
Insurance Company agrees that it shall not, without the prior written consent of the Fund and its investment adviser, solicit, induce or encourage Contractholders to (a) change or supplement the Fund’s current investment adviser or (b) change, modify, substitute, add to or delete the Fund from the current investment media for the Contracts.

ARTICLE VIII 8.
MARKETING AND REPRESENTATIONS

8.1	The Fund or its underwriter shall periodically furnish Insurance Company with the following documents, in quantities as Insurance Company may reasonably request:

	a.	Current Prospectus and any supplements thereto;

	b.	other marketing materials.

Expenses for the production of such documents shall be borne by Insurance Company in accordance with Section 5.2 of this Agreement.

8.2
Insurance Company shall designate certain persons or entities which shall have the requisite licenses to solicit applications for the sale of Contracts. No representation is made as to the number or amount of Contracts that are to be sold by Insurance Company. Insurance Company shall make reasonable efforts to market the Contracts and shall comply with all applicable federal and state laws in connection therewith.

8.3
Insurance Company shall furnish, or shall cause to be furnished, to the Fund, each piece of sales literature or other promotional material in Which the Fund, its investment adviser or the administrator is named, at least fifteen Business Days prior to its use. No such material shall be used unless the Fund approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. The Fund shall use all reasonable efforts to respond within ten days of receipt.

8.4
Insurance Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or any Series in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus, as may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund.

8.5
Fund shall furnish, or shall cause to be furnished, to Insurance Company, each piece of the Fund’s sales literature or other promotional material in which Insurance Company or the Separate Account is named, at least fifteen Business Days prior to its use. No such material shall be used unless Insurance Company approves such material. Such approval (if given) must be in writing and shall be presumed not given if not received within ten Business Days after receipt of such material. Insurance Company shall use all reasonable efforts to respond within ten days of receipt.

8.6
Fund shall not, in connection with the sale of Series shares, give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Separate Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as may be amended or supplemented from time to time, or in published reports for the Separate Account which are in the public domain or approved by Insurance Company for distribution to Contractholders or Participants, or in sales literature or other promotional material approved by Insurance Company.

8.7
For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the Act or the 1933 Act.

ARTICLE IX 9.
INDEMNIFICATION

9.1
Insurance Company agrees to indemnify and hold harmless the Fund, its investment adviser, any sub-investment adviser of a Series, and their affiliates, and each of their directors, trustees, officers, employees, agents and each person, if any, who controls or is associated with any of the foregoing entities or persons within the meaning of the 1933 Act (collectively, the “Indemnified Parties” for purposes of Section 9.1), against any and all losses, claims, damages or liabilities joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) for which the Indemnified Parties may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect to thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in information furnished by Insurance Company for use in the registration statement or Prospectus or sales literature or advertisements of the Fund or with respect to the Separate Account or Contracts, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arise out of or as a result of conduct, statements or representations (other than statements or representations contained in the Prospectus and sales literature or advertisements of the Fund) of Insurance Company or its agents, with respect to the sale and distribution of Contracts for which Series shares are an underlying investment; (iii) arise out of the wrongful conduct of Insurance Company or persons under its control with respect to the sale or distribution of the Contracts or Series shares; (iv) arise out of Insurance Company’s incorrect calculation and/or untimely reporting of net purchase or redemption orders; or (v) arise out of any breach by Insurance Company of a material term of this Agreement or as a result of any failure by Insurance Company to provide the services and furnish the materials or to make any payments provided for in this Agreement. Insurance Company will reimburse any Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to clauses (i) and (ii) above Insurance Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged omission made in such registration statement, prospectus, sales literature, or advertisement in conformity with written information furnished to Insurance Company by the Fund specifically for use therein. This indemnity agreement will be in addition to any liability which Insurance Company may otherwise have.

9.2
The Fund agrees to indemnify and hold harmless Insurance Company, Prudential Investment Management Services, underwriter for the Contracts (“Underwriter”) and each of their directors, officers, employees, agents and each person, if any, who controls Insurance Company and Underwriter within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which Insurance Company, Underwriter or any such director, officer, employee, agent or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements of the Fund; (2) arise out of or are based upon the omission to state in the registration statement or Prospectus or sales literature or advertisements of the Fund any material fact required to be stated therein or necessary to make the statements therein not misleading; or (3) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature or advertisements with respect to the Separate Account or the Contracts and such statements were based on information provided to Insurance Company by the Fund; and the Fund will reimburse any legal or other expenses reasonably incurred by Insurance Company or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, sales literature or advertisements in conformity with written information furnished to the Fund by Insurance Company specifically for use therein; and provided, further, that the Fund shall not be liable for special, consequential or incidental damages. This indemnity agreement will be in addition to any liability which the Fund may otherwise have.

9.3
The Fund shall indemnify and hold Insurance Company harmless against any and all liability, loss, damages, costs or expenses which Insurance Company may incur, suffer or be required to pay due to the Fund’s (1) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate of a Series; (2) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; and (3) untimely reporting of the net asset value, dividend rate or capital gain distribution rate; provided that the Fund shall have no obligation to indemnify and hold harmless Insurance Company if the incorrect calculation or incorrect or untimely reporting was the result of incorrect information furnished by Insurance Company or information furnished untimely by Insurance Company or otherwise as a result of or relating to a breach of this Agreement by Insurance Company; and provided, further, that the Fund shall not be liable for special, consequential or incidental damages.

9.4
Promptly after receipt by an indemnified party under this Article of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article, notify the indemnifying party of the commencement thereof. The omission to so notify the indemnifying party will not relieve the indemnifying party from any liability under this Article IX, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and to the extent that the indemnifying party has given notice to such effect to the indemnified party and is performing its obligations under this Article, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation. Notwithstanding the foregoing, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this Article IX.

ARTICLE X 10.
COMMENCEMENT AND TERMINATION

10.1	This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

10.2	This Agreement shall terminate without penalty as to one or more Series at the option of the terminating party:

	a.	At the option of Insurance Company or the Fund at any time from the date hereof upon 180 days’ notice, unless a shorter time is agreed to by the parties;

b.
At the option of Insurance Company, if shares of any Series are not reasonably available to meet the Requirements of the Contracts as determined by Insurance Company. Prompt notice of election to terminate shall be furnished by Insurance Company, said termination to be effective ten days after receipt of notice unless the Fund makes available a sufficient number of shares to meet the requirements of the Contracts within said ten-day period;

c.
At the option of Insurance Company, upon the institution of formal proceedings against the Fund by the Commission, National Association of Securities Dealers or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in Insurance Company’s reasonable judgment, materially impair the Fund’s ability to meet and perform the Fund’s obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by Insurance Company with said termination to be effective upon receipt of notice;

d.
At the option of the Fund, upon the institution of formal proceedings against Insurance Company by the Commission, National Association of Securities Dealers or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in the Fund’s reasonable judgment, materially impair Insurance Company’s ability to meet and perform Insurance Company’s obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by the Fund with said termination to be effective upon receipt of notice;

e.
At the option of the Fund, if the Fund shall determine, in its sole judgment reasonably exercised in good faith, that Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and such material adverse change or material adverse publicity is likely to have a material adverse impact upon the business and operation of the Fund or its investment adviser, the Fund shall notify Insurance Company in writing of such determination and its intent to terminate this Agreement, and after considering the actions taken by Insurance Company and any other changes in circumstances since the giving of such notice, such determination of the Fund shall continue to apply on the sixtieth (60th) day following the giving of such notice, which sixtieth day shall be the effective date of termination;

f.
Upon termination of the Investment Advisory Agreement between the Fund and its investment adviser or its successors unless Insurance Company specifically approves the selection of a new Fund investment adviser. The Fund shall promptly furnish notice of such termination to Insurance Company;

g.
In the event the Fund’s shares are not registered, issued or sold in accordance with applicable federal law, or such law precludes the use of such shares as the underlying investment medium of Contracts issued or to be issued by Insurance Company. Termination shall be effective immediately upon such occurrence without notice;

h.
At the option of the Fund upon a determination by the Board in good faith that it is no longer advisable and in the best interests of shareholders for the Fund to continue to operate pursuant to this Agreement. Termination pursuant to this Subsection (h) shall be effective upon notice by the Fund to Insurance Company of such termination;

i.
At the option of the Fund if the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Fund reasonably believes that the Contracts may fail to so qualify;

	j.	At the option of either party to this Agreement, upon another party’s breach of any material provision of this Agreement;

	k.	At the option of the Fund, if the Contracts are not registered, issued or sold in accordance with applicable federal and/or state law; or

	l.	Upon assignment of this Agreement, unless made with the written consent of the non-assigning party.

Any such termination pursuant to Section 10.2a, 10.2d, 10.2e, 10.2f or 10.2k herein shall not affect the operation of Article V of this Agreement. Any termination of this Agreement shall not affect the operation of Article IX of this Agreement.

10.3
Notwithstanding any termination of this Agreement pursuant to Section 10.2 hereof, the Fund and its investment adviser shall continue to make available Series shares pursuant to the terms and conditions of this Agreement as provided below, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”) for a period not to exceed six months from the termination date, unless otherwise agreed to by the Fund (the “Termination Period”). Specifically, without limitation, the owners of the Existing Contracts or Insurance Company, whichever shall have legal authority to do so, shall be permitted to reallocate investments in the Series, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts during the Termination Period.

ARTICLE XI 11.
AMENDMENTS

11.1	Any other changes in the terms of this Agreement shall be made by agreement in writing between Insurance Company and Fund.

ARTICLE XII 12.
NOTICE

12.1	Each notice required by this Agreement shall be given by certified mail, return receipt requested, to the appropriate parties at the following addresses:

Insurance Company:

Prudential Insurance Company
751 Broad Street, 21 Plaza
Newark, New Jersey 07102
Attn: Mary Cavanaugh

Fund:

JPM Series Trust II
c/o Morgan Guaranty Trust Company
522 Fifth Avenue
New York, New York 10036
Attention: Sharon J. Weinberg

Notice shall be deemed to be given on the date of receipt by the addresses as evidenced by the return receipt.

ARTICLE XIII 13.
MISCELLANEOUS

13.1
This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his capacity as an officer of the Fund. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Trustee, officer or shareholder of the Fund individually.

ARTICLE XIV 14.
LAW

14.1	This Agreement shall be construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be duly executed and attested as of the date first above written.

SCHEDULE I

Name of Series

JPM SERIES TRUST II

•	Bond Portfolio
•	Equity Portfolio
•	Small Company Portfolio
•	International Equity Portfolio

SCHEDULE II

Separate Accounts

Prudential Variable Contract Separate Account GI2

FIRST AMENDMENT
TO
FUND PARTICIPATION AGREEMENT

This First Amendment (“Amendment”) to the Fund Participation Agreement (“Agreement”) by and between The Prudential Insurance Company of America (“Insurance Company”) and JPMorgan Series Trust II (“Fund”) dated May 14, 1997, is effective as of the 8th day of March, 2007.

WITNESSETH:

WHEREAS, the parties have entered into the Agreement regarding the Fund portfolio or portfolios set forth on Schedule I of the Agreement (each, a “Series” and together, the “Series”); and

WHEREAS, the parties desire to amend the Agreement in accordance with the provisions of Article XI thereof.

NOW THEREFORE, in consideration of the above premises, the parties hereby agree as follows:

1. Section 2.7 is deleted in it’s entirety and replaced with the following:

2.7 The Fund represents that it believes, in good faith, that the Fund and each Series will at all times comply with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and that it will use best efforts to maintain the Fund’s compliance with such diversification requirements, and that it will notify the Insurance Company immediately upon having a reasonable basis for believing that a Series has ceased to so qualify or that a Series might not so qualify in the future. The Fund shall provide to the Insurance Company a quarterly written diversification report which shall show the results of the quarterly Section 817(h) diversification test and include a certification as to whether each Series complies with the Section 817(h) diversification requirement, by the 15th calendar day at the end of each calendar quarter.

2. Section 13. The existing provision is renumbered as 13.1, and the following 13.2 is added:

13.2 Notwithstanding anything to the contrary contained herein, the parties agree that each party shall be fully entitled to make disclosure of information relating to the structure and tax aspects of the transactions contemplated by this Agreement, without limitation of any kind on such disclosure, and all materials of any kind (including opinions or other tax analysis) that arc provided herein related to such structure and tax aspects as described in Treasury Regulation Section 301.6111-2(c)(3).

IN WITNESS WHEREOF, the parlies have caused their duly authorized officers to execute this Amendment as of the date first above written.

The Prudential Insurance Company of America

By:	/s/ Yvonne S. Provost

Name:	Yvonne S. Provost

Title:	Vice President

Date:	8 March 2007

JPMorgan Series Trust II

By:	/s/ Arthur A. Jensen

Name:	Arthur A. Jensen

Title:	Assistant Treasurer

Date:	3/9/07

FUND PARTICIPATION AGREEMENT

This Fund Participation Agreement (the “Agreement”), effective as of 8th day of March, 2007, is made by and among The Prudential Insurance Company of America ( “Company”), JPMorgan Insurance Trust (the “Trust”), the Trust’s investment advisor, JPMorgan Investment Advisors Inc. (the “Adviser”), and the Trust’s administrator, JPMorgan Funds Management, Inc. (the “Administrator”).

WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as “Variable Insurance Products”);

WHEREAS, insurance companies desiring to utilize the Trust as an investment vehicle under their Variable Insurance Products are required to enter into participation agreements with the Trust and the Administrator (the “Participating Insurance Companies”);

WHEREAS, shares of the Trust are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available for Variable Insurance Products of Participating Insurance Companies;

WHEREAS, the Trust intends to offer shares of the series set forth on Schedule B (each such series hereinafter referred to as a “Portfolio”) as may be amended from time to time by mutual agreement of the parties hereto under this Agreement to the accounts of the Company specified on Schedule A (hereinafter referred to individually as an “Account,” collectively, the “Accounts”);

WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission (“SEC”), granting the Trust exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by Variable Insurance Product separate accounts of insurance companies that may or may not be affiliated with the Trust (hereinafter the “Shared Funding Exemptive Order”);

WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”);

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws;

WHEREAS, the Adviser is the investment adviser of the Portfolios of the Trust;

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless exempt therefrom;

WHEREAS, the terms used in this Agreement listed below have the following definitions:

“Schedule A-1 Accounts”—Accounts registered under the 1940 Act as unit investment trusts and listed on Schedule A-1.

“Schedule A-2 Accounts”—Accounts excluded from the definition of an investment company as provided for by Section 3(c)(11) of the 1940 Act and listed on Schedule A-2.

“Schedule A-3 Accounts”—Accounts excluded from the definition of an investment company as provided for by Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and listed on Schedule A-3.

“Schedule A-1 Contracts”—Contracts through which interests in Schedule A-1 Accounts are offered and issued, which interests are registered as securities under the 1933 Act.

“Schedule A-2 Contracts”—Contracts through which interests in Schedule A-2 Accounts are offered and issued to trustees of qualified pension and profit-sharing plans and certain government plans identified in Section 3(a)(2) of the 1933 Act (which interests are not registered as securities in reliance upon Section 3(a)(2) of the 1933 Act).

“Schedule A-3 Contracts”—Contracts through which interests in Schedule A-3 Accounts are offered and issued to “accredited investors”, as that term is defined in Regulation D under the 1933 Act, or other investors permitted by Regulation D (which interests are not registered as securities in reliance upon Regulation D); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, each Account intends to purchase shares of the Portfolios to fund certain of the aforesaid Variable Insurance Products and the Trust is authorized to sell such shares to each such Account at net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, the Adviser, and the Administrator agree as follows:

Article 1
The Contracts

1.             The Company represents that it has established each of the Accounts specified on Schedule A as a separate account under New Jersey law. The Company further represents that each such Account may legally serve as an investment vehicle for variable annuity contracts and/ or variable life contracts offered by the Company (the “Contracts”). The Contracts provide for the allocation of net amounts received by the Company to separate divisions of the Account for investment in the shares of the Portfolios. Selection of a particular division is made by the Contract owner who may change such selection from time to time in accordance with the terms of the applicable Contract. The Company agrees to make every reasonable effort to market its Contracts. In marketing its Contracts, the Company will comply with all applicable state or Federal laws.

Article 2
Trust Shares

2.1.          The Trust agrees to make available for purchase by the Company shares of the Portfolios and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Trust or its designee of such order. For purposes of this Section 2.1, the Company shall be the designee of the Trust for receipt of such orders from the Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust’s designated transfer agent receives notice of such order by 10:00 a.m. Eastern Time on the next following Business Day (“Trade Date plus 1”). Notwithstanding the foregoing, the Company shall use its best efforts to provide the Trust’s designated transfer agent with notice of such orders by 9:30 a.m. Eastern Time on Trade Date plus 1. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission, as set forth in the Trust’s prospectus and statement of additional information. Notwithstanding the foregoing, the Board of Trustees of the Trust (hereinafter the “Board”) may refuse to permit the Trust to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

2.2.          The Trust agrees that shares of the Trust will be sold only to Participating Insurance Companies for their Variable Insurance Products and, in the Trust’s discretion, to qualified pension and retirement plans. No shares of any Portfolio will be sold to the general public.

2.3.           The Trust agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Trust held by an Account, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this Section 2.3, the Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust’s designated transfer agent receives notice of such request for redemption on Trade Date plus 1 in accordance with the timing rules described in Section 2.1.

2.4.           The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Trust shall be made in accordance with the provisions of such prospectus. The Accounts of the Company, under which amounts may be invested in the Trust are listed on Schedule A attached hereto and incorporated herein by reference, as such Schedule A may be amended from time to time by mutual written agreement of all of the parties hereto.

2.5.           The Company will place separate orders to purchase or redeem shares of each Portfolio. Each order shall describe the net amount of shares and dollar amount of each Portfolio to be purchased or redeemed. In the event of net purchases, the Company shall pay for Portfolio shares on Trade Date plus 1. Payment shall be in federal funds transmitted by wire. In the event of net redemptions, the Portfolio shall pay the redemption proceeds in federal funds transmitted by wire by 2:00 p.m. Eastern Time on Trade Date plus 1. Notwithstanding the foregoing, if the payment of redemption proceeds on the next Business Day would require the Portfolio to dispose of Portfolio securities or otherwise incur substantial additional costs, and if the Portfolio has determined to settle redemption transactions for all shareholders on a delayed basis, proceeds shall be wired to the Company within seven (7) days and the Portfolio shall notify in writing the person designated by the Company as the recipient for such notice of such delay by 3:00 p.m. Eastern Time on Trade Date plus 1.

2.6.           Issuance and transfer of the Trust’s shares will be by book entry only. Share certificates will not be issued to the Company or any Account. Shares ordered from the Trust will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

2.7.           On each record date, the Administrator shall use its best efforts to furnish same day notice by 6:30 p.m. Eastern Time (by wire, telephone, electronic media or by fax) to the Company of any dividends or capital gain distributions payable on the Trust’s shares. The Company hereby elects to receive all such dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

2.8.           The Administrator shall make the net asset value per share of each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern Time. In the event that the Administrator is unable to meet the 6:30 p.m. time stated immediately above, then the Administrator shall provide the Company with additional time to notify the Administrator of purchase or redemption orders pursuant to Sections 2.1 and 2.3, respectively, above. Such additional time shall be equal to the additional time that the Administrator takes to make the net asset values available to the Company.

2.9.           If the Administrator provides materially incorrect share net asset value information through no fault of the Company, the Company shall be entitled to an adjustment with respect to the Trust shares purchased or redeemed to reflect the correct net asset value per share as subsequently determined by the Administrator. The determination of the materiality of any net asset value pricing error shall be based on the Trust’s policy for correction of pricing errors (the “Pricing Policy”). The Company shall correct such error in its records and in the records prepared by it for Contract owners in accordance with information provided by the Administrator. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company.

2.10               The Administrator shall provide information to the Company of the amount of shares traded and the associated cost per share (NAV) total trade amount and the outstanding share balances held by the Account in each Portfolio as of the end of each Business Day. Such information will be furnished (electronically or by fax) by 1:00 p.m. Eastern time on the next Business Day.

Article 3
Prospectuses, Reports to Shareholders and Proxy Statements, Voting

3.1.                The Trust shall provide the Company with as many printed copies of the Trust’s current prospectuses as the Company may reasonably request. The Administrator will provide the Company with a copy of the statement of additional information suitable for duplication. If requested by the Company, in lieu of providing printed copies, the Trust shall provide camera-ready film or computer diskettes containing the Trust’s prospectuses and statement of additional information in order for the Company once each year (or more frequently if the prospectuses and/or statement of additional information for the Trust is amended during the year) to have the prospectuses or private placement memoranda for the Contracts and the applicable Trust prospectuses printed together in one document or separately. The Company may elect to print the Trust’s prospectuses and/or its statement of additional information in combination with other investment companies’ prospectuses and statements of additional information.

3.2(a).           The Company will deliver or cause to be delivered to each of its Contract owners, at or prior to the time of purchase of any Portfolio shares, a copy of such Portfolio’s prospectus and, upon request, a copy of its statement of additional information. Except as otherwise provided in this Section 3.2, all expenses of preparing, setting in type and printing and distributing Trust prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of setting in type, printing and distributing shall be borne by the Trust. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Trust’s prospectus and/or statement of additional information, the Trust shall bear the cost of typesetting to provide the Trust’s prospectus and/or statement of additional information to the Company in the format in which the Trust is accustomed to formatting prospectuses and statements of additional information, respectively, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses, statements of additional information and private placement memoranda. In such event, the Trust will reimburse the Company in an amount equal to the product of x and y where x is the number of such prospectuses distributed to owners of the Contracts, and y is the Trust’s per unit cost of printing the Trust’s prospectuses. The same procedures shall be followed with respect to the Trust’s statement of additional information. The Trust shall not pay any costs of typesetting, printing and distributing the Trust’s prospectus and/or statement of additional information to prospective Contract owners.

3.2(b).          The Trust, at the Company’s expense, shall provide the Company with copies of Annual and Semi-Annual Reports (the “Reports”) in such quantity as the Company shall reasonably require for distributing to Contract owners. The Trust, at its expense, shall provide the Contract owners designated by the Company with copies of its proxy statements and other communications to shareholders (except for prospectuses and statements of additional information, which are covered in Section 3.2(a) above, and Reports). The Trust shall not pay any costs of distributing Reports and other communications to prospective Contract owners.

3.2(c).           The Company agrees to provide the Trust or its designee with such information as may be reasonably requested by the Trust to assure that the Trust’s expenses do not include the cost of typesetting, printing or distributing any of the foregoing documents other than those actually distributed to existing Contract owners.

3.2(d).           Except as otherwise provided in this Agreement, the Trust shall pay no fee, other compensation or other expenses under this Agreement. The Trust may, however, pay the Company servicing fees under a written servicing agreement for certain Portfolios pursuant to the services plan it has adopted. In addition, the Trust has adopted a plan pursuant to Rule 12b-1 to finance distribution expenses for certain Portfolios, and the Trust’s distributor may pay fees under such plan to the Company or to a designated affiliate under a separate written agreement between such parties.

3.2(e).     All expenses, including expenses to be borne by the Trust pursuant to Section 3.2 hereof, incident to performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale. The Trust shall bear the expenses for the cost of registration and qualification of the Trust’s shares.

3.3.          To the extent required by Section 12(d)(1)(E)(iii)(aa) of the 1940 Act or Rule 6e-2 or Rule 6e-3(T) thereunder, or other applicable law, whenever the Trust shall have a meeting of shareholders of any series or class of shares, the Company shall:

•	solicit voting instructions from Contract owners;

•	vote Trust shares held in each Account at such shareholder meetings in accordance with instructions received from Contract owners;

•	vote Trust shares held in each Account for which it has not received timely instructions in the same proportion as it votes the applicable series or class of Fund shares for which it has received timely instructions; and

•	vote Trust shares held in its general account in the same proportion as it votes the applicable series or class of Trust shares held by the Accounts for which it has received timely instructions.

Except with respect to matters as to which the Company has the right in connection with Schedule A-1 Contracts under Rule 6e-2 or Rule 6e-3(T) under the 1940 Act, to vote Trust shares without regard to voting instructions from Contract owners, neither the Company nor any of its affiliates will recommend action in connection with, or oppose or interfere with, the actions of the Trust Board to hold shareholder meetings for the purpose of obtaining approval or disapproval from shareholders (and, indirectly, from Contract owners) of matters put before the shareholders. The Company shall be responsible for assuring that it calculates voting instructions and votes Trust shares at shareholder meetings in a manner consistent with other Participating Insurance Companies. The Trust shall notify the Company of any changes to the Shared Funding Exemptive Order or conditions. Notwithstanding the foregoing, the Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.

Article 4
Sales Material and Information

4.1.          The Company shall furnish, or shall cause to be furnished, to the Trust, the Adviser or their designee, drafts of the Accounts’ registration statements, prospectuses, statements of additional information, private placement memoranda or other disclosure document (each, an “Offering Document”) and each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company to prepare such material in which the Trust, the Adviser or the Administrator is described, at least ten Business Days prior to its use. No such material shall be used if the Trust, the Adviser, the Administrator or their designee reasonably objects to such use within ten Business Days after receipt of such material.

4.2.          Neither the Company nor any person contracting with the Company to prepare sales literature or other promotional material shall give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Trust prospectus, as such registration statement or Trust prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Trust or its designee.

4.3.           The Administrator shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material prepared by the Trust in which the Company or its Accounts, are described at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.

4.4.           Neither the Trust, the Administrator, nor the Adviser shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in an Offering Document for the Contracts, as such Offering Document may be amended or supplemented from time to time, or in published reports or solicitations for voting instruction for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5.           The Trust will provide to the Company, upon its request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, promptly after the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

4.6.           The Company will provide to the Trust, upon the Trust’s request, at least one complete copy of all Offering Documents, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in an Account or Contract, contemporaneously with the filing of such documents with the Securities and Exchange Commission or other regulatory authorities or with the first use of such documents to the extent that filing with the SEC or other regulator authorities is not required.

4.7.           For purposes of this Article 4, the phrase “sales literature or other promotional material” includes, but is not limited to, any of the following: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, internet, telephone or tape recording, videotape, display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), and educational or training materials or other communications distributed or made generally available to some or all agents or employees.

4.8.           The Company and its agents shall make no representations concerning the Trust except those contained in the then-current prospectus and statement of additional information of the Trust and in current printed sales literature of the Trust.

Article 5
Administrative Services to Contract Owners

5.             Administrative services to Contract owners shall be the responsibility of the Company and shall not be the responsibility of the Trust, the Adviser or the Administrator. The Company, the Trust and the Administrator recognize that the Account(s) will be the sole shareholder(s) of Trust shares issued pursuant to the Contracts.

Article 6
Representations and Warranties

6.1.           The Trust represents that it believes, in good faith, that each Portfolio is currently qualified as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) and that it will use best efforts to maintain such qualification of the Trust and that it will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future. The Trust further represents and warrants that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

6.2.           The Company represents that it believes, in good faith, that the Contracts will at all times be treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

6.3.           The Trust represents that it believes, in good faith, that the Portfolios will at all times comply with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and that it will use best efforts to maintain the Trust’s compliance with such diversification requirements, and that it will notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so qualify or that a Portfolio might not so qualify in the future. The Trust shall provide to the Company a quarterly written diversification report which shall show the results of the quarterly Section 817(h) diversification test and include a certification as to whether each Portfolio complies with the Section 817(h) diversification requirement, by the 15th calendar day at the end of each calendar quarter.

6.4.           The Company represents and warrants that each Schedule A-1 Account is duly registered-as a unit investment trust under the 1940 Act and each such Account’s 1940 Act registration statement has been filed with the SEC in accordance with the 1940 Act; the Schedule A-2 Accounts and Schedule A-3 Accounts each qualify for the exclusions form the definition of an investment company on which they rely for not registering as investment companies under the 1940 Act; it has registered, or will register, all Schedule A-1 Contracts offered and sold pursuant to this Agreement under the 1933 Act and has effective registration statements for that purpose; sales of the Schedule A-2 Contracts and Schedule A-3 Contracts properly qualify for exemptions on which the Company relies in not registering such Contracts, or interests in the Account through which each is issued, under the 1933 Act; orders it places for the purchase and redemption of Trust shares pursuant to this Agreement are the net result of transactions in units issued by a Account, instructions for which are received by the Company prior to the close of the Trust’s business as defined from time to time in the applicable Portfolio’s prospectus. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and regulations. The Company also represents and warrants that the Portfolios will be sold in accordance with such Portfolio’s current prospectus. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the New Jersey Insurance Code and the regulations thereunder and has registered or, prior to any issuance or sale of the Contracts, will maintain the registration of each Schedule A-1 Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act and the regulations thereunder, unless exempt therefrom, to serve as a segregated investment account for the Contracts. The Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts.

6.5.           The Company represents that it believes, in good faith, that the Account is a “segregated asset account” and that interests in the Account are offered exclusively through the purchase of a “variable contract” within the meaning of such terms under Section 1.817-5(f)(2) of the regulations under the Code, and that it will make every effort to continue to meet such definitional requirements, and that it will notify the Trust immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

6.6.           The Trust represents and warrants that it is and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount no less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Trust will notify the Company immediately upon having a reasonable basis for believing that the Trust no longer has the coverage required by this Section 6.6.

6.7.           The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other entities dealing with the money or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage, in an amount not less than five million dollars ($5,000,000). Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect and agrees to notify the Trust immediately upon having a reasonable basis for believing that the Company no longer has the coverage required by this Section 6.7.

6.8.           The Trust represents that a majority of its disinterest trustees have approved the Trust’s distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act.

6.9.           The Adviser and the Administrator each represents and warrants that it complies with all applicable federal and state laws and regulations and that it will perform its obligations for the Trust and the Company in compliance with the laws and regulations of its state of domicile and any applicable state and federal laws and regulations.

6.10.         The Trust represents and warrants that it will provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Portfolios (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolios) and any proxy solicitation affecting the Portfolios and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts.

Article 7
Statements and Reports

7.1.           The Administrator or its designee will make available electronically to the Company within five (5) Business Days after the end of each month a monthly statement of account confirming all transactions made during that month in the Account.

7.2.           The Trust and Administrator agree to provide the Company no later than March 1 of each year with the investment advisory and other expenses of the Trust incurred during the Trust’s most recently completed fiscal year, to permit the Company to fulfill its prospectus disclosure obligations under the SEC’s variable annuity fee table requirements.

Article 8
Potential Conflicts

8.1.           The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Contract owners of all Accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance Contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

8.2.           The Company will report in writing any potential or existing material irreconcilable conflict of which it is aware to the Administrator. Upon receipt of such report, the Administrator shall report the potential or existing material irreconcilable conflict to the Board. The Administrator shall also report to the Board on a quarterly basis whether the Company has reported any potential or existing material irreconcilable conflicts during the previous calendar quarter. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded. Such responsibilities shall be carried out by the Company with a view only to the interests of its Contract owners.

8.3.           If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.

8.4.           If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust’s election, to withdraw the affected Account’s investment in the Trust and terminate this Agreement with respect to such Account (at the Company’s expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.

8.5.           For purposes of Sections 8.3 through 8.4 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 8.3 through 8.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.

8.6.           If and to the extent that Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

8.7.           Each of the Company and the Adviser shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them by the provisions hereof and in the Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board. Without limiting the generality of the foregoing or the Company’s obligations under Section 8.2, the Company shall provide to the Administrator a written report to the Board no later than January 15th of each year indicating whether any material irreconcilable conflicts have arisen during the prior fiscal year of the Trust. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the Securities and Exchange Commission upon request.

Article 9
Indemnification

9.1.          Indemnification By The Company

9.1(a).     The Company agrees to indemnify and hold harmless the Trust, the Administrator, the Adviser, and each member of their respective Boards and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust’s shares or the Contracts and:

(i)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Offering Document for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the Offering Document for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust not supplied by the Company, or persons under its control and other than statements or representations authorized by the Trust) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

(iii)
arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with written information furnished to the Trust by or on behalf of the Company; or

(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)	arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; as limited by and in accordance with the provisions of Section 9.l(b) and 9.l(c) hereof.

9.l(b).       The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

9.1(c).       The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at as own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Company to such Indemnified Party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company shall not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

9.1(d).       The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

9.2.           Indemnification by Administrator

9.2(a).      The Administrator agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Administrator) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust or the Administrator by or on behalf of the Company, the Adviser, Counsel for the Trust, the independent public accountant to the Trust, or any person or entity that is not acting as agent for or controlled by the Administrator for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)
arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in an Offering Document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Administrator; or

(iii)	arise as a result of any failure by the Administrator to provide the services and furnish the materials under the terms of this Agreement; or

(iv)
arise out of or result from any material breach of any representation and/or warranty made by the Administrator in this Agreement or arise out of or result from any other material breach of this Agreement by the Administrator; as limited by and in accordance with the provisions of Section 9.2(b) and 9.2(c) hereof.

9.2(b).       The Administrator shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

9.2(c).       The Administrator shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Administrator in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Administrator of any such claim shall not relieve the Administrator from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Administrator will be entitled to participate, at its own expense, in the defense thereof. The Administrator also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Administrator to such Indemnified Party of the Administrator’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Administrator will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

9.2(d).       The Company agrees promptly to notify the Administrator of the commencement of any litigation or proceedings against it or any of its Indemnified Parties in connection with the issuance or sale of the Contracts or the operation of each Account in which the Portfolios are made available.

9.3.             Indemnification by the Adviser

9.3(a).       The Adviser agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 9.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or the Trust by or on behalf of the Company, the Administrator, Counsel for the Trust, the independent public accountant to the

Trust, or any person or entity that is not acting as agent for or controlled by the Adviser for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)
arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in an Offering Document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Adviser; or

(iii)	arise as a result of any failure by the Adviser to provide the services and furnish the materials under the terms of this Agreement; or

(iv)
arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser; as limited by and in accordance with the provisions of Section 9.3(b) and 9.3(c) hereof.

9.3(b).        The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

9.3(c).        The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Adviser to such Indemnified Party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other then reasonable costs of investigation.

9.3(d).        The Company agrees to promptly notify the Adviser of the commencement of any litigation or proceedings against it or any of Indemnified Parties in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of each Account, or the sale or acquisition of shares of the Trust.

9.4.             Indemnification by the Trust

9.4(a).        The Trust agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 9.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished the Trust by or on behalf of the Adviser, the Company, or the Administrator for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)
arise out of or as a result of statements or representations (other than statements or representations contained in the Offering Documents of the Contracts not supplied by the Trust, Adviser or Administrator, or persons under their control and other than statements or representations authorized by the Company) or unlawful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

(iii)
arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in an Offering Document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or

(iv)	arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement; or

(v)
arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of Section 9.4(b) and 9.4(c) hereof.

9.4(b).      The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

9.4(c).       The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Trust to such Indemnified Party of the Trust’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other then reasonable costs of investigation.

9.4(d).       The Company agrees to promptly notify the Trust of the commencement of any litigation or proceedings against it or any of the Indemnified Parties in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of each Account, or the sale or acquisition of shares of the Trust.

Article 10
Applicable Law

10.1.   This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

10.2.   This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

Article 11
Termination

11.1.    This Agreement shall continue in full force and effect until the first to occur of:

(a)       termination by any party for any reason upon ninety days advance written notice delivered to the other parties; or

(b)       termination by the Company by written notice to the Trust, the Adviser, and the Administrator with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts. Reasonable advance notice of election to terminate shall be furnished by the Company, said termination to be effective ten (10) days after receipt of notice unless the Trust makes available a sufficient number of shares to reasonably meet the requirements of the Account within said ten (10) day period; or

(c)       termination by the Company upon written notice to the Trust, the Adviser, and the Administrator with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company. The terminating party shall give prompt notice to the other parties of its decision to terminate; or

(d)       termination by the Company upon written notice to the Trust, the Adviser and the Administrator with respect to any Portfolio in the event that such portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or

(e)       termination by the Company upon written notice to the Trust, the Adviser, and the Administrator with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Section 6.3 hereof; or

(f)       termination by either the Trust, the Adviser, or the Administrator by written notice to the Company, if either one or more of the Trust, the Adviser, or the Administrator, shall determine, in its or their sole judgment exercised in good faith, that the Company and/or their affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, provided that the Trust, the Adviser, or the Administrator will give the Company sixty (60) days’ advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Company and any other changes in circumstances since the giving of such notice, the determination of the Trust, the Adviser, or the Administrator shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

(g)
termination by the Company by written notice to the Trust, the Adviser, Administrator, if the Company shall determine, in its sole judgment exercised in good faith, that either the Trust, the Adviser, or the Administrator has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, provided that the Company will give the Trust, the Adviser, and the Administrator sixty (60) days’ advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Trust, the Adviser, or the Administrator and any other changes in circumstances since the giving of such notice, the determination of the Company shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

(h)
termination by any party upon the other party’s breach of any representation or any material breach of any provision of this Agreement, which breach has not been cured to the satisfaction of the terminating party within ten (l0) days after written notice of such breach is delivered to the Trust or the Company, as the case may be; or

(i)
termination by the Trust, the Adviser, or Administrator by written notice to the Company in the event an Account or Contract is not registered (unless exempt from registration) or sold in accordance with applicable federal or state law or regulation, or the Company fails to provide pass-through voting privileges as specified in Section 3.3.

11.2.    Effect of Termination. Notwithstanding any termination of this Agreement, the Trust may continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”) unless such further sale of Trust shares is proscribed by law, regulation or applicable regulatory body, or unless the Trust, or a portfolio thereof, determines that liquidation of the Trust, or a portfolio thereof, following termination of this Agreement is in the best interests of the Trust and its shareholders. The parties agree that this Section 11.2 shall not apply to any terminations under Article 8 and the effect of such Article 8 terminations shall be governed by Article 8 of this Agreement.

11.3.    The Company shall not redeem Trust shares attributable to the Contracts (as distinct from Trust shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”) or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Trust, the Adviser and the Administrator the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Trust and the Adviser) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Trust or the Adviser 30 days notice of its intention to do so.

Article 12
Notices

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

JPMorgan Insurance Trust
Mail Code OH1 - 1235
1111 Polaris Parkway
OH1 - 1235
Columbus, Ohio 43240
Attn: Contract Administrator

If to the Administrator:

JPMorgan Funds Management, Inc.
Mail Code OH1 - 1235
1111 Polaris Parkway
OH1 - 1235
Columbus, Ohio 43240
Attention: Contract Administrator

If to the Adviser:

JPMorgan Investment Advisors Inc.
Mail Code OH1 - 0211
1111 Polaris Parkway
OH1 - 1235
Columbus, Ohio 43240
Attn: Contract Administrator

If to the Company:

The Prudential Insurance Company of America
290 West Mount Pleasant Avenue
Livingston, New Jersey 07039
Attn:       Yvonne Provost
                Facsimile: (973) 548-5844
                Michael Scharpf
                Facsimile: (973) 548-6575

Article 13
Miscellaneous

13.1.       All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust. Each of the Company, the Adviser, and the Administrator acknowledges and agrees that, as provided by the Trust’s Amended and Restated Declaration of Trust, the shareholders, trustees, officers, employees and other agents of the Trust and the Portfolios shall not personally be bound by or liable for matters set forth hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder. The Trust’s Amended and Restated Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts.

13.2.       The Company will comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions. Without limiting the generality of the foregoing, the Company shall take all necessary and appropriate steps, to the extent required under applicable regulations and generally accepted industry practices, to: (i) obtain, verify, and retain information with regard to Contract owner identification and source of Contract owner funds, and (ii) maintain records of all Contract owner transactions. The Company will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Trust with any requested information about Contract owners and their accounts in the event that the Trust shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority. To the extent permitted by applicable law and regulations, the Company will notify the Trust of any concerns that the Company may have in connection with any Contract owner in the context of relevant anti-money laundering laws or regulations.

13.3.       Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

13.4.       The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.5.       This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.6.       If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.7.       Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities (and other parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.8.       The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.9.       This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Adviser may, with advance written notice to the other parties hereto, assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser if such assignee is duly licensed and registered to perform the obligations of the Adviser under this Agreement.

13.10.       The names “JPMorgan Insurance Trust” and “Trustees of JPMorgan Insurance Trust” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated June 7, 1993 to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of “JPMorgan Insurance Trust” entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

13.11.       The Trust and the Administrator agree to consult with the Company concerning whether any Portfolio of the Trust qualifies to provide a foreign tax credit pursuant to Section 853 of the Code.

13.12.       Notwithstanding anything to the contrary contained herein, the parties agree that each party shall be fully entitled to make disclosure of information relating to the structure and tax aspects of the transactions contemplated by this Agreement, without limitation of any kind on such disclosure, and all materials of any kind (including opinions or other tax analysis) that are provided herein related to such structure and tax aspects as described in Treasury Regulation Section 301.6111-2(c)(3).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Yvonne S. Provost

Name: Yvonne S. Provost

Title: Vice President

JPMORGAN INSURANCE TRUST

By: /s/ Arthur A. Jensen

Name: /s/ Arthur A. Jensen

Title: Assistant Treasurer

3/9/07

JPMORGAN INVESTMENT ADVISORS INC.

By: /s/ John C. Noel

Name: John C. Noel

Title: Treasurer & CFO

3/13/07

JPMORGAN FUNDS MANAGEMENT, INC.

By: /s/ Robert L. Young

Name: Robert L. Young

Title: Vice President

3/12/07

SCHEDULE A

Schedule A-1

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

    The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Prudential Variable Contract Account GI-2 (VCA-GI-2)	June 24, 1988	811-07545	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

    The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	1933 Act Registration Number	Type of Product Supported by Account
PruBenefit Select	See Schedule B	333-137572	Variable Life Insurance
Group Variable Universal Life Insurance Contract	See Schedule B	333-01031	Variable Life Insurance

Schedule A-2

Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by
Section 3(c)(11) of the 1940 Act

   The following Separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under the Securities Act of
1933 in Reliance Upon Section 3(a)(2) of the Act

   The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account

Schedule A-3

Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by
Section 3(c)(1) or 3(c)(7) of the 1940 Act

    The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account
Prudential Variable Contract Account GI-6 (VCA-GI-6)	February 9, 1999	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under the Securities Act of
1933 in Reliance Upon Section 4(2) of the Act and Regulation D Thereunder

    The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account
PruBenefit Laureate	See Schedule B	Group	Variable Life Insurance

Schedule B

Portfolios of the Trust

JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio Class 1
JPMorgan Insurance Trust Intrepid Mid Cap Portfolio Class 1

FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made as of the 9th day of March, 2007, by and between NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST (“TRUST”), NEUBERGER BERMAN MANAGEMENT INC. (“NB MANAGEMENT”), a New York corporation, and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (“LIFE COMPANY”), a life insurance company organized under the laws of the State of New Jersey.

WHEREAS, TRUST is registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (“1940 Act”) as an open-end, diversified management investment company; and

WHEREAS, TRUST is organized as a series fund comprised of several portfolios (“Portfolios”), the currently available of which are listed on Appendix A hereto; and

WHEREAS, TRUST was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts (“Variable Contracts”) offered by life insurance companies through separate accounts of such life insurance companies (“Participating Insurance Companies”) and also offers its shares to certain qualified pension and retirement plans; and

WHEREAS, TRUST has received an order from the SEC, dated May 5, 1995 (File No. 812-9164), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the TRUST to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and certain qualified pension and retirement plans (the “Order”); and

WHEREAS, LIFE COMPANY has established or will establish one or more separate accounts (“Separate Accounts”) to offer Variable Contracts and is desirous of having TRUST as one of the underlying funding vehicles for such Variable Contracts; and

WHEREAS, the terms used in this Agreement listed below have the following definitions:

“Schedule B-1 Separate Accounts”—Separate Accounts registered under the 1940 Act as unit investment trusts and listed on Schedule B-1.

“Schedule B-2 Separate Accounts”—Separate Accounts excluded from the definition of an investment company as provided for by Section 3(c)(11) of the 1940 Act and listed on Schedule B-2.

“Schedule B-3 Separate Accounts”—Separate Accounts excluded from the definition of an investment company as provided for by Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and listed on Schedule B-3.

“Schedule B-1 Variable Contracts”—Variable Contracts through which interests in Schedule B-1 Separate Accounts are offered and issued, which interests are registered as securities under the Securities Act of 1933, as amended (the “1933 Act”).

“Schedule B-2 Variable Contracts”—Variable Contracts through which interests in Schedule B-2 Separate Accounts are offered and issued to trustees of qualified pension and profit-sharing plans and certain government plans identified in Section 3(a)(2) of the 1933 Act (which interests are not registered as securities in reliance upon Section 3(a)(2) of the 1933 Act).

“Schedule B-3 Variable Contracts”—Variable Contracts through which interests in Schedule B-3 Separate Accounts are offered and issued to “accredited investors”, as that term is defined in Regulation D under the 1933 Act, or other investors permitted by Regulation D (which interests are not registered as securities in reliance upon Regulation D).

WHEREAS, NB MANAGEMENT is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 and as a broker-dealer under the Securities Exchange Act of 1934, as amended; and

WHEREAS, NB MANAGEMENT is the investment manager and administrator of the Portfolios of the Trust and distributor of the shares of each Portfolio of TRUST; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of TRUST to fund the aforementioned Variable Contracts and TRUST is authorized to sell such shares to LIFE COMPANY at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY, TRUST, and NB MANAGEMENT agree as follows:

Article I.          SALE OF TRUST SHARES

1.1.          TRUST agrees to make available to the Separate Accounts of LIFE COMPANY shares of the selected Portfolios as listed in Appendix B for investment of proceeds from Variable Contracts allocated to the designated Separate Accounts, such shares to be offered as provided in TRUST’s Prospectus.

1.2.          TRUST agrees to sell to LIFE COMPANY those shares of the selected Portfolios of TRUST which LIFE COMPANY orders, executing such orders on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the order for the shares of TRUST. For purposes of this Section 1.2, LIFE COMPANY shall be the designee of TRUST for receipt of such orders from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such order by 9:30 a.m. New York Time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which TRUST calculates its net asset value pursuant to the rules of the SEC.

1.3.         TRUST agrees to redeem for cash, on LIFE COMPANY’s request, any full or fractional shares of TRUST held by LIFE COMPANY, executing such requests on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the request for redemption. For purposes of this Section 1.3, LIFE COMPANY shall be the designee of TRUST for receipt of requests for redemption from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such request for redemption by 9:30 a.m. New York time on the next following Business Day.

1.4.         TRUST shall furnish, on or before the ex-dividend date, notice to LIFE COMPANY of any income dividends or capital gain distributions payable on the shares of any Portfolio of TRUST. LIFE COMPANY hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio’s shares in additional shares of the Portfolio. TRUST shall notify LIFE COMPANY of the number of shares so issued as payment of such dividends and distributions. LIFE COMPANY reserves the right to revoke this election by written notice to the Trust.

1.5.         TRUST shall make the net asset value per share for the selected Portfolio(s) available to LIFE COMPANY on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. New York time. If TRUST provides LIFE COMPANY with materially incorrect share net asset value information through no fault of LIFE COMPANY, LIFE COMPANY on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error (determined in accordance with SEC guidelines) in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY. In the event that such material error is the result of the Trust’s (or its designated agents) gross negligence, the Trust shall also be responsible for any of LIFE COMPANY’s administrative or other costs or losses incurred in correcting Variable Contract owner accounts.

1.6.         At the end of each Business Day, LIFE COMPANY shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, LIFE COMPANY shall process each such business day’s Separate Account transactions based on requests and premiums received by it by the time as of which the TRUST calculates its share price as disclosed in the prospectus for the TRUST to determine the net dollar amount of TRUST shares which shall be purchased or redeemed at that day’s closing net asset value per share. The net share purchase or redemption orders so determined shall be transmitted to TRUST by LIFE COMPANY by 9:30 a.m. New York Time on the Business Day next following LIFE COMPANY’s receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

1.7.         If LIFE COMPANY’s order requests the net purchase of TRUST shares, LIFE COMPANY shall pay for such purchase by wiring federal funds to TRUST or its designated custodial account on the day the order is actually transmitted by LIFE COMPANY by 3:00 p.m. New York Time. If LIFE COMPANY’s order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, TRUST shall wire the redemption proceeds to LIFE COMPANY on the day the order is actually received by TRUST by 3:00 p.m. New York Time. If LIFE COMPANY’s order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another fund administered or distributed by NB MANAGEMENT, TRUST shall so apply such proceeds on the same Business Day that LIFE

COMPANY transmits such order to TRUST. The LIFE COMPANY shall notify NB MANAGEMENT at least five days in advance of a single purchase, redemption or exchange order for one million dollars ($1,000,000) or more of which it has prior knowledge.

1.8.         Notwithstanding Section 1.7, TRUST reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 40 Act and any rules thereunder.

1.9.         TRUST agrees that all shares of the Portfolios of TRUST will be sold only to Participating Insurance Companies which have agreed to participate in TRUST to fund their Separate Accounts and/or to certain qualified pension and other retirement plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended (“Code”) and Treasury Regulation 1.817-5. Shares of the Portfolios of TRUST will not be sold directly to the general public.

1.10.       TRUST may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of TRUST, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of such Portfolios.

Article II.       REPRESENTATIONS AND WARRANTIES

2.1.         LIFE COMPANY represents and warrants that it is an insurance company duly organized and in good standing under the laws of New Jersey and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that Prudential Investment Management Services, LLC, the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934.

2.2.         LIFE COMPANY represents and warrants that each Schedule B-1 Separate Account is duly registered as a unit investment trust under the 1940 Act and each such Separate Account’s 1940 Act registration statement has been filed with the SEC in accordance with the 1940 Act; the Schedule B-2 Separate Accounts and Schedule B-3 Separate Accounts each qualify for the exclusions form the definition of an investment company on which they rely for not registering as investment companies under the 1940 Act; it has registered, or will register, all Schedule B-1 Variable Contracts offered and sold pursuant to this Agreement under the 1933 Act and has effective registration statements for that purpose; sales of the Schedule B-2 Variable Contracts and Schedule B-3 Variable Contracts properly qualify for exemptions on which LIFE COMPANY relies in not registering such Variable Contracts, or interests in the Separate Account through which each is issued, under the 1933 Act; orders it places for the purchase and redemption of TRUST shares pursuant to this Agreement are the net result of transactions in units issued by a Separate Account, instructions for which are received by LIFE COMPANY prior to the close of TRUST’s business as defined from time to time in the applicable Portfolio’s prospectus. LIFE COMPANY further represents and warrants that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with state insurance law suitability requirements.

2.3.         LIFE COMPANY represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify TRUST immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

2.4.         LIFE COMPANY represents and warrants that it shall deliver such prospectuses, statements of additional information, proxy statements and periodic reports of the Trust as required to be delivered under applicable federal or state law and interpretations of federal and state securities regulators thereunder in connection with the offer, sale or acquisition of the Variable Contracts.

2.5.         TRUST represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and shall be duly authorized for issuance and sold in accordance with all applicable federal and state laws, and TRUST shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. TRUST shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. TRUST shall register and qualify its shares for sale in accordance with the laws of the various states to the extent necessary to perform its obligations under this Agreement.

2.6.         TRUST represents and warrants that each Portfolio currently complies, and will continue to comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5 (or any successor or similar provisions), and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5. Upon request, within fifteen (15) days of the end of each calendar quarter, NB MANAGEMENT agrees to deliver to the Company a certificate executed by an officer of TRUST regarding each Portfolio’s compliance during such calendar quarter with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment or life insurance contracts and any amendments or modifications to such Section or Regulation. Without in any way limiting the effect of Sections 7.4 to 7.9 hereof and without in any way limiting or restricting any other remedies available to the LIFE COMPANY, the TRUST or NB Management will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the TRUST or any Portfolio to comply with this Section 2.6, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(c) of the 1940 Act).

2.7.         TRUST represents and warrants that each Portfolio invested in by the Separate Account is currently qualified as a “regulated investment company” under Subchapter M of the Code, that it will maintain such qualification under Subchapter M (or any successor or similar provisions) and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to so qualify or might not so qualify in the future.

2.8.          LIFE COMPANY hereby consents to the use by TRUST of the name and telephone number of LIFE COMPANY and to the reference by TRUST to the relationship between LIFE COMPANY and TRUST as part of an informational page on TRUST’S site on the World Wide Web portion of the Internet. The LIFE COMPANY hereby further consents to TRUST’S establishing a link between TRUST’S site and LIFE COMPANY’s site from the same place that LIFE COMPANY is listed on TRUST’S site as described in the preceding sentence.

2.9.           The Trust represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, it will have a board of trustees, a majority of whom are not interested persons of the Trust, to formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.10.         The Trust represents that the Trust’s investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Delaware and the Trust represents that its respective operations are and shall at all times remain in material compliance with the laws of the State of Delaware to the extent required to perform this Agreement.

2.11.         The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

2.12.         NB Management represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. NB Management further represents that it will sell and distribute the Trust’s share in accordance with the laws of the State of Delaware and any applicable state and federal securities law.

2.13.         The Trust represents and warrants that its directors, officers, employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.14.         NB Management represents and warrants that it is registered as an investment adviser and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Trust in compliance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.15.         Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

2.16.         LIFE COMPANY represents and warrants that all orders for the purchase and sale of TRUST shares submitted to the TRUST (or counted by LIFE COMPANY in submitting a net order under Section 1.6 of the Agreement) for execution at a price based on the net asset value per share (“NAV”) of the Trust’s Portfolios next computed after receipt by LIFE COMPANY on a particular Business day, will have been received in good order by LIFE COMPANY prior to the time as of which the TRUST calculates its NAV on that Business Day, as disclosed in the prospectus for the pertinent Portfolio (the “trading deadline”), in accordance with Rule 22c-1 under the 1940 Act (subject only to exceptions as permitted under Rule 22c-1(c) under the 1940 Act, respecting initial purchase payments on variable annuity contracts, and to the established administrative procedures of LIFE COMPANY as described under Rule 6e-3(T), paragraph(b)(12)(iii) under the 1940 Act respecting premium processing for variable life insurance contracts).

2.17.         LIFE COMPANY will, upon reasonable request, certify to the TRUST and NB MANAGEMENT that LIFE COMPANY is in compliance with Section 2.16.

2.18.         TRUST and NB Management represent and warrant that they will provide LIFE COMPANY with as much advance notice as is reasonably practicable of any material change affecting the Portfolios (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolios) and any proxy solicitation affecting the Portfolios and consult with LIFE COMPANY in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Variable Contracts.

2.19.         LIFE COMPANY represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable anti-money laundering laws, regulations and requirements, including, but not limited to, its obligations under the U.S. Bank Secrecy Act of 1970, as amended (by the USA Patriot Act of 2001 and other laws), and the rules, regulations and official guidance issued thereunder.

Article III.        PROSPECTUS AND PROXY STATEMENTS

3.1.          TRUST shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of TRUST. TRUST shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

3.2.          TRUST will bear the printing costs (or duplicating costs with respect to the statement of additional information) and mailing costs associated with the delivery of the following TRUST (or individual Portfolio) documents, and any supplements thereto, to existing Variable Contract owners of LIFE COMPANY (regardless of whether such documents are printed together with, or separate from, the documents for other trusts in the Variable Contracts):

(i)	prospectuses and statements of additional information;

(ii)	annual and semi-annual reports; and

(iii)	proxy materials (including, but not limited to, the proxy cards, notice and statement, as well as the costs associated with tabulating votes).

LIFE COMPANY will submit any bills for printing, duplicating and/or mailing costs, relating to the TRUST documents described above, to TRUST for reimbursement by TRUST. LIFE COMPANY shall monitor such costs and shall use its best efforts to control these costs. Upon request, LIFE COMPANY will provide TRUST on a semi-annual basis, or more frequently as reasonably requested by TRUST, with a current tabulation of the number of existing Variable Contract owners of LIFE COMPANY whose Variable Contract values are invested in TRUST. This tabulation will be sent to TRUST in the form of a letter signed by a duly authorized officer of LIFE COMPANY attesting to the accuracy of the information contained in the letter. If requested by LIFE COMPANY, the TRUST shall provide such documentation (including a final copy of the TRUST’s prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for LIFE COMPANY to print together in one document the current prospectus for the Variable Contracts issued by LIFE COMPANY and the current prospectus for the TRUST. Should LIFE COMPANY wish to print any of these documents in a format different from that provided by TRUST, LIFE COMPANY shall provide Trust with sixty (60) days’ prior written notice and LIFE COMPANY shall bear the cost associated with any format change.

3.3.         TRUST will provide, at its expense, LIFE COMPANY with the following TRUST (or individual Portfolio) documents, and any supplements thereto, with respect to prospective Variable Contract owners of LIFE COMPANY:

(i)	camera-ready copy of the current prospectus for printing by the LIFE COMPANY;

(ii)	a copy of the statement of additional information suitable for duplication;

(iii)	camera-ready copy of proxy material suitable for printing; and

(iv)	camera-ready copy of the annual and semi-annual reports for printing by the LIFE COMPANY.

3.4.         TRUST will provide LIFE COMPANY with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. LIFE COMPANY will provide TRUST with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

3.5.         LIFE COMPANY agrees that it will cooperate with NB MANAGEMENT and the TRUST by providing to NB MANAGEMENT and the TRUST, within thirty (30) days prior to any deadline imposed by applicable laws, rules or regulations, information regarding shares sold and redeemed and whether the Separate Accounts are registered or unregistered under the 1940 Act and any other information pertinent to enabling NB MANAGEMENT and the TRUST to pay registration or other fees with respect to the TRUST shares sold during the fiscal year in accordance with Rule 24f-2 or to register and qualify TRUST shares under any applicable laws, rules or regulations in a timely manner.

3.6.         It is understood and agreed that, except with respect to information regarding LIFE COMPANY provided in writing by that party, LIFE COMPANY shall not be responsible for the content of the prospectus or statement of additional information for TRUST. It is also understood and agreed that, except with respect to information regarding TRUST, NB Management, or the Portfolios provided in writing by TRUST or NB Management, neither TRUST nor NB Management are responsible for the content of the prospectus or statement of additional information for the Variable Contracts.

Article IV.     SALES MATERlALS; PRIVACY

4.1.         LIFE COMPANY will furnish, or will cause to be furnished, to TRUST and NB MANAGEMENT, each piece of sales literature or other promotional material in which TRUST or NB MANAGEMENT is named, at least five (5) Business Days prior to its intended use. No such material will be used if TRUST or NB MANAGEMENT objects to its use in writing within five (5) Business Days after receipt of such material.

4.2.         TRUST and NB MANAGEMENT will furnish, or will cause to be furnished, to LIFE COMPANY, each piece of sales literature or other promotional material in which LIFE COMPANY or its Separate Accounts are named, at least five (5) Business Days prior to its intended use. No such material will be used if LIFE COMPANY objects to its use in writing within five (5) Business Days after receipt of such material.

4.3.         TRUST and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANY or concerning LIFE COMPANY, the Separate Accounts, or the Variable Contracts issued by LIFE COMPANY, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by LIFE COMPANY or its designee, except with the written permission of LIFE COMPANY.

4.4.         LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of TRUST or concerning TRUST other than the information or representations contained in a registration statement or prospectus for TRUST, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by TRUST or its designee, except with the written permission of TRUST.

4.5.         For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the 1940 Act or the 1933 Act.

4.6.         Subject to law and regulatory authority, each party hereto shall treat as confidential all information pertaining to the owners of the Variable Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party. Each party hereto shall be solely responsible for the compliance of their officers, directors, employees, agents, independent contractors, and any affiliated and non-affiliated third parties with all applicable privacy-related laws and regulations including but not limited to the Gramm-Leach-Bliley Act and Regulation S-P. The provisions of this Section 4.6 shall survive the termination of this Agreement.

Article V.       POTENTIAL CONFLICTS

5.1.         The Board of Trustees of TRUST (the “Board”) will monitor TRUST for the existence of any material irreconcilable conflict between the interests of the Variable Contract owners of Participating Insurance Company Separate Accounts investing in the TRUST. A material irreconcilable conflict may arise for a variety of reasons, including: (a) state insurance regulatory authority action; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the TRUST are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard voting instructions of Variable Contract owners.

5.2.         LIFE COMPANY will report any potential or existing conflicts to the Board. LIFE COMPANY will be responsible for assisting the Board in carrying out its responsibilities under the Conditions set forth in the notice issued by the SEC for the TRUST on April 12, 1995 (the “Notice”) (Investment Company Act Release No. 21003), by providing the Board with all information reasonably necessary for it to consider any issues raised. This responsibility includes, but is not limited to, an obligation by LIFE COMPANY to inform the Board whenever Variable Contract owner voting instructions are disregarded by LIFE COMPANY. These responsibilities will be carried out with a view only to the interests of the Variable Contract owners.

5.3.         If a majority of the Board or a majority of its disinterested trustees determines that a material irreconcilable conflict exists, affecting the LIFE COMPANY, LIFE COMPANY, at its expense and to the extent reasonably practicable (as determined by a majority of disinterested trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the TRUST or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of TRUST or another investment company or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., Variable Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of LIFE COMPANY’s decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at the election of the TRUST, to withdraw its Separate Account’s investment in the TRUST, and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

For the purposes of this Section 5.3, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the TRUST or NB Management (or any other investment adviser of the TRUST) be required to establish a new funding medium for any Variable Contract. Further, LIFE COMPANY shall not be required by this Section 5.3 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially affected by the irreconcilable material conflict.

5.4.         The Board’s determination of the existence of a material irreconcilable conflict and its implications shall be made known promptly and in writing to LIFE COMPANY.

5.5.         No less than annually, LIFE COMPANY shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by these Conditions. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

Article VI.      VOTING

6.1.         To the extent required by Section 12(d)(1)(E)(iii)(aa) of the 1940 Act or Rule 6e-2 or Rule 6e-3(T) thereunder, or other applicable law, whenever TRUST shall have a meeting of shareholders of any series or class of shares, LIFE COMPANY shall:

•	solicit voting instructions from Variable Contract owners;

•	vote TRUST shares held in each Separate Account at such shareholder meetings in accordance with instructions received from Variable Contract owners;

•	vote TRUST shares held in each Separate Account for which it has not received timely instructions in the same proportion as it votes the applicable series or class of TRUST shares for which it has received timely instructions; and

•	vote TRUST shares held in its general account in the same proportion as it votes the applicable series or class of TRUST shares held by the Separate Accounts for which it has received timely instructions.

Except with respect to matters as to which LIFE COMPANY has the right in connection with Schedule A-1 Contracts under Rule 6e-2 or Rule 6e-3(T) under the 1940 Act, to vote TRUST shares without regard to voting instructions from Variable Contract owners, neither LIFE COMPANY nor any of its affiliates will recommend action in connection with, or oppose or interfere with, the actions of the TRUST Board to hold shareholder meetings for the purpose of obtaining approval or disapproval from shareholders (and, indirectly, from Variable Contract owners) of matters put before the shareholders or a vote recommended by the TRUST Board. LIFE COMPANY shall be responsible for assuring that it calculates voting instructions and votes TRUST shares at shareholder meetings in a manner consistent with other Participating Insurance Companies. The TRUST shall notify LIFE COMPANY of any changes to the Order or conditions. Notwithstanding the foregoing, LIFE COMPANY reserves the right to vote TRUST shares held in any segregated asset account in its own right, to the extent permitted by law.

6.2.         If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then TRUST and/or LIFE COMPANY, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

Article VII.   INDEMNIFICATION

7.1.        Indemnification by LIFE COMPANY. LIFE COMPANY agrees to indemnify and hold harmless TRUST and NB MANAGEMENT and each of their Trustees, directors, officers, employees and agents and each person, if any, who controls TRUST or NB MANAGEMENT within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of Sections 7.1 to 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(a)
arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus, private offering Memorandum or other disclosure document (each, a “Disclosure Document”), or sales literature for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY by or on behalf of TRUST for use in the Disclosure Document or sales literature for the Variable Contracts or in the Variable Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

(b)
arise out of or as a result of statements or representations (other than statements or representations contained in the Disclosure Document or sales literature of TRUST not supplied by LIFE COMPANY, or persons under its control) or wrongful conduct of LIFE COMPANY or any of its directors, officers, employees or agents, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

(c)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a Disclosure Document or sales literature of TRUST or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to TRUST for inclusion therein by or on behalf of LIFE COMPANY; or

(d)	arise as a result of any failure by LIFE COMPANY to substantially provide the services and furnish the materials under the terms of this Agreement; or

(e)
arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY.

7.2.         LIFE COMPANY shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to TRUST, whichever is applicable.

7.3.         LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from LIFE COMPANY to such party of LIFE COMPANY’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim, action, suit or proceeding settled by an Indemnified Party without LIFE COMPANY’s approval.

7.4.          Indemnification by NB MANAGEMENT. NB MANAGEMENT agrees to indemnify and hold harmless LIFE COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for the purposes of Sections 7.4 to 7.6) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of NB MANAGEMENT which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(a)
arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or sales literature of TRUST (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements there in not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to NB MANAGEMENT or TRUST by or on behalf of LIFE COMPANY for use in the registration statement or prospectus for TRUST or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

(b)
arise out of or as a result of statements or representations (other than statements or representations contained in the Disclosure Document or sales literature for the Variable Contracts not supplied by NB MANAGEMENT or persons under its control) or wrongful conduct of TRUST or NB MANAGEMENT or persons under their control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

(c)
arise out of any untrue statement or alleged untrue statement of a material fact contained in a Disclosure Document or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY for inclusion therein by or on behalf of TRUST; or

(d)
arise as a result of (i) a failure by TRUST to substantially provide the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a “regulated investment company” under Subchapter M of the Code, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Variable Contract owners asserting liability against LIFE COMPANY or the principal underwriter of the Variable Contracts pursuant to the Variable Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by LIFE COMPANY of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Separate Account that LIFE COMPANY deems necessary or appropriate as a result of such failure; or

(e)
arise out of or result from any material breach of any representation and/or warranty made by NB MANAGEMENT or TRUST in this Agreement or arise out of or result from any other material breach of this Agreement by NB MANAGEMENT or TRUST.

7.5.           NB MANAGEMENT shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such

Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to LIFE COMPANY.

7.6.           NB MANAGEMENT shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified NB MANAGEMENT in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify NB MANAGEMENT of any such claim shall not relieve NB MANAGEMENT from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, NB MANAGEMENT shall be entitled to participate at its own expense in the defense thereof. NB MANAGEMENT also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from NB MANAGEMENT to such party of NB MANAGEMENT’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and NB MANAGEMENT will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation. NB MANAGEMENT shall not be liable under this indemnification provision with respect to any claim, action, suit or proceeding settled by an Indemnified Party without NB MANAGEMENT’s approval.

7.7.            The provisions of this Article VII shall survive the termination of this Agreement.

Article VIII.      TERM: TERMINATION

8.1.            This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

8.2.            This Agreement shall terminate in accordance with the following provisions:

(a)	At the option of LIFE COMPANY or TRUST at any time from the date hereof upon 180 days’ notice, unless a shorter time is agreed to by the parties;

(b)
At the option of LIFE COMPANY, if TRUST shares are not reasonably available to meet the requirements of the Variable Contracts as determined by LIFE COMPANY. Prompt notice of election to terminate shall be furnished by LIFE COMPANY, said termination to be effective ten days after receipt of notice unless TRUST makes available a sufficient number of shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

(c)	At the option of LIFE COMPANY, upon the institution of formal proceedings against TRUST or NB MANAGEMENT by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANY’s reasonable judgment, materially impair TRUST’s or NB MANAGEMENT’s ability to meet and perform their respective obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of notice;

(d)
At the option of TRUST, upon the institution of formal proceedings against LIFE COMPANY by the SEC, the National Association of Securities Dealers, Inc., or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in TRUST’s reasonable judgment, materially impair LIFE COMPANY’s ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by TRUST with said termination to be effective upon receipt of notice;

(e)
At the option of LIFE COMPANY, in the event TRUST’s shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by LIFE COMPANY. Termination shall be effective immediately upon notice to TRUST;

(f)
At the option of TRUST if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if TRUST reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by LIFE COMPANY;

(g)
At the option of LIFE COMPANY, upon TRUST’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of LIFE COMPANY within ten days after written notice of such breach is delivered to TRUST;

(h)
At the option of TRUST, upon LIFE COMPANY’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of TRUST within ten days after written notice of such breach is delivered to LIFE COMPANY;

(i)
At the option of TRUST, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice to LIFE COMPANY;

(j)
At the option of LIFE COMPANY in the event that any Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if LIFE COMPANY reasonably believes that any Portfolio may fail to so qualify. Termination shall be effective immediately upon notice to the TRUST;

(k)
At the option of LIFE COMPANY in the event that any Portfolio fails to meet the diversification requirements specified in Article II hereof or if LIFE COMPANY reasonably believes that any Portfolio may fail to meet such diversification requirements. Termination shall be effective immediately upon notice to the TRUST;

(l)	In the event this Agreement is assigned without the prior written consent of LIFE COMPANY, TRUST, and NB MANAGEMENT, termination shall be effective immediately upon such occurrence without notice.

8.3.           Notwithstanding any termination of this Agreement pursuant to Section 8.2 hereof, TRUST shall, at the option of the LIFE COMPANY, continue to make available additional TRUST shares, as provided below, for so long as LIFE COMPANY desires pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, if LIFE COMPANY so elects to make additional TRUST shares available, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal authority to do so, shall be permitted to reallocate investments in TRUST, redeem investments in TRUST and/or invest in TRUST upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 8.2 hereof, LIFE COMPANY, as promptly as is practicable under the circumstances, shall notify TRUST and NB MANAGEMENT whether LIFE COMPANY elects to continue to make TRUST shares available after such termination. If TRUST shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect.

8.4.            Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, LIFE COMPANY shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to LIFE COMPANY’s assets held in the Separate Accounts or invested directly), and LIFE COMPANY shall not prevent Variable Contract owners from allocating payments to a Portfolio that was otherwise available under the Variable Contracts, until thirty (30) days after the LIFE COMPANY shall have notified TRUST of its intention to do so.

Article IX.        NOTICES

Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to TRUST or NB MANAGEMENT:

Neuberger Berman Management Inc.
605 Third Avenue
New York, NY 10158-0006

Attention: Peter Sundman, President

If to LIFE COMPANY:

The Prudential Insurance Company of America
290 West Mount Pleasant Avenue
Livingston, New Jersey 07039
Attention:        Yvonne Provost
                         Michael Scharpf

Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

Article x.          MISCELLANEOUS

10.1.          The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.2.          This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.3.          If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.4.          This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

10.5.          The parties agree that the assets and liabilities of each Portfolio are separate and distinct from the assets and liabilities of each other Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio. No Trustee, officer or agent shall be personally liable for such debt, obligation or liability of any Portfolio.

10.6.          Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers, Inc. and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.7.          The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

10.8.          No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by TRUST, NB MANAGEMENT and the LIFE COMPANY; provided, however, that NB Management may from time to time update Appendix A to the Agreement, with a copy to the LIFE COMPANY in due course, to add a new Portfolio, delete an inactive or terminated Portfolio, or reflect the change of name of a Portfolio. The establishment by the LIFE COMPANY of an account in any Portfolio, whether or not as yet reflected on an updated Appendix A, shall constitute the agreement by the LIFE COMPANY and NB Management to be bound by the provisions of this Agreement with respect to that Portfolio.

10.9.          Notwithstanding anything to the contrary contained herein, TRUST and NB Management agree that LIFE COMPANY shall be fully entitled to make disclosure of information relating to the structure and tax aspects of the transactions contemplated by this Agreement, without limitation of any kind on such disclosure, and all materials of any kind (including opinions or other tax analysis) that are provided herein related to such structure and tax aspects as described in Treasury Regulation Section 301.6111-2(c)(3).

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST	NEUBERGER BERMAN MANAGEMENT INC.

By: /s/ Robert Conti	By: /s/ Robert Conti

Name: Robert Conti	Name: Robert Conti

Title: Vice President	Title: Managing Director

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Yvonne S. Provost

Name: Yvonne S. Provost

Title: Vice President

Appendix A

The currently available Portfolios of the TRUST are:

AMT Fasciano Portfolio – S Class Shares
AMT Focus Portfolio – S Class Shares
AMT Growth Portfolio
AMT Guardian Portfolio – I Class Shares
AMT Guardian Portfolio – S Class Shares
AMT International Portfolio – S Class Shares
AMT Mid-Cap Growth Portfolio – I Class Shares
AMT Mid-Cap Growth Portfolio – S Class Shares
AMT Partners Portfolio
AMT Regency Portfolio – I Class Shares
AMT Regency Portfolio – S Class Shares
AMT Socially Responsive Portfolio
AMT Balanced Portfolio
AMT Limited Maturity Bond Portfolio

Appendix B

Schedule B-1

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

   The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Prudential Variable Contract Account GI-2 (VCA-GI-2)	June 24, 1988	811-07545	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

   The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	1933 Act Registration Number	Type of Product Supported by Account
PruBenefit Select		333-137572	Variable Life Insurance
Group Variable Universal Life Insurance Contract		333-01031	Variable Life Insurance

Schedule B-2

Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by Section 3(c)(11) of the 1940 Act

   The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under the Securities Act of 1933 in Reliance Upon Section 3(a)(2) of the Act

   The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account

Schedule B-3

Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by Section 3(c)(1) or 3(c)(7) of the 1940 Act

   The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account
Prudential Variable Contract Account GI-6 (VCA-GI-6)	February 9, 1999	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under the Securities Act of 1933 in Reliance Upon Section 4(2) of the Act and Regulation D Thereunder

   The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account
PruBenefit Laureate		Group	Variable Life Insurance

PARTICIPATION AGREEMENT

Among

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA,

PIMCO VARIABLE INSURANCE TRUST,

and

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

THIS AGREEMENT, dated as of the 20th day of February, 2007, by and among The Prudential Insurance Company of America, (the “Company”), a New Jersey insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the “Account”), PIMCO Variable Insurance Trust (the “Fund”), a Delaware statutory trust, and Allianz Global Investors Distributors LLC (the “Underwriter”), a Delaware limited liability company.

WHEREAS, the parties hereto have existing Participation Agreements between them dated April 3, 2003 and January 28, 2005 (the “Existing Agreements”);

WHEREAS, the parties desire to enter into this Agreement relating solely to the Accounts referenced herein and nothing shall be construed as amending, modifying, superceding or terminating the Existing Agreements which will remain in full force and effect;

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance and variable annuity contracts (the “Variable Insurance Products”) to be offered by insurance companies which have entered into participation agreements with the Fund and Underwriter (“Participating Insurance Companies”);

WHEREAS, the shares of beneficial interest of the Fund are divided into several series of shares, each designated a “Portfolio” and representing the interest in a particular managed portfolio of securities and other assets;

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the “SEC”) granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, if and to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (the “Mixed and Shared Funding Exemptive Order”);

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolios arc registered under the Securities Act of 1933, as amended (the “1933 Act”);

WHEREAS, Pacific Investment Management Company LLC (the “Adviser”), which serves as investment adviser to the Fund, is duly registered as an investment adviser under the federal Investment Advisers Act of 1940, as amended;

WHEREAS, the Company has issued or will issue certain variable life insurance and/or variable annuity contracts supported wholly or partially by the Account (the “Contracts”), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement;

WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts;

WHEREAS, the terms used in this Agreement listed below have the following definitions:

“Schedule A-1 Accounts”—Accounts registered under the Investment Company Act of 1940, as amended (the “1940 Act”) as unit investment trusts and listed on Schedule A-1.

“Schedule A-2 Accounts”—Accounts excluded from the definition of an investment company as provided for by Section 3(c)(11) of the 1940 Act and listed on Schedule A-2.

“Schedule A-3 Accounts”—Accounts excluded from the definition of an investment company as provided for by Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and listed on Schedule A-3.

“Schedule A-1 Contracts”—Contracts through which interests in Schedule A-1 Accounts are offered and issued, which interests are registered as securities under the Securities Act of 1933, as amended (the “1933 Act”).

“Schedule A-2 Contracts”—Contracts through which interests in Schedule A-2 Accounts are offered and issued to trustees of qualified pension and profit-sharing plans and certain government plans identified in Section 3(a)(2) of the 1933 Act (which interests are not registered as securities in reliance upon Section 3(a)(2) of the 1933 Act).

“Schedule A-3 Contracts”—Contracts through which interests in Schedule A-3 Accounts are offered and issued to “accredited investors”, as that term is defined in Regulation D under the 1933 Act, or other investors permitted by Regulation D (which interests are not registered as securities in reliance upon Regulation D).

WHEREAS, the Underwriter, which serves as distributor to the Fund, is registered as a broker dealer with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase Administrative, Institutional or Advisor Class shares in the Portfolios listed in Schedule B hereto, as it may be amended from time to time by mutual written agreement (the “Designated Portfolios”) on behalf of the Account to fund the aforesaid Contracts, and the Underwriter is authorized to sell such shares to the Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Underwriter agree as follows:

ARTICLE I.   Sale of Fund Shares

1.1.      The Fund has granted to the Underwriter exclusive authority to distribute the Fund’s shares, and has agreed to instruct, and has so instructed, the Underwriter to make available to the Company for purchase on behalf of the Account Fund shares of those Designated Portfolios selected by the Underwriter. Pursuant to such authority and instructions, and subject to Article X hereof, the Underwriter agrees to make available to the Company for purchase on behalf of the Account, shares of those Designated Portfolios listed on Schedule B to this Agreement, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) Fund series (other than those listed on Schedule A) in existence now or that may be established in the future will be made available to the Company only as the Underwriter may so provide, and (ii) the Board of Trustees of the Fund (the “Board”) may suspend or terminate the offering of Fund shares of any Designated Portfolio or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary in the best interests of the shareholders of such Designated Portfolio.

1.2.      The Fund shall redeem, at the company’s request, any full or fractional Designated portfolio shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, (i) the Company shall not redeem Fund shares attributable to Contract owners except in the circumstances permitted in Section 10.3 of this Agreement, and (ii) the Fund may delay redemption of Fund shares of any Designated Portfolio to the extent permitted by the 1940 Act, and any rules, regulations or orders thereunder.

1.3.       Purchase and Redemption Procedures

(a)       The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving purchase and redemption requests on behalf of the Account (but not with respect to any Fund shares that may be held in the general account of the Company) for shares of those Designated Portfolios made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC (a “Business Day”) by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund Prospectus (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt by the Fund on that same Business Day, provided that the Fund receives notice of such request by 9:00 a.m. Eastern Time on the next following Business Day.

(b)       The Company shall pay for shares of each Designated Portfolio on the same day that it notifies the Fund of a purchase request for such shares. Payment for Designated Portfolio shares shall be made in federal funds transmitted to the Fund by wire by 1:00 p.m. Eastern Time on the day the Fund is notified of the purchase request for Designated Portfolio shares (unless the Fund determines and so advises the Company that sufficient proceeds are available from redemption of shares of other Designated Portfolios effected pursuant to redemption requests tendered by the Company on behalf of the Account). If federal funds are not received by the Fund by 4:00 p.m. Eastern Time, such funds will be invested, and Designated Portfolio shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request, unless the Company provides proof of transmission by the deadline. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

(c)      Payment for Designated Portfolio shares redeemed by the Account or the Company shall be made in federal funds transmitted by wire to the Company or any other person designated by the Company on the next Business Day after the Fund is properly notified of the redemption order of such shares (unless redemption proceeds are to be applied to the purchase of shares of other Designated Portfolios in accordance with Section 1.3(b) of this Agreement), except that the Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any Rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then current prospectus. The Fund shall not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds by the Company; the Company alone shall be responsible for such action.

(d)       Any purchase or redemption request for Designated Portfolio shares held or to be held in the Company’s general account shall be effected at the net asset value per share next determined after the Fund’s receipt of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund Prospectus.

1.4.      The Fund shall use its best efforts to make the net asset value per share for each Designated Portfolio available to the Company by 7:00 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for such Designated Portfolio is calculated, and shall calculate such net asset value in accordance with the Fund’s Prospectus. Neither the Fund, any Designated Portfolio, the Underwriter, nor any of their affiliates shall be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by the Company or any other Participating Insurance Company to the Fund or the Underwriter.

1.5.       The Fund shall furnish notice (by wire or telephone followed by written confirmation) to the Company as soon as reasonably practicable of any income dividends or capital gain distributions payable on any Designated Portfolio shares. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on any Designated Portfolio shares in the form of additional shares of that Designated Portfolio. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company promptly of the number of Designated Portfolio shares so issued as payment of such dividends and distributions.

1.6.       Issuance and transfer of Fund shares shall be by book entry only. Stock certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.7.       (a)       The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s shares may be sold to other insurance companies (subject to Section 1.8 hereof) and the cash value of the Contracts may be invested in other investment companies, provided, however, that until this Agreement is terminated pursuant to Article X, the Company shall promote the Designated Portfolios on the same basis as other funding vehicles available under the Contracts. Funding vehicles other than those listed on Schedule A to this Agreement may be available for the investment of the cash value of the Contracts.

(b)       The Company shall not, without prior notice to the Underwriter (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(c)       The Company shall not, without prior notice to the Underwriter (unless otherwise required by applicable law), induce Contract owners to change or modify the Fund or change the Fund’s distributor or investment adviser.

(d)       The Company shall not, without prior notice to the Fund, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board of Trustees of the Fund.

1.8.       The Underwriter and the Fund shall sell Fund shares only to Participating Insurance Companies and their separate accounts and to persons or plans (“Qualified Persons”) that communicate to the Underwriter and the Fund that they qualify to purchase shares of the Fund under Section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations thereunder without impairing the ability of the Account to consider the portfolio investments of the Fund as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h). The Underwriter and the Fund shall not sell Fund shares to any insurance company or separate account unless an agreement complying with Article VI of this Agreement is in effect to govern such sales, to the extent required. The Company hereby represents and warrants that it and the Account are Qualified Persons. The Fund reserves the right to cease offering shares of any Designated Portfolio in the discretion of the Fund.

ARTICLE II.   Representations and Warranties

2.1.       The Company represents and warrants that each Schedule A-1 Account is duly registered as a unit investment trust under the 1940 Act and each such Account’s 1940 Act Registration Statement has been filed with the SEC in accordance with the 1940 Act; the Schedule A-2 Separate Accounts and Schedule A-3 Accounts each qualify for the exclusions from the definition of an investment company on which they rely for not registering as investment companies under the 1940 Act; it has registered, or will register, all Schedule A-1 Contracts offered and sold pursuant to this Agreement under the 1933 Act and has effective registration statements for that purpose; sales of the Schedule A-2 Contracts and Schedule A-3 Contracts properly qualify for exemptions on which the Company relies in not registering such Contracts, or interests in the Account through which each is issued, under the 1933 Act; and orders it places for the purchase and redemption of Fund shares pursuant to Article I of this Agreement are the net result of transactions in units issued by an Account, instructions for which are received by the Company prior to the Fund’s close of business as defined from time to time in the applicable Fund prospectus. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under New Jersey insurance laws. The Company shall register and qualify the Contracts or interests therein as securities in accordance with the laws of the various states only if and to the extent deemed advisable by the Company.

2.2       The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

2.3.       The Fund may make payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act. Prior to financing distribution expenses pursuant to Rule 12b-1, the Fund will have the Board, a majority of whom are not interested persons of the Fund, formulate and approve a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

2.4.       The Fund makes no representations as to whether any aspect of its operations, including, but not limited to, investment policies, fees and expenses, complies with the insurance and other applicable laws of the various states.

2.5.       The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

2.6.       The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with any applicable state and federal securities laws.

2.7.       The Fund and the Underwriter represent and warrant that all of their trustees/directors, officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.8.       The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Fund and to pay to the Fund any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Fund pursuant to the terms of this Agreement. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Underwriter in the event that such coverage no longer applies.

2.9.       The Company represents and warrants that it shall comply with any applicable privacy and notice provisions of 15 U.S.C. §§ 6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R. part 238 as they may be amended.

2.10.       The Company represents and warrants that it has in place an anti-money laundering program (“AML program”) that does now and will continue to comply with applicable laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub.L. No. 107-56 (2001) and regulations issued thereunder.

2.11.       The Company represents and warrants that (a) all purchase and redemption orders with respect to shares of the Designated Portfolios submitted with respect to a Business Day in accordance with Article I will be received in good order by the Company prior to the time as of which the net asset value of the

Designated Portfolios’ shares is calculated on that Business Day as disclosed in the Designated Portfolios’ prospectuses, as they may be amended from time to time, and will be processed by the Company in compliance with Rule 22c-1 under the 1940 Act and regulatory interpretations thereof; and (b) upon the reasonable request of the Fund, the Company will provide the Fund or its agent with assurances regarding the compliance of its handling of orders with respect to shares of the Designated Portfolios with the requirements of Rule 22c-1 and regulatory interpretations thereof.

ARTICLE III.  Prospectuses and Proxy Statements; Voting

3.1.       The Underwriter shall provide the Company with as many copies of the Fund’s current prospectus (describing only the Designated Portfolios listed on Schedule B) or, to the extent permitted, the Fund’s profiles as the Company may reasonably request. The Company shall bear the expense of printing copies of the current prospectus and profiles for the Contracts that will be distributed to existing Contract owners, and the Company shall bear the expense of printing copies of the Fund’s prospectus and profiles that are used in connection with offering the Contracts issued by the Company. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus on diskette at the Fund’s expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Fund’s prospectus or profile printed together in one document (such printing to be at the Company’s expense).

3.2.       The Fund’s prospectus shall state that the current Statement of Additional Information (“SAI”) for the Fund is available, and the Underwriter (or the Fund), at its expense, shall provide a reasonable number of copies of such SAI free of charge to the Company for itself and for any owner of a Contract who requests such SAI.

3.3.       The Fund shall provide the Company with information regarding the Fund’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe in detail the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Fund.

3.4.       The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.5.       To the extent required by Section 12(d)(1)(E)(iii)(aa) of the 1940 Act or Rule 6e-2 or Rule 6e-3(T) thereunder, other applicable law, or by regulatory order, whenever the Fund shall have a meeting of shareholders of any series or class of shares, the Company shall:

•	solicit voting instructions from Contract owners;

•	vote Fund shares held in each Account at such shareholder meetings in accordance with instructions received from Contract owners;

•	vote Fund shares held in each Account for which it has not received timely instructions in the same proportion as it votes the applicable series or class of Fund shares for which it has received timely instructions; and

•	vote Fund shares held in its general account in the same proportion as it votes the applicable series or class of Fund shares held by the Accounts for which it has received timely instructions.

Except with respect to matters as to which the Company has the right in connection with Schedule A-1 Contracts under Rule 6e-2 or Rule 6e-3(T) under the 1940 Act, to vote Fund shares without regard to voting instructions from Contract owners, neither the Company nor any of its affiliates will recommend action in connection with, or oppose or interfere with, the actions of the Fund Board to hold shareholder meetings for the purpose of obtaining approval or disapproval from shareholders (and, indirectly, from Contract owners) of matters put before the shareholders. The Company shall be responsible for assuring that it calculates voting instructions and votes Fund shares at shareholder meetings in a manner consistent with other Participating Insurance Companies. The Fund shall notify the Company of any material changes to the Mixed and Shared Funding Exemptive Order or conditions. Notwithstanding the foregoing, the Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

3.6.       Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Designated Portfolio calculates voting privileges as required by the Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt and provide in writing.

ARTICLE IV.   Sales Material and Information

4.1.       The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named. No such material shall be used until approved by the Fund or its designee, and the Fund will use its best efforts for it or its designee to review such sales literature or promotional material within ten Business Days after receipt of such material. The Fund or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Fund (or a Designated Portfolio thereof) or the Adviser or the Underwriter is named, and no such material shall be used if the Fund or its designee so object.

4.2.       The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Adviser or the Underwriter in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Underwriter, except with the permission of the Fund or the Underwriter or the designee of either.

4.3.       The Fund and the Underwriter, or their designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or its Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within ten Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

4.4.       The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5.       The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAI, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, promptly after the filing of such document(s) with the SEC or other regulatory authorities.

4.6.       The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAI, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC or other regulatory authorities. The Company shall provide to the Fund and the Underwriter any complaints received from the Contract owners pertaining to the Fund or the Designated Portfolio.

4.7.       The Fund will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in the Fund’s registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Fund will work with the Company so as to enable the Company to solicit proxies from Contract owners.

4.8.       For purposes of this Article IV, the phrase “sales literature and other promotional materials” includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, proxy materials, and any other communications distributed or made generally available with regard to the Fund.

4.9.       Notwithstanding anything to the contrary contained herein, the Fund agrees that the Company shall be fully entitled to make disclosure of information relating to the structure and tax aspects of the transactions contemplated by this Agreement, without limitation of any kind on such disclosure, and all materials of any kind (including opinions or other tax analysis) that are provided herein related to such structure and tax aspects as described in Treasury Regulation Section 301.611l-2(c)(3).

ARTICLE V.   Fees and Expenses

5.1.       The Fund and the Underwriter shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Fund or Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing, and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter, or other resources available to the Underwriter. Currently, no such payments are contemplated.

5.2.       All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund’s shares.

5.3.       The Company shall bear the expenses of distributing the Fund’s prospectus to owners of Contracts issued by the Company and of distributing the Fund’s proxy materials and reports to such Contract owners.

ARTICLE VI.   Diversification and Qualification

6.1.       The Fund will invest its assets in such a manner as to ensure that the Contracts will be treated as life insurance contracts under the Code and the regulations issued thereunder (or any successor provisions). Without limiting the scope of the foregoing, each Designated Portfolio has complied and will continue to comply with Section 817(h) of the Code and Treasury Regulation §1.817-5, and any Treasury interpretations thereof, relating to the diversification requirements for life insurance contracts, and any amendments or other modifications or successor provisions to such Section or Regulations. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5. Upon request, the Fund will provide written certification of compliance with Section 1.817-5 within ten calendar days of the end of each calendar quarter.

6.2.       The Fund represents that it is or will be qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provisions) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

6.3.       The Company represents that the Contracts are currently, and at the time of issuance shall be, treated as life insurance contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Fund and the Underwriter immediately upon having a reasonable basis for believing the Contracts have ceased to be so treated or that they might not be so treated in the future. The Company agrees that any contract that is a “modified endowment contract” as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall be identified as a modified endowment contract in the contract.

ARTICLE VII.   Potential Conflicts

The following provisions shall apply only upon issuance of the Mixed and Shared Funding Order and the sale of shares of the Fund to variable life insurance separate accounts, and then only to the extent required under the 1940 Act.

7.1.       The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2.       The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded. Such responsibilities shall be carried out by the Company with a view only to the interests of its Contract owners.

7.3.       If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested Board members), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

7.4.       If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the Account’s investment in the Fund and terminate this Agreement with respect to each Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.5.       If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

7.6.       For purposes of Section 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contract if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.7.       If and to the extent the Mixed and Shared Funding Exemption Order or any amendment thereto contains terms and conditions different from Sections 3.4, 3.5, 3.6, 7.1, 7.2. 7.3, 7.4, and 7.5 of this Agreement, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with the Mixed and Shared Funding Exemptive Order, and Sections 3.4, 3.5, 3.6, 7.1, 7.2, 7.3, 7.4 and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in the Mixed and Shared Funding Exemptive Order or any amendment thereto. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1., 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII.   Indemnification

8.1.       Indemnification by the Company

8.1       (a).      The Company agrees to indemnify and hold harmless the Fund and the Underwriter and each of its trustees/directors and officers, and each person, if any, who controls the Fund or Underwriter within the meaning of Section 15 of the 1933 Act or who is under common control with the Underwriter (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)        arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus SAI, private placement memorandum or other disclosure document for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus, SAI, private placement memorandum or other disclosure document for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)        arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company’s authorization or control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)        arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv)        arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the qualification requirements specified in Article VI of this Agreement); or

(v)        arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

(vi)        as limited by and in accordance with the provisions of Sections 8.l(b) and 8.1(c) hereof.

8.1(b).  The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement.

8.1(c).  The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the

Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2.   Indemnification by the Underwriter

8.2(a).  The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)       arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)       arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)       arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAl, private placement memorandum or other disclosure document or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Underwriter; or

(iv)       arise as a result of any failure by the Fund or the Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(v)       arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

8.2(b).  The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable.

8.2(c).  The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3.   Indemnification By the Fund

8.3(a).  The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, arc related to the operations of the Fund and:

(i)       arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

(ii)       arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Underwriter or the Account, whichever is applicable.

8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which is may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d). The Company agrees promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

ARTICLE IX.   Applicable Law

9.1.       This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of California.

9.2       This Agreement shall be subject to the provisions of the 1933, 1934 and Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to any Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then Article VII shall no longer apply.

ARTICLE X.   Termination

10.1.       This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party, for any reason with respect to some or all Designated Portfolios, by three (3) months advance written notice delivered to the other parties; or

(b)
termination by the Company by written notice to the Fund and the Underwriter based upon the Company’s determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

(c)
termination by the Company by written notice to the Fund and the Underwriter in the event any of the Designated Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)
termination by the Fund or Underwriter in the event that formal administrative proceedings arc instituted against the Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund’s shares; provided, however, that the Fund or Underwriter determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)
termination by the Company in the event that formal administrative proceedings are instituted against the Fund or Underwriter by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Underwriter to perform its obligations under this Agreement; or

(f)
termination by the Company by written notice to the Fund and the Underwriter with respect to any Designated Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Article VI hereof, or if the Company reasonably believes that such Portfolio may fail to so qualify or comply; or

(g)	termination by the Fund or Underwriter by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Article VI hereof; or

(h)
termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i)
termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, Adviser, or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(j)
termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund and Underwriter of the date of substitution; or

(k)	termination by any party in the event that the Fund’s Board of Trustees determines that a material irreconcilable conflict exists as provided in Article VII.

10.2.       Notwithstanding any termination of this Agreement, the Fund and the Underwriter shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless the Underwriter requests that the Company seek an order pursuant to Section 26(c) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios. The Underwriter agrees to split the cost of seeking such an order, and the Company agrees that it shall reasonably cooperate with the Underwriter and seek such an order upon request. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Underwriter). The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement. The parties further agree that this Section 10.2 shall not apply to any terminations under Section 10.1(g) of this Agreement.

10.3.       The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”), (iii) upon 45 days prior written notice to the Fund and Underwriter, as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act, but only if a substitution of other securities for the shares of the Designated Portfolios is consistent with the terms of the Contracts, or (iv) as permitted under the terms of the Contract. Upon request, the Company will promptly furnish to the Fund and the Underwriter reasonable assurance that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 45 days notice of its intention to do so.

10.4.       Notwithstanding any termination of this Agreement, each party’s obligation under Article VIII to indemnify the other parties shall survive.

ARTICLE XI.   Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:	PIMCO Variable Insurance Trust
840 Newport Center Drive, Suite 300
Newport Beach, CA 92660

If to the Company:

Copy to:	The Prudential Insurance Company of America
290 West Pleasant Avenue
Livingston, NJ 07039
Attention:

Yvonne Provost
Telephone: 973-548-5839
Facsimile: 973-548-5844

Michael Scharpf
Telephone: 973-548-6096
Facsimile: 973-548-6575

If to Underwriter:	Allianz Global Investors Distributors LLC
2187 Atlantic Street
Stamford, CT 06902

ARTICLE XII.  Miscellaneous

12.1.       All persons dealing with the Fund must look solely to the property of the Fund, and in the case of a series company, the respective Designated Portfolios listed on Schedule A hereto as though each such Designated Portfolio had separately contracted with the Company and the Underwriter for the enforcement of any claims against the Fund. The parties agree that neither the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

12.2.       Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information has come into the public domain. Each party to this Agreement (and each employee, representative, or other agent of each party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to each party to this Agreement relating to such tax treatment and tax structure.

12.3.       The captions in their Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4.       This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5.       If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6.       Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the New Jersey insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable life operations of the Company are being conducted in a manner consistent with the New Jersey variable life operations and variable life laws and regulations and any other applicable law or regulations.

12.7.       The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8.       This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

12.9.       The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

(a)
the Company’s annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles) filed with any state or federal regulatory body or otherwise made available to the public, as soon as practicable and in any event within 90 days after the end of each fiscal year; and

(b)
any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulatory, as soon as practicable after the filing thereof.

12.10.       The parties have entered into or shall enter in to an Shareholder Information Agreement as required by Rule 22c-2 under 1940 Act in connection with the Contracts. This Agreement shall control with regard to the terms of the business relationship described in this Agreement. To the extent that the terms of the Shareholder Information Agreement conflict with the terms of this Agreement, the terms of the Shareholder Information Agreement shall control to the extent required by Rule 22c-2.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA:

By its authorized officer:
By: /s/ Terence J. Dwyer
Name: Terence J. Dwyer
Title: Vice President, PruBenefit Funding
Date: 2/20/07

PIMCO VARIABLE INSURANCE TRUST

By its authorized officer:
By: /s/ Jeffrey M. Sargent
Name: Jeffrey M. Sargent
Title: Senior Vice President
Date:

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By its authorized officer:
By: /s/ E. Blake Moore
Name: E. Blake Moore, Jr.
Title: Managing Director and CEO
Date: 3/14/07

Schedule A-1

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Prudential Variable Contract Account GI-2 (VCA-GI-2)	June 24, 1988	811-07545	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	1933 Act Registration Number	Type of Product Supported by Account
PruBenefit Select	See Schedule B	333-137572	Variable Life Insurance
Group Variable Universal Life Insurance Contract	See Schedule B	333-01031	Variable Life Insurance

Schedule A-2

Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by Section 3(c)(11) of the 1940 Act

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under the Securities Act of 1933 in Reliance Upon
Section 3(a)(2) of the Act

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account

Schedule A-3

Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by Section 3(c)(1) or 3(c)(7) of the 1940 Act

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account
Prudential Variable Contract Account GI-6 (VCA-GI-6)	February 9, 1999	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under the Securities Act of 1933 in Reliance Upon Section 4(2) of the Act and Regulation D Thereunder

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account
PruBenefit Laureate	See Schedule B	Group	Variable Life Insurance

Schedule B

The term “Designated Portfolio” of the Fund will include any currently offered class of any Portfolio of the Fund (as listed below) as well as any Portfolio of the Fund or any share class of any Portfolio (now existing or hereafter created) created subsequent to the date hereof.

Designated Portfolios/Classes:

Administrative Class Shares

All Asset Portfolio
All Asset All Authority
CommodityRealReturn Strategy Portfolio
Diversified Income Portfolio
Emerging Markets Bond Portfolio
Foreign Bond Portfolio (Unhedged)
Foreign Bond Portfolio (U.S. Dollar-Hedged)
Global Bond Portfolio (Unhedged)
High Yield Portfolio
Long-Term U.S. Government Portfolio
Low Duration Portfolio
Money Market Portfolio
Real Return Portfolio
RealEstateRealReturn Strategy Portfolio
Short-Term Portfolio
Small Cap StocksPLUS® Total Return Portfolio
StocksPLUS® Growth and Income Portfolio
StocksPLUS® Total Return Portfolio
Total Return Portfolio
Total Return Portfolio II

Institutional Class Shares

All Asset Portfolio
All Asset All Authority
CommodityRealReturn Strategy Portfolio
Diversified Income Portfolio
Emerging Markets Bond Portfolio
Foreign Bond Portfolio (Unhedged)
Foreign Bond Portfolio (U.S. Dollar-Hedged)
Global Bond Portfolio (Unhedged)
High Yield Portfolio
Long-Term U.S. Government Portfolio
Low Duration Portfolio
Money Market Portfolio
Real Return Portfolio
RealEstateRealReturn Strategy Portfolio
Short-Term Portfolio
StocksPLUS® Growth and Income Portfolio
StocksPLUS® Total Return Portfolio
Total Return Portfolio
Total Return Portfolio II

Advisor Class Shares

All Asset Portfolio
All Asset All Authority Portfolio
CommodityRealReturn Strategy Portfolio
Emerging Markets Bond Portfolio
Foreign Bond Portfolio (Unhedged)
Global Bond Portfolio (Unhedged)
High Yield Portfolio
Low Duration Portfolio
Real Return Portfolio
RealEstateRealReturn Strategy Portfolio
Small Cap StocksPLUS® Total Return Portfolio
StocksPLUS® Total Return Portfolio
Total Return Portfolio

Segregated Asset Accounts:

THIS AGREEMENT, made and entered into as of the 13th day of March, 2007 by and among The Prudential Insurance Company of America (hereinafter the “Company”), a life insurance company organized under the laws of New Jersey, on its own behalf and on behalf of each separate account of the Company set forth on Schedule B hereto as may be amended from time to time (each such account hereinafter referred to as the “Account”), and ROYCE CAPITAL FUND (hereinafter the “Fund”), a Delaware business trust, and ROYCE FUND SERVICES, INC. a New York corporation (the “Distributor”).

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as “Variable Insurance Products”) and (ii) the investment vehicle for certain qualified pension and retirement plans (hereinafter “Qualified Plans”); and

WHEREAS, insurance companies desiring to utilize the Fund as an investment vehicle under their Variable Insurance Products are required to enter into a participation agreement with the Fund and the Distributor (the “Participating Insurance Companies”); and

WHEREAS, shares of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available for Variable Insurance Products of Participating Insurance Companies; and

WHEREAS, the Fund intends to offer shares of the series set forth on Schedule A (each such series hereinafter referred to as a “Portfolio”), as may be amended from time to time by mutual agreement of the parties hereto, under this Agreement to the Accounts of the Company; and

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission, dated July 24, 1996 (File No. 812-9988), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the “1940 Act”), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Insurance Products separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (hereinafter the “Shared Funding Exemptive Order”); and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the “1934 Act”), and is a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”); and

WHEREAS, the Distributor is the principal underwriter of the Portfolios of the Fund; and

1

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, on the date shown for such Account on Schedule B hereto, to set aside and invest assets attributable to the aforesaid Variable Insurance Products; and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless exempt therefrom; and

WHEREAS, the Company will comply with additional conditions pursuant to Section 12(d)(l)(E) of the 1940 Act to hold shares of the Portfolios in one or more unregistered separate accounts; and

WHEREAS, the terms used in this Agreement listed below have the following definitions:

“Schedule B-1 Accounts”—Accounts registered under the 1940 Act as unit investment trusts and listed on Schedule B-l.

“Schedule B-2 Accounts”—Accounts excluded from the definition of an investment company as provided for by Section 3(c)(l I) of the 1940 Act and listed on Schedule B-2.

“Schedule B-3 Accounts”—Accounts excluded from the definition of an investment company as provided for by Section 3(c)(l) or Section 3(c)(7) of the 1940 Act and listed on Schedule B-3.

“Schedule B-1 Contracts”—Contracts through which interests in Schedule B-1 Accounts are offered and issued, which interests are registered as securities under the 1933 Act.

“Schedule B-2 Contracts”— Contracts through which interests in Schedule B-2 Accounts are offered and issued to trustees of qualified pension and profit-sharing plans and certain government plans identified in Section 3(a)(2) of the 1933 Act (which interests are not registered as securities in reliance upon Section 3(a)(2) of the 1933 Act).

“Schedule B-3 Contracts”—Contracts through which interests in Schedule B-3 Accounts are offered and issued to “accredited investors”, as that term is defined in Regulation D under the 1933 Act, or other investors permitted by Regulation D (which interests are not registered as securities in reliance upon Regulation D).

NOW, THEREFORE, in consideration of their mutual promises, the Company and the Fund agree as follows:

2

ARTICLE I. Fund Shares

1.1.    The Fund agrees to make available for purchase by the Company shares of the Portfolios set forth on Schedule A and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Fund or its designee of such order. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee of orders prior to the close of regular trading on the New York Stock Exchange (generally 4:00 p.m. Eastern time) shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates the net asset value pursuant to the rules of the SEC, as set forth in the Fund’s Prospectus and Statement of Additional Information. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the “Board”) may refuse to permit the Fund to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.2.    The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their Variable Insurance Products and to certain Qualified Plans. No shares of any Portfolio will be sold to the general public.

1.3.    The Fund will not make its shares available for purchase by any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 2.4, 2.9, 3.4 and Article VII of this Agreement is in effect to govern such sales.

1.4.    The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption on the next following Business Day in accordance with the timing rules described in Section 1.1.

1.5.    The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Accounts of the Company, under which amounts may be invested in the Fund, are listed on Schedule B attached hereto and incorporated herein by reference, as such Schedule B may be amended from time to time by mutual written agreement of all of the parties hereto.

1.6.    The Company will place separate orders to purchase or redeem shares of each Portfolio. Each order shall describe the net amount of shares and dollar amount of each Portfolio to be purchased or redeemed. The Company shall pay for Portfolio shares by 3:00 p.m. on the next Business Day after an order to purchase Portfolio shares is made in accordance with the provisions

3

of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. In the event of net redemptions, the Portfolio shall pay and transmit the proceeds of redemptions by 11:00 a.m. Eastern time on the next Business Day after a redemption order is received in accordance with Section 1.4 hereof; provided, however, that the Portfolio may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act. Payment of redemption proceeds shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

1.7.    Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.8.    The Fund shall make the dividends or capital gain distributions per share payable on the Fund’s shares available to the Company as soon as reasonably practical after the dividends or capital gains are declared (normally by 6:30 p.m. Eastern time) and shall furnish same day notice by 7:00 p.m. Eastern time (by wire or telephone, followed by written confirmation) to the Company of any dividends or capital, gain distributions per share payable on the Fund’s shares. The Company hereby elects to receive all such dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.9.    The Fund shall make the net asset value per share for each Portfolio available to the Company on each business day as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall make such net asset value per share available by 7:00 p.m. Eastern time. In the event that the Fund is unable to meet the 7:00 p.m. time stated immediately above, then the Fund shall provide the Company with additional time to notify the Fund of purchase or redemption orders pursuant to Sections 1.1 and 1.4, respectively, above. Such additional time shall be equal to the additional time that the Fund takes to make the net asset values available to the Company; provided, however, that notification must be made by 10:15 a.m. Eastern time on the Business Day such order is to be executed regardless of when the net asset value is made available.

1.10.    In the event of a material error, as defined below, in the computation of a Portfolio’s net asset value per share (“NAV”) or any dividend or capital gain distribution (each, a “pricing error”), the Distributor or the Fund shall notify the Company as soon as reasonably possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the portfolio’s NAV at the time of the error, then the Distributors, or its designee, shall reimburse the Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contract owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Portfolio’s NAV at

4

the time of the error, then the Distributor, or its designee, shall reimburse the Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Company for the costs of adjustments made to correct Contract owner accounts. If an adjustment is necessary to correct a material error which has caused Contract owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contract owners will be adjusted and the amount of any underpayments shall be credited by the Distributor, or its designee, to the Company for crediting of such amounts to the applicable sub-accounts of such Contract owners. Upon notification by the Distributor of any overpayment due to a material error, the Company shall promptly remit to the Distributor any overpayment that has not been paid to Contract owners. In no event shall the Company be liable to Contract owners for any such adjustments or underpayment amounts. A pricing error within categories (b) or (c) above shall be deemed to be “materially incorrect” or constitute a “material error” for purposes of this Agreement.

ARTICLE II. Representations and Warranties

2.1.    The Company represents and warrants that each Schedule B-l Account is duly registered–as a unit investment trust under the 1940 Act and each such Account’s 1940 Act registration statement has been filed with the SEC in accordance with the 1940 Act; the Schedule B-2 Accounts and Schedule B-3 Accounts each qualify for the exclusions from the definition of an investment company on which they rely for not registering as investment companies under the 1940 Act; it has registered, or will register, all Schedule B-l Contracts offered and sold pursuant to this Agreement under the 1933 Act and has effective registration statements for that purpose; sales of the Schedule B-2 Contracts and Schedule B-3 Contracts properly qualify for exemptions on which the Company relies in not registering such Contracts, or interests in the Account through which each is issued, under the 1933 Act; orders it places for the purchase and redemption of Fund shares pursuant to this Agreement are the net result of transactions in units issued by an Account, instructions for which are received by the Company prior to the close of the Fund’s business as defined from time to time in the applicable Portfolio’s prospectus. The Company further represents and warrants that the Contracts will be issued in compliance in all material respects with all applicable federal and state laws and regulations. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the New Jersey Insurance Law and the regulations thereunder.

2.2.    The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act and the regulations thereunder to the extent required by the 1933 Act, duly authorized for issuance in accordance with the laws of the State of Delaware and sold in compliance with all applicable federal and state securities laws and regulations and that the Fund is and shall remain registered under the 1940 Act and the regulations thereunder to the extent required by the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

5

2.3.    The Fund and the Distributor represent that the Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Fund will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that the Fund or its designee will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that a Portfolio might not so qualify in the future.

2.4.    The Company represents that each Account is and will continue to be a “segregated account” under applicable provisions of the Code and that each Contract is and will be treated as a “variable contract” under applicable provisions of the Code and that it will make every effort to maintain such treatments and that it will notify the Fund immediately upon having a reasonable basis for believing that the Account or Contract has ceased to be so treated or that they might not be so treated in the future.

2.5.    The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have a board of directors, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-l to finance distribution expenses.

2.6.    The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

2.7.    The Fund and the Distributor represent that the Fund is lawfully organized and validly existing under the laws of Delaware and that the Fund does and will comply in all material respects with the 1940 Act.

2.8.    The Distributor represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal securities laws and that it will perform its obligations for the Fund and the Company in compliance in all material respects with the laws and regulations of its state of domicile and any applicable state and federal securities laws and regulations.

2.9.    The Company represents and warrants that all of its trustees, officers, employees, investment adviser, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage, in an amount equal to the greater of $5 million or any amount required by applicable federal or state law or regulation. The aforesaid includes coverage for larceny and embezzlement is issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund in the event that such coverage no longer applies.

2.10.    The Fund represents and warrants that all of its respective officers, employees, investment advisers, and their officers and employees dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or

6

similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-l under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11.    The Fund represents that it will provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Portfolios that would require the Company to take affirmative action and incur expense in order to implement such changes (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolios) and any proxy solicitation affecting the Portfolios.

2.12.    The Company represents and warrants that it is currently in compliance, and will remain in compliance, with all applicable anti-money laundering laws, regulations and requirements, including, but not limited to, its obligations under the U.S. Bank Secrecy Act of 1970, as amended (by the USA Patriot Act of 2001 and other laws), and the rules, regulations and official guidance issued thereunder.

2.13.    The Company, Fund and Distributor agree that all non-public records, information, and data relating to the business of the other (including customer names and information and portfolio holdings information) that are exchanged or negotiated pursuant to this Agreement or in carrying out this Agreement shall remain confidential, and shall not be voluntarily disclosed by either party without the prior written consent of the other party, except as may be required by law or by such party to carry out this Agreement or an order of an court, governmental agency or regulatory body.

ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting

3.1(a)    The Fund or its designee shall provide the Company with as many printed copies of the Fund’s current prospectus (the “Fund Prospectus”) as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies of the Fund Prospectus, the Fund shall provide camera-ready film or computer diskettes containing the Fund Prospectus and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the Fund Prospectus is amended during the year) to have the registration statement, prospectus, private placement memorandum or such other disclosure document (the “Disclosure Document”) for the Contracts and the Fund Prospectus printed together in one document or separately. The Company may elect to print the Fund Prospectus in combination with other fund companies’ prospectuses. For purposes hereof, any combined prospectus including the Fund Prospectus along with the Contract Disclosure Document or prospectus of other fund companies shall be referred to as a “Combined Prospectus.” For purposes hereof, the term “Fund Portion of the Combined Prospectus” shall refer to the percentage of the number of Fund Prospectus pages in the Combined Prospectus in relation to the total number of pages of the Combined Prospectus.

3.1(b)    The Fund shall provide the Company with as many printed copies of the Fund’s current statement of additional information (the “Fund SAI”) as the Company may reasonably request. If requested by the Company in lieu of providing printed copies of the Fund SAI, the Fund

7

shall provide camera-ready film or computer diskettes containing the Fund SAI, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the Fund SAI is amended during the year) to have the Contract Disclosure Document and the Fund SAI printed together or separately. The Company may also elect to print the Fund SAI in combination with other fund companies’ statements of additional information.

3.1(c)     The Fund shall provide the Company with as many printed copies of the Fund’s annual report and semi-annual report (collectively, the “Fund Reports”) as the Company may reasonably request. If requested by the Company in lieu of providing printed copies of the Fund Reports, the Fund shall provide camera-ready film or computer diskettes containing the Fund’s Reports, and such other assistance as is reasonably necessary in order for the Company once each year to have the annual report and semi-annual report for the Contracts (collectively, the “Contract Reports”) and the Fund Reports printed together or separately. The Company may also elect to print the Fund Reports in combination with other fund companies’ annual reports and semi-annual reports. For purposes hereof, any combined annual reports and semi-annual reports including the Fund Reports along with the Contract Reports or annual reports and semi-annual reports of other fund companies shall be referred to as “Combined Reports.” For purposes hereof, the term “Fund Portion of the Combined Reports” shall refer to the percentage of the number of Fund Reports pages in the Combined Reports in relation to the total number or pages of the Combined Reports.

3.2         Expenses

3.2(a)    Expenses Borne by Company. Except as otherwise provided in this Section 3.2., all expenses of preparing, setting in type and printing and distributing (i) Contract Disclosure Document and Fund Prospectuses; (ii) Fund SAIs; (iii) Fund Reports, Contract Reports, and Combined Reports, and (iv) Contract proxy material that the Company may require in sufficient quantity to be sent to Contract owners, annuitants, or participants under Contracts (collectively, the “Participants”), shall be the expense of the Company.

3.2(b)    Expenses Borne by Fund

    Fund Prospectuses

With respect to existing Participants, the Fund shall pay the cost of setting in type and printing Fund Prospectuses made available by the Company to such existing Participants in order to update disclosure as required by the 1933 Act and/or the 1940 Act. Notwithstanding the foregoing, in no event shall the Fund pay for any such costs that exceed by more than five (5) percent what the Fund would have paid to print such documents. The Fund shall not pay any costs of typesetting, printing and distributing the Fund Prospectus to prospective Participants.

Fund SAIs, Fund Reports and Proxy Material

With respect to existing Participants, the Fund shall pay the cost of setting in type and printing Fund SAIs, Fund Reports and Fund proxy material made available by the Company to its existing Participants. With respect to existing Participants, in the event the Company elects to

8

prepare Combined Reports, the Fund shall pay the cost of setting in type and printing the Fund Portion of the Combined Reports made available by the Company to its existing Participants. Notwithstanding the foregoing, in no event shall the Fund pay for any such costs that exceed by more than five (5) percent what the Fund would have paid to print such documents. The Fund shall pay one half the cost of distributing Fund SAIs, Fund Reports and Fund proxy statements and proxy-related material to such existing Participants. The Fund shall pay the cost of distributing the Fund Portion of the Combined Reports to existing Participants. The Fund shall not pay any costs of distributing Fund SAIs, Fund Reports, Combined Reports or proxy statements or proxy-related material to prospective Participants.

The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund’s expenses do not include the cost of typesetting, printing or distributing any of the foregoing documents other than those actually distributed to existing Participants.

3.2(c)     If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund Prospectus, Fund SAI or Fund Reports, the Fund or its designee will be responsible for providing the Fund Prospectus, Fund SAI or Fund Reports in the format in which it is accustomed to formatting such documents, and, notwithstanding anything in Section 3.2, the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses or reports.

3.3.    The Fund SAI shall be obtainable from the Fund, the Company or such other person as the Fund may designate.

3.4.    To the extent required by Section 12(d)(l)(E)(iii)(aa) of the 1940 Act or Rule 6e-2 or Rule 6e-3(T) thereunder, or other applicable law, whenever the Fund shall have a meeting of shareholders of any series or class of shares, the Company shall:

(i)	solicit voting instructions from Contract owners;

(ii)	vote Fund shares held in each Account at such shareholder meetings in accordance with instructions received from Contract owners;

(iii)
vote Fund shares held in each Account for which it has not received timely instructions in the same proportion as it votes the applicable series or class of Fund shares for which it has received timely instructions; and

(iv)	vote Fund shares held in its general account in the same proportion as it votes the applicable series or class of Fund shares held by the Accounts for which it has received timely instructions.

Except with respect to matters as to which the Company has the right in connection with Schedule B-l Contracts under Rule 6e-2 or Rule 6e-3(T) under the 1940 Act, to vote Fund shares without regard to voting instructions from Contract owners, neither the Company nor any of its affiliates will recommend action in connection with, or oppose or interfere with, the actions of the Fund Board to

9

hold shareholder meetings for the purpose of obtaining approval or disapproval from shareholders (and, indirectly, from Contract owners) of matters put before the shareholders. The Company shall be responsible for assuring that it calculates voting instructions and votes Fund shares at shareholder meetings in a manner consistent with other Participating Insurance Companies. The Fund shall notify the Company of any relevant changes to the Shared Funding Exemptive Order conditions. Notwithstanding the foregoing, the Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law and the Fund’s Shared Funding Exemptive Order.

3.5.    The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the Securities and Exchange Commission may interpret Section 16 not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

ARTICLE IV. Sales Material and Information

4.1.    The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company in which the Fund or the Distributor is named, at least ten Business Days prior to its use. No such material shall be used if the Fund, the Distributor, or their designee reasonably objects to such use within five Business Days after receipt of such material.

4.2.    Neither the Company nor any person contracting with the Company shall give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or the Fund Prospectus, as such registration statement or Fund Prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the written permission of the Fund.

4.3.    The Fund or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material prepared by the Fund in which the Company or its Account(s) are named at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five Business Days after receipt of such material.

4.4.    Neither the Fund nor the Distributor shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in the Contract Disclosure Document, as such may be amended or supplemented from time to time, or in published reports or

10

solicitations for voting instructions for each Account which are in the public domain or approved by the Company for distribution to Participants, or in sales literature or other promotional material approved by the Company or its designee, except with the written permission of the Company.

4.5.    The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

4.6.    The Company will provide to the Fund at least one complete copy of the Offering Memorandum reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in an Account or Contract contemporaneously with the filing of such document with the SEC or other regulatory authorities and in any event, prior to use.

4.7.    For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, any of the following: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

ARTICLE V. [Reserved]

ARTICLE VI. Diversification

6.1.    The Fund represents that it and each Portfolio will use its best efforts at all times to comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event a Portfolio ceases to so qualify, the Fund will take all reasonable steps (a) to notify the Company of such breach and (b) to adequately diversify the Portfolio so as to achieve compliance within the grace period afforded by Regulation 817-5. The Fund agrees to provide the Company with a report on the Portfolios’ compliance with the above-noted diversification requirement as of the end of each calendar quarter within ten business days of quarter end.

11

6.2.    The Fund agrees that shares of the Portfolios will be sold only to Participating Insurance Companies and their separate accounts and to qualified pension and retirement plans. No shares of any Portfolio of the Fund will be sold to the general public.

6.3.    The Fund will notify the Company immediately upon having a reasonable basis for believing that the Fund or any Portfolio has ceased to comply with the aforesaid Section 8 17(h) diversification requirements or might not so comply in the future.

6.4.    Without in any way limiting the effect of Section 8.2 hereof and without in any way limiting or restricting any other remedies available to the Company, the Fund will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Portfolio to comply with Article VI hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(c) of the 1940 Act).

6.5.    The Company agrees that if the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of the Company (or, to the Company’s knowledge, of any Contract owner) that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against the Fund as a result of such a failure or alleged failure:

(i)	The Company shall promptly notify the Fund of such assertion or potential claim;

(ii)	The Company shall consult with the Fund as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(iii)
The Company shall use its best efforts to minimize any liability of the Fund resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

(iv)
Any written materials to be submitted by the Company to the IRS, any Contract owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by the Company to the Fund and the Distributor (together with any supporting information or analysis) within at least two (2) business days prior to submission;

(v)	The Company shall provide the Fund and the Distributor with such cooperation as the Fund and the Distributor shall reasonably request

12

(including, without limitation, by permitting the Fund and the Distributor to review the relevant books and records of the Company) in order to facilitate review by the Fund of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure; and

(vi)
The Company shall not with respect to any claim of the IRS or any Contract owner that would give rise to a claim against the Fund (1) compromise or settle any claim, (2) accept any adjustment on audit, or (3) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, which shall not be unreasonably withheld; provided that, the Company shall not be required to appeal any adverse judicial decision unless the Fund shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund shall bear the costs and expenses, including reasonable attorney’s fees, incurred by the Company in complying with this clause (vi).

ARTICLE VII. Potential Conflicts

7.1.    The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2.    The Company will report any potential or existing material irreconcilable conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded. Such responsibilities shall be carried out by the Company with a view only to the interests of its Contract owners.

7.3.    If it is determined by a majority of the Board, or a majority of its disinterested directors, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a

13

majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the Separate Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.

7.4.    If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account (at the Company’s expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.

7.5.    For purposes of Sections 7.3 and 7.4 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 or 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.

7.6.    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.

7.7.    The Company and the Distributor shall at least annually submit to the Board of the Fund such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them by the provisions hereof, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board. All reports

14

received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the SEC upon request.

ARTICLE VIII. Indemnification

8.1.    Indemnification By The Company

8.1.(a)    The Company agrees to indemnify and hold harmless the Fund and each member of its Board and officers, and the Distributor and each director and officer of the Distributor, and each person, if any, who controls the Fund or the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)    arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Disclosure Document for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by the Fund for use in the Disclosure Document for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)    arise out of or as a result of any statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company or persons under its control and other than statements or representations authorized by the Fund or the Distributor) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)    arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement

15

thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

(iv)    arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)    arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

8.1(b).    Notwithstanding Section 8.1(a) above, the Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

8.1(c).    Notwithstanding Section 8.l(a) above, the Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought unless the Company is materially prejudiced by failure to notify. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such Party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation. The Company shall not be liable under this indemnification provision with respect to any claim, action, suitor preceding settled by an Indemnified Party without the Company’s written approval.

8.1(d).    The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

16

8.2.    Indemnification by the Distributors

8.2(a).    The Distributor agrees, with respect to each Portfolio that it serves as principal underwriter, to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements, result from the negligence, bad faith, willful misconduct of the Distributor or any director, officer, employee or agent thereof, are related to the operation of the Distributor or the Fund and:

(i)    arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)    arise out of or as a result of statements or representations (other than statements or representations contained in the Disclosure Document or sales literature for the Contracts not supplied by the Fund, Distributor or persons under their control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund, Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)    arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a Disclosure Document or sales literature of the Contracts or any amendment thereof or supplement thereto, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Company in writing by the Distributor or the Fund;

(iv)    arise out of any failure by the Distributor to provide the services and furnish the materials under the terms of this Agreement; or

17

(v)    arise out of or result from any material breach of any representation and/or warranty made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Distributor; including without limitation any failure by the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement, including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners asserting liability against the Company or the principal underwriter of the Contracts pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by the Company of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Account that the Company deems necessary or appropriate as a result of the noncompliance.

8.2(b).    The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

8.2(c).    The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such Party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d).    The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers, trustees or directors in connection with this Agreement, the issuance or sale of the Contracts with respect to the operation of each Account, or the sale or acquisition of shares of the Fund.

8.2(e).    It is understood that these indemnities shall have no effect on any other agreement or arrangement between the Fund and/or its series and the Distributor.

18

ARTICLE IX. Applicable Law

9.1.    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

9.2.    This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1.    This Agreement shall continue in full force and effect until the first to occur of:

(a)    termination by any party, with or without cause, with respect to some or all Portfolios, upon sixty (60) days’ advance written notice delivered to the other parties; or

(b)    termination by the Company by written notice to the Fund and the Distributor with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts. Reasonable advance notice of election to terminate shall be furnished by the Company, said termination to be effective ten (10) days after receipt of notice unless the Fund makes available a sufficient number of shares to reasonably meet the requirements of the Account within said ten (10) day period; or

(c)    termination by the Company by written notice to the Fund and the Distributor with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company. The terminating party shall give prompt notice to the other parties of its decision to terminate; or

(d)    termination by the Company by written notice to the Fund and the Distributor with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or

(e)    termination by the Company by written notice to the Fund and the Distributor with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

19

(f)    termination by either the Fund or the Distributor by written notice to the Company if the Distributor or the Fund shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity and as a result ability to perform obligations under this Agreement is materially impaired, provided that the Fund or the Distributor will give the Company sixty (60) days’ advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Company and any other changes in circumstances since the giving of such notice, the determination of the Fund or the Distributor shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

(g)    termination by the Company by written notice to the Fund and the Distributor, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Distributor (with respect to the appropriate Portfolio) has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; provided that the Company will give the Fund or Distributor sixty (60) day’ advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Fund or the Distributor and any other changes in circumstances since the giving of such notice, the determination of the Company shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

(h)    termination by the Company in the event that formal administrative proceedings are instituted against the Fund or Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body in respect of the sale of shares of the Fund to the Company, provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or the Distributor to perform its obligations under this Agreement; or

(i)    termination by any party upon the other party’s breach of any representation in Section 2 or any material provision of this Agreement, which breach has not been cured to the satisfaction of the terminating party within ten (10) days after written notice of such breach is delivered to the Fund or the Company, as the ease may be; or

(j)    termination by the Fund or the Distributor by written notice to the Company in the event an Account or Contract is not registered or sold in accordance with applicable federal or state law or regulation, or the Company fails to provide pass-through voting privileges as specified in Section 3.4; provided that the Fund or

20

the Distributor will give the Company sixty (60) days’ advance written notice of such intent.

10.2.  Effect of Termination. Notwithstanding any termination of this Agreement, the Fund shall at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”) unless such further sale of Fund shares is proscribed by law, regulation or applicable regulatory body, or unless the Fund determines that liquidation of the Fund following termination of this Agreement is in the best interests of the Fund and its shareholders. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Fund, redemption of investments in the Fund and/or investment in the Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.3.  The Company shall not redeem Fund shares attributable to the Contracts (as distinct from Fund shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”) or (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Distributor) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the appropriate Distributor 90 days prior written notice of its intention to do so.

10.4.  Notwithstanding any termination of this Agreement pursuant to Article X hereof, all rights and obligations arising under Article VIII of this Agreement shall survive.

ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

Royce Capital Fund
1414 Avenue of the Americas
New York, New York 10019
Attention: John D. Diederich

21

If to the Distributor:

Royce Fund Services, Inc.
1414 Avenue of the Americas
New York, New York 10019
Attention: John D. Diederich

If to the Company:

Chief Tax Officer
The Prudential Insurance Company of America
213 Washington Street, 8th Floor
Newark, NJ 07102
Attn: Section 817 Diversification Testing
Facsimile No.: (973) 802-5922

Copy to:

The Prudential Insurance Company of America
290 West Mount Pleasant Avenue
Livingston, NJ 07039
Attn: Yvonne Provost
Facsimile No.: (973) 548-5844

Attn: Michael Scharpf
Facsimile No.: (973) 548-6575

ARTICLE XII. Foreign Tax Credits

    The Fund and the Distributor agree to consult with the Company concerning whether any Portfolio of the Fund qualifies to provide a foreign tax credit pursuant to Section 853 of the Code.

ARTICLE XIII. Miscellaneous

13.1.    All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

13.2.    Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and

22

other confidential information until such time as it may come into the public domain without the express written consent of the affected party. The parties acknowledge that they have entered into a separate agreement pursuant to Rule 22c-2 under the 1940 Act (the “Information Sharing Agreement”) in connection with the transactions contemplated by this Agreement. The Fund and Distributor hereby agree to treat as confidential any information provided by the Company to the Fund and the Distributor under the Information Sharing Agreement, and to safeguard and prevent any unauthorized disclosure of such information. Each party to this Agreement (and each employee, representative, or other agent of each party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to each party to this Agreement relating to such tax treatment and tax structure.

13.3.    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.4.    This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.5.    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.6.    Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.7.    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.8.     This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Distributor may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Distributor, if such assignee is duly licensed and registered to perform the obligations of the Distributor under this Agreement.

13.9.    Notwithstanding anything to the contrary contained herein, the Fund agrees that the Company shall be fully entitled to make disclosure of information relating to the structure and tax aspects of the transactions contemplated by this Agreement, without limitation of any kind on such disclosure, and all materials of any kind (including opinions or other tax analysis) that are provided herein related to such structure and tax aspects as described in Treasury Regulation Section 301.61 ll-2(c)(3).

23

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA on behalf of itself and each of its Accounts named in Schedule B hereto, as amended from time to time.

By: /s/ Yvonne S. Provost

Name: Yvonne S. Provost

Title: Vice President

ROYCB FUND SERVICES, INC.	ROYCE CAPITAL FUND

By: /s/ John D. Diederich	By: /s/ John D. Diederich

Name: John D. Diederich	Name: John D. Diederich

Title: President	Title: Vice President

24

Schedule A

PORTFOLIOS OF ROYCE CAPITAL FUND
FUNDS AVAILABLE FOR
PURCHASE BY THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Royce Capital Fund — Micro-Cap Portfolio
Royce Capital Fund — Small-Cap Portfolio

25

Schedule B-1

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Prudential Variable Contract Account GI-2 (VCA-GI-2)	June 24, 1988	811-07545	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	1933 Act Registration Number	Type of Product Supported by Account
PruBenefit Select	See Schedule A	333-137572	Variable Life Insurance
Group Variable Universal Life Insurance Contract	See Schedule A	333-01031	Variable Life Insurance

26

Schedule B-2

Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by Section 3(c)(11) of the 1940 Act

The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under the Securities Act of 1933 in Reliance Upon Section 3(a)(2) of the Act

The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account

27

Schedule B-3

Separate Accounts of the Company Excluded From the Definition of an Investment
Company as Provided for by Section 3(c)(l) or 3(c)(7) of the 1940 Act

The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account
Prudential Variable Contract Account GI-6 (VCA-GI-6)	February 9, 1999	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under
the Securities Act of 1933 in Reliance Upon Section 4(2) of the Act and Regulation D) Thereunder

The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	Group Individual	Type of Product Supported by Account
PruBenefit Laureate	See Schedule A	Group	Variable Life Insurance

28

VCA-GI-6 NJ Plan of Operations

Appendix A
Effective November 29, 2004

Royce Capital Fund

Mutual Fund	Investment Objective
Royce Micro-Cap Portfolio

To achieve long-term capital appreciation, primarily through investments in common stocks and convertible securities of small and micro-cap companies. Production of income is incidental to this objective.

Royce Small-Cap Portfolio (formerly Royce Premier Portfolio)

To achieve long-term growth of capital by investing the Fund’s assets primarily in equity securities issued by small companies. Royce generally looks for companies that have excellent business strengths and/or prospects for growth, high internal rates of return and low leverage, and that are trading significantly below its estimate of their current worth.

Royce Total Return Portfolio (sales suspended as of November 18, 1999)

To achieve an equal focus on both long-term growth of capital and current income by investing in a broadly diversified portfolio of dividend paying common stocks of companies selected on a value basis.

Royce & Associates, LLC is the investment manager to each of the above-mentioned funds.

29

PARTICIPATION AGREEMENT

Among

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,

MORGAN STANLEY DISTRIBUTION, INC.,

MORGAN STANLEY INVESTMENT MANAGEMENT INC.,

and

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Dated as of

March 1, 2007

THIS AGREEMENT is made and entered into as of the 1st day of March, 2007 by and among THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (the “Company”), a New Jersey corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account referred to as an “Account”), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (the “Fund”), a Maryland corporation, MORGAN STANLEY DISTRIBUTION, INC. (the “Underwriter”), a Delaware corporation, and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (the “Adviser”), a Delaware corporation.

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as “Variable Insurance Products”) and (ii) the investment vehicle for certain qualified pension and retirement plans (“Qualified Plans”); and

WHEREAS, insurance companies desiring to utilize the Fund as an investment vehicle under their Variable Insurance Products enter into participation agreements with the Fund, the Underwriter and the Adviser (the “Participating Insurance Companies”); and

WHEREAS, shares of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement; and

WHEREAS, the Fund intends to offer shares of the series set forth on Schedule B hereto (each such series referred to as a “Portfolio”), as such Schedule may be amended from time to time by mutual agreement of the parties hereto, to the Account(s) of the Company (all references herein to “shares” of a Portfolio shall mean the class or classes of shares specifically identified on Schedule B); and

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (“SEC”), dated September 19, 1996 (File No. 812-10118), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the “1940 Act”), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Insurance Product separate accounts of life insurance companies that may or may not be affiliated with one another and Qualified Plans (the “Shared Funding Exemptive Order”); and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

1

WHEREAS, the Adviser manages the Portfolios of the Fund; and

WHEREAS, the Underwriter is duly registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”) and serves as principal underwriter of the shares of the Fund; and

WHEREAS, the Variable Insurance Products identified on Schedule A hereto (“Contracts”), as such Schedule may be amended from time to time, have been or will be registered by the Company under the 1933 Act, unless such Contracts are exempt from registration thereunder; and

WHEREAS, the terms used in this Agreement listed below have the following definitions:

“Schedule A-l Accounts”—Accounts registered under the 1940 Act as unit investment trusts and listed on Schedule A-l.

“Schedule A-2 Accounts”—Accounts excluded from the definition of an investment company as provided for by Section 3(c)(11) of the 1940 Act and listed on Schedule A-2.

“Schedule A-3 Accounts”—Accounts excluded from the definition of an investment company as provided for by Section 3(c)(1) or Section 3(c)(7) of the 1940 Act and listed on Schedule A-3.

“Schedule A-1 Contracts”—Contracts through which interests in Schedule A-1 Accounts arc offered and issued, which interests are registered as securities under the 1933 Act.

“Schedule A-2 Contracts”—Contracts through which interests in Schedule A-2 Accounts are offered and issued to trustees of qualified pension and profit-sharing plans and certain government plans identified in Section 3(a)(2) of the 1933 Act (which interests are not registered as securities in reliance upon Section 3(a)(2) of the 1933 Act).

“Schedule A-3 Contracts”—Contracts through which interests in Schedule A-3 Accounts are offered and issued to “accredited investors”, as that term is defined in Regulation D under the 1933 Act, or other investors permitted by Regulation D (which interests are not registered as securities in reliance upon Regulation D).

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios, on behalf of each Account or sub-Account thereof (together, as applicable, an “Account”), to fund the Contracts and the Underwriter is authorized to sell such shares to each such Account at net asset value; and

WHEREAS, the Fund, acting through the Fund’s transfer agent, has established a master account on its mutual fund shareholder account system (the “T/A Account”) reflecting the

2

aggregate ownership of shares of the Fund and all transactions involving such shares by the Company on behalf of the Accounts; and

WHEREAS, the Company, the Fund, the Underwriter and the Adviser wish to permit the Fund to receive, and the Company, or its authorized agent, to transmit, purchase, exchange and redemption orders of Portfolio shares using either manual procedures or the National Securities Clearing Corporation (“NSCC”) Fund/SERV System (“Fund/SERV”), as set forth in the attached Schedule D; and

WHEREAS, if the Company, the Fund, the Underwriter and the Adviser wish to receive and transmit Fund shares via Fund/SERV, it is intended that the Fund and the Company will establish an account using Fund/SERV (the “Fund/SERV Account”) that will reflect corresponding transactions and Fund share balances in the T/A Account.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Underwriter and the Adviser agree as follows:

ARTICLE I. Purchase and Redemption of Fund Shares

1.1.     The Fund and the Underwriter agree to make available for purchase by the Company shares of the Portfolio(s) and shall execute purchase orders placed for each Account on each Business Day at the net asset value next computed after receipt by the Fund or its designee of such purchase order. For purposes of this Section 1.1, and for purposes of Rule 22c-1 under the 1940 Act, the Company shall be the designee of the Fund and the Underwriter for receipt of such purchase orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that such purchase orders are received and transmitted in accordance with the Operating Procedures attached hereto as Schedule D (the “Operating Procedures”). “Business Day” shall mean any day on which the New York Stock Exchange, Inc. is open for trading and on which the Fund calculates its net asset value pursuant to SEC rules.

1.2.     The Fund, so long as this Agreement is in effect, agrees to make shares of the Portfolios available for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to SEC rules and the Fund shall use reasonable efforts to calculate such net asset value on each day that the New York Stock Exchange, Inc. is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (the “Board”) may refuse to permit the Fund to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.3.     The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and to certain qualified plans. No shares of a Portfolio will be sold to the general public.

3

1.4.     The Fund and the Underwriter agree to redeem for cash, on the Company’s request, any full or fractional shares of the Portfolio(s) held by the Company, executing such redemption requests for each Account on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. Subject to and in accordance with applicable laws and regulations, however, the Fund reserves the right to redeem shares of the Portfolios for assets other than cash. For purposes of this Section 1.4, and for purposes of Rule 22c-1 under the 1940 Act, the Company shall be the designee of the Fund and the Underwriter for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that such redemption requests are received and transmitted in accordance with the Operating Procedures.

1.5. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus.

1.6. The Fund and the Company will settle all purchase and redemption orders transmitted pursuant to Sections 1.1 and 1.4 of this Agreement, respectively, in accordance with the Operating Procedures.

1.7.     Issuance and transfer of the Fund’s shares will be by book entry only. Share certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate sub-account of each Account.

1.8.     The Company shall not redeem Fund shares attributable to the Contracts (as distinct from Fund shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”) or (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund ninety (90) days prior written notice of its intention to do so.

1.9.     If the Fund provides materially incorrect net asset value per share values, or there is an error in the computation of any dividend or capital gain distribution rate, to the Company, through no fault of the Company, the Account(s) shall be entitled to an adjustment with respect to the Portfolio shares purchased or redeemed to reflect the correct net asset value per share. The determination of the circumstances that require such an adjustment of Portfolio shares shall be consistent with the Securities and Exchange Commission’s informal position regarding the correction of net asset value per share errors, as expressed by senior staff members from time to time (“Staff Guidelines”). The Fund agrees to provide the Company with prompt notice of any material error in net asset value per share information that requires an adjustment of Portfolio

4

shares maintained in the Account(s). The correction of any material net asset value per share error shall be made by the Fund at the Account level and shall be carried out in accordance with Staff Guidelines regarding such errors. The Company and the Fund agree to use reasonable efforts to take such action as may be appropriate to avoid or mitigate costs or losses related to the correction of net asset value per share information.

ARTICLE II. Representations and Warranties

2.1.     The Company represents and warrants that: (i) it is an insurance company duly organized and in good standing under applicable law; (ii) it is a member in good standing of the NSCC, or is otherwise entitled to use Fund/SERV; (iii) it will abide by the rules and regulations of the NSCC; (iv) it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable laws and regulations; (v) each Schedule A-1 Account is duly registered-as a unit investment trust under the 1940 Act and each such Account’s 1940 Act Registration Statement has been filed with the SEC in accordance with the 1940 Act; the Schedule A-2 Accounts and Schedule A-3 Accounts each qualify for the exclusions form the definition of an investment company on which they rely for not registering as investment companies under the 1940 Act; it has registered, or will register, all Schedule A-1 Contracts offered and sold pursuant to this Agreement under the 1933 Act and has effective registration statements for that purpose; sales of the Schedule A-2 Contracts and Schedule A-3 Contracts properly qualify for exemptions on which the Company relies in not registering such Contracts, or interests in the Account through which each is issued, under the 1933 Act; orders it places for the purchase and redemption of Fund shares pursuant to Article 1 of this Agreement are the net result of transactions in units issued by an Account, instructions for which are received by the Company prior to the Fund’s close of business as defined from time to time in the applicable Fund prospectus; and (iv) the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company shall amend the registration statement for the Schedule A-1 Accounts and the Schedule A-1 Contracts under the 1940 Act and the 1933 Act, respectively, from time to time as required in order to effect the continuous offering of the Schedule A-l Contracts; moreover, the Company will notify the Fund immediately in writing of any changes in facts or circumstances leading the Company to believe that any of the exemptions described above with respect to the Schedule A-2 Contracts, Schedule A-2 Accounts, Schedule A-3 Contracts or Schedule A-3 Accounts are not applicable as represented.

2.2.     The Fund and the Underwriter represent and warrant that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Maryland and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”),

5

and that it will maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify.

2.4.     The Company represents and warrants that each Account is and will continue to be a “segregated asset account” under applicable provisions of the Code and applicable Treasury Regulations promulgated thereunder and that each Contract is and will continue to be treated as a “variable contract” under applicable provisions of the Code and applicable Treasury Regulations promulgated thereunder. The Company further represents and warrants that it will make every effort to maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that any Account or Contract has ceased to be so treated or that any Account or Contract might not be so treated in the future.

2.5.     The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have the Board, at least a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.6.     The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states. The Fund and the Adviser represent and warrant that they will provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Portfolios (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolios) and any proxy solicitation affecting the Portfolios in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts to the extent reasonably practicable.

2.7.     The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act. The Fund represents and warrants that it is a member in good standing of the NSCC, or is otherwise entitled to use Fund/SERV, and will abide by the rules and regulations of the NSCC.

2.8.     The Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws.

2.9.     The Underwriter represents and warrants that it is a member in good standing of the NASD and that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws.

6

2.10.     The Fund represents and warrants that all of its directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as currently required by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Fund shall notify the Company immediately in the event such coverage lapses.

The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Account(s) are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Company and/or the Account(s) that is reasonable and customary in light of the Company’s obligations under this Agreement. The aforesaid includes coverage for larceny and embezzlement and shall be issued by a reputable bonding company in an amount not less than $5 million. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund, the Underwriter and the Adviser in the event that such coverage lapses.

ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting

3.1.     The Fund or its designee shall provide the Company with as many printed copies of the Fund’s current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund’s prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund is amended during the year) to have the prospectus or other disclosure document for the Contracts and the Fund’s prospectus (and statement of additional information for the Fund and the statement of additional information for the Registered Contracts) printed together in one document. Alternatively, the Company may print the Fund’s prospectus and/or its statement of additional information in combination with other fund companies’ prospectuses and statements of additional information.

3.2.     Except as provided in this Section 3.2, all expenses of preparing, setting in type, printing and distributing Fund prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its Contract owners who currently own shares of one or more Portfolios (“Existing Contract Owners”), in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund’s prospectus, the Fund shall bear the cost of typesetting to provide the Fund’s prospectus to the Company in the format in which the Fund is accustomed to formatting prospectuses, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses or other disclosure documents. In such event, the Fund will reimburse the Company in an amount equal to the product of “x” and “y”, where “x” is the number of such

7

disclosure documents distributed to Existing Contract Owners and “y” is the Fund’s per unit cost of printing the Fund’s prospectus. The same procedures shall be followed with respect to the Fund’s statement of additional information. The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund’s expenses do not include the costs of printing, typesetting or distributing any prospectuses or statements of additional information other than the costs of printing those prospectuses or statements of additional information actually distributed to Existing Contract Owners.

3.3. The statement of additional information of the Fund shall be obtainable from the Fund, the Underwriter, the Company or such other person as the Fund may designate.

3.4.     The Fund or its designee, at their expense, shall provide the Company with as many printed copies of the Fund’s current shareholder report as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund’s shareholder reports, and such other assistance as is reasonably necessary in order for the Company twice each year (once for the Fund’s semi-annual report and once for the Fund’s annual report) to have the reports for the Contract Owners and the Fund’s shareholder reports printed together in one document. Alternately, the Company may print the Fund’s shareholder reports in combination with other fund companies’ shareholder reports.

3.5.     Except as provided in this Section 3.5, all expenses of preparing, setting in type, printing and distributing Fund shareholder reports shall be the expense of the Company. For Fund shareholder reports provided by the Company to its Contract owners who currently own shares of one or more Portfolios (“Existing Contract Owners”), in order to deliver such reports as required by the 1934 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund’s shareholder reports, the Fund shall bear the cost of typesetting to provide the Fund’s shareholder reports to the Company in the format in which the Fund is accustomed to formatting shareholder reports, and the Company shall bear the expense of adjusting or changing the format to conform with any of its reports to Contract Owners. In such event, the Fund will reimburse the Company in an amount equal to the product of “x” and “y”, where “x” is the number of such shareholder reports distributed to Existing Contract Owners and “y” is the Fund’s per unit cost of printing the Fund’s shareholder reports. The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund’s expenses do not include the costs of printing, typesetting or distributing any shareholder reports other than the costs of printing those shareholder reports actually distributed to Existing Contract Owners.

3.6.     The Fund, at its expense, shall provide the Company with copies of its proxy statements and other communications (except for prospectuses and statements of additional information that are covered in Section 3.1 and reports to shareholders that are covered in Section 3.4) to shareholders in such quantity as the Company shall reasonably require for distributing to Existing Contract Owners. The Fund shall not pay any costs of distributing such materials to prospective Contract owners.

8

3.7.     To the extent required by Section 12(d)(1)(E)(iii)(aa) of the 1940 Act or Rule 6e-2 or Rule 6e-3(T) thereunder, or other applicable law, the Company shall distribute all proxy materials furnished by the Fund to Contract owners to whom voting privileges arc required to be extended and shall:

(i)	solicit voting instructions from Contract owners;

(ii)	vote the Portfolio shares in accordance with instructions received from Contract owners; and

(iii)	vote Portfolio shares for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Portfolio shares held in any segregated asset account in its own right, to the extent permitted by law. If the Company is required to solicit voting instructions, the Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxies and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund (and for which the soliciting of voting instructions is required) calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards will also be provided to the other Participating Insurance Companies.

3.8.     The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Section 16(a) of the 1940 Act and, if and when applicable, Section 16(b) of the 1940 Act. Further, the Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) of the 1940 Act with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

9

ARTICLE IV. Sales Material and Information

4.1.     The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, the Underwriter or the Adviser is named, at least ten (10) Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within ten Business Days after receipt of such material.

4.2.     The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement or prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund which are in the public domain or approved by the Fund for distribution to Fund shareholders, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

4.3.    The Fund or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its Account(s) or Contract(s) are named at least ten (10) Business Days prior to its use. No such material shall be used if the Company reasonably objects to such use within ten Business Days after receipt of such material.

4.4.     Neither the Fund, the Underwriter nor the Adviser shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement, prospectus, offering memorandum or other disclosure document for the Contracts, as such documents may be amended or supplemented from time to time, or in reports or proxy statements for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5.     The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares and are relevant to the Company or the Contracts.

4.6.     The Company will provide to the Fund, to the extent applicable, at least one complete copy of all registration statements, prospectuses, statements of additional information, offering memoranda or other disclosure documents, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to investment in the Fund or the Portfolios under the Contracts.

10

4.7.     For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, offering memoranda, prospectuses, statements of additional information or other disclosure documents, shareholder reports, proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

ARTICLE V. Fees and Expenses

5.1.     The Fund shall pay no fee or other compensation to the Company under this Agreement. Nonetheless, if the Fund or any Portfolio adopts and implements a service plan and/or a plan pursuant to Rule 12b-l, then the Underwriter may make payments to the principal underwriter for the Contracts pursuant to such plans if and in amounts agreed to by the Underwriter in writing and pursuant to a separate agreement with the principal underwriter for the Contracts.

5.2.     All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. Except as otherwise set forth in Section 3.2 of this Agreement, the Fund shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund’s shares.

5.3.     The Company shall bear the expenses of distributing the Fund’s prospectus and reports to owners of Contracts issued by the Company. The Fund shall bear the costs of soliciting Fund proxies from Contract owners, including the costs of mailing proxy materials and tabulating proxy voting instructions, not to exceed the costs charged by any service provider engaged by the Fund for this purpose. The Fund and the Underwriter shall not be responsible for the costs of any proxy solicitations other than proxies sponsored by the Fund.

11

ARTICLE VI. Diversification

6.1.     The Fund will use its best efforts to at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event the Fund ceases to so qualify, or upon having a reasonable basis for believing that the Fund ceases to so qualify, it will take reasonable steps to (a) notify the Company of such event and (b) adequately diversify the Fund so as to achieve compliance within the time period afforded by Regulation 1.817-5.

6.2.     Without in any way limiting the effect of Sections 9.2 or 9.3 hereof and without in any way limiting or restricting any other remedies available to the Company, the Underwriter and the Fund will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Portfolio to comply with Section 6.1 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure.

6.3.     Within twenty (20) days of the end of each calendar quarter, the Fund agrees to deliver to the Company a certificate executed by an officer of the Fund regarding each Portfolio’s compliance during such calendar quarter with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment or life insurance contracts and any amendments or modifications to such Section or Regulation.

6.4.     The Company agrees that if the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of the Company (or, to the Company’s knowledge, of any Contract owner) that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against the Trust as a result of such a failure or alleged failure:

(a) The Company shall promptly notify the Fund of such assertion or potential claim;

(b) The Company shall consult with the Fund as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(c)     The Company shall use its best efforts to minimize any liability of the Fund resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

(d)     Any written materials to be submitted by the Company to the IRS, any Contract owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by the Company to the Fund

12

(together with any supporting information or analysis) within at least two (2) business days prior to submission;

(e)     The Company shall provide the Fund with such cooperation as the Fund shall reasonably request (including, without limitation, by permitting the Fund to review the relevant books and records of the Company) in order to facilitate review by the Fund of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure; and

(f)     The Company shall not with respect to any claim of the IRS or any Contract owner that would give rise to a claim against Trust (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, which shall not be unreasonably withheld; provided that, the Company shall not be required to appeal any adverse judicial decision unless the Fund shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund shall bear the costs and expenses, including reasonable attorney’s fees, incurred by the Company in complying with this clause (f).

ARTICLE VII. Potential Conflicts

7.1.     The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Fund shall promptly inform the Company if the Board determines that an irreconcilable material conflict exists and the implications thereof.

7.2.     The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded. The Company agrees that these responsibilities will be carried out with a view only to the interests of Contract owners.

7.3.     If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to

13

remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and that these responsibilities will be carried out with a view only to the interests of Contract owners.

7.4.     If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account (at the Company’s expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and that these responsibilities will be carried out with a view only to the interests of Contract owners.

7.5.     For purposes of Sections 7.3 and 7.4 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 or 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.

7.6.     If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3 and 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially the same as such Sections are contained in such Rule(s) as so amended or adopted.

14

7.7.     Each of the Company and the Adviser shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the provisions hereof and in the Shared Funding Exemptive Order. Such reports, materials and data shall be submitted more frequently if deemed appropriate by the Board.

ARTICLE VIII. Anti-Money Laundering

8.1.     The Company represents and warrants that it is in compliance and will continue to be in compliance with al! applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and implementing regulations of the Bank Secrecy Act (“BSA Regulations”) and applicable guidance issued by the SEC and the guidance and rules of the applicable Exchanges, SROs and the NASD (collectively, “Guidance”).

8.2. The Company will take all reasonable and practicable steps to ensure that it does not accept or maintain investments in any Contract from:

(i) A person or entity (A) who is or becomes subject to sanctions administered by the U.S. Office of Foreign Assets Control (“OFAC”), is included in any executive order or is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, or (B) whose name appears on such other lists of prohibited persons and entities as may be mandated by applicable U.S. law or regulation.

(ii) A foreign shell bank (i.e., a bank with no physical presence in any country).

8.3     To the extent permitted by applicable law, the Company agrees to immediately notify in writing the Anti-Money Laundering Compliance Officer of the Fund if it becomes aware of any suspicious activity or pattern of activity or any activity that may require further review to determine whether it is suspicious in connection with the Funds.

ARTICLE IX. Indemnification

9.1. Indemnification by the Company

9.1(a). The Company agrees to indemnify and hold harmless the Fund, the Underwriter, the Adviser and each member of the Board and each officer and employee of the Fund, and each director, officer and employee of the Underwriter and the Adviser, and each person, if any, who controls the Fund, the Underwriter or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually, an “Indemnified Party,” for purposes of this Section 9.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Contracts and:

15

(i)	arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, offering memorandum or other disclosure document for the Contracts or contained in the Contracts or sales or other promotional literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement, prospectus, offering memorandum or other disclosure document for the Contracts or in the Contracts or sales or other promotional literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund, the Underwriter or the Adviser) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)	arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)	arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 9.1(b) and 9.1(c) below.

16

9.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

9.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

9.1(d). The Fund, the Underwriter or the Adviser, as applicable, will promptly notify the Company of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Fund shares or the Contracts, or the operation of the Fund. The Company shall not be liable under this indemnification provision with respect to any claim, action, suit or preceding settled by an Indemnified Party without the Company’s written approval.

9.2. Indemnification by the Underwriter

9.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually, an “Indemnified Party,” for purposes of this Section 9.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of a Portfolio and:

(i)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or

17

the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Fund, the Underwriter or the Adviser by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in registration statement, prospectus, offering memorandum, other disclosure document or sales or other promotional literature for the Contracts not supplied by the Fund or the Underwriter or persons under their respective control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund or the Underwriter or persons under their respective control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)	arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, offering memorandum, other disclosure document or sales or other promotional literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon written information furnished to the Company by or on behalf of the Fund or the Underwriter; or

(iv)	arise as a result of any failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

(v)	arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; or

(vi)	arises out of or results from, through no fault of the Company, the incorrect or untimely calculation or reporting by the Fund or the Distributor of a Portfolio’s daily NAV per share (subject to Section 1.9 of this Agreement) or dividend or capital gain distribution rate.

Each of paragraphs (i) through (vi) above is limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) below.

18

9.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

9.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

9.2(d). The Company will promptly notify the Underwriter of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Contracts or the operation of the Account(s).

9.3. Indemnification by the Adviser

9.3(a) The Adviser agrees to indemnify and hold harmless the Company and each of its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually, an “Indemnified Party,” for purposes of this Section 9.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of a Portfolio and:

(i)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party

19

if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Fund, the Underwriter or the Adviser by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, offering memorandum, other disclosure document or sales or other promotional literature for the Contracts not supplied by the Fund or the Adviser or persons under their respective control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund or the Adviser or persons under their respective control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii)	arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, offering memorandum, other disclosure document or sales or other promotional literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon written information furnished to the Company by or on behalf of the Fund or the Adviser; or

(iv)	arise as a result of any failure by the Adviser to provide the services and furnish the materials under the terms of this Agreement; or

(v)	arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 9.3(b) and 9.3(c) below.

9.3(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

9.3(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal

20

process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

9.3(d). The Company will promptly notify the Adviser of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Contracts or the operation of the Account(s).

ARTICLE X. Applicable Law

10.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

10.2.    This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE XI. Termination

11.1.	This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties; or

(b)	termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)	termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio in the event that any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

21

(d)	termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund will fail to so qualify; or

(e)	termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

(f)	termination by the Fund, the Underwriter or the Adviser by written notice to the Company if the Fund, the Underwriter or the Adviser, as applicable, shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g)	termination by the Company by written notice to the Fund, the Underwriter and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, the Underwriter or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)	termination by any party to this Agreement upon another party’s material breach of any provision of this Agreement.

11.2.    Notwithstanding any termination of this Agreement with respect to a Portfolio, other than as a result of a failure by either the Fund or the Company to meet the diversification requirements of Section 817(h) of the Code, the Fund and the Underwriter shall at the option of the Company continue to make available additional shares of the Portfolio, pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the “Existing Contracts”), unless such further sale of Portfolio shares is proscribed by law, regulation or applicable regulatory authority, or unless the Board determines that liquidation of the Portfolio following termination of this Agreement is in the best interests of the Portfolio. Specifically, subject to the foregoing, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Portfolio, redemption of investments in the Portfolio and/or investment in the Portfolio upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 11.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

22

ARTICLE XII. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Fund:

The Universal Institutional Funds, Inc.
c/o Morgan Stanley Investment Management Inc.
1221 Avenue of the Americas
New York, New York 10020
Attention: President

If to the Underwriter:

Morgan Stanley Distribution, Inc.
c/o Morgan Stanley Investment Management Inc.
1221 Avenue of the Americas
New York, New York 10020
Attention: General Counsel

If to the Adviser:

Morgan Stanley Investment Management Inc.
1221 Avenue of the Americas
New York, New York 10020
Attention: General Counsel

If to the Company:

The Prudential Insurance Company of America
290 West Mount Pleasant Avenue Livingston, NJ 07039
Attention: Yvonne Provost
Michael Scharpf

ARTICLE XIII. Miscellaneous

13.1.     All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund, as neither the Board, officers, agents or shareholders of the Fund assume any personal liability for obligations entered into on behalf of the Fund.

23

13.2.     Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential any “non-public personal information” about any “consumer” of another party (as such terms are defined in SEC Regulation S-P) and any other information reasonably identified as confidential in writing by another party (“Confidential Information”). Each party agrees not to disclose, disseminate or utilize another party’s Confidential Information except: (i) as permitted by this Agreement, (ii) upon the written consent of the other party, (iii) where the Confidential Information comes into the public domain through no fault of the party receiving the information, or (iv) as otherwise required or permitted under applicable law.

13.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

13.6.     Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish state insurance authorities with any information or reports in connection with services provided under this Agreement which such authorities may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with applicable law and regulations.

13.7.     The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.8.     This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser, if such assignee is duly licensed and registered to perform the obligations of the Adviser under this Agreement.

13.9. Unless otherwise specifically provided in this Agreement, no provision of this Agreement may be amended or modified in any manner except by a written agreement executed by all parties.

13.10.    Notwithstanding anything to the contrary contained herein, the Fund agrees that the Company shall be fully entitled to make disclosure of information relating to the structure and tax aspects of the transactions contemplated by this Agreement, without limitation of any

24

kind on such disclosure, and all materials of any kind (including opinions or other tax analysis) that are provided herein related to such structure and tax aspects as described in Treasury Regulation Section 301.6111-2(c)(3).

[Remainder of Page Intentionally Left Blank]

25

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative of the date specified above.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Yvonne S. Provost

Name: Yvonne S. Provost

Title: Vice President

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By: /s/ Ronald E. Robison

Name: Ronald E. Robison

Title: President

MORGAN STANLEY DISTRIBUTION, INC.

By: /s/ Michael P. Kiley

Name: Michael P. Kiley

Title: President

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By: /s/ Ronald E. Robison

Name: Ronald E. Robison

Title: Managing Director

26

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Schedule A-1

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Prudential Variable Contract Account GI-2 (VCA-GI-2)	June 24, 1988	811-07545	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	1933 Act Registration Number	Type of Product Supported by Account
PruBenefit Select	See Schedule B	333-137572	Variable Life Insurance
Group Variable Universal Life Insurance Contract	See Schedule B	333-01031	Variable Life Insurance

A-1

Schedule A-2

Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by Section 3(c)(11) of the 1940 Act

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under the Securities Act of 1933 in Reliance Upon Section 3(a)(2) of the Act

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	Group of Individual	Type of Product Supported by Account

A-2

Schedule A-3

Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by Section 3(c)(1) or 3(c)(7) of the 1940 Act

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account
Prudential Variable Contract Account GI-6 (VCA-GI-6)	February 9, 1999	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under the Securities Act of 1933 in Reliance Upon Section 4(2) of the Act and Regulation D Thereunder

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account
PruBenefit Laureate	See Schedule B	Group	Variable Life Insurance

3

SCHEDULE B

PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
AVAILABLE UNDER THIS AGREEMENT

Core Plus Fixed Income Portfolio – Class I
Emerging Markets Equity Portfolio – Class I
U.S. Mid Cap Value Portfolio – Class I
Value Portfolio – Class I

B-1

SCHEDULE C

PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term “Company” shall also include the department or third party assigned by the Company to perform the steps delineated below.
•	The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from Contract owners and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before the shareholder meeting.

•	Promptly after the Record Date, the Company will perform a “tape run”, or other activity, which will generate the names, addresses and number of units which are attributed to each Contract owner/policyholder (the “Customer”) as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers’ accounts as of the Record Date.

Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund, as soon as possible, but no later than two weeks after the Record Date.

•	The Fund’s Annual Report must be sent to each Customer by the Company either before or together with the Customers’ receipt of voting instruction solicitation material. The Fund will provide the last Annual Report to the Company pursuant to the terms of Section 3.4 of the Participation Agreement to which this Schedule relates.

•	The text and format for the Voting Instruction Cards (“Cards” or “Card”) is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 Business Days for printing information on the Cards. Information commonly found on the Cards includes:

–	name (legal name as found on account registration)
–	address
–	fund or account number
–	coding to state number of units
–	individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

•	During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

–	Voting Instruction Card(s)
–	One proxy notice and statement (one document)
–	return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
–	“urge buckslip” - optional, but recommended (this is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important; one copy will be supplied by the Fund.)
–	cover letter - optional; supplied by Company and reviewed and approved in advance by the Fund

•	The above contents should be received by the Company approximately 3-5 Business Days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.

•	Package mailed by the Company.
	*	The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-wcck period is recommended.) Solicitation time is calculated as calendar days from (but not including,) the shareholder meeting, counting backwards.

•	Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company’s internal procedure and has not been required by the Fund in the past.

•	Signatures on Card checked against legal name on account registration that was printed on the Card.

Note: For Example, if the account registration is under “John A. Smith, Trustee,” then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

•	If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope.

The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have been “kicked out” (e.g. mutilated, illegible) of the procedure are “hand verified,” i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

•	There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

•	The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) The Fund must review and approve tabulation format.

•	Final tabulation in shares is verbally given by the Company to the Fund on the morning of the shareholder meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the shareholder meeting.

•	A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

•	The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

•	All approvals and “signing-off” may be done orally, but must always be followed up in writing.

SCHEDULE D

Operating Procedures

Unless otherwise defined below, all capitalized terms have the meanings specified in the Participation Agreement, each of which this Exhibit is a pan.

I. FUND/SERV AND NETWORKING PROCEDURES

A.     Fund/SERV Account Establishment. All parties hereto agree and acknowledge that the Company or its designee may not open or establish any new accounts through Fund/SERV or NSCC’s Networking system (“Networking”) without the prior written consent of the Fund. The Company further acknowledges that the Fund reserves the right to reject any new Fund/SERV or Networking accounts established by the Company that have not been previously approved by the Fund in writing.

B.     Transmittal of Portfolio Information. With respect to each Portfolio, the Fund will provide the Company or its designee, via the NSCC’s Mutual Fund Profile System, with (i) the net asset value per share of the Portfolio (the “Share Price”) on each Business Day, determined as of the time specified in the Portfolio’s prospectus (“Close of Trading”); (ii) dividend and capital gains distribution information on ex-date, but no later than the first Business Day following each ex-date established for the payment of dividends or capital gains distributions by the Portfolio: and (iii) in the case of fixed income and money market Portfolios which declare dividends daily, the daily accrual interest rate factor. The Fund will use its best efforts to communicate such information to the Company or its designee via the NSCC’s Mutual Fund Profile System by 7:00 p.m. Eastern Time each Business Day; provided, however, that the Fund reserves the right to communicate the Share Price at a time later than 7:00 p.m. Eastern Time due to extraordinary or unforeseen circumstances.

C.     Transmittal of Orders. The Company agrees that, unless otherwise agreed to in writing with the Fund, orders for the purchase, exchange or redemption of Fund shares (“Instructions”) received by the Company prior to the Close of Trading on any Business Day (“Day 1”) will be transmitted to the Fund’s transfer agent via Fund/SERV and accepted by Fund/SERV prior to 6:00 a.m. Eastern Time on the following Business Day (“Day 2”) (such orders are referred to as “Day 1 Trades”). Each transmission by the Company or its designee of a purchase, exchange or redemption order relating to a Business Day (“Order”) will constitute a representation by the Company that such Order was based on Instructions that the Company received and accepted as being in good order prior to the Close of Trading on that Business Day, and that the Order included all purchase, exchange and redemption Instructions so received by the Company.

In the event that Orders for any Business Day are not transmitted to the Fund via Fund/SERV and accepted by Fund/SERV prior to 6:00 a.m. Eastern Time on Day 2, the Company or its designee shall transmit such Orders to the Fund in accordance with the Manual Procedures below. If such Orders are not transmitted to the Fund in accordance with the Manual Procedures, the Fund reserves the right, in its sole discretion, to reject, reverse or re-price the Orders (notwithstanding that the Company may have received Fund/SERV confirmation of the

Orders) and the Company will be responsible for reimbursement of any loss sustained by the Fund that may arise out of the improper transmittal of such Orders.

All Orders transmitted to the Fund via Fund/SERV will be communicated in accordance with Fund/SERV rules, guidelines and procedures. The Company acknowledges that certain cash flows may be known on or before a trade date, and the Company agrees to use its reasonable efforts to notify the Fund of such cash flows before such trade date.

D.     Fund/SERV Confirmation. All Orders transmitted in accordance with Section C of these Fund/SERV and Networking Procedures are subject to acceptance by the Fund and shall become effective only upon confirmation by the Fund. The Fund or its designee will transmit a confirmation via Fund/SERV that will set forth, for each T/A Account, the number of Portfolio shares purchased, exchanged and redeemed, the beginning and ending share balances, and the net asset value per share. The Fund reserves the right, in its sole discretion, (i) to reject any Order (notwithstanding that Company may have received Fund/SERV confirmation of the Order), and (ii) to require any Order to be settled outside of Fund/SERV, in which case the Fund shall not confirm such Order via Fund/SERV and such Order shall settle in accordance with the Manual Procedures discussed below.

E. Pricing of Orders. Day 1 Trades communicated to the Fund as provided under Section C of these Fund/SERV Procedures will be effected at the Share Price for the applicable Portfolio on Day 1.

F. Settlement. Day 1 Trades confirmed by the Fund via Fund/SERV will settle in U.S. dollars in accordance with the Fund’s profile within Fund/SERV applicable to the Company.

G.     Dividends and Other Distributions. The Fund or designee will furnish the Company or its designee notice of any dividends or other distributions payable on the shares of each Portfolio via Networking. Dividends and distributions with respect to a Portfolio will be automatically reinvested in additional shares of the Portfolio held by the T/A Account(s) and the Fund or its designee will notify the Company or its designee, via Networking, as to the number of shares so issued.

H.     Account Reporting and Verification. The Fund or its designee will transmit or make available to the Company, via Networking, a report containing any transactions or other activity occurring in a T/A Account on a Business Day, including any Fund/SERV transactions, and the share balance for each T/A Account in accordance with Fund/SERV’s Networking guidelines. The Company will promptly review and verify this information on Networking and immediately advise the Fund or designee in writing of any discrepancies between the Company’s records and the balance in the T/A Account(s).

If the Company chooses not to utilize Networking, the Fund or designee will deliver to the Company a physical statement for the preceding calendar month reflecting the shares of each Portfolio held by the T/A Account(s) as of the end of such preceding month and all purchases, exchanges and redemptions by the Company of shares of a Portfolio during such preceding month. The Company will, immediately on receipt of any physical confirmation or statement concerning an Account, verify the information contained therein against the information contained on the Company’s record-keeping system and immediately advise the Fund in writing of any discrepancies between such information.

The Fund and the Company will cooperate to resolve any such discrepancies mentioned in this Section H as soon as reasonably practicable.

I.     Processing Adjustments. In the event of any error or delay with respect to these Fund/SERV and Networking Procedures that is caused by the Fund or its designee, the Fund will make any adjustments on its (or its transfer agent’s) accounting system necessary to correct such error or delay. The Company will make the corresponding adjustments on its record-keeping system. The Company and the Fund will each provide the other with prompt notice of any errors or delays of the type referred to in these Fund/SERV and Networking Procedures.

J.     Fund/SERV Unavailability. If the Fund/SERV and Networking systems are unavailable for any reason, or if it is otherwise impracticable to operate in accordance with these Fund/SERV and Networking Procedures, transactions shall be processed in accordance with the Manual Procedures below.

II. MANUAL PROCEDURES

A.     Transmittal of Portfolio Information. With respect to each Portfolio, the Fund or it transfer agent will provide the Company with (i) the Share Price determined as of the Close of Trading on each Business Day; (ii) dividend and capital gains distribution information on ex- date, but no later than the first Business Day following each ex-date established for the payment of dividends or capital gains distributions by the Portfolio; and (iii) in the case of fixed income and money market Portfolios which declare dividends daily, the daily accrual interest rate factor. The Fund will use its best efforts to communicate, or have its transfer agent communicate, such information to the Company or its designee by 7:00 p.m. Eastern Time each Business Day; however, the Fund reserves the right to communicate the Share Price at a time later than 7:00 p.m. Eastern Time due to extraordinary or unforeseen circumstances.

B.     Transmittal of Orders. The Company agrees that, unless otherwise agreed to in writing with the Fund, Instructions received by the Company prior to the Close of Trading on any Business Day (“Day 1”) will be transmitted to the Fund by facsimile no later than 9:00 a.m. Eastern Time on the following Business Day (“Day 2”) (such Orders are referred to as “Day 1 Trades”). Each transmission by the Company or its designee of a purchase, exchange or redemption order relating to a Business Day (“Order”) will constitute a representation by the Company that such Order was based on Instructions that the Company received and accepted as being in good order prior to the Close of Trading on that Business Day, and that the Order included all purchase, exchange and redemption Instructions so received by the Company.

All Orders transmitted to the Fund will be communicated in U.S. dollars and will indicate the date of the transaction. On Business Days where there are no Orders, or where the net dollar amount for purchases and redemptions for an Account equals zero, the communication will so indicate. The Company acknowledges that certain cash flows may be known on or before a trade date, and the Company agrees to use its reasonable efforts to notify the Fund of such cash flows before such trade date.

C.     Confirmation. All Orders transmitted in accordance with Section B of these Manual Procedures are subject to acceptance by the Fund and shall become effective only upon confirmation by the Fund, which confirmation shall be sent to the Company or its designee via facsimile. The Fund reserves the right, in its sole discretion, to reject any Order.

D. Pricing of Orders. Day 1 Trades communicated to the Fund by 9:00 a.m. Eastern Time on Day 2 will be effected at the Share Price for the applicable Portfolio on Day 1.

E. Settlement.

1.     Purchase Orders. In the case of Day 1 Trades that constitute a net purchase (including exchanges) Order, the Company or its designee will arrange for a federal funds wire transfer of the net purchase amount to a custodial account designated by the Fund by 3:00 p.m. Eastern Time on Day 2.

2.     Redemption Orders. In the case of Day 1 Trades that constitute a net redemption (including exchanges) Order, the Fund or its designee will arrange for a federal funds wire transfer of the net redemption amount to a custodial account designated by the Company on Day 2, or in no instance later than the time provided for in the applicable Portfolio’s Prospectus.

3.     Generally. Settlements will be in U.S. dollars, except that each Portfolio reserves the right, in cases of substantial liquidations, to pay redemption proceeds in whole or in part by a distribution in-kind of readily marketable securities that it holds in lieu of cash in accordance with applicable law, and the Portfolio’s redemption policy as described in the Prospectus. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Orders. Orders will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open. Transactions that are the subject of such Orders will be processed at the Share Price for the applicable Portfolio on the Business Day to which the Orders originally relate.

F.     Dividends and Other Distributions. The Fund or its designee will furnish the Company or its designee written notice of any dividends or other distributions payable on the shares of each Portfolio, via facsimile or other method agreed upon by the parties. Dividends and distributions with respect to a Portfolio will be automatically reinvested in additional shares of the Portfolio held by the T/A Account(s) and the Fund or designee will notify the Company or its designee as to the number of shares so issued.

G.     Account Reporting and Verification. The Fund or its designee will deliver to the Company or its designee in writing, via facsimile or other method agreed upon by the parties a statement for the preceding calendar month reflecting the shares of each Portfolio held by the T/A Account(s) as of the end of such preceding month and all purchases, exchanges and redemptions by the Company of shares of a Portfolio during such preceding month. The Company will, immediately on receipt of any statement concerning a T/A Account, verify the information contained therein against the information contained on the Company’s record- keeping system and immediately advise the Fund or its designee, in writing of any discrepancies between such information. The Fund and the Company will cooperate to resolve any such discrepancies as soon as reasonably practicable.

H.     Processing Adjustments. In the event of any error or delay with respect to these Manual Procedures that is caused by the Fund or its designee, the Fund will make any adjustments (or its transfer agent’s) recordkeeping system necessary to correct such error or delay. The Company will make the corresponding adjustments on its accounting system. The Company and the Fund will each provide the other with prompt notice of any errors or delays of the type referred to in these Manual Procedures.

PARTICIPATION AGREEMENT

Among

VAN ECK WORLDWIDE INSURANCE TRUST,

VAN ECK SECURITIES CORPORATION.

VAN ECK ASSOCIATES CORPORATION

and

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

THIS AGREEMENT, made and entered into to be effective on 13th day of March, 2007 by and among The Prudential Insurance Company of America, (hereinafter the “Company”), a New Jersey corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto and incorporated herein by this reference, as such Schedule A may from time to time be amended by mutual written agreement of the parties hereto (each such account hereinafter referred to as the “Account”), and VAN ECK WORLDWIDE INSURANCE TRUST, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter the “Fund”), VAN ECK SECURITIES CORPORATION (hereinafter the “Underwriter”), a Delaware corporation and VAN ECK ASSOCIATES CORPORATION (hereinafter the “Adviser”), a Delaware corporation.

WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (hereafter referred to collectively as the “Variable Insurance Products”) to be offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter (hereinafter the “Participating Insurance Companies”); and

WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (each such series hereinafter referred to as a “Portfolio”); and

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (hereinafter the “SEC”) (File No. 811-5083), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (hereinafter the “Shared Funding Order”); and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and

WHEREAS, the Variable Insurance Products identified on Schedule A hereto (“Contracts”), as such Schedule may be amended from time to time, have been or will be registered by the Company under the 1933 Act, unless such Contracts are exempt from registration thereunder; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid variable life insurance and variable annuity contracts; and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless such Account is exempt from registration thereunder; and

WHEREAS, the Underwriter is duly registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (hereinafter the “1934 Act”), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter the “NASD”); and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities law; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios listed on Schedule B on behalf of each Account to fund certain of the aforesaid variable life and variable annuity contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as each Account at net asset value; and

WHEREAS, the terms used in this Agreement listed below have the following definitions:

“Schedule A-l Accounts”—Accounts registered under the 1940 Act as unit investment trusts and listed on Schedule A-1.

“Schedule A-2 Accounts”—Accounts excluded from the definition of an investment company as provided for by Section 3(c)(l1) of the 1940 Act and listed on Schedule A-2.

“Schedule A-3 Accounts”—Accounts excluded from the definition of an investment company as provided for by Section 3(c)(l) or Section 3(c)(7) of the 1940 Act and listed on Schedule A-3.

“Schedule A-l Contracts”—Contracts through which interests in Schedule A-1 Accounts are offered and issued, which interests are registered as securities under the 1933 Act.

“Schedule A-2 Contracts”—Contracts through which interests in Schedule A-2 Accounts are offered and issued to trustees of qualified pension and profit-sharing plans and certain government plans identified in Section 3(a)(2) of the 1933 Act (which interests are not registered as securities in reliance upon Section 3(a)(2) of the 1933 Act).

“Schedule A-3 Contracts”—Contracts through which interests in Schedule A-3 Accounts are offered and issued to “accredited investors”, as that term is defined in Regulation D under the 1933 Act, or other investors permitted by Regulation D (which interests are not registered as securities in reliance upon Regulation D).

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Underwriter and the Adviser agree as follows:

ARTICLE I
Sale of Fund Shares

1.1.     The Underwriter agrees to sell to the Company those shares of the Portfolios (which are listed on Schedule B attached hereto and incorporated herein by this reference, as such Schedule B may from time to time be amended by mutual written agreement of the parties hereto) which each Account orders, executing such orders on a daily basis at the net asset value per share next computed after receipt by the Fund or its designee of the order for the shares of the Portfolios, at the time of computation as stated in the Fund’s registration statement (“Cutoff Time”), subject to the terms and conditions of this Agreement. The Cutoff Time generally is 4:00 p.m. (Eastern Time) on that Business Day. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for business and on which the Fund calculates the Portfolios’ net asset values pursuant to the rules of the SEC. In no event shall the Company accept any order with respect to the Fund or any portfolio thereof after the Cutoff Time or any other time that may be established by law, rule, or regulation, including the rules of an appropriate Self-Regulatory Organization.

1.2.     The Fund agrees to make Portfolio shares available for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates net asset values pursuant to the rules of the SEC and the Fund shall use reasonable efforts to calculate such net asset values on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the “Board”) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction, or if it is, in the sole discretion of the Board, desirable or advisable, and in the best interests of the shareholders of such Portfolio.

1.3.     The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts or other accounts (e.g., qualified retirement plans) as may be permitted so that the Variable Insurance Products continue to qualify as a “life insurance, annuity or variable contract” under Section 817(h) of the Internal Revenue Code of 1986, as amended (hereinafter the “Code”). No shares of any Portfolio will be sold to the general public.

1.4.     The Fund and the Underwriter will not sell Fund shares to any insurance company, separate account or other account unless an agreement containing provisions substantially the same as Article I, Section 2.5 of Article II, Sections 3.4 and 3.5 of Article III, Article V and Article VIII of this Agreement is in effect to govern such sales.

1.5.     The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of a Portfolio held by the Company, executing such requests on a daily basis at the net asset value per share next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption by 9:00 a.m., Eastern Time, on the next following Business Day. The Fund shall pay and transmit the proceeds of redemptions of Fund shares by 6:00 p.m. Eastern Time on the next Business Day after a redemption order is received in accordance with this Section 1.5; provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption. The parties acknowledge that they have agreed to the time periods specified in this Section 1.5 with the understanding that, as of the date of this Agreement, State Street Bank & Trust Company (“State Street”) serves as custodian to the Fund. In light of the foregoing, the Fund agrees to give the Company sixty (60) days’ advance written notice prior to its termination of State Street as custodian to the Fund.

1.6.     The Company agrees that purchases and redemptions of Portfolio shares offered by the then-current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Company agrees that all net amounts available in the Accounts which are listed in Schedule A attached hereto and incorporated herein by this reference, as such Schedule A may from time to time be amended by mutual written agreement of the parties hereto, shall be invested in the Portfolios and in such other funds advised by the Adviser as are listed in Schedule B, or in the Company’s general account; provided that such amounts may also be invested in an investment company other than the Fund if (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Portfolios of the Fund; or (b) the Company gives the Fund and the Underwriter 45 days’ written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Fund and Underwriter prior to their signing this Agreement (a list of such funds appearing on Schedule C to this Agreement); or (d) the Fund or Underwriter consents in writing to the use of such other investment company.

1.7.     The Company shall pay for Portfolio shares on the next Business Day after an order to purchase such shares is made in accordance with the provisions of this Article I. Payment shall be in federal funds transmitted by wire. For purposes of Sections 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.8.     Issuance and transfer of the Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.9.     The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any dividends or capital gain distributions payable on a Portfolio’s shares. The Company hereby elects to receive all such dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

1.10.     The Fund shall make the net asset value per share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m., Eastern Time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m., Eastern Time. This time for transmission shall not be considered the Cutoff Time.

1.11.     In the event of an error in the computation of a Portfolio’s net asset value per share (“NAV”) or any dividend or capital gain distribution (each, a “pricing error”), the Adviser or the Fund shall notify the Company as soon as reasonably possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. A pricing error shall be corrected as described in this Section 1.11. If the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken. If (a) the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Portfolio’s NAV at the time of the error, or (b) the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Portfolio’s NAV at the time of the error, then the Account(s) shall be entitled to an adjustment with respect to Portfolio shares purchased or redeemed to refect the correct NAV per share. The determination of circumstances that require such an adjustment of Portfolio shares shall be consistent with positions of the SEC and its staff regarding the correction of NAV per share errors, as expressed from time to time by the SEC and its staff (the “Guidelines”). The correction of any material NAV per share error shall be made by the Fund at the Account level and shall be carried out in accordance with the Guidelines regarding such errors. In no event shall the Company be liable to Contract owners for any such adjustments or underpayment amounts. A pricing error within categories (a) or (b) above shall be deemed to be “materially incorrect” or constitute a “material error” or “material NAV per share error” for purposes of this Agreement. The standards set forth in this Section 1.11 are based on the parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.

ARTICLE II
Representations and Warranties

2.1.     The Company represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Insurance Code and Regulations of the State of New Jersey; each Schedule A-l Account is duly registered-as a unit investment trust under the 1940 Act and each such Account’s 1940 Act Registration Statement has been filed with the SEC in accordance with the 1940 Act; the Schedule A-2 Accounts and Schedule A-3 Accounts each qualify for the exclusions form the definition of an investment company on which they rely for not registering as investment companies under the 1940 Act; it has registered, or will register, all Schedule A-l Contracts offered and sold pursuant to this Agreement under the 1933 Act and has effective registration statements for that purpose; sales of the Schedule A-2 Contracts and Schedule A-3 Contracts properly qualify for exemptions on which the Company relies in not registering such Contracts, or interests in the Account through which each is issued, under the 1933 Act; orders it places for the purchase and redemption of Fund shares pursuant to Article 1 of this Agreement are the net result of transactions in units issued by an Account, instructions for which are received by the Company prior to the Fund’s close of business as defined from time to time in the applicable Fund prospectus.

2.2.     The Company represents that the Contracts will be eligible for treatment as life insurance or annuity contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Fund and the Underwriter promptly upon having determined that the Contracts may have ceased to be so treated or that they might not be so treated in the future.

2.3.     The Company represents and warrants that all of its directors/trustees, employees, investment advisers and other individuals/entities dealing with money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than $5 million. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company shall notify the Fund, the Underwriter and the Adviser in the event that such coverage no longer applies.

2.4.     The Fund represents and warrants that Fund shares sold pursuant to this Agreement are registered under the 1933 Act, duly authorized for issuance and sale in compliance in all material respects with the terms of this Agreement and all applicable federal and state securities laws, and that, while shares of the Portfolios are outstanding, the Fund is and shall remain registered under the 1940 Act. The Fund shall amend its Registration Statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of Portfolio shares. The Fund shall register or otherwise qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

2.5.     The Fund represents that each Portfolio is qualified as a Regulated Investment Company under Subchapter M of the Code and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company promptly upon having a reasonable basis for believing that any Portfolio has ceased to so qualify or that it might not so qualify in the future.

2.6.     The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-l under the 1940 Act for the Initial Class Shares or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-l, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.7.     The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees, expenses and investment policies) complies with the insurance laws or regulations of the various states. The Fund and the Adviser represent and warrant that they will provide the Company with as much advance notice as is reasonably practicable of any material change affecting the Portfolios (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolios) and any proxy solicitation affecting the Portfolios and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts.

2.8.     The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

2.9.     The Underwriter represents and warrants that it is a member in good standing of the NASD and is duly registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute Portfolio shares to the Company in accordance with all applicable state and federal securities laws, including, without limitation, the 1933 Act, the 1934 Act and the 1940 Act.

2.10.     The Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

2.11.     The Fund, the Underwriter and the Adviser represent and warrant that all of their directors/trustees, officers, employees, investment advisers and other individuals/entities dealing with money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the minimum coverage as required by Rule 17g-1 of the 1940 Act or related provisions as may from time to time be promulgated. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Fund shall notify the Company immediately in the event such coverage lapses.

ARTICLE III
Prospectuses and Proxy Statements; Voting

3.1.     The Underwriter shall provide the Company (at the Underwriter’s expense) with as many copies of the Fund’s current prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new prospectus as set in type or in electronic format at the Fund’s expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus (or private offering memorandum, if a Contract and its associated Account are exempt from registration) for the Contracts and the Fund’s prospectus printed together in one document (such printing to be at the Company’s expense).

3.2.     The Fund’s prospectus shall state that the Statement of Additional Information for the Fund is available from the Underwriter (or in the Fund’s discretion, from the Fund), and the Underwriter (or the Fund), at its expense, shall provide such Statement of Additional Information free of charge to the Company and to any owner of a Contract or prospective owner who requests such Statement.

3.3.     The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.4.     To the extent required by Section 12(d)(l)(E)(iii)(aa) of the 1940 Act or Rule 6e-2 or Rule 6e-3(T) thereunder, or other applicable law, whenever the Fund shall have a meeting of shareholders of any series or class of shares, the Company shall:

•	solicit voting instructions from Contract owners;

•	vote Fund shares held in each Account at such shareholder meetings in accordance with instructions received from Contract owners;

•
vote Fund shares held in each Account for which it has not received timely instructions in the same proportion as it votes the applicable series or class of Fund shares for which it has received timely instructions; and

•	vote Fund shares held in its general account in the same proportion as it votes the applicable series or class of Fund shares held by the Accounts for which it has received timely instructions.

Except with respect to matters as to which the Company has the right in connection with Schedule A-1 Contracts under Rule 6e-2 or Rule 6e-3(T) under the 1940 Act, to vote Fund shares without regard to voting instructions from Contract owners, neither the Company nor any of its affiliates will recommend action in connection with, or oppose or interfere with, the actions of the Fund Board to hold shareholder meetings for the purpose of obtaining approval or disapproval from shareholders (and, indirectly, from Contract owners) of matters put before the shareholders. The Company shall be responsible for assuring that it calculates voting instructions and votes Fund shares at shareholder meetings in a manner consistent with other Participating Insurance Companies. The Fund shall notify the Company of any changes to the Shared Funding Order or conditions. Notwithstanding the foregoing, the Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

3.5.     The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE IV
Sales Material and Information

4.1.     The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, the Underwriter or the Adviser is named, at least fifteen Business Days prior to its use. No such material shall be used unless approved in writing by the Fund or the Underwriter. The Fund and the Underwriter will use reasonable best efforts to provide the Company with written response within ten Business Days of receipt of such materials. Any piece which merely names the Fund, the Underwriter or the Adviser as participating in the Variable Insurance Products may be used after ten Business Days of receipt by the Fund and the Underwriter if the Company has not received a written response from the Fund or the Underwriter.

4.2.     The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund, as such registration statement and prospectus may from time to time be amended or supplemented, or in reports or proxy statements for the Fund, or in sales literature or other promotional material provided to the Company by the Fund or its designee or by the Underwriter, except with the written permission of the Fund or the Underwriter, pursuant to Section 4.1 hereof.

4.3.     The Company agrees that neither the Fund, the Underwriter nor the Adviser will be responsible for any errors or omissions in communications prepared for Contract owners except to the extent that the error or omission resulted from information provided by or on behalf of the Underwriter or the Fund. In no event shall the Fund, any portfolio of the Fund, the shareholders of any such portfolio or any officers or trustees of the Fund have any liability or responsibility with respect to any sales literature or promotional material.

4.4.     The Fund, the Underwriter or their designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named at least fifteen Business Days prior to its use. No such material shall be used unless approved in writing by the Company or its designee. The Company will use reasonable best efforts to provide the Fund with written response within ten Business Days of receipt of such materials. Any piece which merely states that the Fund, the Underwriter or the Adviser are participating in the Variable Insurance Products may be used after ten Business Days after receipt by the Company if the Fund or the Underwriter have not received a written response from the Company.

4.5.     The Fund and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, or prospectus, private offering memorandum or other disclosure document (each, a “Disclosure Document”) for the Contracts, as such registration statement or Disclosure Document may from time to time be amended or supplemented, or in published reports which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.6.     The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund, any of the Portfolios or their shares, promptly following the filing of such document with the SEC or other regulatory authorities.

4.7.     The Company will provide to the Fund at least one complete copy of all registration statements, Disclosure Documents, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or each Account, promptly following the filing of such document with the SEC or other regulatory authorities; and, if a Contract and its associated Account are exempt from registration, promptly following the time such documents are first published and disseminated.

4.8.      For purposes of this Agreement, the phrase “sales literature or other promotional material” includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published or designed for use in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape or electronic display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, Disclosure Documents, Statements of Additional Information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

ARTICLE V
Fees and Expenses

5.1.     The Fund and the Underwriter shall pay no fee or other compensation to the Company under this Agreement. Nonetheless, if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the principal underwriter for the Contracts if and in amounts agreed to by the Underwriter pursuant to a separate agreement with the principal underwriter for the Contracts.

5.2.     Except as otherwise expressly provided in the Agreement, all expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all Portfolio shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Portfolios’ shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law and all taxes on the issuance or transfer of the Portfolios’ shares.

5.3.     The Company shall bear the expenses of distributing the Fund’s prospectus and reports to owners of Contracts issued by the Company. The Fund shall bear the costs of soliciting Fund proxies from Contract owners, including the costs of mailing proxy materials and tabulating proxy voting instructions, not to exceed the costs charged by any service provider engaged by the Fund for this purpose. The Fund and the Underwriter shall not be responsible for the costs of any proxy solicitations other than proxies sponsored by the Fund.

ARTICLE VI
Diversification

6.1.     The Fund will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment or life insurance contracts and any amendments or other modifications to such Section or Regulation. In the event of a breach of this Article VI by the Fund or upon having a reasonable basis for believing the Fund is in breach of this Article VI, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance with the grace period afforded by Regulation 1.817-5.

6.2.     Without in any way limiting the effect of Sections 9.2, 9.3 or 9.4 hereof and without in any way limiting or restricting any other remedies available to the Company, the Underwriter and the Fund will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Portfolio to comply with Section 6.1 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding vehicle for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(c) of the 1940 Act).

6.3.     Within fifteen (15) days of the end of each calendar quarter, the Fund agrees to deliver to the Company a certificate executed by an officer of the Fund regarding each Portfolio’s compliance during such calendar quarter with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment or life insurance contracts and any amendments or modifications to such Section or Regulation.

6.4.     The Company agrees that if the Internal Revenue Service (“IRS”) asserts in writing in connection with any governmental audit or review of the Company (or, to the Company’s knowledge, of any Contract owner) that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against the Trust as a result of such a failure or alleged failure:

(a)      The Company shall promptly notify the Fund of such assertion or potential claim;

(b)      The Company shall consult with the Fund as to how to minimize any liability that may arise as a result of such failure or alleged failure;

(c)      The Company shall use its best efforts to minimize any liability of the Fund resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

(d)     Any written materials to be submitted by the Company to the IRS, any Contract owner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by the Company to the Fund (together with any supporting information or analysis) within at least two (2) business days prior to submission;

(e)     The Company shall provide the Fund with such cooperation as the Fund shall reasonably request (including, without limitation, by permitting the Fund to review the relevant books and records of the Company) in order to facilitate review by the Fund of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure; and

(f)     The Company shall not with respect to any claim of the IRS or any Contract owner that would give rise to a claim against Trust (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, which shall not be unreasonably withheld; provided that, the Company shall not be required to appeal any adverse judicial decision unless the Fund shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund shall bear the costs and expenses, including reasonable attorney’s fees, incurred by the Company in complying with this clause (f).

ARTICLE VII
Additional Agreements

7.1.     The Company additionally agrees to comply with (1) all applicable compensation disclosure requirements, including any requirements related to revenue sharing; (2) all suitability requirements; (3) all applicable law, rule and regulation related to the protection of the privacy and safeguarding of information of beneficial owners of Fund shares and their accounts, including, without limitation, Regulation S-P; and (4) the Bank Secrecy Act, as amended, and other applicable anti-money laundering law, regulation, rules or interpretations thereunder, including without limitation those applicable to customer identification procedures, the filing of suspicious activity reports and the adoption and maintenance of an anti-money laundering program. In addition, to the extent required under applicable law, rule or regulation related to anti-money laundering and customer identification procedures, the Company will comply with all requirements to verify whether its customers or potential customers may not purchase Fund shares by reason of being a person, country or other entity forbidden to do so by the Office of Foreign Assets Control of the U.S. Department of Treasury or any similar list maintained by the

United States government or its agencies or instrumentalities or any applicable self-regulatory organization.

7.2.     Upon request of one of the other parties to this Participation Agreement, the Company will provide a certification of its compliance with the Bank Secrecy Act or other anti-money laundering law or regulation or rule, that is satisfactory to such other party.

7.3.     The Fund additionally agrees to comply with all applicable compensation disclosure requirements, including any requirements related to revenue sharing.

7.4.     Notwithstanding anything to the contrary contained herein, the Fund agrees that the Company shall be fully entitled to make disclosure of information relating to the structure and tax aspects of the transactions contemplated by this Agreement, without limitation of any kind on such disclosure, and all materials of any kind (including opinions or other tax analysis) that are provided herein related to such structure and tax aspects as described in Treasury Regulation Section 301.6111-2(c)(3).

ARTICLE VIII
Potential Conflicts

8.1.     The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. A material irreconcilable conflict may arise for a variety of reasons, including; (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of a Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that a material irreconcilable conflict exists and the implications thereof.

8.2.     The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever any of the events in Section 8.1, as they pertain to the Company, occur (e.g., a decision to disregard contract owner voting instructions). Such responsibilities shall be carried out by the Company with a view only to the interests of its Contract owners.

8.3.     If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change, and (2) establishing a new registered management investment company or managed separate account.

8.4.     If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election, to withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board. Any such withdrawal and termination must take place within six months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Fund and the Underwriter shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

8.5.     If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with that of other state regulators, then the Company will withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created a material irreconcilable conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board. Until the end of that six month period, the Fund and the Underwriter shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

8.6.     For purposes of Sections 8.3 through 8.6 of this Agreement, a majority of the disinterested trustees of the Board shall determine whether any proposed action adequately remedies a material irreconcilable conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 8.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy a material irreconcilable conflict, then the Company will withdraw the Account’s investment in the Fund and terminate this Agreement within six months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board.

8.7.     If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Order) on terms and conditions materially different from those contained in the Shared Funding Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3 as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 8,1, 8.2, 8.3, 8.4 and 8.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially the same as such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE IX
Indemnification

9.1.     Indemnification By The Company

9.1(a). The Company agrees to indemnify and hold harmless the Fund, the Underwriter and the Adviser and each trustee/director and officer thereof and each person, if any, who controls the Fund, the Underwriter, or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company), expenses or litigation (including reasonable legal and other expenses) (hereinafter referred to collectively as a “Loss”), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as a Loss is related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)

arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Disclosure Document for the Contracts or contained in the Contracts or sales literature or other promotional materials for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Indemnified Party for use in the registration statement or prospectus for the Contracts or in the Contracts or in sales literature or any other promotional materials (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)	arises out of or as a result of statements or representations (other than statements or representations contained in the registration statement.

prospectus or sales literature or other promotional materials of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)

arises out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature or other promotional materials of the Fund (or any amendment or supplement to any of the foregoing) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon or in conformity with written information furnished to the Fund, the Underwriter or the Adviser by or on behalf of the Company; or

(iv)	arises as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)

arises out of or results from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 9.1 (b) and 9.1(c) hereof.

9.1(b).   The Company shall not be liable under this indemnification provision with respect to any Loss to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Fund, the Underwriter or the Adviser, whichever is applicable.

9.1(c).   The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense thereof. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such Party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation. The Company shall not be liable under this indemnification provision with respect to any claim, action, suit or preceding settled by an Indemnified Party without the Company’s written approval.

9.1(d).   The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with this Agreement, the issuance or sale of Portfolio shares or the Contracts or the operation of the Fund.

9.2.   Indemnification By The Fund

9.2(a).   The Fund agrees to indemnify and hold harmless the Company, and each of its directors/trustees and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.2) against any Loss to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as a Loss is related to the operations of the Fund and:

(i)

arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature or other promotional materials (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)

arises as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement), including, without limitation, any income taxes and related penalties, rescission charges, liability under state law to Contract owners asserting liability against the Company or the principal underwriter of the Contracts pursuant to the Contracts, the costs of any ruling and closing agreement or other settlement with the IRS, and the cost of any substitution by the Company of shares of another investment company or portfolio for those of any adversely affected Portfolio as a funding medium for the Account that the Company deems necessary or appropriate as a result of the noncompliance; or

(iii)

arises out of or results from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, as limited by and in accordance with the provisions of Sections 9.2(b) and 9.2(c) hereof.

9.2(b).    The Fund shall not be liable under this indemnification provision with respect to any Loss incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, an Account, the Fund, the Underwriter or the Adviser, whichever is applicable.

9.2(c).    The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund shall be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

9.2(d).    The Company will promptly notify the Fund of the commencement of any litigation or proceedings against the Indemnified Parties in connection with this Agreement, the issuance or sale of Portfolio shares or the Contracts, the operation of each Account or the sale or acquisition of shares of the Fund.

9.3.   Indemnification By The Underwriter

9.3(a)    The Underwriter agrees to indemnify and hold harmless the Company and each of its directors/trustees and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.3) against any Loss to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as a Loss is related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)

arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature or other promotional materials of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Fund, the Underwriter or the Adviser by or on behalf of the Indemnified Party for use in the registration statement or prospectus of the Fund or in sales literature or other promotional materials (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, Disclosure Document or sales literature or other promotional materials for the Contracts not supplied by the Underwriter or persons under its control) or wrongful conduct of the Fund or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii)

arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or Disclosure Document for the Contracts or contained in the Contracts or sales literature or other promotional materials for the Contracts (or any amendment or supplement to any of the foregoing) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon or in conformity with written information furnished to the Company by or on behalf of the Fund or the Underwriter; or

(iv)

arise as a result of any failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

(v)

arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter, as limited by and in accordance with the provisions of Sections 9.3(b) and 9.3(c) hereof; or

(vi)

arises out of or results from the incorrect or untimely calculation or reporting by the Fund or the Distributor of a Portfolio’s daily NAV per share (subject to Section 1.11 of this Agreement) or dividend or capital gain distribution rate.

9.3(b).    The Underwriter shall not be liable under this indemnification provision with respect to any Loss ito which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or an Account, whichever is applicable.

9.3(c).    The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter shall be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the Party named in the action. After notice from the Underwriter to such Party of the Underwriter’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

9.3(d).    The Company will promptly notify the Underwriter of the commencement of any litigation or proceedings against the Indemnified Parties in connection with this Agreement, the issuance or sale of Portfolio shares or the Contracts or the operation of each Account.

9.4.    Indemnification By The Adviser

9.4(a).    The Adviser agrees to indemnify and hold harmless the Company and each of its directors/trustees and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.4) against any Loss to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as a Loss is related to the sale or acquisition of the Fund’s shares or the Contracts and:

(i)

arises out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional materials for the Contracts not supplied by the Adviser, or persons under its control) or wrongful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(ii)	arises out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement or Disclosure Document for the

Contracts or contained in the Contracts or sales literature or other promotional materials for the Contracts (or any amendment or supplement to any of the foregoing) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon or in conformity with written information furnished to the Company by or on behalf of the Adviser; or

(iii)

arise as a result of any failure by the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure by the Fund, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

(iv)

arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, as limited by and in accordance with the provisions of Sections 9.4(b) and 9.4(c) hereof; or

(v)

arises out of or results from the incorrect or untimely calculation or reporting by the Fund or the Adviser of a Portfolio’s daily NAV per share (subject to Section 1.11 of this Agreement) or dividend or capital gain distribution rate.

9.4(b).    The Adviser shall not be liable under this indemnification provision with respect to any Loss to which an Indemnified Party would otherwise by subject by reason of such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or an Account, whichever is applicable.

9.4(c).    The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser shall be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

9.4(d).    The Company will promptly notify the Adviser of the commencement of any litigation or proceedings against the Indemnified Parties in connection with this Agreement, the issuance or sale of Portfolio shares or the Contracts or the operation of each Account.

9.5.         Except as otherwise expressly provided in the Agreement, no party shall be liable to any other party for special, consequential, punitive or exemplary damages, or damages of a like kind or nature; and, without limiting the foregoing, with respect to Section 1.10 of Article 1 and Sections 9.2, 9.3 and 9.4 of Article IX as such Sections relate to errors in calculation or untimely reporting of net asset value per share or dividend or capital gain rate, the liability of a party to any other party shall be limited to the amount required to correct the value of the Account as if there had been no incorrect calculation or reporting or untimely reporting of the net asset value per share or dividend or capital gain rate.

ARTICLE X
Applicable Law

10.1.     This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, without regard to conflict of laws provisions thereof.

10.2.     This Agreement shall be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Order) and the terms of this Agreement shall be interpreted and construed in accordance therewith.

ARTICLE XI
Termination

11.1.    This Agreement shall continue in full force and effect until the first to occur of:

(a)	termination by any party for any reason by sixty (60) days’ advance written notice delivered to the other parties; or

(b)

termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

(c)	termination by the Company by written notice to the Fund and the Underwriter with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)

termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a “regulated investment company” under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund will fail to so qualify; or

(e)

termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

(f)

termination by either the Fund or the Underwriter by written notice to the Company, if either one or both of the Fund or the Underwriter shall determine, in their sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g)

termination by the Company by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h)

termination by the Fund or the Underwriter by written notice to the Company, if the Company gives the Fund and the Underwriter the written notice specified in Section 1.6(b) hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, that any termination under this Section 11.1 (h) shall be effective forty-five days after the notice specified in Section 1.6(b) was given.

11.2.   Effect of Termination. Notwithstanding termination of this Agreement, other than as a result of a failure by either the Fund or the Company to meet the diversification requirements of Section 817(h) of the Code, the Fund and the Underwriter shall, if the Company and the Underwriter mutually agree, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to retain investments in the Fund, reinvest dividends, redeem investments in the Fund and/or invest in the

Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 11.2 shall not apply to any terminations under Section 1.2 of Article I or under Article VIII, and the effect of such Article VIII terminations shall be governed by Article VIII of this Agreement.

11.3   The Company shall not redeem Fund shares attributable to the Contracts (as opposed to Fund shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions; or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”); or (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption, or is as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. In the event that the Company is to redeem shares pursuant to clause (iii) above, the Fund will promptly furnish to the Company the opinion of counsel for the Fund (which counsel shall be reasonably satisfactory to the Company) to the effect that any such redemption is not in violation of the 1940 Act or any rule or regulation thereunder, or is as permitted by an order of the SEC. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund or the Underwriter 90 days’ advance written notice of its intention to do so.

11.4   Notwithstanding any termination of this Agreement, each party’s obligation under Article IX to indemnify the other parties shall survive.

ARTICLE XII
Notices

Any notice shall be sufficiently given when sent by registered or certified mail or next-day delivery to the other parties at the address of such parties set forth below or at such other address as any party may from time to time specify in writing to the other parties.

If to the Company:
The Prudential Insurance Company of America
290 West Mount Pleasant Avenue
Livingston, New Jersey 07039
Attention: Yvonne Provost
                  Michael Scharpf

If to the Fund:
99 Park Avenue
New York, New York 10016
Attention: President, with a copy to the General Counsel

If to the Underwriter:
99 Park Avenue
New York, New York 10016
Attention: President, with a copy to the General Counsel

If to the Adviser:
99 Park Avenue
New York, New York 10016
Attention: President, with a copy to the General Counsel

ARTICLE XIII
Miscellaneous

13.1.   All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.

13.2.   Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party, until such time as it may come into the public domain.

13.3.   The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.4.   This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.5.   If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

13.6.   Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including, without limitation, the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.7.   The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.8.   This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereunder; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	Attest:

By: /s/ Yvonne S. Provost	By: /s/ Jerilyn Pecoraro

Name: Yvonne S. Provost	Name: Jerilyn Pecoraro

Title: Vice President	Title: Director

VAN ECK WORLDWIDE INSURANCE TRUST	Attest:

By: /s/ Keith Carlson	By: /s/ Jonathan Simon

Name: Keith Carlson	Name: Jonathan Simon

Title: President and CEO	Title: VP & Associate General Counsel

VAN ECK SECURITIES CORPORATION	Attest:

By: /s/ Keith Carlson	By: /s/ Jonathan Simon

Name: Keith Carlson	Name: Jonathan Simon

Title: President and CEO	Title: VP & Associate General Counsel

VAN ECK ASSOCIATES CORPORATION	Attest:

By: /s/ Keith Carlson	By: /s/ Jonathan Simon

Name: Keith Carlson	Name: Jonathan Simon

Title: President and CEO	Title: VP & Associate General Counsel

Schedule A-1

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

    The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Prudential Variable Contract Account GI-2 (VCA-GI-2)	June 24, 1988	811-07545	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	1933 Act Registration Number	Type of Product Supported by Account
PruBenefit Select	See Schedule B	333- 137572	Variable Life Insurance
Group Variable Universal Life Insurance Contract	See Schedule B	333- 01031	Variable Life Insurance

Schedule A-2

Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by Section 3(c)(11) of the 1940 Act

The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under the Securities Act of 1933 in Reliance Upon Section 3(a)(2) of the Act

The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account

Schedule A-3

Separate Accounts of the Company Excluded From the Definition of an Investment Company as Provided for by Section 3(c)(1) or 3(c)(7) of the 1940 Act

The following separate accounts of the Company are subject to the Agreement:
Name of Account	Date Established by Board of Directors of the Company	Type of Product Supported by Account
Prudential Variable Contract Account GI-6 (VCA-GI-6)	February 9, 1999	Variable Life Insurance

Variable Annuity Contracts and Variable Life Insurance Contracts Not Registered Under the Securities Act of 1933 in Reliance Upon Section 4(2) of the Act and Regulation D Thereunder

The following Contracts are subject to the Agreement:
Name of Contract	Available Funds	Group or Individual	Type of Product Supported by Account
PruBenefit Laureate	See Schedule B	Group	Variable Life Insurance

SCHEDULE B
PORTFOLIOS AND OTHER FUNDS
ADVISED BY ADVISER

I.        Portfolios

Worldwide Hard Assets Fund – Initial Class
Worldwide Emerging Markets Fund – Initial Class
Worldwide Real Estate Fund – Initial Class
Worldwide Absolute Return Fund – Initial Class
Worldwide Bond Fund – Initial Class

II.        Other Funds Advised by the Adviser

Van Eck Funds
Van Eck Funds, Inc.

SCHEDULE C
OTHER INVESTMENT COMPANIES AVAILABLE
AS FUNDING VEHICLE FOR THE CONTRACTS

NONE